UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

UNITED HOMES GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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UNITED HOMES GROUP, INC.
917 Chapin Road
Chapin, South Carolina 29036
(844) 766-4663

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
To our Stockholders:
This notice of written consent and appraisal rights and information statement is being furnished to the stockholders of record of our outstanding Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and our Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), of United Homes Group, Inc., a Delaware corporation (“UHG,” “Company,” “our” or “we”), in connection with the Agreement and Plan of Merger, dated as of February 22, 2026, by and among the Company, Stanley Martin Homes, LLC, a Delaware limited liability company (“Parent”), and Union MergeCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to this information statement (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Upon consummation of the Merger, each share of the Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that is not (i) held by a holder who has properly exercised appraisal rights with respect to its shares in accordance with, and who has complied with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (“Dissenting Shares”), or (ii) cancelled in accordance with the Merger Agreement will be converted into the right to receive an amount in cash equal to $1.18, without interest and less any applicable tax withholdings (the “Merger Consideration”). The Merger Consideration will not be paid in respect of shares of Company Common Stock (a) held in the Company’s treasury, (b) owned by Parent, Merger Sub or their respective direct or indirect wholly owned subsidiaries or (c) owned by any direct or indirect wholly owned subsidiary of the Company, in each case as of immediately prior to the Effective Time, which will automatically be canceled and extinguished without consideration paid in exchange.
The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) recommended that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.
The adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent by holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon. On February 22, 2026, Michael P. Nieri, the Company’s Executive Chairman and a member of the board of directors of the Company, along with his affiliates and associates who, on such date, collectively owned shares of Company Common Stock representing approximately 80% of the combined voting power of the issued and outstanding shares of Company Common Stock (collectively, the “Majority Stockholders”), executed and delivered a written consent adopting in all respects the Merger Agreement and approving in all respects the Transactions, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Transactions, including the Merger. The Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock other than the Majority Stockholders, each of whom previously waived their appraisal rights, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Company Common Stock (as determined by the Court of Chancery of the State of Delaware), together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than 20 days after the mailing of this notice and accompanying information statement, which mailing date is April 10, 2026, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. The summary of Section 262 of the DGCL set forth in the accompanying information statement is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached to the accompanying information statement as Annex C. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.
We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Company Common Stock.

April 10, 2026	By Order of the Board of Directors,

/s/ Jack Micenko
Jack Micenko
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
This information statement is dated April 10, 2026 and is being mailed on April 10, 2026 to stockholders of record as of February 22, 2026 and April 10, 2026.

i

ii

SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as defined and as described below, contemplated by the Agreement and Plan of Merger, dated as of February 22, 2026 (the “Merger Agreement”), by and among United Homes Group, Inc., a Delaware corporation (the “Company”), Stanley Martin Homes, LLC, a Delaware limited liability company (“Parent”), and Union MergeCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. Any summary or description of a document referred to in this information statement is qualified in its entirety by reference to the full text of such document insofar as such document is included as an annex hereto. In this information statement, the terms “United Homes Group,” “UHG,” “Company,” “we,” “us” and “our” refer to United Homes Group, Inc. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. This information statement is dated April 10, 2026 and is being mailed on April 10, 2026 to stockholders of record as of February 22, 2026 and April 10, 2026.
The Parties to the Merger Agreement (page 17)
United Homes Group. The Company, based in Chapin, South Carolina, designs, builds and sells homes in South Carolina, North Carolina, and Georgia. UHG employs a land-light operating strategy, with a focus on the design, construction and sale of entry-level, first, and second move-up houses, with some third-time move-up houses and custom builds. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses. The Company’s principal executive office is located at 917 Chapin Road, Chapin, South Carolina 29036, and its telephone number is (844) 766-4663. The Company’s website is www.unitedhomesgroup.com. The information provided on or accessible through the Company’s website is not incorporated by reference into and is not part of this information statement. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 91.
The Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), is listed with and trades on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “UHG.” The Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), is held by Michael Nieri (“Mr. Nieri”), the Company’s Executive Chairman, and family trusts established for the benefit of certain of Mr. Nieri’s family members (such trusts collectively, the “Nieri Trusts”), and is not listed on any securities exchange or registered under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s public warrants and private placement warrants are listed with and trade on Nasdaq under the ticker symbol “UHGWW.”
Parent. Parent is a Delaware limited liability company. After the closing of the Merger, Parent will be the parent company of the Company. Parent’s principal executive offices are located at 11710 Plaza America Drive, Suite 1100, Reston, Virginia 20190, and its telephone number is (703) 964-5000.
Merger Sub. Merger Sub was formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a direct, wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations under the Merger Agreement and matters ancillary to the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 11710 Plaza America Drive, Suite 1100, Reston, Virginia 20190, and its telephone number is (703) 964-5000.
The Merger (page 18)
On February 22, 2026, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of

Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent in consideration for your shares of Company Common Stock, and after the Effective Time you will not own any shares of Company Common Stock.
The Merger Consideration (page 65)
Subject to the terms and conditions of the Merger Agreement, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock held by holders who have not consented to the adoption of the Merger Agreement in writing and who have properly exercised appraisal rights with respect to their shares in accordance with, and who have complied with, Section 262 of the DGCL (“Dissenting Shares”) or shares of Company Common Stock (i) held in the Company’s treasury, (ii) owned by Parent, Merger Sub or their respective direct or indirect wholly owned subsidiaries or (iii) owned by any direct or indirect wholly owned subsidiary of the Company (collectively such shares, “Excluded Shares”)) will be converted into the right to receive cash in an amount equal to $1.18 (the “Per Share Amount”), without interest thereon and less any applicable tax withholdings.
At the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment equal to the amount of (a) the number of shares issuable under such Company Stock Option multiplied by (b) the excess, if any, of (x) the Per Share Amount over (y) the exercise price payable in respect of each share issuable under such Company Stock Option, with respect to such Company Stock Option (the “Option Consideration”), less applicable tax withholdings, except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.
At the Effective Time, each restricted stock unit subject solely to time-based vesting conditions (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested (including each Company RSU held by non-employee directors), will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, less applicable tax withholdings.
At the Effective Time, each restricted stock unit that is subject to performance-based vesting conditions (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (with any performance-based goals deemed to be achieved and satisfied at target), less applicable tax withholdings.
Immediately prior to the Effective Time, the Company will be required to issue 21,886,379 shares of Company Common Stock to satisfy its obligations in respect of the Earn Out Shares (as such term is defined in the Merger Agreement), in accordance with the terms of the existing Business Combination Agreement, dated as of September 10, 2022, by and among DiamondHead Holdings Corp., Hestia Merger Sub, Inc. and Great Southern Homes, Inc. (the “Business Combination Agreement”) and the existing the Sponsor Support Agreement, dated as of September 10, 2022, by and among DHP SPAC-II Sponsor LLC, DiamondHead Holdings Corp., Inc., and Great Southern Homes, Inc. (the “Sponsor Support Agreement”).
Additionally, in connection with the Merger, the strike price of each Warrant, as such term is defined in the Merger Agreement, will be adjusted downwards in accordance with Section 4.4 of the existing Warrant Agreement, dated as of January 25, 2021, by and between DiamondHead Holdings Corp. and American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”) and the strike price of each Stock Warrant, as such term is defined in the Merger Agreement, will be adjusted downwards in accordance with Section 3.4 of the existing Warrant Purchase Agreement, dated as of January 28, 2022, by and between Clive R. G. (Tom) O’Grady and Great Southern Homes, Inc. (the “Stock Warrant Agreement”).
We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger and the Transactions.

Recommendation of the Special Committee and the Board; Reasons for the Merger (page 40)
After considering various factors discussed in “The Merger - Recommendation of the Special Committee and the Board; Reasons for the Merger” beginning on page 40, and after consultation with the Company’s independent legal and financial advisors, the board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).
Required Stockholder Approval for the Merger (page 47)
Under the DGCL and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of February 22, 2026, the record date for determining the stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 21,853,341 shares of Class A Common Stock and 36,973,876 shares of Class B Common Stock outstanding. Holders of Class A Common Stock are entitled to one vote for each share held of record and holders of Class B Common Stock are entitled to two votes for each share held of record, each on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On February 22, 2026, immediately following the execution of the Merger Agreement, the Majority Stockholders, which as of February 22, 2026, owned shares of Class A Common Stock and Class B Common Stock representing approximately 80% of the combined voting power of the issued and outstanding shares of Company Common Stock, executed and delivered a written consent adopting in all respects the Merger Agreement and approving in all respects the Transactions, including the Merger (the “Written Consent”). No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger. As a result, the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date on which consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Opinion of Vestra Advisors LLC (page 47 and Annex B)
In connection with the proposed Merger, a Mergers & Acquisitions Committee (the “Special Committee”) of independent and disinterested members of the Board retained Vestra Advisors LLC (“Vestra”) as its financial advisor in connection with the Merger. In connection with this engagement, the Special Committee requested that Vestra evaluate the fairness, from a financial point of view, to the holders of shares of Class A Common Stock of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. On February 22, 2026, Vestra rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 22, 2026 that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Vestra as set forth therein, the Merger Consideration was fair, from a financial point of view, to the holders of shares of Class A Common Stock, as set forth in such opinion as more fully described in the section of this information statement captioned “The Merger - Opinion of Vestra.”

The full text of Vestra’s written opinion, dated February 22, 2026, which describes the various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Vestra in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Vestra’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as such and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Vestra’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, of the Merger Consideration to be received by holders of Class A Common Stock. Vestra’s opinion did not address any other term, aspect or implications of the Merger and does not constitute a recommendation to any United Homes Group stockholder as to how such stockholder should act on any matters relating to the proposed Merger.
For more information, see the section entitled “The Merger - Opinion of Vestra Advisors LLC,” beginning on page 47 and the full text of Vestra’s written opinion attached as Annex B to this information statement. The summary of Vestra’s opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion.
Financing (page 57)
The Merger is not subject to a financing condition. Parent intends to finance the Merger with cash on hand. If (i) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (subject to customary exceptions), (ii) Parent fails to consummate the Transactions by the date on which it is required to consummate the closing pursuant to the Merger Agreement, (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Merger and the conditions to the Company’s obligation to consummate the Merger have been satisfied or waived (subject to customary exceptions) and (iv) Parent fails to consummate the Merger by the date that is three business days after the later of the date on which Parent receives the irrevocable confirmation of the Company described above and the date on which Parent was first required to consummate the Merger, the Company will have the right to terminate the Merger Agreement and Parent will be obligated to pay the Company a fee of $4,000,000, as described under “The Merger Agreement - Termination Fees and Expenses” beginning on page 80.
The Merger Agreement (page 65 and Annex A)
Conditions to Consummation of the Merger (page 78)
The obligation of each party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing of the following conditions:
•	the Written Consent having been obtained;
•
no order, injunction, judgment or other similar requirement, any applicable law or other legal restraint or prohibition having been issued or enacted by any governmental authority of competent authority that remains in effect that makes consummation of the Merger illegal or otherwise prohibited; and

•
at least 20 calendar days having elapsed since the Company mailed this information statement to the Company’s stockholders as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained.
The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver where permissible pursuant to applicable law), on or prior to the closing of the following conditions:
•
the representations and warranties of the Company being true and correct on the closing date in the manner described under “The Merger Agreement - Conditions to Consummation of the Merger” beginning on page 78];

•	the Company having complied in all material respects with each of the covenants, obligations and agreements it is required to comply with or perform at or prior to the closing;
•
no Company Material Adverse Effect (as defined in “The Merger Agreement - Representations and Warranties” beginning on page 67) having occurred that is continuing and no Effect (as defined in “The Merger Agreement - Representations and Warranties” beginning on page 67) having occurred that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect, since the date of the Merger Agreement; and

•	the receipt by Parent and Merger Sub of a certificate signed by an officer of the Company, dated as of the closing date, certifying that each of the conditions specified above has been satisfied.

The obligation of the Company to consummate the Merger is further subject to satisfaction (or waiver by the Company where permissible by applicable law) on or prior to the closing of the following conditions:
•
the representations and warranties of Parent and Merger Sub being true and correct as of the closing date in the manner described under “The Merger Agreement - Conditions to Consummation of the Merger” beginning on page 78;

•	Parent and Merger Sub having complied in all material respects with each of the covenants, obligations and agreements required to be complied with or performed at or prior to the closing; and
•
the receipt by the Company of a certificate of Parent and Merger Sub, signed by an officer of Parent and Merger Sub, dated as of the closing date, certifying that each of the conditions specified above has been satisfied.

No Solicitation (page 73)
The Merger Agreement provides that the Company and its subsidiaries will not, will not authorize their representatives to, and will direct their respective representatives not to, from February 22, 2026 until the earlier of the termination of the Merger Agreement and the Effective Time (the “Pre-Closing Period”):
•	initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal (as defined in “The Merger Agreement - No Solicitation” beginning on page 73);
•
other than informing third parties of the existence of the non-solicit provisions contained in the Merger Agreement, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of its subsidiaries to, any third party in connection with, or for the purpose of facilitating or knowingly encouraging, an Acquisition Proposal;

•
approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract (i) with respect to an Acquisition Proposal (other than certain acceptable confidentiality agreements) or (ii) any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract with respect to any Acquisition Proposal, other than an acceptable confidentiality agreement (an “Alternative Acquisition Agreement”);

•	approve, authorize or agree to do any of the foregoing;
•
grant access to the properties, books, records or personnel of the Company or its subsidiaries to any person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal; or

•	grant any waiver, amendment or release under any standstill or confidentiality agreement.
No Shop; Superior Proposal and Change in Recommendation (page 74)
Notwithstanding the restrictions set forth above, at any time prior to obtaining the Written Consent, which was obtained on February 22, 2026, if the Company had received a written Acquisition Proposal that the Board had believed in good faith to be bona fide, and the Board had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted, or could have reasonably been expected to lead to, a Superior Proposal (as defined in “The Merger Agreement - No Shop; Superior Proposal and Change in Recommendation” beginning on page 74), then, if the Company had not violated its non-solicitation obligations under the Merger Agreement in any material respect with respect to such Acquisition Proposal, the Company and its respective representatives could have: (i) furnished any information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) (provided, that (a) prior to furnishing any such information, the Company received from such third party an executed acceptable confidentiality agreement and (b) any such non-public information so furnished had been previously provided or made available to Parent or was provided or made available to Parent promptly (and in any event no later than 48 hours) after it was so furnished to such third party) or (ii) participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal.
At any time prior to obtaining the Written Consent, which was obtained on February 22, 2026, the Board (or a committee thereof) could have (i) made a Change in Recommendation (as defined in “The Merger Agreement - No

Shop; Superior Proposal; Change in Recommendation” beginning on page 74) if the Board (or a committee thereof) had determined in good faith (after consultation with its outside legal counsel) that, as a result of an Intervening Event (as defined in “The Merger Agreement - No Shop; Superior Proposal; Change in Recommendation” beginning on page 74), failure to make such Change in Recommendation would have been reasonably expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law or (ii) made a Change in Recommendation, entered into a definitive written agreement providing for the consummation of a Superior Proposal and concurrently terminated the Merger Agreement and paid the Company Termination Fee (as defined in “The Merger Agreement - Termination Fees and Expenses” beginning on page 80) if the Company had received an Acquisition Proposal after the date of the Merger Agreement for which the Board (or a committee thereof) had determined in good faith to be bona fide and determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constituted a Superior Proposal and that the failure to take such actions would have been reasonably expected to be inconsistent with the Company’s fiduciary duties under applicable law.
The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on February 22, 2026 upon delivery of the Written Consent in accordance with the terms of the Merger Agreement.
A more detailed description of the foregoing circumstances is provided below and in “The Merger Agreement” beginning on page 65.
Termination of the Merger Agreement (page 79)
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Parent and the Company.
In addition, the Merger Agreement may be terminated by either Parent or the Company, at any time prior to the Effective Time if:
•	the Merger is not consummated on or before 11:59 p.m., Eastern Time, on August 22, 2026 or such other date as may be mutually agreed in writing by the parties from time to time (the “End Date”);
•
any governmental authority of competent authority has issued a final, non-appealable order or injunction or has enacted any applicable law or other legal restraint or prohibition that remains in effect that makes the consummation of the Merger permanently illegal or otherwise permanently prohibited; provided, that the party seeking to terminate the Merger Agreement for this reason should have taken all actions required under the Merger Agreement to have any such order or injunction, applicable law or other legal restraint, injunction or prohibition lifted; provided, further, that this termination right is not available to a party if the issuance of such final and non-appealable order or injunction, applicable law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any covenant or obligation of such party under the Merger Agreement; or

•
if the other party willfully and materially breaches any of its representations, warranties or covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of any of the conditions precedent to closing and cannot be cured prior to the End Date or, if capable of being cured, has not been cured within 30 days after giving written notice to the other party of such breach; provided, that neither party will have the right to terminate the Merger Agreement for this reason if such party is then in material breach of any provision of the Merger Agreement that would result in a failure of a condition precedent to closing.

The Merger Agreement may also be terminated by the Company if (i) all of the conditions to the obligations of Parent and Merger Sub are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Transactions at Closing; (iii) the Company has irrevocably notified Parent in writing that (a) if specific performance is granted, the Company is ready, willing and able to consummate the closing and (b) all of the conditions to the obligations of the Company are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) or that it is irrevocably waiving any unsatisfied conditions; and (iv) Parent or Merger Sub fails to consummate the Merger within three business days after the later of (a) receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii).

Further, the Merger Agreement also provided that Parent could have terminated the Merger Agreement (i) if the Written Consent were not delivered to Parent by the Company by 11:59 p.m. Eastern Time on February 23, 2026 or (ii) if at any time a Change in Recommendation were to occur prior to the Company’s receipt of the Written Consent; however, this termination provision expired following delivery of the Written Consent on February 22, 2026.
The Merger Agreement also provided that the Company could have terminated the Merger Agreement if (i) the Company complied with its obligations with respect to Acquisition Proposals and Change in Recommendation under the Merger Agreement; (ii) the Company paid, or caused to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination; and (iii) substantially concurrently with such termination, the Company entered into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal; however, this termination provision expired following the delivery of the Written Consent on February 22, 2026.
Termination Fees and Expenses (page 80)
The Company would have been required to pay Parent the Company Termination Fee (as defined in “The Merger Agreement - Termination Fees and Expenses” beginning on page 80) of $4,000,000, plus enforcement costs, if any, if the Merger Agreement would have been terminated:
•	by Parent or the Company if the Written Consent had not been delivered to Parent by the Company by 11:59 p.m., Eastern Time, on February 23, 2026;
•	by Parent if at any time the Board (or a committee thereof) had effected a Change in Recommendation; or
•	by the Company if the Company entered into a definitive Alternative Acquisition Agreement in respect of a Superior Proposal.
The Company will be required to pay Parent the Company Termination Fee, plus enforcement costs, if any, if the Merger Agreement is terminated:
•
by Parent pursuant to a breach by the Company of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach (i) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (ii) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach;

•
by the Company because the Merger is not consummated on or before the End Date and at such time the Parent had the right to terminate the Merger Agreement pursuant to a breach by the Company of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach (i) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (ii) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach; or

•
(i) by Parent or the Company because the Merger is not consummated on or before the End Date, (ii) at any time on or after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within 12 months after the date of such termination, (a) the Company enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction (as defined in “The Merger Agreement - No Solicitation” beginning on page 73) or (b) an Acquisition Transaction is consummated, then, the Company will pay (or cause to be paid to) Parent the Company Termination Fee concurrently with the consummation of any such Acquisition Transaction; provided, however, that, for purposes of clause (iii), all references to “at least 20%” in the definition of Acquisition Transaction shall be deemed to be references to “more than 50%.”

Parent will be required to pay the Company a Parent Termination Fee (as defined in “The Merger Agreement - Termination Fees and Expenses” beginning on page 80) of $4,000,000, plus enforcement costs, if any, in the event the Merger Agreement is terminated:
•
by the Company if Parent or Merger Sub breach any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would have a Parent Material Adverse Effect (as defined in “The Merger Agreement - Representations and Warranties” beginning on page 67) and cannot be cured prior to the End Date, or if capable of being cured, has not been cured within 30 days after written notice has been given by the Company to Parent of such breach;

•
by the Company (i) if all of the conditions to the obligations of Parent and Merger Sub have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Merger at the closing by the date on which Parent and Merger Sub are required to consummate the closing; (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger; and (iv) Parent or Merger Sub fails to consummate the Merger within three business days after the later of (a) receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii); or

•	by Parent if the Merger is not consummated on or before the End Date and the Company has the right to terminate the Merger Agreement pursuant to either of the two bullets described above.
A more detailed description of the Termination Fee is provided in “The Merger Agreement - Termination Fees and Expenses” beginning on page 80.
Interests of Our Directors and Executive Officers in the Merger (page 57)
You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below in “The Merger - Interests of Our Directors and Executive Officers in the Merger” beginning on page 57.
Material United States Federal Income Tax Consequences of the Merger (page 61)
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in “The Merger - Material United States Federal Income Tax Consequences of the Merger” beginning on page 61) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable tax withholdings) and (ii) such United States Holder’s adjusted tax basis of the surrendered shares of Company Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the United States Holder complies with certification procedures under the backup withholding rules.
A Non-United States Holder (as defined in “The Merger - Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States or under certain other circumstances (as described in the section entitled “The Merger - Material United States Federal Income Tax Consequences of the Merger - Non-United States Holders”), but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder. Non-United States Holders may also be subject to the backup withholding rules described above unless the Non-United States Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.
Holders of Company Common Stock should read the section entitled “The Merger - Material United States Federal Income Tax Consequences of the Merger” beginning on page 61 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.

Procedures for Receiving Merger Consideration (page 66)
Promptly (and in any event no later than three business days) after the Effective Time, Parent will send (and cause the paying agent to send) to each holder of record of issued and outstanding shares of Company Common Stock at the Effective Time (other than Excluded Shares) a letter of transmittal and instructions (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery and transfer of the certificate representing the shares (collectively, the “Certificates”)) to the paying agent and will be in such form and have such other provisions as Parent may reasonably specify for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration for each share. With regard to holders of uncertificated shares of Company Common Stock held of record in book-entry (the “book-entry shares”) (other than Excluded Shares), upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), each holder of such book-entry shares will be entitled to receive the Merger Consideration.
Specific Performance; Jurisdiction (page 81)
Subject to the conditions set forth in the Merger Agreement, the parties to the Merger Agreement are entitled to an injunction or injunctions, specific performance or any equitable relief, to prevent breaches or threatened or anticipated breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, without the necessity of proving damages or otherwise (and each party to the Merger Agreement has waived any requirement for the obtaining, furnishing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of the Merger Agreement were not performed.
Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”) and any state appellate court therefrom (or, only if such court does not have subject matter jurisdiction over the matter, then the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom) for the purpose of any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions. Each party to the Merger Agreement has waived, agreed not to assert, as a defense in any such proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper or that the Merger Agreement or the Transactions may not be enforced in or by such courts.
Appraisal Rights (page 83 and Annex C)
If the Merger is consummated and certain conditions are met, stockholders and beneficial owners of Company Common Stock who have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Majority Stockholders) and who otherwise comply with, and do not validly withdraw their demands or otherwise lose their rights under the applicable provisions of Delaware law will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that stockholders of the Company and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Court of Chancery, and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value as determined by the Court of Chancery, as described further below. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders of the Company and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
To exercise appraisal rights, stockholders of the Company or beneficial owners of Company Common Stock must: (i) properly and timely demand appraisal of their shares; (ii) not deliver a written consent or otherwise vote in favor of the Merger Agreement; (iii) continue to hold or beneficially own, as applicable, their shares of Company Common Stock through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights.

In addition, the Court of Chancery will dismiss appraisal proceedings as to all persons who otherwise would be entitled to appraisal rights unless certain stock ownership conditions are satisfied by the stockholders and beneficial owners who properly and timely demand appraisal in accordance with Section 262 of the DGCL. The DGCL requirements for exercising appraisal rights are described in further detail in the section of the information statement entitled “Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached to this information statement as Annex C. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified listed required by Section 262(f) of the DGCL.
Transaction Litigation (page 61)
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.
Market Information and Dividends (page 83)
Shares of Class A Common Stock are listed on Nasdaq under the trading symbol “UHG.” As of March 26, 2026, 21,853,341 shares of Class A Common Stock were issued and outstanding, held by 44 stockholders of record. There is no public market for the Class B Common Stock. As of March 26, 2026, 36,973,876 shares of Class B Common Stock were issued and outstanding, held by five stockholders of record. As of March 26, 2026, 8,625,000 public warrants were issued and outstanding, held by one stockholder of record, and 2,966,663 private placement warrants were issued and outstanding, held by four stockholders of record.
Since the date of our initial public offering, we have not paid dividends on any outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between February 22, 2026 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger, there will be no public market for the Company Common Stock.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in “Where You Can Find More Information” beginning on page 91.
Q:	What is the proposed transaction and what effects will it have on the Company?
A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation of the Merger and a wholly owned subsidiary of Parent, and the Company will cease to be a publicly traded company.

Q:	What will I receive in the Merger?
A:
Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and subject to your compliance, if applicable, with the letter of transmittal delivered to you by the paying agent after the closing as further described under “The Merger Agreement - Procedures for Receiving Merger Consideration” beginning on page 66, you will receive the Per Share Amount of $1.18 in cash, without interest and less any required tax withholdings, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw, waive or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $118.00 in cash in exchange for your shares of Company Common Stock without interest and less any required tax withholdings. Upon completion of the Merger, you will not own any equity in the Surviving Corporation.

Q:	What happens to Company Stock Options, Company RSUs and Company PSUs if the Merger is completed?
A:
At the Effective Time, each Company Stock Option outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment equal to the Option Consideration (if any), less applicable tax withholdings, except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, less applicable tax withholdings.
At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (with any performance-based goals deemed to be achieved and satisfied at target), less applicable tax withholdings.
Q:	How will the Earn-Out Shares be treated?
A:
Immediately prior to the Effective Time, the Company will be required to issue 21,886,379 shares of Company Common Stock to satisfy its obligations in respect of the Earn Out Shares, in accordance with the terms of the existing Business Combination Agreement and the existing Sponsor Support Agreement.

Q:	What happens to the Warrants and Stock Warrants if the Merger is completed?
A:
In connection with the Merger, the strike price of each Warrant, as such term is defined in the Merger Agreement, will be adjusted downwards in accordance with Section 4.4 of the existing Warrant Agreement, and the strike price of each Stock Warrant, as such term is defined in the Merger Agreement, will be adjusted downwards in accordance with Section 3.4 of the existing Stock Warrant Agreement.

Q:	When do you expect the Merger to be completed?
A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived (to the extent permissible under applicable law) and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the second quarter of 2026, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?
A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger, and Company Stock Options, Company RSUs, and Company PSUs will remain outstanding and eligible to vest in accordance with their existing terms (including any applicable performance conditions). In addition, no shares will be issued or payments made in connection with the Earn Out Shares or Warrants, and such Earn Out Shares and Warrants will remain outstanding subject to their existing terms. Instead, the Company will remain a publicly traded company, and shares of Class A Common Stock and the listed Warrants will continue to be traded on Nasdaq.

Q:	Why am I not being asked to vote on the Merger?
A:
Applicable Delaware law and the Company’s certificate of incorporation require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Company Common Stock entitled to vote in order to effect the Merger. The Company’s certificate of incorporation permits any action which is required or permitted to be taken by the Company’s stockholders to be taken without a meeting if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The requisite stockholder approval was obtained immediately following the execution of the Merger Agreement on February 22, 2026, when the Written Consent was delivered by the Majority Stockholders, who collectively held approximately 80% of the combined voting power of the issued and outstanding shares of Company Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Why did I receive this information statement?
A:
Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the Majority Stockholders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of (i) the Written Consent as required by Section 228(e) of the DGCL and (ii) the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex C.

Q:	Did the Board approve and recommend the Merger Agreement?
A:
Yes. After careful consideration, the Board unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL. For a discussion of the factors that the Board considered in determining to approve and recommend the Merger Agreement, please see “The Merger - Recommendation of the Special Committee and the Board; Reasons for the Merger” beginning on page 40.

Q:	Do any officers or directors of the Company have interests in the Merger that may differ from or be in addition to my interests as a stockholder?
A:
Yes. You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below in “The Merger – Interests of Our Directors and Executive Officers in the Merger” beginning on page 57.

Q:	What happens if I sell my shares before completion of the Merger?
A:
If you transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lost your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your shares through the Effective Time of the Merger and, in the case of any effort to exercise appraisal rights, otherwise comply with all other requirements of Section 262 of the DGCL.

Q:	How do I surrender my book-entry shares held by the Company’s transfer agent, Equiniti Trust Company, LLC?
A:
Parent will direct the paying agent to mail to each holder of record of book-entry shares instructions for use in effecting the surrender of book-entry shares in exchange for the Merger Consideration. Upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), each holder of such book-entry shares will be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock represented by such book-entry share and such surrendered book-entry share will be canceled.

Q:	What happens to my shares of Company Common Stock held by my broker?
A:
Your broker generally will handle cashing out all shares of Company Common Stock that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to the fulfillment of certain conditions?
A:
Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive, several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement - Conditions to Consummation of the Merger” beginning on page 78.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?
A:
Yes. Under Section 262 of the DGCL, stockholders and beneficial owners of Company Common Stock who did not provide a consent to the adoption of the Merger Agreement (i.e., all holders other than the Majority Stockholders) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Company Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section in this information statement entitled “Appraisal Rights” beginning on page 83.

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?
A:
If prior to obtaining the Written Consent, the Company had received a written Acquisition Proposal, then in response to such Acquisition Proposal, the Company could have furnished any information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) or participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal if the Board had believed in good faith such Acquisition Proposal to be bona fide, and the Board had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted, or could have reasonably been expected to lead to, a Superior Proposal (as further described in “The Merger Agreement - No Shop; Superior Proposal and Change of Recommendation” beginning on page 74). The Company obtained the Written Consent on February 22, 2026, thus extinguishing the Company’s rights with respect to Acquisition Proposals.
Q:	Will I owe taxes as a result of the Merger?
A:
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable tax withholdings) and (ii) such United States Holder’s adjusted tax basis of the surrendered shares of Company Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the United States Holder complies with certification procedures under the backup withholding rules.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger unless such holder has certain connections to the United States or other circumstances, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder. Non-United States Holders may also be subject to the backup withholding rules described above unless the Non-United States Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.
Holders of Company Common Stock should read the section entitled “The Merger - Material United States Federal Income Tax Consequences of the Merger” beginning on page 61 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.
Q:	Where can I find more information about the Company?
A:
We file periodic reports, proxy statements and other information with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 91.

Q:	What is “householding”?
A:
The SEC’s rules permit us and intermediaries, such as brokers, to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders, unless we received contrary instructions from the impacted stockholder(s). This practice, known as “householding,” is intended to eliminate duplicate mailings conserve natural resources and reduce printing and mailing costs. We agree to deliver promptly, upon written or oral request, a separate copy of this information statement, as requested, to any stockholder at an address to which a single copy of this information statement was delivered. If you prefer to receive separate copies of the information statement, or if you received multiple copies of the information statement and prefer to receive a single copy in the future, you may (i) email the Company’s Investor Relations department at investors@unitedhomesgroup.com, (ii) send your request by mail to United Homes Group, Inc., Investor Relations, 917 Chapin Road, Chapin, South Carolina 29036, or (iii) call the Company’s Investor Relations department at (866) 573-1674. If you are a beneficial owner, you may request information about householding from your bank, brokerage firm, or other nominee.

Q:	Who can help answer my other questions?
A:
If you have more questions about the Merger, please contact our Investor Relations department at investors@unitedhomesgroup.com. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement, and the documents to which we refer you in this information statement, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including, but not limited to, those statements related to the Merger, including, without limitation, statements regarding projections and assumptions underlying such projections, as described in “The Merger - Projections” beginning on page 52 and statements as to the expected timing, completion and effects of the Merger, including the delisting from Nasdaq and deregistration under the Exchange Act and the timing of the foregoing. In most cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. These forward-looking statements, including statements regarding the Merger, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to:
•	the possibility that the Merger might not be completed within the expected timeframe or at all;
•	disruptions associated with the announcement and pendency of the Merger, including the interim operating covenants applicable to us;
•
the fact that the consideration payable to our stockholders in connection with the Merger will not be adjusted if the value of our business or assets changes before the Merger closes and our inability to pursue alternatives to the Merger;

•	the significant costs that we will incur in connection with the Merger;
•	litigation that may be filed against us challenging the Merger;
•	the fact that our directors and executive officers have interests in the Merger that may be different from or in addition to those of our other stockholders;
•	disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•	rising interest rates and inflationary pressures;
•	volatility and uncertainty in the credit markets and broader financial markets;
•	a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•	shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies and tariffs;
•	cost increases related to real estate taxes and insurance;
•	our ability to execute our business model, including the success of our operations and our ability to expand our presence within our existing markets;
•	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•	changes in applicable laws or regulations, including development moratoriums or other local government restrictions;
•	the outcome of any legal proceedings;
•	our ability to continue to leverage our land-light operating strategy;
•	the ability to maintain the listing of our securities on Nasdaq or any other exchange;

•	the possibility that we may be adversely affected by other economic, business or competitive factors; and
•
other risks detailed in our filings with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q, and in other reports and filings made or to be made by us with the SEC. See “Where You Can Find More Information” beginning on page 91.

There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. The forward-looking statements relate only to events as of the date on which the statements are made. Except as may be required by applicable law, the Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this information statement that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

THE PARTIES TO THE MERGER AGREEMENT
United Homes Group
United Homes Group, Inc.
917 Chapin Road
Chapin, South Carolina 29036
Phone: (844) 766-4663
The Company, based in Chapin, South Carolina, designs, builds and sells homes in South Carolina, North Carolina, and Georgia. UHG employs a land-light operating strategy, with a focus on the design, construction and sale of entry-level, first, and second move-up houses, with some third-time move-up houses and custom builds. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses. For more information, visit www.unitedhomesgroup.com. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 91.
The Company’s Class A Common Stock is listed with, and trades on, Nasdaq under the symbol “UHG.” The Company’s public warrants and private placement warrants are listed with, and trade on, Nasdaq under the symbol “UHGWW.”
Parent
Stanley Martin Homes, LLC
11710 Plaza America Drive, Suite 1100
Reston, Virginia 20190
Phone: (703) 964-5000
Parent is a Delaware limited liability company. After the closing of the Merger, Parent will be the parent company of the Company.
Merger Sub
Union MergeCo, Inc.
11710 Plaza America Drive, Suite 1100
Reston, Virginia 20190
Phone: (703) 964-5000
Merger Sub, incorporated in the state of Delaware, was formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a direct, wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations under the Merger Agreement and matters ancillary to the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist.

THE MERGER
Background of the Merger
The following chronology summarizes certain key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, members of the Special Committee, the Company’s management team, the Company’s financial advisors, legal advisors or other representatives, Parent, Merger Sub, their affiliates, financial advisors, legal advisors or other representatives, or any other person.
The Board and the Company’s management periodically review the Company’s business, strategy, results of operations, financial condition, market position, historical performance, future prospects and long-term plans with the goal of maximizing stockholder value. As part of these ongoing evaluations, the Board and the Company’s management have, from time-to-time, considered various possible strategic alternatives, including the potential sale of the Company or its assets to, or merger of the Company with or into, a third party or the continued execution of the Company’s existing business plan as a standalone public company.
In connection with the Company’s consideration of various possible strategic alternatives from time-to-time, on March 6, 2025, the Board established the Special Committee, pursuant to Section 141(c)(2) of the Delaware General Corporation Law (the “DGCL”) and Article III, Section 3.10 of the Amended and Restated Bylaws of the Company (the “Bylaws”), composed of Robert Dozier Jr. and Jason Enoch. In establishing the Special Committee, the Board determined that each member of the Special Committee was independent, was not a member of the Company’s management and did not have an interest in any foreseeable Possible Strategic Transaction (as defined below) that was different from, or in addition to, the interests of the Company’s stockholders generally.
The Board authorized and empowered the Special Committee (i) to explore and consider various strategic alternatives and possible transactions potentially available to the Company, which may have included remaining a standalone public company, the sale of all or substantially all of the Company’s assets or the merger of the Company with or into another entity, or other similar transaction (each, a “Possible Strategic Transaction”); (ii) to enter into discussions and negotiations with respect to the terms and conditions of any one or more Possible Strategic Transactions, including the negotiation on behalf of the Company of any and all non-disclosure agreements, letters of intent, term sheets and definitive agreements deemed necessary or appropriate with respect thereto, including such negotiations as may occur between the Company and the Company’s controlling stockholder, Mr. Michael P. Nieri (the “Controlling Stockholder”); (iii) to take, or cause to be taken, any and all action it deems necessary, appropriate or advisable to review and evaluate, together with its legal counsel, financial advisors, accounting firms and such consultants, agents and similar advisors, any one or more Possible Strategic Transactions; (iv) to make such reports to the Board with respect to the Special Committee’s deliberations and recommendations with respect to any such Possible Strategic Transaction with reasonable frequency and in such manner as it deems appropriate; (v) to consult with the Company’s management and advisors in connection with its exploration and consideration of any such Possible Strategic Transaction; and (vi) to elect not to pursue any Possible Strategic Transaction. In addition, the Board resolved to not recommend any Possible Strategic Transaction for approval by the Company’s stockholders or otherwise approve any Possible Strategic Transaction without a prior favorable recommendation of such Possible Strategic Transaction by the Special Committee.
In late March, following a selection process pursuant to which the Special Committee interviewed a number of candidates for legal counsel and financial advisor to the Special Committee, the Special Committee engaged (i) Paul, Weiss, Rifkind, Wharton and Garrison LLP (“Paul, Weiss”) as legal counsel to the Special Committee and (ii) Vestra Advisors LLC (“Vestra”) as financial advisor to the Special Committee. The Special Committee selected Paul, Weiss and Vestra based on the reputation and experience of their respective principals in advising the boards and special committees of public companies (including those with controlling stockholders), their mergers and acquisitions credentials and their knowledge of the homebuilding industry. The Company subsequently also engaged Bradley Arant Boult Cummings LLP (“Bradley”), as additional counsel, once the Company’s former general counsel joined the firm in January 2026, in order to maintain continuity of her service.
On March 27, 2025, the Special Committee and Vestra entered into an engagement letter pursuant to which Vestra was engaged to act as financial advisor to the Special Committee in connection with a possible transaction involving the Company.
Between March 2025 and February 2026, the Special Committee met formally with its advisors on at least 27 occasions to review the Company’s strategic alternatives. From time-to-time, members of the Special Committee also held informal meetings, and joined regular update meetings with the Company’s management and the Special Committee’s advisors to discuss selected aspects of the strategic review process requiring management input. As part of that process, the Special Committee worked with its advisors and the Company’s management to engage in, among other things, information gathering, reviewing internal and external data, evaluating detailed financial analyses and projections, the active solicitation of and discussion with a number of potential counterparties with respect to a Possible Strategic Transaction, including, where appropriate, providing access to certain diligence materials and management presentations, and the consideration, evaluation and negotiation of a range of Possible Strategic Transactions, as well as the possible result of not pursuing a transaction and remaining a standalone public company. Throughout the process, the Special Committee provided periodic updates to the Board regarding the review of strategic alternatives, subject to appropriate guardrails (as described herein below) with respect to the Company’s Controlling Stockholder, who is also a member of the Board.
On April 30, 2025, the Special Committee met with members of the Company’s management, Paul, Weiss and Vestra. At that meeting, representatives of Vestra briefed the Special Committee on the state of the homebuilding market and macroeconomic environment for homebuilders, the Company’s position and performance in the market and relative to its public company peers, the Company’s business plan, including management’s draft financial projections, sell-side process considerations, potential buyers or merger partners for the Company, timing and process considerations for a potential transaction, and the Company’s capitalization and change of control costs. During that meeting, the Special Committee discussed the various opportunities and challenges facing the Company, including the Company’s subscale size in the public markets, with elevated public company costs and overhead relative to its size, the recent market volatility and macroeconomic headwinds that are challenging for homebuilders, the impact of the market environment on the Company’s ability to execute on its business plan, that the Company is considered highly leveraged for the sector, and the Company may require covenant relief under its existing financing arrangements to avoid a default and refinancing would likely increase the cost of debt going forward. Following that discussion, the Special Committee determined that it was in the best interests of the Company and its stockholders to commence a broad auction process, and directed Vestra to start working with the Company’s management to prepare a confidential information memorandum that could be shared with potential bidders in connection with an auction process. From the outset, the Special Committee noted that, given the Controlling Stockholder’s ownership stake in the Company, he had the potential to approve or block a transaction with a third party and, alternatively, he may be a potential buyer for the remaining Company stock that he does not already own. Accordingly, the Special Committee acknowledged that the Special Committee’s discussions, materials and analysis, including with respect to price, should be kept strictly confidential and not shared with the Controlling Stockholder, and directed the Company’s management to do the same.
On May 6, 2025, the Special Committee met with members of the Company’s management, Paul, Weiss and Vestra to advance the strategic review process. At the Special Committee’s invitation, representatives of Paul, Weiss presented an overview of the legal and process considerations of evaluating strategic alternatives of the Company, including fiduciary duties generally and in the context of a sale of the Company, controlling stockholder considerations, and recent amendments to Delaware law. The Special Committee then discussed with its advisors, among other things, potential transaction structures, forms of consideration, market-check requirements, and the need to assess any transaction against the alternative scenario where the Company continues on as a standalone public company. The Special Committee also discussed the Company’s declining stock price and whether to publicly announce that it was reviewing strategic alternatives. The Special Committee then directed Vestra to brief the Board on the strategic review process generally and the potential advantages of a near-term sale process. The Special Committee also authorized Vestra to review the revised draft financial projections once they had been updated by the Company’s management in anticipation of their distribution to potential counterparties as part of an auction process.
On May 8, 2025, the members of the Special Committee met with the Controlling Stockholder and members of the Company’s management and Vestra to provide the Controlling Stockholder with a preview of matters to be discussed at the upcoming joint meeting of the Board and Compensation Committee, including a discussion of the potential advantages of a near-term sale process.
On May 14, 2025, the Company publicly announced its financial results for the first quarter ended March 31, 2025. The Company’s public announcement noted, among other developments, that, for the quarter ended March 31, 2025 the Company had (i) 252 home closings, a decrease of 19% year over year compared to 311 home closings in Q1 2024, resulting in revenue, net of sales discounts, of $87.0 million, a decrease of 14%, (ii) 296 net new orders, a decrease of 23% year over year compared to 384 net new orders in Q1 2024, (iii) available liquidity of $86.9 million, comprised of $25.0 million of cash and $61.9 million of unused committed capacity under its credit facility, (iv) total stockholders’ equity of $87.1 million, and (v) an adjusted book value of $95.7 million.

On May 18, 2025, the Company held a joint meeting of the Board and the Compensation Committee of the Board (the “Compensation Committee”), at which members of the Company’s management, Paul, Weiss and Vestra were present. At that meeting, the Special Committee provided the Board with a high-level update on the strategic review process. At the invitation of the Special Committee, representatives of Vestra discussed with the Board various considerations regarding the potential advantages of a near-term sale process, including, among other things, that (i) the Company was subscale as a public company, which has placed meaningful pressure on operating performance and profitability, (ii) broader macro challenges, economic uncertainty and an ongoing home affordability crisis had placed near-term significant pressure on operating performance for the sector, with the Company and its peers trading down significantly in 2025, (iii) the Company faced additional pressures in terms of its current bank group as well as future compliance with financial covenants, especially if operating performance deteriorated, and (iv) a potential sale of the Company may be an optimal path to maximize value for all stockholders. Following that discussion, the Special Committee authorized Vestra to reach out to a broad universe of potential buyers to solicit non-binding indications of interest for the Company and authorized the Company to announce in a press release and current report on Form 8-K that the Company was exploring strategic alternatives. In connection with the sale process, the Board also reviewed management’s projections of the Company’s expected financial performance for the years 2025-2029 (the “Initial Projections”) and, following detailed discussion of the underlying assumptions thereof, the Board approved such Initial Projections for use in connection with the sale process. The Company’s stock price closed at $1.87 per share on May 16, 2025.
On May 19, 2025, the Company publicly announced that the Board had appointed the Special Committee to conduct a comprehensive review of strategic alternatives for the Company to maximize stockholder value, including a sale of the Company, a sale of assets and a refinancing of existing indebtedness, among others. At the same time, the Company announced that the Board had promoted John G. (Jack) Micenko, Jr. to the role of Chief Executive Officer and President of the Company, to replace James M. Pirrello who stepped down from his position as Interim Chief Executive Officer, remaining a member of the Board.
From late May 2025 through the end of June 2025, representatives of Vestra, acting on the instructions of the Special Committee, approached 38 potential buyers for the Company (including financial sponsors and strategic investors), of which, 22 entered into non-disclosure agreements with the Company. Each of those non-disclosure agreements contained a customary “standstill” restriction on the counterparty’s ability to make public proposals to acquire the Company, which terminated upon the signing of the merger agreement. Following the execution of such non-disclosure agreements, those 22 potential buyers were (i) given access to a confidential information memorandum, which was prepared by Vestra, based on input from the Company’s management, and approved by the members of the Special Committee, and (ii) invited to participate in the sale process and submit preliminary, non-binding, first round indications of interest by June 20, 2025. Ultimately, 18 of the potential buyers declined to participate in the auction process or submit bids, noting they were not interested in a transaction with the Company at this time. After discussions with Vestra, four potential buyers expressed some interest in further discussions with the Company and three of those potential buyers submitted non-binding first round indications of interest.
1.
On June 30, 2025, Stanley Martin Holdings, LLC (“Stanley Martin”) submitted a non-binding indication of interest to acquire all of the outstanding stock and securities (whether vested or not) exchangeable for or convertible or exercisable into shares of stock of the Company in an all-cash transaction for a proposed purchase price of $150 million, with no financing contingency, subject to diligence (the “First Stanley Martin Proposal”).

2.
On June 30, 2025, a potential strategic acquirer (“Party A”) submitted a non-binding indication of interest to acquire all of the outstanding stock and in-the-money securities of the Company in an all-cash transaction for a proposed purchase price in the range of $100 million to $120 million, with no financing contingency, subject to diligence.

3.
On June 30, 2025, a potential strategic acquirer (“Party B”) verbally indicated to representatives of Vestra that it could be interested in a potential transaction and would like to receive additional diligence materials, but was not prepared to submit an indication of interest at that time, given the uncertainty around value expectations with the Controlling Stockholder.

4.
On July 1, 2025, a potential strategic acquirer (“Party C”) submitted a non-binding indication of interest to acquire all of the outstanding stock and securities (whether vested or not) exchangeable for or convertible or exercisable into shares of stock of the Company for a proposed purchase price of $250 million to be paid in a mix of cash and Party C stock, with no financing contingency, subject to diligence. Party C also noted it was interested in exploring an alternative structure that would allow the Controlling Stockholder and other shareholders to roll all or a significant portion of their stake in the Company into a newly formed, private joint venture that would be later convertible into Party C stock at a mutually agreed upon price.
On July 2, 2025, the Special Committee met with members of the Company’s management, Paul, Weiss and Vestra to discuss the strategic review process and the first round indications of interest received to date. At the meeting, representatives of Vestra noted, among other things, that interest in the Company was limited, none of the potential buyers would have submitted a first round indication of interest without significant encouragement from Vestra and the valuations provided in the first round indications of interest were in a range that suggested that potential buyers were valuing the Company predominately at or near its book value. Following a robust discussion of the first round indications of interests received, the Special Committee determined that (i) all four potential buyers should be invited to proceed to the second round of the auction process and granted access to the virtual data room to undertake preliminary diligence, (ii) management meetings should be set up with Stanley Martin and Party C, but not with Party A or Party B given Party A’s valuation of the Company was significantly lower than the other first round indications of interest received and Party B had not submitted a written indication of interest or provided any indication of value at this stage, (iii) representatives of Vestra should leverage competitive tensions between the potential buyers to help the Company achieve the best possible price for its stock and maximize value for all stockholders, and (iv) following the foregoing, each of the potential buyers should be invited to submit second round indications of interest. The Special Committee also instructed its advisors to now invite the Controlling Stockholder to participate in the auction process, with the caveat that it was important to keep the details of the indications of interest received to date, including price and valuation methodology, strictly confidential, as he may be a potential buyer of the Company.
During July 2025, Stanley Martin, Party A, Party B and Party C were all provided access to diligence materials in a virtual data room and invited to submit second round indications of interest by August 4, 2025. At the direction of the Special Committee, representatives of Vestra also engaged with each of the four potential buyers to discuss the second round of the auction process. Throughout that period, the Special Committee met with its advisors and members of the Company’s management to discuss the auction process, the operation and performance of the Company and certain contractual arrangements with the Company’s Controlling Stockholder and his affiliated entities.
On July 8, 2025, representatives of Paul, Weiss and Vestra met with the Controlling Stockholder and representatives of Bass, Berry & Sims PLC (“Bass”), legal counsel to the Controlling Stockholder, to invite the Controlling Stockholder to participate in the auction process.
On July 15, 2025 and July 24, 2025, the Company held in-person management presentations with Stanley Martin and Party C, respectively.
On July 21, 2025, the Company received unsolicited inbound interest from a potential strategic acquirer (“Party D”), which subsequently entered into a non-disclosure agreement with the Company and received a copy of the confidential information memorandum.
On July 25, 2025, Party B informed representatives of Vestra that, based on their underwriting, they would value the business at closer to book value, before then adjusting the value downwards further for any transaction friction costs, and they were not going to submit a written second round indication of interest unless provided positive feedback on their valuation.
On July 30, 2025, Vestra followed up with Party D, and on August 1, 2025, Party D confirmed that it was reviewing the confidential information memorandum and communicated follow-up questions to Vestra. Vestra promptly responded to Party D’s follow-up questions after which Party D made no further contact with Vestra or the Company.
On August 4, 2025, Party A and Party C also declined to submit second round indications of interest and informed representatives of Vestra they were no longer interested in pursuing a transaction with the Company at that time.
On August 4, 2025, Stanley Martin submitted a second round indication of interest to acquire all of the outstanding stock and securities (whether vested or not) exchangeable for or convertible or exercisable into shares of stock of the Company in an all-cash transaction for a proposed purchase price of $134 million, with no financing contingency, subject to additional diligence (the “Second Stanley Martin Proposal”). The Second Stanley Martin Proposal reflected a $16 million reduction in the proposed purchase price from the First Stanley Martin Proposal based on, among other things, the Company’s declining operational performance, anticipated change of control costs, a review of the Company’s real estate portfolio, discussions with the Company’s management team and diligence conducted by Stanley Martin to date. The Second Stanley Martin Proposal remained subject to approval by the board of directors of Stanley

Martin and its ultimate parent, Daiwa House Industry. The Second Stanley Martin Proposal also indicated that Stanley Martin would seek a confirmation from the Controlling Stockholder that he and his related investors would be willing to transact at the proposed price before Stanley Martin was willing to making a significant investment in diligence and negotiation of documents.
The Second Stanley Martin Proposal was the only indication of interest received by the Company in the second round of the auction process.
On August 5, 2025, the Special Committee met with members of the Company’s management, Paul, Weiss and Vestra to discuss the results of the second round of the auction process and the Second Stanley Martin Proposal. In particular, the Special Committee discussed (i) the reduced purchase price of the Second Stanley Martin Proposal, as compared to the First Stanley Martin Proposal, which would result in a per share price that was beneath the Company’s then-current trading price, (ii) the fact that the Company’s current trading price was likely inflated due to the announcement of strategic alternatives on May 19, and did not reflect the intrinsic value of the Company at this point in time, (iii) the all-cash transaction structure, (iv) the fact that Stanley Martin still required at least 60 days to complete diligence, despite the diligence already conducted by Stanley Martin to date, (v) factors relating to deal certainty, execution risk and the credibility of Stanley Martin as a potential buyer, and (vi) Stanley Martin’s desire to know, before putting additional time and resources into the potential transaction, whether the Controlling Stockholder would be interested in pursuing a potential transaction at the proposed price. The members of the Special Committee also discussed concerns regarding the viability of the Company as a standalone public company going forward. In particular, the Special Committee considered emerging issues with the Company’s lender base, including potential covenant compliance issues and potential defaults under the Company’s existing credit facilities, which could occur as soon as September 30, 2025.
On August 6, 2025, following a regularly scheduled Board meeting, the Board met with members of the Company’s management in executive session. During the executive session, members of the Special Committee provided the Board with a high-level update on the status of the auction process, noting that (i) interest in the Company had been limited, (ii) valuations were closer to the unaffected stock price prior to the announcement on May 19, 2025 that the Company was reviewing strategic alternatives (without disclosing specifics of the price), (iii) there were serious concerns about the Company’s ability to maintain itself as a standalone public company going forward, (iv) the Company was at serious risk of default under its existing credit facilities and would likely require covenant relief prior to September 30, 2025 or need to pursue refinancing, which would likely be at a higher cost of debt, and (v) it was in the best interests of the Company for the Controlling Stockholder to make a timely decision as to whether he was interested in making an offer to take the Company private or, alternatively, whether he was supportive of pursuing a transaction with a third party in light of the foregoing.
Later in the afternoon on August 6, 2025, members of the Special Committee and representatives of Vestra met with the Controlling Stockholder to raise again whether the Controlling Stockholder was interested in making an offer to take the Company private or, alternatively, whether he was generally supportive of pursuing a transaction with a third party. The Controlling Stockholder did not take a position during that meeting, but said that he would consider both alternatives with his advisors and come back to the Special Committee and its advisors.
Later in the evening on August 6, 2025, representatives of Vestra spoke to representatives of Party C who reiterated that they were not prepared to move forward with a transaction involving the Company.
On August 7, 2025, the Company publicly announced its financial results for the second quarter ended June 30, 2025. The Company’s public announcement noted, among other developments, that, for the quarter ended June 30, 2025 the Company had (i) 303 home closings, a decrease of 10% year over year compared to 337 home closings in Q2 2024, resulting in revenue, net of sales discounts, of $105.5 million, a decrease of 4%, (ii) 304 net new orders, a decrease of 6% year over year compared to 323 net new orders in Q2 2024, (iii) available liquidity of $95.2 million, comprised of $36.5 million of cash and $58.7 million of unused committed capacity under its credit facility, (iv) total stockholders' equity of $82.2 million, and (v) an adjusted book value of $96.9 million.
On August 7, 2025, the Controlling Stockholder reached out to representatives of Vestra to request additional information for the purposes of determining whether he was interested in making an offer to take the Company private or, alternatively, whether he was generally supportive of pursuing a transaction with a third party.

In addition, on August 7, 2025, representatives of Vestra shared an update with Stanley Martin regarding the auction process, noting that the Controlling Stockholder was considering matters and that the Company would respond to the Second Stanley Martin Proposal in due course.
On August 8, 2025, the Controlling Stockholder entered into a non-disclosure agreement with the Company, on terms substantially similar to the non-disclosure agreements entered into with other potential buyers, except that it did not contain a “non-solicit” provision or “standstill” restriction on the Controlling Stockholder’s ability to make public proposals to acquire the Company, given his existing duties as a director and executive of the Company.
On August 11, 2025, representatives of Vestra provided the Controlling Stockholder with access to the virtual data room.
On August 13, the Controlling Stockholder communicated to representatives of Vestra that he did not intend to participate in an auction process as a potential buyer, as he was not interested in submitting a bid to take the Company private at that point in time.
On August 15, 2025, the Special Committee met with members of the Company’s management and representatives of Paul, Weiss to discuss recent statements made by the Controlling Stockholder regarding his desire to implement significant changes to the business and operations of the Company, including with respect to employee headcount, assignment of certain assets and his expressed desire to soon return to his former role as Chief Executive Officer of the Company, and the potential impact that such actions would have on the strategic review process and the Company generally. At that meeting, the Special Committee noted that the Company was at a critical juncture and discussed three possible alternative paths for its future: (i) the Company could pursue a sale to Stanley Martin based on the Second Stanley Martin Proposal, (ii) a “take private” by the Controlling Stockholder (who had recently suggested that he did not have any interest in a take-private) or (iii) the Company could remain a standalone public company. During those discussions, the Special Committee considered the influence of a variety of factors on its review of these alternative paths, including, among other things, (i) recent operational results falling short of the Initial Projections, (ii) the sub-scale nature of the Company as a public company homebuilder, (iii) the challenging macroeconomic environment for all homebuilders, (iv) emerging issues with the Company’s lender base, including potential covenant compliance issues and potential defaults under the Company’s existing credit facilities, which could occur as soon as September 30, 2025, and (v) the Special Committee’s lack of confidence in the Controlling Stockholder’s ability as an operating chief executive officer (given prior performance and compliance issues with respect to his former role as the chief executive officer of the public company) and belief that the current executive management team was best suited to continue operating the Company, should the Company remain a standalone public company.
On August 17, 2025, the Special Committee met with the other independent directors of the Board (the “Additional Non-Management Directors”), as well as members of the Company’s management and representatives of Paul, Weiss to brief them on and discuss recent statements made by the Controlling Stockholder with respect to the affairs of the Company (as described above) and his expressed desire to soon return to his former role as Chief Executive Officer of the Company. They also discussed the potential impact that would have on the strategic review process and the Company generally. Following that discussion, the Special Committee and the Additional Non-Management Directors determined that in order to address the Controlling Stockholder’s recent statements and his interest in a potential transaction involving the Company, it would be in the best interest of the Company and its stockholders for the Special Committee and the Additional Non-Management Directors to set up a meeting with the Controlling Stockholder and his legal counsel to discuss these matters further and share their views. The Special Committee noted that time was of the essence, as the Company had received only one second round indication of interest, and the Special Committee did not want to lose momentum with respect thereto, particularly given the challenges facing the Company, including poor financial performance and risk of potential default under its existing credit facilities as soon as September 30, 2025.
On the morning of August 19, 2025, certain members of the Special Committee and certain of the Additional Non-Management Directors met with the Controlling Stockholder and his legal counsel to discuss the Controlling Stockholder’s recent actions and his potential interest in pursuing a transaction involving the Company (whether as a buyer or seller) (the “August 19 Controlling Stockholder Meeting”). The meeting was also attended by members of the Company’s management, representatives of Paul, Weiss and Vestra. At the meeting, attendees advised the Controlling Stockholder that it was the consensus of the Special Committee and Additional Non-Management Directors that it would not be in the best interests of the Company or its stockholders for the Controlling Stockholder return to his former role as Chief Executive Officer of the Company. Attendees also discussed the high-level status of the strategic review process, including whether the Controlling Stockholder was interested in (i) pursuing a sale of the Company to a third party, (ii) taking the Company private, with or without a partner (noting that he had previously suggested he was not interested in doing so) or (iii) remaining a standalone public company, taking into account the risks and potential cost-cutting measures associated therewith. During the meeting, representatives of Vestra informed the Controlling Stockholder that, at that time, only a single bidder remained interested in a potential transaction involving the Company. They also noted that the Company could not afford to spend significant time and resources in pursuing a transaction if the Controlling Stockholder was not open to supporting it, and the potential third party buyer was not willing to do so either. At the end of the meeting, the Controlling Stockholder agreed to consider the foregoing and revert.
Later in the day on August 19, 2025, the Controlling Stockholder’s legal counsel informed a member of the Company’s management that, after consulting with his client, the Controlling Stockholder was not interested in taking the Company private at this time, but wanted more information on the potential third party transaction and the potential cost-cutting measures that would be required for the Company to continue as a standalone public company in light of the potential covenant compliance issues under the Company’s senior credit facility.
Later in the afternoon on August 19, 2025, the Special Committee met with members of the Company’s management and representatives of Paul, Weiss and Vestra to debrief on the August 19 Controlling Stockholder Meeting and discuss next steps. The Special Committee also discussed with its advisors and members of management the viability of the Company as a standalone public company, how to approach the risk of default under the Company’s existing credit facilities and the cost-cutting measures that would need to be implemented if no transaction was ultimately available or if the decision was made to remain a standalone public company. In connection with that discussion, the Special Committee noted that, if the Company were to continue as a standalone public company, they were generally supportive of existing management’s ability to execute on the foregoing strategy, but they did not have confidence in the Controlling Stockholder’s ability to do so, based on his prior performance as the Company’s Chief Executive Officer and the Special Committee’s view the Controlling Stockholder returning to that role would not be value additive. The Special Committee then agreed to meet with its advisors and members of the Company’s management the next day to further discuss the strategic alternatives then available to the Company.
On August 20, 2025, the Special Committee met with members of the Company’s management and representatives of Paul, Weiss and Vestra to discuss the strategic alternatives then available to maximize stockholder value. As part of that discussion, they considered the Second Stanley Martin Proposal against management’s quantitative analysis of three potential alternative scenarios (the “Alternative Scenario Analysis”): (i) continuing to run the Company as a standalone public company, as is, without significant changes, (ii) continuing to run the Company as a standalone public company, taking into account certain cost-cutting measures, and (iii) the Controlling Stockholder potentially taking the Company private, using the Company’s assets and borrowing capacity to partially finance such a transaction (noting that he had previously suggested on multiple occasions that he was not interested in taking the Company private). As part of that discussion, the Special Committee noted that (a) the Company would likely need to amend its credit facilities before September 30, 2025, to provide covenant relief and avoid defaults or pursue refinancing, which would likely be at a higher cost of debt, under any of the foregoing scenarios, (b) the Company’s lender base would likely prove less constructive if the Company were to continue as a standalone public company, (c) the Company’s lender base may increase the Company’s liquidity requirements if the Company were to continue as a standalone public company, and (d) any such increases to the Company’s liquidity requirements would likely constrain the Company’s ability to operate and sustain its contemplated level of growth and investment in new communities. Additionally, the Special Committee noted that the overhead costs of maintaining the Company as a standalone public company were disproportionately high relative to the small scale and recent financial performance of the Company, and, based on current projections, there was no clear path to grow out of that problem. The Special Committee also noted that if the Company were to remain a standalone public company, significant cost-cutting measures would need to be implemented in order to maintain its viability, including reducing employee headcount, cutting non-essential corporate overhead and repositioning the Company to focus on core markets by selling non-core assets. The Special Committee further noted that there were no guarantees that these cost-cutting measures would be successful and there was a risk that their disruption to the business could outweigh any savings actually achieved. They would also leave the Company with little room for organic growth. Following that discussion, the Special Committee concluded that, based on the analyses done to date, it was in the best interests of the Company and its stockholders to continue to pursue a potential transaction, rather than remain a standalone public company at this time.
Following that meeting, at the direction of the Special Committee, representatives of Paul, Weiss sent a version of the Alternative Scenario Analysis to the Controlling Stockholder and his legal counsel.
The following day, at the direction of the Special Committee, representatives of Paul, Weiss sent the Controlling Stockholder and his legal counsel a survey prepared by Vestra based on publicly available information of other small cap public company homebuilders which demonstrated that small cap builders had struggled to gain scale and capture industry standard margins due to high public company expenses, high leverage, lack of public float and small market capitalization. As a result, of the nine the homebuilders that had gone public since 2009 at a market capitalization of less than $1 billion, only three remain public today and all three of those companies had achieved far greater scale than the Company, but traded at a price to tangible book value multiple of under 1.0x.
On August 21, 2025, certain members of the Special Committee met with the Controlling Stockholder and his legal counsel to discuss the Alternative Scenario Analysis and the results of the survey of other small cap public company homebuilders. The meeting was also attended by members of the Company’s management, representatives of Paul, Weiss and Vestra. At that meeting, the Controlling Stockholder and his legal counsel were generally informed of the breadth of the strategic review process and reminded that, although Vestra had conducted a thorough auction process and reached out to a broad spectrum of potential buyers, to date, the Company had received only one actionable indication of interest, which continued to value the Company in a range that suggested that the potential buyer was valuing the Company predominately at or near its book value and was still subject to a number of caveats. Further, the one potential buyer had indicated that it needed to know whether the Controlling Stockholder was generally supportive of a sale to a third party before spending any further time and resources pursuing a potential transaction. Accordingly, the Special Committee needed to understand now if the Controlling Stockholder was interested in pursuing such a proposal, relative to the alternative scenarios presented, given that his position may inform how the Special Committee proceeds. The Controlling Stockholder agreed to consider and follow up with the Special Committee in short order.
On August 22, 2025, the Controlling Stockholder’s legal counsel called representatives of Paul, Weiss to confirm that the Controlling Stockholder was not a potential buyer and had no intention of taking the Company private at this time. He also requested a copy of the Second Stanley Martin Proposal, so that the Controlling Stockholder could evaluate whether he was generally supportive of pursuing that proposal.
Later on August 22, 2025, only after and because the Controlling Stockholder had confirmed that he was not a potential buyer for the Company, the Special Committee authorized representatives of Paul, Weiss to share the Second Stanley Martin Proposal with the Controlling Stockholder and his legal counsel.
On August 25, 2025, the Controlling Stockholder’s legal counsel communicated to representatives of Paul, Weiss that the Controlling Stockholder was willing to entertain the possibility of the sale of the Company to Stanley Martin, subject to evaluating the final details of any such transaction, which would need to be determined in due course.
Later on August 25, 2025, at the direction of the Special Committee, representatives of Vestra notified Stanley Martin of the Company’s interest in moving forward with the sale process on the basis of the Second Stanley Martin Proposal, and confirmed that the Controlling Stockholder had indicated that he was not a potential bidder and was generally supportive of pursuing a transaction with Stanley Martin.
Between August 25, 2025 and September 3, 2025, representatives of the Company and Stanley Martin, and their respective advisors, communicated with respect to certain legal, diligence and process matters relating to the potential transaction.
On September 5, 2025, Stanley Martin submitted a letter of intent to acquire all of the outstanding stock and securities (whether vested or not) exchangeable for or convertible or exercisable into shares of stock of the Company in an all-cash transaction for a proposed purchase price of $134 million, with no financing contingency, subject to additional diligence (the “Third Stanley Martin Proposal”). The Third Stanley Martin Proposal required, among other things, that (i) the transaction be structured as a “sign and consent” transaction, with the Controlling Stockholder providing written consent to the transaction within 24 hours of signing definitive agreements, (ii) the Company obtain all third party contractual consents and waivers prior to closing of the potential transaction, (iii) the Company grant Stanley Martin exclusivity and agree not to solicit any alternative proposals until December 31, 2025 (unless terminated earlier in accordance with its terms), (iv) the Company pay Stanley Martin a $3 million termination fee, if the transaction is terminated in certain circumstances following the entry into a definitive agreement, and (v) the Company reimburse Stanley Martin for its reasonable, documented, out-of-pocket expenses, plus an additional 75% of such amount to compensate for its internal resources, up to a maximum cap of $1,750,000, if (a) prior to signing a definitive agreement the Company is unable to consummate the proposed transaction because the Controlling Stockholder fails to approve the proposed transaction or the Board decides to withdraw from the proposed transaction or (b) the Company breaches its non-solicitation obligations thereunder. The Third Stanley Martin Proposal remained subject to approval by the board of directors of Stanley Martin and its ultimate parent, Daiwa House Industry. The Third Stanley Martin Proposal indicated that the board of directors of Daiwa House Industry meets monthly on a fixed schedule and Stanley Martin expected to be in a position to present the proposed transaction for approval at the Daiwa House Industry board meeting in December 2025.
On September 9, 2025, the Special Committee met with members of the Company’s management and representatives of Paul, Weiss and Vestra to discuss the key features of the Third Stanley Martin Proposal and the Company’s response, including (i) the proposed purchase price, which was lower than the Company’s then-current market capitalization (which the Special Committee believed to be artificially inflated above fair market value due to the prior public announcement of the strategic review process), (ii) the transaction structure, (iii) the third party consent requirements, (iv) the exclusivity period, having regard to the public announcement and thorough process conducted to date, (v) the termination fee, and (vi) expense reimbursement provisions.
Later on September 9, 2025, at the direction of the Special Committee, representatives of Paul, Weiss sent a revised draft of the Third Stanley Martin Proposal to Stanley Martin and its legal counsel, Maynard Nexsen PC (“Maynard Nexsen”). The revised draft generally accepted the “sign and consent” transaction structure, but proposed, among other things, the following changes, which were discussed with, and approved by, the Special Committee earlier that day: (i) the Company would use commercially reasonable efforts to obtain all third party contractual consents and waivers prior to closing of the potential transaction, but such consents and waivers would not be a condition to closing, (ii) the Company would grant Stanley Martin a shorter 30-day exclusivity period, with up to two 15-day extensions, provided that (a) Stanley Martin continued to negotiate in good faith, diligently pursue the transaction and reaffirm the proposed purchase price in writing prior to each extension and (b) the Company maintained a fiduciary out throughout the exclusivity period, in the event that the Company received an unsolicited offer that was, or would be reasonably likely to result in, a superior proposal, (iii) the Company would pay Stanley Martin a $4 million termination fee if the transaction is terminated in certain circumstances following the entry into a definitive agreement (which was within reasonable and customary range for a transaction of this size), in exchange for the total elimination of the expense reimbursement requirement.
Between September 9, 2025 and September 12, 2025, at the direction of the Special Committee, representatives of Paul, Weiss and Maynard Nexsen discussed key issues with respect to the Third Stanley Martin Proposal.
On September 12, 2025, at the direction of the Special Committee, in anticipation of entering into the Third Stanley Martin Proposal, representatives of Vestra conducted outreach to Party A and Party C (the two parties other than Stanley Martin who had submitted written indications of interest during phase one of the sale process), to see whether they had any further interest in pursuing a transaction with the Company. Both parties confirmed to Vestra that neither party had changed its position nor had any further interest in pursuing a transaction with the Company.
Later on September 12, 2025, representatives of Maynard Nexsen sent a revised draft of the Third Stanley Martin Proposal to representatives of Paul, Weiss. The revised draft of the Third Stanley Martin Proposal generally accepted the Company’s position with respect to the exclusivity period, the fiduciary out with respect to a superior proposal and the termination fee, subject to certain drafting changes. However, it rejected the Company’s position with respect to the third party consent and expense reimbursement provisions and instead proposed that (i) the Company use commercially reasonable efforts to obtain all third party contractual consents and waivers required under all material agreements prior to signing a definitive agreement with respect to the potential transaction, with the failure to obtain such consents and waivers giving rise to a right to terminate the Third Stanley Martin Proposal, and (ii) the Company reimburse Stanley Martin for its reasonable, documented, out-of-pocket expenses up to a maximum cap of $1 million, plus an additional 25% of such amount to compensate for its internal resources. Representatives of Stanley Martin also communicated to representatives of Paul, Weiss and Vestra that the expense reimbursement was key to their willingness to proceed with the proposed transaction.
On September 15, 2025, representatives of Paul, Weiss spoke to the Controlling Stockholder’s legal counsel who confirmed that the Controlling Stockholder was still generally supportive of pursuing a transaction with Stanley Martin.
On September 15, 2025, the Special Committee met with members of the Company’s management and representatives of Paul, Weiss and Vestra to discuss, among other things, the key features of the revised draft of the Third Stanley Martin Proposal and the Company’s response. In particular, they discussed Stanley Martin’s proposal with respect to (i) third party consents, noting that it increased the transaction risk and undermined deal certainty and therefore proposed to push back, and (ii) expense reimbursement, noting that there was a high risk that Stanley Martin would not continue to pursue the transaction without some form of expense reimbursement and therefore proposed to provide expense reimbursement for Stanley Martin’s reasonable, documented, out-of-pocket expenses (but not internal resources) up to a maximum cap of $1 million. In addition, attendees discussed the viability of the Company continuing as a standalone public company going forward and the status of negotiations for covenant relief to avoid default under the Company’s existing credit facilities. During those discussions, members of the Company’s management noted that they expected amendments to the Company’s credit facilities to be finalized prior to the end of September 2025.
Later on September 15, 2025, at the direction of the Special Committee, representatives of Paul, Weiss sent a revised draft of the Third Stanley Martin Proposal to Stanley Martin and Maynard Nexsen, incorporating the changes discussed at the Special Committee meeting earlier that day, in addition to other drafting changes.
Between September 16, 2025 and September 18, 2025, at the direction of the Special Committee, representatives of Paul, Weiss and Maynard Nexsen traded drafts of, and engaged in negotiations with respect to, the Third Stanley Martin Proposal. Ultimately, Stanley Martin accepted the Company’s proposal with respect to expense reimbursement and agreed to a compromise proposal with respect to third party consents, whereby the Company was required obtain certain third party consents under land purchase contracts, option agreements and land banking agreements prior to signing any definitive agreement.
On September 18, 2025, representatives of Stanley Martin communicated to representatives of Vestra that they wanted to see the Company’s third quarter earnings and for related diligence requests to be fulfilled prior to executing the Third Stanley Martin Proposal.
On September 22, 2025, representatives of Party C reached out to representatives of Vestra indicating that Party C may actually be interested in pursuing a potential transaction involving the Company and one of its existing lenders and was giving it further consideration.
On September 23, 2025, members of the Company’s management and representatives of Vestra met with representatives of Stanley Martin to discuss the Company’s third quarter earnings and related diligence requests, which were provided to Stanley Martin ahead of the meeting.
Later on September 23, 2025, representatives of Vestra received an email from representatives of Stanley Martin (the “September 23 Email”) raising a number of concerns about the financial and operational performance of the Company, including based on the third quarter earnings, which were materially worse than the Initial Projections previously provided to potential buyers, including Stanley Martin. In that email, representatives of Stanley Martin noted that, while they were interested in proceeding with the transaction, the parties would need to reach a new agreement on value. They also noted that, given the amount of diligence to be undertaken prior to entering into the proposed transaction, Stanley Martin would not be ready to seek approval of the proposed transaction at the Daiwa House Industry board meeting in December 2025 and would instead need to seek approval of the proposed transaction at the Daiwa House Industry board meeting in January 2026. A copy of that email was provided to the members of the Special Committee.
Following receipt of the September 23 Email, representatives of Vestra had a call with representatives of Stanley Martin to discuss the concerns raised in the September 23 Email. During that call, representatives of Stanley Martin indicated that they wanted to review the Company’s fourth quarter projections before arriving at a revised valuation and asked if management could prepare revised projections for Stanley Martin’s consideration.
On September 24, 2025, the Special Committee met with members of the Company’s management and representatives of Paul, Weiss and Vestra. During that meeting, attendees discussed the concerns raised by Stanley Martin, the request for revised projections and their potential impact on Stanley Martin’s proposed purchase price. They also discussed a potential alternative transaction with Party C and the need to explore whether it was a viable possibility before granting Stanley Martin exclusivity to explore a proposed transaction. They also discussed the financial and operational performance of the Company, including (i) the fact that the Company was negotiating for covenant relief under its existing credit facilities, (ii) that the Company’s existing lenders were more open to providing covenant relief because the Company was in the process of considering strategic alternatives, but if that did not result in a successful sale of the Company it would be more challenging to obtain covenant relief in the future and the Company would be at serious risk of defaulting under its existing credit facilities, (iii) as a result, existing lenders may seek to tighten liquidity covenants that may constrain the Company’s ability to operate going forward, (iv) in light of the foregoing, the Company may not have the liquidity to sustain its contemplated level of growth and investment in new communities, and (v) the Company may need to look for alternate financing sources, which could be difficult and expensive to obtain.

Later on September 24, 2025, representatives of Stanley Martin communicated two proposed changes to the draft of the Third Stanley Martin Proposal, based on the concerns raised in the September 23 Email, to representatives of Vestra: (i) that the proposed purchase price be revised downward from $134 million to $121 million and (ii) that the target date for obtaining the approval of the Daiwa House Industry board of directors be revised from December 2025 to January 2026 (collectively, we refer to this as the “Fourth Stanley Martin Proposal”, the terms of which were otherwise consistent with the Third Stanley Martin Proposal). Stanley Martin also requested revised management projections for the Company. The following day, representatives of Stanley Martin also requested an estimate of the Company’s transaction-related expenses. The Fourth Stanley Martin Proposal and each of Stanley Martin’s requests were promptly provided to the members of the Special Committee.
On September 29, 2025, a representative of Party C indicated to Vestra that, after further consideration with its financial advisors, Party C could not find a transaction structure that was sufficiently attractive to it and it was not in fact interested in resuming discussions regarding a potential transaction involving the Company. Representatives of Vestra then reached out to a representative of Party C who confirmed that Party C did not have support internally to pursue a transaction.
Later on September 29, 2025, the Special Committee met with representatives of Paul, Weiss and Vestra to discuss the Fourth Stanley Martin Proposal, noting that the potential alternative transaction with Party C was no longer an option. During that meeting, representatives of Vestra reviewed with the Special Committee a summary of the Company’s estimated transaction costs (which had been requested by Stanley Martin), the implied share price of the Fourth Stanley Martin Proposal, the revised projections prepared by the Company’s management at the request of Stanley Martin, and a preliminary financial analysis relating to the Fourth Stanley Martin Proposal based on such revised projections. When discussing the revised projections, representatives of Vestra observed that even with short-term relief, based on the revised projections, the Company would likely face covenant breaches under its existing credit facilities in 2026. The Special Committee then discussed with the attendees that (i) historically the Company had had difficulties executing on its projections, (ii) there was no guarantee that the Company would be able to achieve the revenue growth projected, (iii) the Company’s existing lenders were more open to providing covenant relief because the Company was in the process of considering strategic alternatives, but if that did not result in a successful sale of the Company, it would be more challenging to obtain covenant relief in the future and the Company would be at serious risk of defaulting under its existing credit facilities, (iv) the Company’s existing lenders may seek to tighten liquidity covenants, which may constrain the Company’s ability to operate and sustain its contemplated level of growth and investment in new communities going forward, and (v) it would likely be difficult to refinance the Company’s debt in a manner that left the Company well situated to continue as a standalone public company going forward. At the conclusion of detailed discussions of the foregoing matters, the Special Committee authorized representatives of Vestra to share the Company’s estimated transaction costs and management’s revised projections with Stanley Martin on a preliminary basis, noting that such projections were still subject to further review and approval by the Board and Special Committee. The Special Committee also directed representatives of Vestra to schedule a call with Stanley Martin to encourage Stanley Martin to increase its proposed purchase price and raise additional value-relevant synergies to try to maximize the valuation offered by Stanley Martin. In addition to the foregoing, representatives of Vestra informed the Special Committee that they had received an inbound inquiry from representatives of a potential strategic acquirer (“Party E”) and would schedule a call with Party E to follow up.
In addition, on September 29, 2025, the Company entered into (i) the Fourth Amendment to the Second Amended and Restated Credit Agreement (the “WF Amendment”), amending the Second Amended and Restated Credit Agreement by and among the Company, Great Southern Homes, Inc., Rosewood Communities, Inc., Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, as the sole Lead Arranger and sole Bookrunner, and the lenders party thereto and (ii) the First Amendment to Credit Agreement (the “KL Amendment”), amending the Credit Agreement by and among the Company, Great Southern Homes, Inc., the financial institutions from time to time a party thereto and Kennedy Lewis Agency Partners LLC, as administrative agent. The WF Amendment and KL Amendment provided temporary covenant relief to avoid defaults under the Company’s existing credit facilities.
On October 2, 2025, at the direction of the Special Committee, representatives of Vestra sent representatives of Stanley Martin copies of the Company’s estimated transaction costs and management’s revised projections, noting that such projections were still subject to further review and approval by the Board and Special Committee.

Later that day, at the direction of the Special Committee, representatives of Vestra also had a call with representatives of Stanley Martin to discuss value-relevant synergies and encourage Stanley Martin to increase its proposed purchase price. Following that call, representatives of Vestra requested that Stanley Martin submit a revised indication of interest based on the additional information provided.
On October 3, 2025, representatives of Vestra had a call with representatives of Party E. During this call, representatives of Party E noted that, after further consideration, the contemplated transaction would likely be of a scale exceeding the scale at which they would be willing to transact and that Party E was not interested in a transaction involving the entire Company.
On October 6, 2025, representatives of Stanley Martin informed representatives of Vestra that, after giving a lot of thought to the proposed transaction, the additional materials provided, the deterioration of the homebuilding market and the Company’s performance, Stanley Martin was no longer interested in pursuing a transaction with the Company at that time. Stanley Martin explained that it remained interested in the Company, but, given the need for shareholder approval, and other risks, Stanley Martin did not believe there would be a valuation that the Board and Stanley Martin could agree to.
On October 8, 2025, at the direction of the Special Committee, representatives of Vestra reached out to representatives of Stanley Martin to discuss the proposed transaction. During that discussion, representatives of Stanley Martin reiterated that while they were interested in the Company, the realities of the homebuilding market made it highly unlikely that the parties would be able to reach an agreement on price. Representatives of Stanley Martin also indicated that they may be interested in revisiting a potential transaction with the Company in a few quarters, if there was an improvement in the homebuilding market and the Company’s performance, but they were not interested in pursuing a transaction with the Company at this time.
On October 14, 2025, the members of the Special Committee had a call with a representative of Stanley Martin, to discuss the potential transaction. During that call, the representative of Stanley Martin reiterated that, while Stanley Martin was not interested in pursuing a transaction with the Company at that time, Stanley Martin remained open to the possibility of a transaction with the Company in the future, subject to changes in the homebuilding market, the Company’s performance and valuation metrics.
Following Stanley Martin’s withdrawal from the auction process, the Special Committee discussed with its advisors that a sale transaction was no longer an option at that time. Despite publicly announcing the Special Committee’s review of strategic alternatives, and running a thorough process involving at least 38 potential buyers, as well as outreach to the Controlling Stockholder about his potential interest, there were ultimately no actionable indications of interest to acquire, merge with or otherwise engage in a transaction involving the Company or take it private.
Between October 8, 2025 and October 19, 2025, the members of the Special Committee considered the strategic alternatives that remained available to the Company. Throughout this period, the members of the Special Committee each had various conversations with their advisors, members of the Company’s management and the Additional Non-Management Directors to discuss appropriate next steps for the Company. Ultimately, they concluded that, after evaluating the full range of strategic alternatives, in light of current macroeconomic conditions and unsuccessful auction process, remaining a standalone public company was the only alternative available to the Company and, in those circumstances, it was in the best interests of the Company and its stockholders to continue to execute on the Company’s strategic plan, subject to the implementation of certain cost-cutting measures required to sustain the Company as a standalone public company.
In connection with these discussions, on or about October 17, 2025, four members of the Board, Robert Dozier Jr., Jason Enoch, Alan Levine and James M. Pirrello, directed representatives of Paul, Weiss to inform the Controlling Stockholder’s legal counsel, that they were not willing to remain on the Board unless (i) the Company’s existing management team was fully empowered to execute on the Company’s strategic plan and (ii) the Controlling Stockholder stepped down from his position as Executive Chairman of the Company and agreed to forgo any remaining compensation to which he would be entitled under his existing employment agreement, in furtherance of Company cost-saving initiatives (collectively (i) and (ii), the “Strategic Conditions”). At the same time, two other members of the Board, Ambassador Nikki R. Haley and Dr. James P. Clements directed representatives of Paul, Weiss to inform the Controlling Stockholder’s legal counsel that they were considering resigning from the Board for other reasons.

On October 19, 2025, the Controlling Stockholder’s legal counsel informed representatives of Paul, Weiss that the Controlling Stockholder was not willing to agree to the Strategic Conditions.
Later that day, the Special Committee met with two of the Additional Non-Management Directors, Alan Levine and James M. Pirrello, as well as members of the Company’s management and representatives of Paul, Weiss to discuss next steps. Ambassador Nikki R. Haley and Dr. James P. Clements were invited, but unable to attend the meeting. At the meeting, it was determined that (i) the Special Committee had concluded its strategic review and unanimously determined that, in light of current macroeconomic conditions and the unsuccessful auction process, continuing to execute on the Company’s strategic plan as an independent, public company was in the best interests of the Company and its stockholders at that time and (ii) in light of the Controlling Stockholder’s unwillingness to agree to the Strategic Conditions, each of Robert Dozier Jr., Jason Enoch, Alan Levine and James M. Pirrello intended to resign from the Board but would continue to serve as directors until no later than November 14, 2025, in order to help facilitate an orderly transition, allow the Company to file its then-upcoming quarterly report on Form 10-Q and enable the Controlling Stockholder to identify new directors to take their place. Attendees also noted that Ambassador Nikki R. Haley and Dr. James P. Clements were considering resigning from the Board for other reasons. Following that discussion, Robert Dozier Jr., Jason Enoch, Alan Levine and James M. Pirrello directed representatives of Paul, Weiss to share with the Controlling Stockholder and his legal counsel a draft of the press release to be issued the following morning announcing the foregoing decisions, unless the Controlling Stockholder changed his mind. They then agreed to meet early the following morning before issuing the press release and related public filings.
As directed, representatives of Paul, Weiss then shared the draft press release with the Controlling Stockholder and his legal counsel, noting that it would be issued the following morning if the Controlling Stockholder did not change his mind.
Later that evening, Robert Dozier Jr., Jason Enoch, Alan Levine and James M. Pirrello submitted a joint letter to the Company indicating their intention to resign from the Board, with effect no later than November 14, 2025, in order to help facilitate an orderly transition, allow the Company to file its then-upcoming quarterly report on Form 10-Q and enable the Controlling Stockholder to identify new directors. The resignation letter cited, among other reasons for resignation, the belief that the Company’s existing management team was better suited to help the Company navigate the current market environment and address the Company’s operational challenges without the Controlling Stockholder serving as Executive Chairman. A copy of the joint resignation letter was filed with the Company’s current report on Form 8-K on October 20, 2025.
In addition, on the evening of October 19, 2025, Ambassador Nikki R. Haley and Dr. James P. Clements submitted resignation letters to the Company. Ambassador Nikki R. Haley’s resignation letter recorded her intention to resign no later than November 14, 2025 to focus on her other engagements and professional responsibilities. Dr. James P. Clements’ resignation letter recorded his resignation, with immediate effect, to focus his time on his other professional obligations and responsibilities.
Early the next morning, on October 20, 2025, the Special Committee met with other directors, Ambassador Nikki R. Haley, Alan Levine, James M. Pirrello, as well as members of the Company’s management and representatives of Paul, Weiss. Dr. James P. Clements was invited, but unable to attend the meeting. At the meeting, representatives of Paul, Weiss confirmed that they had not received any outreach from the Controlling Stockholder or his legal counsel in response to sending them the press release the prior evening. Accordingly, the directors present authorized the Company to issue the press release and file the current report on Form 8-K announcing the conclusion of the strategic review process and the director resignations received by the Company.
The press release and current report on Form 8-K were subsequently issued and filed prior to market open on October 20, 2025. The Company’s stock price closed at $1.74 per share on October 21, 2025.
On October 22, 2025, representatives of Vestra informed the members of the Special Committee and representatives of Paul, Weiss, that they had received a few inbound calls following the public announcements on October 20, 2025, including from representatives of Party A, who expressed interest in potentially reconsidering a transaction involving the Company and asked for certain additional information.
On October 23, 2025, representatives of Paul, Weiss informed the Controlling Stockholder’s legal counsel of the inbound expression of interest from Party A and the request for additional information. The Controlling Stockholder’s legal counsel confirmed that the Controlling Stockholder expressed a continued willingness to consider a sale of the Company to a third party.

On October 23, 2025, representatives of Vestra informed the members of the Special Committee and representatives of Paul, Weiss that they received further inbound expressions of interest from representatives of Stanley Martin, who suggested they may be interested in a transaction involving certain segments of the Company.
On or around October 29, 2025, representatives of Vestra followed up with each of Party A and Stanley Martin and asked them to submit indications of interest by early the following week.
On or around October 30, 2025, members of management received an inbound expression of interest from a potential strategic acquirer (“Party F”). Between October 30, 2025 and November 13, 2025, representatives of the Company engaged in negotiations with representatives of Party F for purposes of entering into a non-disclosure agreement and providing additional diligence information. Ultimately, Party F did not execute a non-disclosure agreement and no further information was provided to Party F.
On October 30, 2025, representatives of Party A reached out to representatives of Vestra to request a meeting with relevant members of the Board. The Special Committee subsequently agreed to meet with representatives of Party A on November 3, 2025.
Also on October 30, 2025, representatives of Stanley Martin communicated to representatives of Vestra that they were prepared to submit a letter of intent but were concerned the purchase price would be too low for consideration. Representatives of Vestra encouraged Stanley Martin to submit a letter of intent and that it would get full consideration.
Later on October 30, 2025, representatives of Stanley Martin submitted a revised letter of intent (the “Fifth Stanley Martin Proposal”), which was substantially consistent with the terms of the Fourth Stanley Martin Proposal, except for (i) the decrease in the proposed purchase price to $85 million and (ii) the inclusion of an additional 15-day extension of the exclusivity period, so that Stanley Martin could maintain exclusivity until the Daiwa House Industry board meeting in January 2026, subject to the prior terms and conditions. In considering the Fifth Stanley Martin Proposal, the members of the Special Committee sought to explore whether there was any possibility of Stanley Martin agreeing to a higher purchase price.
On November 3, 2025, the members of the Special Committee and representatives of Vestra met with representatives of Party A.
On November 6, 2025, the Company publicly announced its financial results for the third quarter ended September 30, 2025. The Company’s public announcement noted, among other developments, that, for the quarter ended September 30, 2025 the Company had (i) 262 home closings, a decrease of 29% year over year compared to 369 home closings in Q3 2024, resulting in revenue, net of sales discounts, of $90.8 million, a decrease of 23%, (ii) 324 net new orders, a decrease of 5% year over year compared to 341 net new orders in Q3 2024, (iii) available liquidity of $83.1 million, comprised of $25.6 million of cash and $57.5 million of unused committed capacity under its credit facility, (iv) total stockholders' equity of $52.9 million, and (v) adjusted book value of $94.8 million.
On November 7, 2025, representatives of Vestra informed the Special Committee that representatives of Party A had communicated that, after further consideration, they were no longer interested in pursuing a transaction involving the Company because (i) of the potential legal risks associated with a public company acquisition and (ii) there were other deals coming to market that they expected would be more favorable to Party A from a lot cost perspective.
The resignations of Ambassador Nikki R. Haley and James M. Pirrello also took effect on November 7, 2025. In light of the Company’s status with respect to appointment of replacement directors, directors Robert Dozier Jr., Jason Enoch and Alan Levine informed the Company of their willingness to remain on the Board beyond November 14, 2025. Robert Dozier Jr. and Jason Enoch also agreed to continue serving on the Special Committee in order to (i) ensure an orderly transition as director candidates were identified and recruited in order to maintain compliance with the requirements under Nasdaq Rule 5605 and (ii) facilitate discussions with Stanley Martin given its re-engagement in discussions about a potential transaction involving the Company, based on their continued belief that it was in the best interests of the Company and its stockholders to pursue such a transaction rather than remain a standalone public company.
On November 9, 2025, the members of the Special Committee met with the Controlling Stockholder to inform him of the Fifth Stanley Martin Proposal and determine whether he had any interest in exploring it, noting that the Special Committee would work with its advisors to seek to improve the proposed purchase price.

Later that day, at the direction of the Special Committee, representatives of Vestra sent the Controlling Stockholder and his legal counsel certain materials showing the proposed per share price implied by the Fifth Stanley Martin Proposal. The Controlling Stockholder subsequently confirmed that he was still interested in pursuing a transaction with Stanley Martin, but, like the Special Committee, wanted the Special Committee and its advisors to determine if Stanley Martin would agree to a higher purchase price.
Between November 9, 2025 and November 14, 2025, at the direction of the Special Committee, representatives of Vestra engaged with representatives of Stanley Martin in an effort to seek to improve the terms of Stanley Martin’s proposal, including with respect to purchase price.
On November 13, 2025, representatives of Paul, Weiss shared a copy of the Fifth Stanley Martin Proposal with the Controlling Stockholder’s legal counsel.
On November 14, 2025, representatives of Stanley Martin submitted a revised letter of intent (the “Sixth Stanley Martin Proposal”), which was substantially consistent with the terms of the Fifth Stanley Martin Proposal, except for (i) the increase in the proposed purchase price to $94 million and (ii) the inclusion of an additional 15-day extension of the exclusivity period, so that Stanley Martin could maintain exclusivity until the Daiwa House Industry board meeting in February 2026, subject to the prior terms and conditions. Representatives of Stanley Martin communicated to representatives of Vestra that, given it was heading into the end of the year, with all the upcoming holidays, they would not have time to complete diligence and negotiate the transaction in time for the Daiwa House Industry board meeting in January 2026 and would instead need to seek approval for any transaction at the Daiwa House Industry board meeting in February 2026.
Later that day, the Special Committee evaluated the Sixth Stanley Martin Proposal and, following discussions with its advisors, determined that it was in the best interests of the Company and its stockholders to enter into the Sixth Stanley Martin Proposal. Following that discussion, the terms of the Sixth Stanley Martin Proposal were shared with the Controlling Stockholder to ensure that he remained supportive of pursuing the proposed transaction with Stanley Martin. Subsequently, at the direction of the Special Committee, the Sixth Stanley Martin Proposal was executed by the Company and Stanley Martin.
On November 20, 2025, representatives of Vestra received a call from representatives of Party F indicating that they were planning to submit a proposal to the Company.
On November 25, 2025, representatives of Party F submitted a non-binding offer letter (the “Party F Offer Letter”) to acquire all of the outstanding shares of Class A Common Stock of the Company for cash consideration of $30 million and all of the outstanding shares of Class B Common Stock of the Company for $36 million in the form of newly created preferred stock (to be non-voting, with 4% annual return paid quarterly and redemptions of $12 million per year beginning four years after closing of the proposed transaction). The Party F Offer Letter also proposed (i) to assume or repay all of the Company’s existing debt, (ii) to make available up to $35 million in additional funding following the closing of the proposed transaction, (iii) to enter into a three-year consulting agreement and non-compete agreement with the Controlling Stockholder, (iv) that the Company escrow $1 million to cover Party F’s transaction costs, and (v) that the Company agree to a $10 million termination fee. The terms of the Party F Offer Letter suggested that the offer was, among other things, subject to further diligence, exclusivity, satisfaction of certain undefined liabilities, negotiation of definitive documents and Party F obtaining necessary financing, third-party consents, regulatory approvals and approval of the requisite members of Party F.
On November 26, 2025, the Special Committee met with members of the Company’s management, Paul, Weiss and Vestra to, among other things, evaluate the Party F Offer Letter as compared to the Sixth Stanley Martin Proposal. Following a robust discussion and review by Vestra of the financial terms of the two proposals, the Special Committee determined that the Party F Offer Letter did not constitute, and was not reasonably likely to result in a superior proposal, and that the failure to pursue it would not be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. Key factors in their determination included, among other things, that: (i) the Party F Offer Letter represented an implied equity value of $66 million, which was substantially lower than the $94 million set forth in the Sixth Stanley Martin Proposal, (ii) the proposed differential treatment between the Company’s Class A Common Stock and Class B Common Stock, (iii) the proposed related party transactions with the Controlling Stockholder, and (iv) the high degree of conditionality, limited deal certainty, lower credibility of Party F as a potential buyer and its relative inexperience in undertaking transactions of this type. Accordingly, the Special Committee directed representatives of Paul, Weiss and Vestra to (a) notify representatives of Stanley Martin of the Company’s receipt of the Party F Offer Letter, consistent with its obligations under the Sixth Stanley Martin Proposal, (b) inform representatives of Party F and

Stanley Martin that the Company was not willing to engage with the Party F Offer Letter at that time, and (c) update the Controlling Stockholder on the foregoing. The Special Committee also authorized members of the Company’s management to continue working with representatives of Paul, Weiss and Vestra to negotiate with Stanley Martin to reach a definitive agreement on the basis of the Sixth Stanley Martin Proposal, including by preparing and delivering a draft merger agreement to Stanley Martin.
Later that day, at the direction of the Special Committee, representatives of Paul, Weiss notified representatives of Stanley Martin, that the Company had received an unsolicited non-binding offer letter from a private strategic that would not constitute a superior proposal and the Company was not pursuing it. Representatives of Vestra also informed representatives of Party F that, while its interest was appreciated, the Party F Offer Letter was not of a nature that the Company was going to engage with at that time. The foregoing developments were also communicated by a member of the Special Committee to the Controlling Stockholder.
On December 4, 2025, representatives of Vestra received an unsolicited inbound inquiry from representatives of Party C, noting that Party C was considering potentially re-engaging with the Company regarding a potential transaction. On December 5, 2025, representatives of Vestra communicated to representatives of Party C that the Company was not in a position to engage with Party C at that time.
In early December 2025, members of the Company’s management approached the Controlling Stockholder and his legal counsel to re-engage in discussions, originally started in late 2024 and continuing through summer 2025, regarding certain land transactions involving properties that were included in the asset base underwritten by Stanley Martin in determining its valuation of the Company, as set forth in the Sixth Stanley Martin Proposal (the “PC Property Transactions”).
On December 4, 2025, the Company received a proposal from representatives of the Controlling Stockholder and certain entities affiliated with the Controlling Stockholder (including Land to Lots, LLC, PC Land Development Co., LLC and Pennington Development, LLC, collectively the “PC Entities”) regarding the PC Property Transactions. The proposal consisted of (a) the following land transactions between certain subsidiaries of the Company, on the one hand, and the PC Entities, on the other hand: (i) a proposed amendment to the existing agreement with respect to the Camellia Park property to accelerate the purchase of finished lots and raw land, (ii) a proposed amendment to the existing agreement with respect to the Palomino Oaks property to accelerate the purchase of finished lots and raw land, (iii) a proposed amendment to the existing agreement with respect to the Southbridge property to accelerate the purchase of finished lots and raw land and purchase additional raw land, and (iv) a proposed agreement with respect to the Winter Farms property to purchase raw land for future development and (b) a request that the Company direct the GSH Land Fund, LLC, as the third party land bank working on behalf of the Company, to enter into an agreement with one of the PC Entities for the purchase of common area acreage and road access at Halton Oaks. The proposal also indicated the Controlling Stockholder would be willing to resign from his position as Executive Chairman of the Company in connection with the closing of a potential transaction involving Stanley Martin and forgo a portion of the severance to which he would otherwise be entitled in connection with the termination of his employment upon the closing of such transaction.
On December 8, 2025 and December 9, 2025, members of the Company’s management informed the members of the Special Committee and remaining Additional Non-Management Director, Alan Levine, of the proposal received with respect to the PC Property Transactions. The directors then authorized members of the Company’s management to continue negotiating with representatives of the Controlling Stockholder and the PC Entities regarding the PC Property Transactions.
On December 9, 2025, at the direction of the Special Committee, members of the Company’s management met with legal counsel to the Controlling Stockholder to further discuss the PC Property Transactions.
In addition, on December 9, 2025, representatives of Paul, Weiss delivered an initial draft of the merger agreement to representatives of Stanley Martin and its legal counsel, Maynard Nexsen. A copy of the initial of the draft merger agreement was also shared with the members of the Special Committee. The initial draft of the merger agreement included, among other things, the following key terms: (i) consistent with the Sixth Stanley Martin Proposal, the transaction was structured as a “sign and consent” transaction, with holders of a majority of the voting power of the Company’s outstanding shares of Company Common Stock providing written consent to the transaction within 24 hours of signing the merger agreement (the “Written Consent”), (ii) customary interim operating covenants and representations and warranties for a public company transaction of this size, (iii) customary closing conditions for a public company transaction, and (iv) a termination fee of $4 million to be paid by the Company if the merger agreement was terminated in certain circumstances and a reverse termination fee of $4 million to be paid by Stanley Martin if the merger agreement was terminated in certain circumstances.
On December 10, 2025, representatives of Stanley Martin delivered formal written notice by email to representatives of Vestra extending the exclusivity period to December 30, 2025 in accordance with the terms of the Sixth Stanley Martin Proposal and confirming that Stanley Martin was actively pursuing the transaction with the Company on the terms set forth in the Sixth Stanley Martin Proposal, including with respect to purchase price. The exclusivity period was subsequently extended a number of times between December 30, 2025 and the signing of the merger agreement, in each case, subject to Stanley Martin confirming that it was actively pursuing the transaction with the Company on the terms set forth in the Sixth Stanley Martin Proposal, including with respect to purchase price.
On December 17, 2025, representatives of Vestra informed the members of the Special Committee that they had received an unsolicited inbound expression of interest from representatives of a potential strategic acquirer (“Party G”), who inquired about executing a non-disclosure agreement with the Company so that they could discuss a potential transaction. Party G was not a credible buyer for the Company, as it was a small regional land developer that was not engaged in the business of homebuilding and was unlikely to have the financial capacity to complete a whole-of-company acquisition of this size. Accordingly, consistent with the Company’s obligations under the Sixth Stanley Martin Proposal, representatives of Vestra responded to representatives of Party G noting that the Company was not in a position to discuss a potential transaction with Party G at that time.
On December 18, 2025 and December 22, 2025, representatives of Paul, Weiss and representatives of Maynard Nexsen and Morris, Nichols, Arsht & Tunnell LLP, Delaware legal counsel to Stanley Martin, had calls to discuss key terms of the draft merger agreement, including certain Delaware law matters.
On December 23, 2025, the Special Committee met with members of the Company’s management, Paul, Weiss and Vestra to discuss, among other things, the status of diligence and documentation with Stanley Martin. Representatives of Vestra and Paul, Weiss noted that diligence was going well and the Company was still waiting to receive Stanley Martin’s comments on the first draft of the merger agreement. Representatives of Vestra and members of the Company’s management then reviewed with the Special Committee management’s revised projections of the Company’s expected financial performance for the years 2025-2029 (the “Revised Projections”), showing both the base case and the upside case scenarios, and discussed the assumptions underlying each of those projections. The Initial Projections had been revised at the direction of the members of the Special Committee in light of the Company’s meaningful underperformance since the preparation of the Initial Projections. After detailed discussion with representatives of Vestra and members of the Company’s management, the Special Committee remained skeptical of the Company’s ability to achieve the upside case scenario set forth in the Revised Projections and determined that the base case scenario more accurately reflected the Company’s prospects.
Later that evening, representatives of Maynard Nexsen delivered a revised draft of the merger agreement to representatives of Paul, Weiss. The revised draft of the merger agreement was promptly shared with the members of the Special Committee and the Company’s management. The revised draft of the merger agreement included, among other things, the following key changes: (i) it required the Written Consent to be executed by a to-be-specified list of stockholders constituting a majority of the voting power of the Company’s outstanding shares of Company Common Stock, (ii) it provided that Stanley Martin would pay a maximum aggregate purchase price of $94 million for all of the Company’s outstanding shares of Company Common Stock, rather than a per share price, (iii) it expanded the scope of the interim operating covenants, including by eliminating certain carveouts thereto, (iv) it significantly increased the scope of the representations and warranties to be provided by the Company, especially with respect to real estate and homebuilding matters, and, in a number of instances, extended the lookback dates and eliminated materiality thresholds and carveouts for public filings, (v) it added and expanded the scope of the closing conditions, including that (a) the Company obtain certain third-party consents prior to closing, (b) shares constituting Dissenting Shares (as defined in the Merger Agreement) not equal or exceed 5% of the total issued and outstanding shares of Company Common Stock, and (c) the bringdown of the capitalization representation be true and correct in all respects, except for any inaccuracies that would not increase the aggregate merger consideration above $94 million, and (vi) it eliminated the reverse termination fee to be paid by Stanley Martin if the merger agreement was terminated in certain circumstances.
On January 7, 2026, representatives of Paul, Weiss sent a revised draft of the merger agreement to representatives of Maynard Nexsen, a copy of which was also shared with the members of the Special Committee. The revised draft of the merger agreement included, among other things, the following key changes: (i) it provided that Stanley Martin would pay a per share price for each share of the Company Common Stock, rather than an aggregate purchase price, (ii) it refined the scope of the interim operating covenants and carveouts thereto, (iii) it refined the scope of the representations and warranties to include customary materiality thresholds, lookbacks and reliance on public filings, while generally accommodating Stanley Martin’s request for more extensive real estate and homebuilding representations and warranties, (iv) it removed the additional closing conditions with respect to third-party consents and Dissenting Shares and revised the bringdown of the capitalization representation to be subject to a de minimis threshold of $2 million, and (v) it reinstated the $4 million reverse termination fee to be paid by Stanley Martin if the merger agreement was terminated in certain circumstances.
On January 9, 2026, members of the Company’s management and representatives of Paul, Weiss and Bradley had a call with the Controlling Stockholder’s legal counsel to clarify the key terms of the Controlling Stockholder’s proposal with respect to the PC Property Transactions.
On January 13, 2026, representatives of Bradley communicated the Company’s follow up questions regarding the PC Property Transactions to the Controlling Stockholder’s legal counsel.
On January 16, 2026, representatives of Maynard Nexsen delivered a revised draft of the merger agreement to representatives of Paul, Weiss. The revised draft of the merger agreement was promptly shared with the members of the Special Committee and the Company’s management. Pursuant to the revised draft of the merger agreement, Stanley Martin agreed, among other things, to (i) pay a per share price for each share of the Company Common Stock, rather than an aggregate purchase price and (ii) accept the Company’s removal of the additional closing conditions with respect to third-party consents and Dissenting Shares. The revised draft of the merger agreement also included, among other things, the following key changes: (a) it expanded the scope of certain interim operating covenants and limited carveouts thereto, (b) it expanded the scope of certain representations and warranties, including by eliminating certain materiality thresholds, (c) it revised the bringdown of the capitalization representation to be subject to a de minimis threshold of $20,000 (rather than $2 million), and (d) it included a reverse termination fee to be paid by Stanley Martin if the merger agreement was terminated in certain circumstances equal to the amount of the actual, documented out-of-pocket costs incurred by the Company in connection with the negotiation of the merger agreement from the date of the Sixth Stanley Martin Proposal until the date of such termination, capped at $2 million (rather than $4 million).
On January 18, 2026, the Special Committee met with members of the Company’s management, Paul, Weiss, Bradley and Vestra to discuss the revised draft of the merger agreement received from Maynard Nexsen and the Company’s proposed response.
On January 21, 2026, members of the Company’s management led representatives of Stanley Martin and Daiwa House Industry through site visits of certain communities built by the Company.
On January 22, 2026, with the authorization of the members of the Special Committee, the Company provided representatives of Stanley Martin with the Company’s (i) preliminary 2025 results of operations and (ii) management’s revised projections of the Company’s expected financial performance for the years 2026-2030 (the “Further Revised Projections”), subject to ongoing review and approval of the Board and Special Committee.
On January 26, 2026, representatives of Paul, Weiss and Bradley received a revised proposal with respect to the PC Property Transactions from the Controlling Stockholder’s legal counsel, together with supporting materials.
On January 27, 2026, representatives of Paul, Weiss sent a revised draft of the merger agreement to representatives of Maynard Nexsen, a copy of which was also shared with the members of the Special Committee. The revised draft of the merger agreement included, among other things, the following key changes: (i) it further refined the scope of the interim operating covenants and carveouts thereto, (ii) it further refined the scope of the representations and warranties and applicable materiality thresholds, (iii) it revised the bringdown of the capitalization representation to be subject to a de minimis threshold of $275,000 (rather than $20,000), and (iv) it included a reverse termination fee of $4 million to be paid by Stanley Martin if the merger agreement was terminated in certain circumstances.
On January 29, 2026, a member of the Special Committee met with the remaining Additional Non-Management Director, Alan Levine, members of the Company’s management, Paul, Weiss, Bradley and Vestra to discuss the revised proposal with respect to the PC Property Transactions received from the Controlling Stockholder’s legal counsel. Members of the Company’s management briefed the Special Committee on the key terms of the revised proposal with respect to the PC Property Transactions, noting, among other things, that (i) the properties were included in the asset base underwritten by Stanley Martin in their valuation of the Company, (ii) the Company was already in the process of negotiating these transactions prior to entering into discussion with Stanley Martin, (iii) these transactions were consistent with the Company’s strategy of opening new communities in the submarkets, and (iv) by accelerating the purchase of lots and raw land from the PC Entities, the Company could eliminate future counterparty risk and have greater control over development, which was important because the PC Entities had struggled to comply with their contractual obligations and timely delivery of these properties to date. Following further discussion of the PC Property Transactions, the Special Committee authorized members of management and Vestra to continue negotiating the PC Property Transactions with representatives of the Controlling Stockholder and PC Entities and to keep representatives of Stanley Martin up to date with such negotiations. The Special Committee also made clear that it was important to ensure that none of the PC Property Transactions in any way reduced or impaired the equity value of the Company or the aggregate purchase price to be paid by Stanley Martin to the Company’s stockholders in connection with the potential transaction, which had already been agreed in the Sixth Stanley Martin Proposal.
On January 29, 2026, representatives of Paul, Weiss, Bradley and Vestra shared with the Controlling Stockholder and his legal counsel (i) the latest draft of the merger agreement as sent to Maynard Nexsen on January 27, 2026 and (ii) an estimate of the implied proceeds to be received by the Controlling Stockholder in connection with the proposed transaction.
On January 30, 2026, the Special Committee, remaining Additional Non-Management Director, Alan Levine, members of the Company’s management, Paul, Weiss, Bradley and Vestra met with the Controlling Stockholder, his legal counsel and representatives of the PC Entities. At that meeting, representatives of Paul, Weiss and Vestra provided an update on the status of negotiations with Stanley Martin, the merger agreement and the implied per share price to be received by all stockholders of the Company and the net proceeds to be received by the Controlling Stockholder in connection with the proposed transaction. The members of the Special Committee then asked the Controlling Stockholder if he would be willing to forgo certain financial entitlements in order to increase the per share price to be paid to all stockholders of the Company. The Controlling Stockholder agreed, among other things, to amend his existing employment agreement with the Company to waive his existing severance and change of control entitlements (including a $6 million cash severance payment), in exchange for a one-time cash payment of $675,000 (which would remain subject to the execution of a release in favor of the Company) and adjustments to the scope of his existing restrictive covenants, provided, that the aggregate merger consideration to be received by all stockholders was increased by $5,325,000 (the “Proposed Employment Agreement Amendments”). Following that discussion, the members of the Special Committee and the Company’s management discussed key terms and economics of the PC Property Transactions with the Controlling Stockholder and representatives of the PC Entities. As part of that discussion, the members of the Special Committee reiterated that it was important to ensure that the PC Property Transactions did not take value away from the Company’s stockholders or reduce the purchase price Stanley Martin was willing to pay for the Company in connection with the potential transaction. The Special Committee then authorized members of the Company’s management to work with (i) representatives of Paul, Weiss to finalize and document the Proposed Employment Agreement Amendments and (ii) representatives of Bradley and the Company’s local real estate counsel, Blair Cato Pickren Casterline LLC (“BCPC”), to finalize and document the PC Property Transactions.
On February 4, 2026, the Special Committee met with representatives of Paul, Weiss and Vestra. At that meeting, representatives of Paul, Weiss and Vestra briefed the Special Committee on the status of negotiations with (i) the Controlling Stockholder regarding the Proposed Employment Agreement Amendments and PC Property Transactions and (ii) Stanley Martin regarding the merger agreement and ancillary documents. Following discussion of those items, the Special Committee turned to discuss the fact that the Company’s stock price had been rising and was then trading at price substantially higher than the per share price to be received by stockholders pursuant to the draft merger agreement. As part of that discussion, the Special Committee considered a variety of factors, including (i) that the trading price may be artificially inflated due to potential chatter in the market that a transaction may be pending, (ii) that the trading price is not necessarily reflective of the fundamental value of the Company, and that the recent trading activity may not reflect any change in the market’s assessment of the Company, given the Company’s small public float and relative illiquidity of its Class A Common Stock, (iii) the lack of interest in the market for pursuing a transaction involving the Company, as demonstrated by the breadth and duration of the strategic review process, (iv) the general underperformance of, and challenging outlook, facing the homebuilding industry generally and the Company in particular, (v) the Company’s long term retention issues for high quality executives and directors, and (vi) the lack of other identifiable news catalyst for such trading volumes or trading price increase.
On February 6, 2026, representatives of Maynard Nexsen delivered a revised draft of the merger agreement to representatives of Paul, Weiss. The revised draft of the merger agreement was promptly shared with the members of the Special Committee and the Company’s management. Pursuant to the revised draft of the merger agreement,

Stanley Martin accepted the Company’s position with respect to (i) the bringdown of the capitalization representation to be subject to a de minimis threshold of $275,000 and (ii) the reverse termination fee of $4 million to be paid by Stanley Martin if the merger agreement was terminated in certain circumstances. Remaining open items included the scope of the interim operating covenants, representations and warranties, and applicable materiality thresholds.
Between February 6, 2026 and February 22, 2026, representatives of Paul, Weiss and Maynard Nexsen exchanged drafts and engaged in communications to finalize the terms of the draft merger agreement and ancillary documents. Revised drafts of the merger agreement and ancillary documents were promptly shared and discussed with the members of the Special Committee, the Company’s management and representatives of Vestra and Bradley, where appropriate.
On February 7, 2026, representatives of Paul, Weiss sent representatives of Maynard Nexsen an initial draft of the employment agreement amendment and waiver to be entered into by and between the Company and the Controlling Stockholder (the “Draft Employment Agreement Amendment and Waiver”). The Draft Employment Agreement Amendment and Waiver proposed to amend and waive certain provisions of the existing employment agreement, dated October 1, 2024, by and between the Company and the Controlling Stockholder, with effect as of, and contingent upon the occurrence of, the consummation of the merger with Stanley Martin. In particular, it proposed, among other things, to waive the Controlling Stockholder’s existing severance and change of control entitlements (including the $6 million cash severance payment payable in connection with a change in control and 60 months’ full healthcare coverage), in exchange for a one-time cash payment of $675,000 (subject to execution of a release) and COBRA payments for 18 months on the same basis provided to other executives of the Company. The Draft Employment Agreement Amendment and Waiver also proposed to amend the scope of certain restrictive covenants applicable to the Controlling Stockholder and his affiliates. Representatives of Paul, Weiss communicated to representatives of Maynard Nexsen that the terms of the Draft Employment Agreement and Waiver were contingent upon Stanley Martin agreeing to increase the aggregate merger consideration to be received by all stockholders in connection with the proposed transaction by $5,325,000 (the net amount of the cash severance payment that the Controlling Stockholder was waiving).
On February 11, 2026, representatives of Maynard Nexsen sent representatives of Paul, Weiss a revised draft of the Draft Employment Agreement Amendment and Waiver, a copy of which was promptly shared with members of the Company’s management. The revised draft of the Draft Employment Agreement Amendment and Waiver included proposed adjustments to the scope of certain restrictive covenants applicable to the Controlling Stockholder and his affiliates, as well as other drafting changes. In connection therewith, Stanley Martin also agreed to increase the aggregate merger consideration to be received by all stockholders in connection with the proposed transaction by $5,325,000 (the net amount of the cash severance payment that the Controlling Stockholder was giving up under the Draft Employment Agreement Amendment and Waiver) to a total of approximately $99,325,000.
On February 13, 2026, the Special Committee, members of the Company’s management, Paul, Weiss, Bradley and Vestra met with the Controlling Stockholder, his legal counsel and representatives of the PC Entities to preview the key terms of the Draft Employment Agreement Amendment and Waiver and further discuss the PC Property Transactions.
Between February 13, 2026 and February 22, 2026, representatives of Paul, Weiss, Bradley, Maynard Nexsen and Bass exchanged drafts and engaged in communications, including with members of the Company’s management, Stanley Martin and the Controlling Stockholder, to finalize the terms of the Draft Employment Agreement Amendment and Waiver.
On February 15, 2026 and February 17, 2026, representatives of Paul, Weiss sent representatives of Maynard Nexsen and representatives of Bass, respectively, an initial draft of the form of agreement to be used for the PC Property Transactions, as prepared by the Company’s local real estate counsel, BCPC. Between February 17, 2026 and February 22, 2026, representatives of the Company, Stanley Martin, the PC Entities and their respective advisors exchanged drafts and engaged in communications to negotiate and finalize the terms and documentation of the PC Property Transactions (collectively, the “PC Property Agreements”).
On February 16, 2026 and February 17, 2026, the members of the Special Committee reviewed management’s revised projections of the Company’s (i) actual financial performance for the year 2025 and (ii) expected financial performance for the years 2026-2030 (the “Final Projections”) and approved those projections for use and reliance on by Vestra in connection with its financial analysis and opinion.
On February 18, 2026, the Company held a joint meeting of the Board and Special Committee, at which members of the Company’s management and representatives of Paul, Weiss, Bradley and Vestra were present. At that meeting, representatives of Paul, Weiss provided an overview of fiduciary duties attendant to the strategic review process, including in the context of evaluating the potential transaction. Representatives of Paul, Weiss then reviewed with the directors the terms of the then-current drafts of the merger agreement, Written Consent and company disclosure letter, copies of which were circulated to all of the directors in advance of the meeting. Representatives of Vestra then reviewed with the directors a customary relationship disclosure memo, a copy of which was circulated to all of the directors in advance of the meeting. The directors then discussed the relationship disclosure memo and did not identify any matters that would affect the ability of Vestra to fulfill its responsibilities as financial advisor to the Special Committee. Representatives of Vestra then presented a preliminary financial analysis of the $1.18 per share cash consideration to be paid by Stanley Martin to the Company’s stockholders pursuant to the terms of the merger agreement. Thereafter, the directors discussed various factors related to the decision of whether to enter into the proposed transaction, including those more fully described in the section of this information statement captioned “The Merger - Recommendation of the Special Committee and the Board; Reasons for the Merger.” Following that discussion, the Board meeting was adjourned for the members of the Special Committee to meet with its advisors in executive session, during which they further discussed various factors related to the decision of whether to recommend to the Board that the Company enter into the proposed transaction, including those more fully described in the section of this information statement captioned “The Merger - Recommendation of the Special Committee and the Board; Reasons for the Merger.”
Following that discussion representatives of Paul, Weiss conducted interviews with each of the members of the Special Committee to again confirm their status as independent and “disinterested directors” (as defined in Section 144(e)(4) of the DGCL) for the purposes of the proposed transaction.
Between February 18, 2026 and February 22, 2026, representatives of the Company, Stanley Martin, the Controlling Stockholder and PC Entities and their respective legal counsel and other advisors, continued to exchange drafts and finalize the forms of the merger agreement, Written Consent, Draft Employment Agreement Amendment and Waiver, and PC Property Agreements.
On February 22, 2026, the Company held a joint meeting of the Board, the Special Committee, the Related Party Transactions Committee and the Compensation Committee at which members of the Company’s management and representatives of Paul, Weiss, Bradley and Vestra were present. At that meeting, the Board reviewed and determined, as of the date thereof, that each member of the Special Committee (i) satisfied the applicable criteria for determining director independence from the Company and the Controlling Stockholder under the listing standard of the Nasdaq Stock Market (treating the Controlling Stockholder as if he were the corporation for purposes of applying such criteria to independence from him), (ii) was a “disinterested director” (as defined in Section 144(e)(4) of the DGCL), and (iii) continued to not be a member of the Company’s management, and not have an interest in the proposed transaction that was different from, or in addition to, the interests of the Company’s stockholders generally. Representatives of Paul, Weiss then reviewed with the directors the final forms of the merger agreement, Written Consent, company disclosure letter, and employment agreement amendment and waiver, copies of which were circulated to all of the directors in advance of the meeting. Members of the Company’s management then reviewed with the directors the final forms of the PC Property Agreements, copies of which were circulated to all of the directors in advance of the meeting. The members of the Special Committee then asked the Controlling Stockholder once more if he would forgo his Earn Out Shares and the Controlling Stockholder declined. Representatives of Vestra then presented to the Special Committee its financial analysis and, at the Special Committee’s request, delivered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion dated February 22, 2026 that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Vestra as set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Class A Common Stock, as more fully described in the section of this information statement captioned “The Merger - Opinion of Vestra Advisors LLC” beginning on page 47. The Board then temporarily adjourned in order for the Compensation Committee of the Board to convene.
The Compensation Committee discussed the terms of the employment agreement amendment and waiver between the Company and the Controlling Stockholder. In particular, the Compensation Committee noted that the Controlling Stockholder had agreed to forgo his existing severance and change of control entitlements (including the $6 million cash severance payment payable in connection with a change in control and 60 months’ full healthcare coverage), in exchange for a one-time cash payment of $675,000 (subject to execution of a release), COBRA payments for 18 months on the same basis provided to other executives of the Company and amendments to the scope of his existing restrictive covenants. The Compensation Committee acknowledged that this resulted in an increase in the aggregate merger consideration to be received by all stockholders in connection with the proposed transaction by $5,325,000. Following that discussion, the Compensation Committee determined and recommended to the Board that it was advisable and in the best interests of the Company and its stockholders to enter into and approve the employment agreement amendment and waiver. The Compensation Committee then adjourned in order for the Related Party Transactions Committee of the Board to convene.
The Related Party Transactions Committee discussed the proposed transaction with Stanley Martin, including the merger agreement, Written Consent, and company disclosure letter, as well as the transactions with the Controlling Stockholder and PC Entities, including the employment agreement amendment and waiver and PC Property Agreements. As part of that discussion, the Related Party Transactions Committee focused on the PC Property Agreements and noted, among other things, that: (i) the properties subject to the PC Property Agreements were included in the asset base underwritten by Stanley Martin in their valuation of the Company, (ii) Stanley Martin was aware of, and approved the PC Property Agreements, (iii) the final terms of the PC Property Agreements did not reduce or impair the equity value of the Company or the aggregate purchase price to be paid by Stanley Martin to the Company’s stockholders in connection with the proposed transaction, (iv) with respect to those PC Property Transactions that were subject to existing contracts, the final terms of the new PC Property Agreements reflected an overall reduction in the applicable contract prices, (v) by accelerating the purchase of lots and raw land from the PC Entities the Company had greater control over the development of these properties, (vi) the transactions were consistent with the Company’s strategy of opening new communities in the submarkets, (vii) members of the Company’s management had communicated their view that the PC Property Agreements were fair to and in the best interests of the Company and therefore proposed to move forward with the transactions contemplated thereby, even if the proposed transaction with Stanley Martin does not close, and (viii) members of the Company’s management worked with the Company’s local real estate counsel, BCPC, as facilitated by representatives of Bradley, to negotiate and document the PC Property Agreements. Following that discussion, the Related Party Transactions Committee acknowledged that (a) decisions of the Related Party Transactions Committee required approval of the majority of its members, (b) the Special Committee was comprised of a majority of the members of the Related Party Transactions Committee, and (c) the Special Committee had been established to conduct a strategic review process and review the proposed transactions. Accordingly, the Related Party Transactions Committee determined, without implying that its approval was in fact required, to delegate its power and authority to the members of the Special Committee (in their capacity as a sub-committee of the Related Party Transactions Committee) and deem any actions of the Special Committee to be actions of the Related Party Transactions Committee with respect to such matters. The Related Party Transactions Committee then adjourned in order for the Special Committee of the Board to convene.
The Special Committee discussed the proposed transaction with Stanley Martin, including the merger agreement, Written Consent, and company disclosure letter, as well as the transactions with the Controlling Stockholder and PC Entities, including the employment agreement amendment and waiver and PC Property Agreements. During that discussion, the Special Committee considered a variety of factors related to the decision of whether to recommend to the Board that the Company enter into the proposed transaction, including those described in the section of this information statement captioned “The Merger - Recommendation of the Special Committee and the Board; Reasons for the Merger.” Following that discussion, the Special Committee duly and unanimously adopted resolutions that (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders and (b) recommended to the Board that the Board (i) determines that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopts and approves the merger agreement and the transactions contemplated thereby, including the merger, and declares that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directs that the merger agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommends that the stockholders of the Company adopt the merger agreement and approve the merger in accordance with the DGCL. In addition, the Special Committee also determined and recommended to the Board that it was advisable and in the best interests of the Company and its stockholders to enter into and approve the employment agreement amendment and waiver and the PC Property Agreements. The Special Committee then adjourned in order for the Board to reconvene.
The Board then, after considering the factors more fully described in the section of this information statement captioned “The Merger - Recommendation of the Special Committee and the Board; Reasons for the Merger,” unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (b) adopted and approved the merger agreement and the transactions contemplated thereby, including the merger, and declared that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (c) directed that the merger agreement be submitted to the stockholders of the Company for its adoption, and (d) recommended that the stockholders of the Company adopt the merger agreement and approve the Merger in accordance with the DGCL. In addition, the Board determined it was advisable and in the best interests of the Company and its stockholders to enter into and approve the employment agreement amendment and waiver and the PC Property Agreements.
Shortly after the meeting, the Merger Agreement, the Written Consent, the employment agreement amendment and waiver and the PC Property Agreements were executed by the applicable parties.
The following morning, on February 23, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement.
Recommendation of the Special Committee and the Board; Reasons for the Merger
Reasons for the Merger and Recommendation of the Special Committee
On February 22, 2026, the Special Committee, acting with the advice and assistance of Vestra, its financial advisor, and independent legal counsel, reviewed and discussed the proposed terms and conditions of the Merger Agreement and the Transactions contemplated thereby, including the Merger and the Merger Consideration to be paid to the Company’s stockholders in connection therewith, and, after careful consideration, including based on the factors described below (which factors are not necessarily exhaustive or listed in any relative order of importance), at a duly convened and held meeting at which all members of the Special Committee were present, unanimously (a) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, and (b) resolved to recommend to the Board (the “Special Committee Recommendation”) that the Board (i) determines that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopts and approves the Merger Agreement and the Transactions, including the Merger, and declares that the Merger Agreement and the Transactions, including the Merger are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directs that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) recommends that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL.
In evaluating the Merger Agreement and the Transactions contemplated thereby, including the Merger, the Special Committee consulted with its financial and legal advisors, as well as members of the Company’s management. In reaching its determination that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders and making the Special Committee Recommendation, the Special Committee carefully reviewed, considered and analyzed a number of factors, including those set forth below.
The Special Committee believed that a number of factors supported its determination and recommendation, including, without limitation, the following material factors (which factors are not necessarily exhaustive or listed in any relative order of importance):
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Merger Consideration. The Per Share Amount of $1.18 in cash to be paid as Merger Consideration in relation to (i) the Special Committee’s estimate of the current and future value of the Company as a standalone entity, (ii) the market performance of the Company’s shares relative to those of other participants in the Company’s industry and general market indices, (iii) the historical market prices of the Company’s shares and (iv) the Special Committee’s view that the trading price of the Class A Common Stock in the lead up to the announcement of the Merger was artificially inflated following the Company’s public announcement of its consideration of strategic alternatives on May 19, 2025 and did not reflect the intrinsic value of the Company.

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Value Relative to Standalone Prospects. The Special Committee’s belief that the Merger Consideration compares favorably to the potential long-term value of the Company’s shares if the Company were to remain as a standalone publicly traded company, after taking into account the risks and uncertainties associated with remaining a standalone publicly traded company, including the Company’s business, its competitive position, and current industry and financial conditions. Among other things, the Special Committee considered:

○	its assessment of the Company’s historical financial and operational performance;
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the Final Projections (as defined in “The Merger – Projections” beginning on page 52), and the execution risks implicit in achieving the Final Projections, including (i) the Company’s history of underperformance compared to management’s projections (noting that the Company had revised its projections downwards on multiple occasions and still underperformed them) and (ii) the risk that the Company’s go-forward business plan and strategic initiatives (a) may not be successful in driving sales and development, (b) may result in the incurrence of expenses greater than those projected and (c) the increases in efficiency and productivity may not occur on the timeline reflected in the Final Projections or at all;

○
the challenging macroeconomic factors currently affecting the homebuilding industry generally and the Company in particular, and certain other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

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the sub-scale nature of the Company as a public homebuilder – in particular, noting that the overhead costs of maintaining the Company as a standalone public company were disproportionately high relative to its small scale and poor financial performance, and, based on current projections, there was no clear path to grow out of that problem;

○
if the Company were to remain a standalone public company, significant cost-cutting measures would need to be implemented in order to maintain its viability, including reducing employee headcount, cutting non-essential corporate overhead and repositioning the Company to focus on core markets by selling non-core assets; and there were no guarantees that such cost-cutting measures would be successful and there was a risk that their disruption to the business could outweigh any savings actually achieved;

○
the fact that (i) the Company is considered highly leveraged for the sector and has the highest leverage in the public homebuilding sector, (ii) as a result of the Company’s deteriorating financial performance, the Company was required to amend its existing credit facilities with Wells Fargo Securities, LLC and Kennedy Lewis Agency Partners LLC in September 2025 to provide temporary covenant relief to avoid default, (iii) based on the Final Projections, the Company will likely default on its debt service coverage ratio and consolidated total leverage ratio covenants in the first half of 2026 and have a very small cushion on its tangible net worth and liquidity covenants (in particular, the Final Projections indicate (a) debt service coverage ratios of 1.89x and 1.99x in the first and second quarters of 2026, respectively, which are below the 2.00x minimum required by the existing credit facilities and (b) a consolidated total leverage ratio of 2.33x in the first quarter of 2026, which is above the maximum threshold of 2.25x required by the existing credit facilities), (iv) the Company’s management expects any further covenant relief to be difficult to obtain given the recent amendments to the Company’s existing credit facilities and the ongoing deterioration of the Company’s financial performance, (v) the Company’s existing lenders were more open to providing covenant relief in September 2025 because the Company was in the process of considering strategic alternatives, but if that process did not result in a successful sale of the Company they would be less likely to grant covenant relief and the Company would be at serious risk of defaulting under its existing credit facilities, (vi) as a result, existing lenders may seek to tighten liquidity covenants that may constrain the Company’s ability to operate going forward, (vii) in light of the foregoing, the Company may not have the liquidity to sustain its contemplated level of growth and investment in new communities and meet its Final Projections and, (viii) the Company may need to look for alternate financing sources, which could be difficult and expensive to obtain;

○
the Company’s long term retention issues for high quality executives and directors and the risk that current senior management and directors of the Company would resign from their roles with the Company; and

○
the Special Committee’s lack of confidence in the Controlling Stockholder’s ability as an operating executive, based on his prior performance as the Company’s Chief Executive Officer and the Special Committee’s view that returning him to that role would not be value additive, notwithstanding the Controlling Stockholder’s recent attempts to do so.

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Extensive Strategic Alternative Process. The fact that the Special Committee had engaged in extensive discussions regarding strategic alternatives and potential counterparties with certain members of the Company’s senior management team and representatives of Vestra and Paul, Weiss. In particular, the Special Committee considered the fact that the strategic alternative process conducted by the Special Committee, with the assistance of representatives of Vestra, involved publicly announcing that the Company was reviewing strategic alternatives, contacting 38 potential buyers, entering into confidentiality agreements with 25 potential buyers (including the Controlling Stockholder), providing data room and diligence access to five potential buyers (including the Controlling Stockholder), providing management presentations to two potential buyers, receiving initial indications of interest from three potential counterparties and ultimately receiving only one final actionable indication of interest. Additionally, the Special Committee considered that in light of the public announcement of the strategic alternative process on May 19, 2025 and subsequent announcement of conclusion of the strategic review process on October 20, 2025 without yielding any strategic transaction, any party that was not affirmatively contacted by the Company could have submitted an indication of interest to the Company or Vestra and the Company would have engaged with such party if it would have been reasonably likely to result in a superior proposal.

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Strategic Alternatives. The potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible strategic alternatives to the Merger (including possible alternative strategic transactions and scenarios involving the possibility of remaining a standalone publicly traded company), and the timing, risks and likelihood of accomplishing such strategic alternatives.

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Loss of Opportunity. The possibility that, if the Special Committee declined to recommend that the Board approve the Merger Agreement, there may not be another opportunity for the Company’s stockholders to realize the value of their investment in the Company and receive a comparably priced offer with a comparable level of closing certainty. In this regard, the Special Committee also considered the lack of interest in the market for pursuing a transaction involving the Company, as demonstrated by the breadth and duration of the strategic review process conducted by the Special Committee.

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Majority Stockholder Support. The support of certain stockholders of the Company (including the Controlling Stockholder), who collectively represented at least 70% of the total voting power of the issued and outstanding shares of Company Common Stock as of the date of the Merger Agreement, and who delivered a Written Consent to adopt the Merger Agreement and approve the Transactions, including the Merger, promptly following the execution of the Merger Agreement. The Special Committee also considered the fact that, because the Written Consent constituted the requisite stockholder approval to approve and adopt the Merger Agreement under the DGCL and the Company’s organizational documents, the Merger would not be subject to the risks and uncertainties associated with obtaining stockholder approval at a meeting of the Company’s stockholders, thereby providing greater certainty of closing.

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Best Value Reasonably Attainable; Negotiations with Parent. The Special Committee’s belief that, after extensive negotiations, the Company obtained the highest price and most favorable terms to which Parent was willing to agree, taking into account the business, financial condition, results of operations, and the prospects of the Company. In particular, the Special Committee considered that, notwithstanding the fact that Parent had cut its proposed purchase price on four separate occasions in response to further diligence, the Special Committee had been able to negotiate an increase in Parent’s proposed purchase price for the Company from $85 million to $94 million and, again, from $94 million to approximately $99,325,000 (as a result of the Controlling Stockholder agreeing to forgo his existing severance and change of control entitlements). The Special Committee noted that there was a substantial risk of losing Parent’s final offer if the Company continued to pursue a higher price from Parent, especially considering Parent had terminated negotiations once before. The Special Committee also considered the fact that the Special Committee and its advisors had engaged in arm’s-length negotiations with Parent and had deliberated extensively to evaluate the Transactions.

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Negotiations with Controlling Stockholder. The Special Committee considered the fact that, following negotiations, the Controlling Stockholder had agreed to waive the Controlling Stockholder’s existing severance and change of control entitlements, which amounts were then applied to increase the aggregate Merger Consideration to be received by all stockholders in connection with the Merger by approximately $5,325,000 (the net amount of the cash severance payment that the Controlling Stockholder was waiving). The Special Committee also considered the fact that the Controlling Stockholder would not agree to waive his Earn Out Shares, the terms of which were made publicly available to stockholders when the Company originally went public.

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Ability to Accept a Superior Proposal. The Special Committee noted that despite agreeing to provide Parent with exclusivity to negotiate the proposed transactions, the Company maintained a fiduciary out throughout the exclusivity period, in the event that the Company received an unsolicited offer that was, or would be reasonably likely to result in, a superior proposal and no such superior proposal was received.

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Cash Consideration. The fact that the Merger Consideration is all cash, which provides certainty and immediate liquidity and value to each of the Company’s stockholders, enabling the Company’s stockholders to realize value while eliminating long-term business and execution risk.

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Fairness Opinion. The opinion of Vestra rendered orally to the Special Committee on February 22, 2026, which was subsequently confirmed by delivery of a written opinion, dated February 22, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Vestra in preparing its opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Class A Common Stock, as more fully described in the section of this information statement entitled “The Merger—Opinion of Vestra Advisors LLC” beginning on page 47.

•	Likelihood of Closing. The likelihood that the Transactions, including the Merger, would be completed, based on, among other things:
○	the fact that Parent has sufficient funds to complete the Transactions, including payment in full of the aggregate Merger Consideration;
○	the fact that the obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition or regulatory approval;
○	the limited number and nature of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger; and
○
the fact that the requisite stockholder approval of the Merger would be delivered by written consent promptly following the execution of the Merger Agreement, without the need for further approval at a meeting of the Company’s stockholders.

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Parent’s Reputation. The Special Committee considered the business reputation, experience and financial resources of Parent and its management, including the fact that Parent has sufficient funds to consummate the Transactions without relying on debt financing.

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Merger Agreement. The terms of the Merger Agreement, which were reviewed by the Special Committee with its outside legal counsel, and the fact that such terms were the product of arm’s-length negotiations between the parties, including:

○	the limited number and nature of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger;
○	the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;
○	the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger;
○	the Company’s ability, as set out in the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement; and

○
the Company’s right to receive a reverse termination fee of $4,000,000 from Parent if the Merger Agreement is terminated in certain circumstances, including due to Parent’s willful and material breach or failure to close.

•
Appraisal Rights. The fact that appraisal rights are available to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see the section of this information statement entitled “Appraisal Rights” and Annex C).

The Special Committee also considered a number of factors relating to procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Company’s stockholders. The Special Committee believes such factors, including, without limitation, the following material factors (which factors are not necessarily exhaustive or listed in any relative order of importance), support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:
•	the Special Committee was formed at the outset of the Board’s review of strategic alternatives and prior to any consideration of a possible transaction or the terms of the Merger Agreement;
•
the Special Committee consists solely of directors who are independent and disinterested, who satisfy the applicable criteria for determining director independence from the Company and the Controlling Stockholder under the listing standard of the Nasdaq Stock Market (treating the Controlling Stockholder as if he were the corporation for purposes of applying such criteria to independence from him), who are “disinterested directors” (as defined in Section 144(e)(4) of the DGCL), and who are not members of the Company’s management, and do not have an interest in the Transactions that is different from, or in addition to, the interests of the Company’s stockholders generally;

•
the Board, by duly adopted resolutions, authorized and empowered the Special Committee to, among other things, evaluate the terms of the Transactions, to negotiate the terms of the Merger Agreement and the Merger, to consider alternative transactions, to elect not to pursue any transaction (including the Transactions), and to make any recommendation to the Board with respect to such Transactions as it deems appropriate;

•
the Special Committee had no obligation to recommend the entry into any transaction, including a transaction with Parent, and the Special Committee had the authority to reject any proposals made by Parent or any other person;

•	the Special Committee retained and was advised by its own experienced independent legal and financial advisors;
•
the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, and no limitations were placed on the Special Committee’s authority with respect thereto;

•
the Special Committee held multiple meetings to consider and review the terms of the Merger Agreement and the Transactions, and exchanged information and opinions through other means during the negotiation of the Transactions;

•
the terms of the Merger Agreement, including the Merger Consideration, were the product of extensive negotiations between the Special Committee and its legal and financial advisors, on the one hand, and Parent and its advisors, on the other hand; and

•
the Special Committee’s financial advisor, Vestra, delivered an opinion to the Special Committee to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other factors set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Common Stock.

Over the course of its deliberations, the Special Committee also considered a number of uncertainties, risks and other countervailing factors relating to entering into the Merger Agreement, including, without limitation, the following factors (which factors are not necessarily exhaustive or listed in any relative order of importance):
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Closing Certainty. The fact that completion of the Transactions, including the Merger, depends on certain factors outside of the Company’s control, and the risk that the Merger might not be completed in a timely manner or at all.

•
Participation in Future Gains. The fact that following the completion of the Merger, the Company will no longer exist as a standalone publicly traded company and that the Company’s existing stockholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value of the Company’s shares. The Special Committee also considered the possibility that, at some future time, Parent could sell some or all of the Surviving Corporation or its securities, businesses or assets to one or more purchasers at a valuation higher than available in the Merger, and that the Company’s stockholders would not be able to participate or benefit from such a sale.

•
Certain Historical Prices. The fact that the trading price of the Company Common Stock had at times during the 52-week period preceding the date of the Merger Agreement been higher than the Per Share Amount, although the Special Committee noted that such historical prices were artificially inflated following the Company’s public announcement of its consideration of strategic alternatives on May 19, 2025 and did not reflect the intrinsic value of the Company.

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Impact of Merger Announcement on the Company. The risk that disruptions from the Merger will harm (i) the Company’s business, including current plans and operations and relationships with the Company’s investors, suppliers, business partners and other third parties, including during the pendency of the Merger and (ii) the ability of the Company to retain and hire key personnel. The Special Committee also considered the potential adverse reactions or changes to business relationships, including those with suppliers or vendors resulting from the announcement or completion of the Merger and that potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger could affect the Company’s financial performance.

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Risks Associated with a Failure to Consummate the Merger. The fact that, if the Merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and relationships with suppliers or vendors, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of the Class A Common Stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

•
Restrictions on the Operation of the Company’s Business. The fact that, although the Company will continue to exercise control over its operations prior to the Closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the Closing without the prior written consent of Parent, which may delay or prevent the Company from undertaking certain business opportunities that may arise during the pendency of the Merger, regardless of whether the Merger is completed.

•
Company Termination Fee. The potential requirement that the Company pay Parent a Company Termination Fee of $4,000,000 if the Merger Agreement is terminated under certain circumstances. However, the Special Committee believed that the Company Termination Fee payable under the Merger Agreement was reasonable in amount and customary for transactions of this type and size.

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Written Consent. The fact that the written consent was required to be signed within 24 hours of executing the Merger Agreement, which effectively meant that once the Company signed the Merger Agreement, the Company would not be able to shop the transaction or accept a superior proposal. The Special Committee also considered the fact that Parent would have been permitted to terminate the Merger Agreement if the Controlling Stockholder and certain of his affiliates had failed to execute and deliver the Written Consent within 24-hours following the execution of the Merger Agreement, and the obligation, for the Company to pay Parent a fee of $4,000,000 upon the termination of the Merger Agreement in those circumstances.

•	Tax Treatment. The fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to the stockholders of the Company for United States federal income tax purposes.
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Stockholder Litigation. The risk of litigation arising from stockholders in respect of the Merger Agreement or the Transactions and the expenses that may be incurred by the Company in connection therewith.

•
In addition, the Special Committee was aware of, and considered the fact, that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the

Company’s stockholders generally, including those interests resulting from employment and compensation arrangements with the Company. For more information, see the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger”.
After weighing these negative factors and giving them due consideration, the Special Committee concluded that none of these factors, alone or in the aggregate, was significant enough to outweigh the factors and analyses that it considered to support its beliefs that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders.
Reasons for the Merger and Recommendation of the Board
On February 22, 2026, the Board, at a duly convened and held meeting at which all directors were present, reviewed and discussed the proposed terms and conditions of the Merger Agreement and the Transactions contemplated thereby, including the Merger and the Merger Consideration to be paid to the Company’s stockholders in connection therewith, and, after careful consideration, including based on the factors described below (which factors are not necessarily exhaustive or listed in any relative order of importance) and the Special Committee Recommendation, unanimously (a) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (b) adopted and approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (c) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (d) recommended that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL.
In evaluating the terms of the Merger Agreement and the Transactions contemplated thereby, including the Merger and the Merger Consideration to be paid to the Company’s stockholders in connection therewith, and in reaching its determinations and recommendations, the Board expressly adopted the Special Committee’s analyses, conclusions and determinations, as described above. Without limiting the foregoing, the Board also considered a variety of factors, including the following material factors (which are not necessarily exhaustive or listed in any relative order of importance):
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Special Committee Recommendation. The Special Committee’s analyses (as to both substantive and procedural aspects of the Merger and other Transactions), conclusions and unanimous determination, which the Board adopted as its own, that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders. The Board also considered that the Special Committee unanimously recommended that the Board (i) determines that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopts and approves the Merger Agreement and the Transactions, including the Merger, and declares that the Merger Agreement and the Transactions, including the Merger are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directs that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) recommends that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

•
Procedural Protections. The procedural fairness and safeguards of the Special Committee process, including that the Merger was negotiated by the Special Committee consisting solely of directors who (i) satisfy the applicable criteria for determining director independence from the Company and the Controlling Stockholder under the listing standard of the Nasdaq Stock Market (treating the Controlling Stockholder as if he were the corporation for purposes of applying such criteria to independence from him), (ii) are “disinterested directors” (as defined in Section 144(e)(4) of the DGCL) and (iii) are not members of the Company’s management, and do not have any interest in the Transactions that is different from, or in addition to, the interests of the Company’s stockholders generally.

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Other Factors Considered by the Special Committee. The other material factors considered by the Special Committee, including the benefits, risks, uncertainties and other potentially negative factors relating to the Merger and the other Transactions listed above.

After taking into account all of the factors set forth above, as well as others, the Board, acting on the unanimous Special Committee Recommendation, agreed that the potentially positive factors outweighed the potentially countervailing factors and determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders and should be pursued at this time.

The foregoing discussion of material factors considered by the Special Committee and the Board in reaching their determinations and recommendations includes the principal factors considered; however, the foregoing discussion is not intended to be exhaustive and may not include all of the factors considered. In light of the variety of factors considered in connection with the evaluation of the Transactions, including the Merger, neither the Special Committee nor the Board found it practicable to, and did not, quantify or otherwise assign relative or specific weights to the specific factors considered in reaching their respective determinations and recommendations. Rather, the Special Committee and the Board based their decisions on the totality of the factors and information considered, including discussions and consultation with members of the Company’s management and independent financial and legal advisors. Moreover, each member of the Special Committee and the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.
This explanation of the Special Committee and the Board’s reasons for their recommendations and other information presented in this section includes statements that are forward-looking in nature and, therefore, should be read in light of the factors described in the section of this information statement entitled “Cautionary Statement Regarding Forward-Looking Statements”.
Required Stockholder Approval for the Merger
Under the DGCL and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of February 22, 2026, the record date for determining the stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 21,853,341 shares of Class A Common Stock and 36,973,876 shares of Class B Common Stock outstanding. Holders of Class A Common Stock are entitled to one vote for each share held of record and holders of Class B Common Stock are entitled to two votes for each share held of record, in each case on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On February 22, 2026, immediately following the execution of the Merger Agreement, the Majority Stockholders, which as of February 22, 2026, beneficially owned approximately 80% of the combined voting power of the issued and outstanding shares of Company Common Stock, executed and delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger. As a result, the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Opinion of Vestra Advisors LLC
The Company retained Vestra as its financial advisor in connection with a possible transaction involving the Company, Parent and Merger Sub. In connection with Vestra’s engagement, the Special Committee requested that Vestra evaluate the fairness, from a financial point of view, to the holders of Class A Common Stock of the Merger Consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Merger Agreement. On February 22, 2026, at a meeting of the Special Committee held to evaluate the proposed Merger, Vestra rendered to the Special Committee an oral opinion, subsequently confirmed by delivery of a written opinion dated February 22, 2026, to the effect that, as of the date of Vestra’s written opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Vestra as set forth in its written opinion, the Merger Consideration to be received by holders of Class A Common Stock was fair, from a financial point of view, to such holders.

The full text of Vestra’s written opinion, dated February 22, 2026, to the Special Committee which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Vestra in rendering its opinion, is attached to this information statement as Annex C and is incorporated herein by reference in its entirety. The summary of Vestra’s opinion set forth below is qualified in its entirety by reference to the full text of Vestra’s opinion. Vestra’s opinion was rendered to the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger and was limited to the fairness, from a financial point of view, as of the date of Vestra’s written opinion, to holders of shares of Class A Common Stock of the Merger Consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Merger Agreement. Vestra’s opinion did not address any other terms, aspects or implications of the proposed Merger. Vestra’s opinion did not address the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might have existed for the Company or the effect of any other transaction in which the Company might have engaged or considered. Vestra’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any other matters relating to the proposed Merger or otherwise.
In arriving at its opinion, Vestra:
•	reviewed a draft, dated February 17, 2026 of the Merger Agreement;
•	held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations, financial condition and prospects of the Company;
•
examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts (the “Final Projections” as defined and summarized in the section entitled “The Merger - Projections”) and other information and data relating to the Company which were provided to or discussed with Vestra by the management of the Company (the “Management Information”);

•
reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Class A Common Stock; the historical and projected financial and operating data of the Company; and the capitalization and financial condition of the Company;

•	considered stock market and other publicly available information relating to the businesses of other companies whose operations Vestra considered relevant in evaluating those of the Company; and
•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Vestra deemed appropriate in arriving at its opinion.
The issuance of Vestra’s opinion was authorized by Vestra’s fairness opinion committee.
In rendering its opinion, Vestra assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Vestra and upon the assurances of the management of the Company that they were not aware of any relevant information that was omitted or that remained undisclosed to Vestra. With respect to the Final Projections and the Management Information relating to the Company that Vestra was directed to utilize for purposes of its analysis, Vestra was advised by management of the Company, and assumed, with the Special Committee’s consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Vestra expressed no view or opinion as to any Final Projections and the Management Information (or underlying assumptions on which any such Final Projections and the Management Information are based) provided to or otherwise reviewed by or discussed with Vestra.
Vestra did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of the Company or any other entity or business and Vestra did not make any physical inspection of the properties or assets of the Company or any other entity. Vestra did not evaluate the solvency or fair value of the Company or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Vestra assumed, with the Special Committee’s consent, that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement and in compliance with all applicable laws, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the consummation of the Merger or that otherwise would be meaningful in any respect to Vestra’s analyses or opinion. Representatives of the Company advised Vestra, and Vestra further assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the draft reviewed by Vestra. Vestra did not express any view or opinion as to the prices at which Class A Common Stock or any other securities would trade or otherwise be transferable at any time, including following the announcement of the Merger. Vestra did not express any view or opinion with respect to accounting, tax, regulatory or legal matters, including, without limitation, tax consequences resulting from the Merger or otherwise or changes in, or the impact of, tax or other laws, regulations and governmental and legislative policies on the Company or the Merger, and Vestra relied, with the Special Committee’s consent, upon the assessments of representatives of the Company as to such matters.
Vestra’s opinion addresses only the fairness, from a financial point of view and as of the date of its written opinion, of the Merger Consideration (to the extent expressly specified therein) to the holders of Class A Common Stock, without regard to individual circumstances of holders of Class A Common Stock that may distinguish such holders or the securities of the Company held by such holders. Vestra’s opinion did not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise, or the fairness of the Merger to, or any consideration received in connection therewith, by the holders of any other class of securities, creditors or other constituencies of United Homes. Vestra expressed no view as to, and its opinion did not address, the allocation of the aggregate consideration payable pursuant to the Merger Agreement, including between holders of Class A Common Stock and holders of Class B Common Stock pursuant to the Merger Agreement. In rendering its opinion, Vestra did not take into account individual circumstances of holders of Company Common Stock that may distinguish such holders or the securities of the Company held by such holders, including any differential voting or other rights. Vestra also expressed no view as to, and its opinion did not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might have existed for the Company or the effect of any other transaction in which the Company might have engaged or considered. Vestra also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Vestra’s opinion was necessarily based upon information made available to Vestra, and financial, economic, market and other conditions as they existed and could be evaluated as of the date of Vestra’s written opinion. Although subsequent developments may affect Vestra’s opinion, Vestra has no obligation to update, revise or reaffirm its opinion.
In preparing its opinion, Vestra performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Vestra arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.
In its analyses, Vestra considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its written opinion, many of which are beyond the control of the Company. No company or business reviewed is identical or directly comparable to the Company or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or businesses reviewed or the results of any particular analysis.
The estimates used by Vestra for purposes of its analyses and the valuation ranges resulting from any particular analysis were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Vestra’s analyses are inherently subject to substantial uncertainty.
Vestra was not requested to, and it did not, recommend or determine the specific consideration payable in the proposed Merger. The type and amount of consideration payable in the proposed Merger was determined through negotiations between the Company, on the one hand, and Parent and its affiliates, on the other hand, and the Company’s decision to enter into the Merger Agreement was solely that of the Special Committee. Vestra’s opinion was only one of many factors considered by the Special Committee in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Special Committee or the management of the Company with respect to the proposed Merger, the Merger Consideration or any other aspect of the transaction contemplated by the Merger Agreement.
Financial Analyses
The following summary of Vestra’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Vestra’s financial analyses. Considering the tables below without considering the full narrative description of Vestra’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Select Publicly Traded Companies Analysis
Vestra reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded companies in the homebuilding industry with an equity value of less than $3 billion and a net debt to book capitalization ratio of greater than 25% (the “selected companies”):
•	Beazer Homes USA Inc.
•	LGI Homes, Inc.
•	Century Communities, Inc.
•	Dream Finders Homes, Inc.
•	Hovnanian Enterprises Inc.
For each of the selected companies, Vestra calculated the closing price of its shares as of February 20, 2026, as a multiple of such company’s (i) 2025 estimated tangible book value (referred to in this section as “Price/2025E Book Value”) and (ii) 2026 projected adjusted net income (referred to in this section as “Price/2026P EPS”). Estimated financial data of the selected companies were based on publicly available research analysts’ estimates and projected financial data of the selected companies were based on the Final Projections and Management Information.
This analysis indicated the following:

Selected Companies	Price/2025E Book Value	Price/2026P EPS
Beazer Homes USA Inc.	0.7x	22.9x
LGI Homes, Inc.	0.6x	22.3x
Century Communities, Inc.	0.8x	15.5x
Dream Finders Homes, Inc.	1.7x	12.1x
Hovnanian Enterprises Inc	1.0x	N/A
United Homes	1.8x	38.7x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Vestra applied (i) a Price/2025E Book Value reference range of 0.6x to 1.7x to the Company’s 2025 estimated adjusted tangible book value based on the Management Information and (ii) a Price/2026P EPS reference range of 12.1x to 22.9x to the Company’s 2026 projected net income based on the Final Projections. Based on the (a) estimated net debt as of December 31, 2025 (excluding the effect of goodwill, intangible assets and derivative instruments) and (b) number of fully diluted shares of Company Common Stock, in each case as provided in the Management Information, this analysis indicated the following ranges of implied equity value per share of Class A Common Stock, rounded to the nearest $0.05, compared to the Merger Consideration of $1.18 per share of Class A Common Stock:

Methodology	Implied Equity Values Per Share
Price/2025E Book Value	$0.80 – $2.20
Price/2026P EPS	$0.75 – $1.40

Although none of the selected companies is directly comparable to the Company, Vestra selected these companies because they are publicly traded homebuilding companies that Vestra, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected companies, Vestra made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis is not in itself a meaningful method of using the data of the selected companies.
Discounted Cash Flow Analysis
Vestra performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate from January 1, 2026 through December 31, 2030, calculated by taking net operating profit after tax, adding depreciation and amortization, subtracting capital expenditures and joint venture investments and adjusting for changes in inventory (excluding capitalized interest) and other net working capital, based on the Management Information and Final Projections. Vestra calculated terminal values for the Company by applying terminal inventory multiples of 0.8x to 1.3x, which range was selected based on Vestra’s professional judgment and experience, to the Company’s estimated inventory (excluding capitalized interest) as of December 31, 2030 based on the Final Projections. The unlevered cash flows and range of terminal inventory values were then discounted to present value as of December 31, 2025 using discount rates ranging from 12.7% to 13.8%, which were based on an estimate of the Company’s weighted average cost of capital, using the mid-period cash flow discounting convention. Based on this range of implied enterprise values, the Company’s estimated net debt (calculated as total debt less cash and cash equivalents) as of December 31, 2025, and the number of fully diluted shares of Company Common Stock, in each case as provided in the Management Information, this analysis indicated a range of implied equity values per share of Class A Common Stock, rounded to the nearest $0.05, of $0.95 to $2.30, compared to the Merger Consideration of $1.18 per share of Class A Common Stock.
Miscellaneous
The foregoing summary of Vestra’s financial analyses does not purport to be a complete description of the analyses or data presented by Vestra to the Special Committee. In connection with the review of the Merger by the Special Committee, Vestra performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Vestra’s opinion. In arriving at its fairness determination, Vestra considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Vestra made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Vestra may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Vestra with respect to the actual value of the shares of Class A Common Stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Vestra prepared these analyses for the purpose of providing an opinion to the Special Committee as to the fairness, from a financial point of view, of the Merger Consideration to the holders of shares of Class A Common Stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Vestra’s analyses are inherently subject to substantial uncertainty, and Vestra assumes no responsibility if future results are materially different from those forecasted in such estimates.
Vestra’s advisory services and its opinion were provided for the information of the Special Committee (in its capacity as such) and was relied upon by the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. Vestra’s opinion was not intended to be and did not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger. The issuance of Vestra’s opinion was approved by an Opinion Committee of Vestra.

Vestra did not recommend any specific amount of consideration to the Special Committee or the Company’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Class A Common Stock.
Pursuant to the terms of Vestra’s engagement letter with the Company, the Company has agreed to pay Vestra a fee for its services in the amount of approximately $3.5 million, of which $250,000 was payable prior to delivery of Vestra’s opinion, $1 million was payable upon delivery of Vestra’s opinion, and the remaining balance of which will be payable contingent upon the consummation of the Merger. The Company has also agreed to reimburse Vestra for its expenses and to indemnify Vestra against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its opinion, Vestra and its affiliates were not engaged to provide financial advisory or other services to the Company and its subsidiaries and Vestra did not receive any fees or compensation from the Company and its subsidiaries during such period. In addition, during the two-year period prior to the date of its opinion, Vestra and its affiliates were not engaged to provide financial advisory or other services to Parent and its subsidiaries, Stanley Martin Holdings, LLC (“Stanley Martin Holdings”), Daiwa House USA Holdings Inc. (“Daiwa House USA”), Daiwa House Industry Co., Ltd. (including its controlled subsidiaries) (“Daiwa House Industry”) or Michael Nieri and Vestra did not receive any compensation from Parent and its subsidiaries, Stanley Martin Holdings, Daiwa House USA, Daiwa House Industry or Michael Nieri during such period. Vestra may provide financial advisory or other services to the Company or Parent and their respective affiliates in the future, and in connection with any such services Vestra may receive compensation.
Vestra and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, placement agent and related activities. In connection with these businesses or otherwise, Vestra and its affiliates may, in the ordinary course of Vestra’s business, actively trade or hold the securities of the Company, Parent, and their respective affiliates for Vestra’s own account or for the accounts of Vestra’s customers and, accordingly, may at any time hold a long or short position in such securities, subject to applicable securities laws.
The Company engaged Vestra to act as a financial advisor based on Vestra’s qualifications, experience and reputation. Vestra is a recognized investment banking firm in the homebuilding, building products and building materials sectors, with prior experience in providing fairness opinions to public companies in connection with mergers and acquisitions.
Projections
The Company does not as a matter of course make public long-term projections as to future performance, earnings or other results due to the inherent unpredictability of projections and their underlying assumptions and estimates. However, the Company’s management regularly prepares and updates, and the Board regularly evaluates, projections as to the Company’s future performance as part of its business and strategic planning processes.
In connection with the Company’s consideration of various possible strategic alternatives, the Company’s management prepared certain unaudited forward-looking financial information for the Company for the years 2025 through 2029 (the “Initial Projections”) and updated and revised such information for the years 2025 through 2030 (the “Final Projections”) as described in the section entitled “Background of the Merger,” beginning on page 18 of this information statement. In addition, during the time between the preparation of the Initial Projections and the Final Projections, the Company's management continued to update and refine the projected financial information as a result of the Company's operational performance and financial condition. The Initial Projections and the Final Projections were provided by the Company’s management to the Special Committee and to the Board in connection with their evaluation of the Merger. The Initial Projections were also provided by the Company’s management to Vestra, Parent, and other potential counterparties that executed a confidentiality agreement in connection with their due diligence review of a potential strategic transaction. The Final Projections were provided to Parent and were approved by the Special Committee for use and reliance on by Vestra for purposes of its financial analysis opinion, as described in the section entitled “Opinion of Vestra,” beginning on page 47 of this information statement.
The Initial Projections and the Final Projections were not prepared with a view towards public disclosure and are included in this information statement solely because the Initial Projections and the Final Projections (i) were made available to, and reviewed by, the Board and the Special Committee in connection with their respective review and consideration of the potential transaction with Parent and the Company’s strategic alternatives, (ii) were made available to Parent in connection with its customary due diligence review, and (iii) with respect to the Final Projections, were provided by the Company’s management to, and approved by the Special Committee for use by, Vestra for purposes of its financial analysis opinion. The Initial Projections and the Final Projections may differ from published analyst estimates and forecasts.
Since the Initial Projections and the Final Projections were not prepared with a view towards public disclosure, the Initial Projections and the Final Projections do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (“GAAP”) (and, accordingly, do not include footnote disclosures as may be required by GAAP). The prospective financial information included in this document has been prepared by, and is the responsibility of, the Company’s management. Forvis Mazars, LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Forvis Mazars, LLP does not express an opinion or any other form of assurance with respect thereto. The Forvis Mazars, LLP report incorporated by reference relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
The Initial Projections and the Final Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of the Company’s management. Because the Initial Projections and the Final Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Initial Projections and the Final Projections were based necessarily involve business judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control, including general economic, competitive and financial market conditions and the risks discussed in this information statement under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 15 of this information statement and the risk factors described in the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov. The Initial Projections and the Final Projections also reflect the assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, competitive environment, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Initial Projections and the Final Projections were prepared. In addition, the Initial Projections and the Final Projections might be affected by the Company’s ability to achieve proposed initiatives, objectives and targets over the applicable periods.
The Initial Projections and the Final Projections treat the Company on a stand-alone basis and without giving effect to, and as if the Company never contemplated, the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
There can be no assurance that the Initial Projections or the Final Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Initial Projections and the Final Projections in this information statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Initial Projections or the Final Projections to be predictive of actual future events or events that have occurred since the date of such forecasts, and the Initial Projections and the Final Projections should not be relied upon as such. The Company has not updated the Initial Projections and the Final Projections to reflect the management’s current views of the Company or the Company’s future financial performance, and neither the Initial Projections nor the Final Projections should be treated as guidance with respect to the projected results for any period. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Initial Projections and the Final Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Initial Projections and the Final Projections to reflect circumstances existing after the date the Initial Projections and the Final Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Initial Projections and the Final Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Initial Projections and the Final Projections, except as otherwise required by law, and neither the Company, Parent nor, after the consummation of the Merger, the Surviving Corporation, undertakes any obligation or otherwise to revise the Initial Projections and the Final Projections after the date hereof, except to the extent required by law. The Company has made no representation to Parent or its respective affiliates, in the Merger Agreement or otherwise, concerning the Initial Projections and the Final Projections. The Initial Projections and the Final Projections constitute forward-looking statements, and are expressly qualified in their entirety by the risks and uncertainties identified above under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 15 of this information statement and the cautionary statements contained in the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov.
Certain of the Initial Projections and the Final Projections (including Adjusted Gross Margin and Adjusted EBITDA) constitute or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Since the Initial Projections and the Final Projections were not prepared with a view towards public disclosure, no reconciliation of non-GAAP financial measures in the Initial Projections and the Final Projections to GAAP measures was created or used in connection with preparing the Initial Projections and the Final Projections and no such reconciliation of non-GAAP financial measures in the Initial Projections and the Final Projections to GAAP measures was relied upon by the Board or Vestra in connection with their respective evaluations of the Merger.
The Company’s fiscal year end is December 31.
In light of the foregoing factors and the uncertainties inherent in the Initial Projections and the Final Projections, stockholders are cautioned not to place undue, if any, reliance on the Initial Projections and the Final Projections. Neither the Company, Parent nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Initial Projections and the Final Projections.
The Initial Projections are as follows:
Income Statement

($ in millions)	FY2025	FY2026	FY2027	FY2028	FY2029
Orders	1,585	1,779	2,123	2,443	2,682
Community Count	67	67	83	91	99
Closings	1,423	1,755	2,007	2,326	2,614
ASP ($ in 000s)	$347	$335	$333	$335	$339
Homes Sales Revenue(1)	$493	$588	$668	$780	$887
% Growth	6.4%	19.2%	13.5%	16.9%	13.6%
Gross Profit	$94	$121	$140	$170	$198
Adjusted Gross Margin %(2)	20.9%	22.1%	22.5%	23.2%	23.8%
Gross Margin %	19.0%	20.6%	21.0%	21.7%	22.3%
SG&A	$68	$78	$86	$96	$106
Other OpEx	$8	$10	$11	$13	$15
Interest Expense	8	8	8	8	8
Pre-Tax Income	$10	$25	$34	$52	$68
% Margin	2.0%	4.2%	5.2%	6.6%	7.7%
Net Income	$6	$18	$25	$38	$51
Interest expense in cost of sales	$7	$9	$10	$12	$13
Interest expense in other expense, net	8	8	8	8	8
Depreciation and amortization	2	2	2	2	2
Taxes	4	6	9	13	18
Stock-based compensation expense	9	11	12	14	16

($ in millions)	FY2025	FY2026	FY2027	FY2028	FY2029
Other Non-recurring costs(3)	3	0	—	—	—
Adjusted EBITDA(4)	$38	$55	$67	$88	$108

(1)	Revenues consist of home sales revenues, net of sales discounts.
(2)
Adjusted Gross Margin is defined as gross profit excluding the effects of capitalized interest expensed in cost of sales, amortization included in homebuilding cost of sales, abandoned project costs, severance expense in cost of sales, and non-recurring remediation costs as a percentage of revenue. Other companies may not calculate adjusted gross profit information in the same manner that the Company does, which limits comparability between companies.

(3)	Other Non-recurring costs include transaction cost expense, cash severance expense, PPA and other adjustments and other non-recurring costs.
(4)
Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, transaction cost expense, amortization included in homebuilding cost of sales, severance expense, abandoned project costs, change in fair value of derivative liabilities, non-recurring remediation costs, and loss on extinguishment of convertible notes. Other companies may not calculate adjusted EBITDA in the same manner that the Company does, which limits comparability between companies.

Balance Sheet

($ in millions)	FY2025	FY2026	FY2027	FY2028	FY2029
Cash & equivalents	$34.4	$38.0	$22.1	$41.2	$70.4
Accounts receivable	6.1	7.2	8.2	9.6	10.9
Inventory	175.1	194.0	241.5	286.9	316.5
Prepaid Expenses and Other Current Assets	7.7	9.0	10.2	11.8	13.3
Total Current Assets	$223.2	$248.3	$282.0	$349.5	$411.1
PP&E, Net	0.7	0.7	0.7	0.7	0.7
Lot Deposits	50.4	58.8	66.4	76.9	86.8
Deferred Tax Asset	15.2	15.2	15.2	15.2	15.2
Goodwill	9.3	9.3	9.3	9.3	9.3
Other Assets	7.4	8.7	10.2	11.9	13.8
Total Assets	$306.2	$341.0	$383.8	$463.5	$537.0
Accounts Payable	$20.8	$24.3	$27.4	$31.8	$35.9
Accrued Expenses and Other Liabilities	14.2	16.5	18.7	21.6	24.4
Total Operating Liabilities	$35.0	$40.8	$46.1	$53.4	$60.3
Operating Lease Liabilities and Other	$3.3	$3.3	$3.3	$3.3	$3.3
Homebuilding and Other Affiliate Debt	80.0	80.0	80.0	100.0	100.0
Term Loan, Net	67.2	67.2	67.2	67.2	67.2
Total Liabilities	$185.5	$191.4	$196.6	$223.9	$230.8
Total Adjusted Book Value(1)	$120.7	$149.7	$187.2	$239.5	$306.2
Total Debt/Capitalization	55%	50%	44%	41%	35%
Net Debt/Net Capitalization	48%	42%	40%	34%	24%

(1)	Excludes impact of derivative liabilities.

The Final Projections are as follows:
Income Statement

($ in millions)	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030
Orders	1,227	1,438	1,616	1,800	1,908	2,068
Community Count	57	55	70	78	82	90
Closings	1,192	1,426	1,522	1,732	1,871	2,008
ASP ($ in 000s)	$341	$332	$321	$321	$324	$331
Revenue(1)	$407	$473	$489	$556	$606	$664
% Growth	(12.3%)	16.3%	3.4%	13.7%	9.0%	9.5%
Gross Profit	$72	$84	$89	$103	$114	$128
Gross Margin %	17.6%	17.8%	18.2%	18.6%	18.8%	19.2%
Adjusted Gross Margin %(2)	19.7%	19.3%	19.5%	19.9%	20.1%	20.5%
SG&A	$71	$72	$72	$79	$84	$90
Interest and Other Expenses	8	8	6	6	5	6
Pre-Tax Income	($8)	$5	$11	$19	$25	$33
% Margin	(1.9%)	1.0%	2.2%	3.5%	4.1%	4.9%
Net Income	($7)	$4	$8	$14	$19	$24
Interest expense in cost of sales	$6	$6	$6	$7	$8	$8
Interest expense in other expense, net	9	8	7	6	6	6
Depreciation and amortization	2	2	2	2	2	2
Taxes	(1)	1	3	5	6	8
Stock-based compensation expense	7	7	7	8	8	9
Other Non-recurring costs(3)	6	4	0	—	—	—
Adjusted EBITDA(4)	$22	$32	$33	$42	$49	$59

(1)	Revenues consist of home sales revenues, net of sales discounts.
(2)
Adjusted Gross Margin is defined as gross profit excluding the effects of capitalized interest expensed in cost of sales, amortization included in homebuilding cost of sales, abandoned project costs, severance expense in cost of sales, and non-recurring remediation costs as a percentage of revenue. Other companies may not calculate adjusted gross profit information in the same manner that the Company does, which limits comparability between companies.

(3)	Other Non-recurring costs include transaction cost expense, cash severance expense, PPA and other adjustments and other non-recurring costs.
(4)
Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, transaction cost expense, amortization included in homebuilding cost of sales, severance expense, abandoned project costs, change in fair value of derivative liabilities, non-recurring remediation costs, and loss on extinguishment of convertible notes. Other companies may not calculate adjusted EBITDA in the same manner that the Company does, which limits comparability between companies.

Balance Sheet

($ in millions)	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030
Cash & equivalents	$26	$10	$12	$10	$10	$32
Accounts receivable	7	7	7	8	9	10
Inventory	180	171	170	191	204	223
Prepaid Expenses and Other Current Assets	7	10	10	12	13	14
Total Current Assets	$220	$198	$199	$220	$236	$279
Due From Related Party, Net	$0	$0	$0	$0	$0	$0
PP&E, Net	2	2	2	2	2	2
Lot Deposits	40	43	42	48	52	54
Deferred Tax Asset	15	15	15	14	12	10
Goodwill	9	9	9	9	10	14
Other Assets	7	8	9	10	12	13
Total Assets	$295	$276	$277	$304	$324	$372
Accounts Payable	$23	$21	$21	$24	$26	$29

($ in millions)	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030
Accrued Expenses and Other Liabilities	18	17	17	20	21	23
Total Operating Liabilities	$41	$38	$39	$44	$48	$52
Operating Lease Liabilities and Other	$2	$2	$2	$2	$2	$2
Homebuilding and Other Affiliate Debt	78	4	0	11	10	11
Term Loan, Net	67	116	105	94	85	94
Total Liabilities	$189	$159	$146	$151	$144	$158
Adjusted Book Value(1)	$106	$116	$131	$153	$181	$214
Total Debt/Capitalization	58%	51%	44%	41%	34%	33%
Net Debt/Net Capitalization	53%	49%	42%	38%	32%	25%

(1)	Excludes impact of derivative liabilities.
The Final Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company incorporated by reference into this information statement.
Financing
The Merger is not subject to a financing condition. Parent intends to finance the Merger with cash on hand sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub that are required to be paid at the closing of the Merger.
If (i) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (subject to customary exceptions), (ii) Parent fails to consummate the Transactions by the date on which it is required to consummate the closing pursuant to the Merger Agreement, (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Merger and the conditions to the Company’s obligation to consummate the Merger have been satisfied or waived (subject to customary exceptions)and (iv) Parent fails to consummate the Merger by the date that is three business days after the later of the date on which Parent receives the irrevocable confirmation of the Company described above and the date on which Parent was first required to consummate the Merger, the Company will have the right to terminate the Merger Agreement and Parent will be obligated to pay the Company a fee of $4,000,000, plus enforcement costs, if any, as described under “The Merger Agreement - Termination Fees and Expenses” beginning on page 80.
Interests of Our Directors and Executive Officers in the Merger
You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests include the following:
•
the conversion of each outstanding and unvested Company RSU and Company PSU held by the executive officers of the Company at the Effective Time into the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU or Company PSU, as applicable;

•	the eligibility of each of the executive officers of the Company to receive severance payments and benefits upon a qualifying termination of employment in certain circumstances; and
•	the eligibility of certain of the non-employee directors and executive officers to receive Earn Out shares.
For purposes of this disclosure, the Company’s executive officers during the Company’s fiscal year 2025 were James M. Pirrello (Interim Chief Executive Officer and Director (partial year)), John G. Micenko (Chief Executive Officer (partial year) and President), Michael Nieri (Executive Chairman and Director), Keith Feldman (Chief Financial Officer), Shelton Twine (co-Chief Operating Officer), Jeremy Pyle (co-Chief Operating Officer (partial year) and Co-Executive Vice President - Construction Services (partial year)), Tom O’Grady (Chief Administrative Officer and Director (partial year)), Erin Reeves McGinnis (General Counsel and Corporate Secretary), Pennington Nieri (Co-Executive Vice President - Construction Services (partial year)), Rob Penny (Executive Vice President - Sales), and Kookie McGuire (VP of Finance (partial year)). For purposes of this disclosure, the Company’s non-employee directors during the Company’s fiscal year 2025 were James P. Clements (partial year), Robert Dozier, Jason Enoch, Nikki Haley (partial year), and Alan Levine.

Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, our directors and officers will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this information statement captioned “The Merger Agreement - Indemnification and Insurance.”
Treatment of UHG Equity Awards
Under our equity incentive program, we have granted Company Stock Options, Company RSUs and Company PSUs to our non-employee directors and our employees, including our executive officers, to strengthen their commitment to us and our affiliates, motivate them to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of us and our affiliates. Our equity awards have been granted pursuant to the United Homes Group, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”). None of our non-employee directors currently hold Company RSUs or Company PSUs.
At the Effective Time, outstanding equity awards of the Company issued pursuant to the Incentive Plan, including awards held by our non-employee directors and executive officers that are outstanding immediately prior to the Effective Time, will be subject to the following treatment:
Company Stock Options
Each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the Option Consideration, if any, with respect to such Company Stock Option, except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.
Company RSUs
Each Company RSU outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, a lump-sum cash payment, less applicable tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time.
Company PSUs
Each Company PSU outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU award immediately prior to the Effective Time (with any performance-based goals deemed to be achieved and satisfied at 100%).
Treatment of Earn Out Shares
Immediately prior to the Effective Time, the Company will issue shares of Company Common Stock to satisfy its obligations in respect of the Earn Out Shares in accordance with the terms of the Business Combination Agreement and the Sponsor Support Agreement.
Treatment of Warrants
The strike price of each Warrant will be adjusted downwards in accordance with Section 4.4 of the Warrant Agreement, and the strike price of each Stock Warrant will be adjusted downwards in accordance with Section 3.4 of the Stock Warrant Agreement.
The table below sets forth (i) the number of Company RSUs and Company PSUs, as applicable, that are unvested as of May 1, 2026, the assumed date of the Merger solely for the purposes of this disclosure, and owned, directly or indirectly (including, for this purpose, those deemed to be beneficially owned within the meaning of Section 13(d) of the Exchange Act) by each executive officer of the Company and each non-employee member of the Board, and the number of Earn Out Shares to which such person will become entitled as a result of the Merger, and (ii) the estimated value of those awards and shares (on a pre-tax basis). These values have been calculated assuming the price of a share of the Company Common Stock is $1.18, which represents the Per Share Amount. Company Stock Options are excluded from the tables below, as all Company Stock Options held by executive officers are out-of-the-money and, pursuant to the terms of the Merger Agreement, will be canceled and terminated without any cash payment being made in respect thereof. The actual value realized with respect to any Company RSUs, Company PSUs, and Earn Out Shares cannot be determined with any certainty until the awards are settled.

	Number of Shares of Common Stock Held (#)	Number of Shares of Common Stock Held ($)	Number of Company RSUs Held (#)(1)	Company RSUs Held ($)	Number of Company PSUs Held (#)(2)	Company PSUs Held ($)	Number of Earn Out Shares (#)	Earn Out Shares ($)
Executive Officer
James M. Pirrello	—	—	—	$—	—	$—	—	$—
John G. Micenko	—	—	—	$—	107,500	$126,850	—	$—
Michael Nieri	40,647,980	$47,964,616	—	$—	112,500	$132,750	18,435,151	$21,753,478
Keith Feldman(3)	186,174	$219,685	—	$—	80,000	$94,400	85,537	$100,934
Shelton Twine	196,736	$232,148	—	$—	70,000	$82,600	128,487	$151,615
Jeremy Pyle	100	$118	—	$—	35,000	$41,300	20,670	$24,391
Tom O’Grady(4)	—	—	—	$—	45,000	$53,100	372,427	$439,464
Erin Reeves McGinnis	—	—	—	$—	—	$—	—	$—
Pennington Nieri	15,202,026	$17,938,391	—	$—	—	$—	5,994,217	$7,073,176
Rob Penny	6,000	$7,080	—	$—	35,000	$41,300	20,670	$24,391
Kookie McGuire	—	—	—	$—	—	$—	29,422	$34,718
Non-Employee Director
James P. Clements	20,000	$23,600	—	$—	—	$—	17,690	$20,874
Robert Dozier	44,329	$52,308	—	$—	—	$—	17,690	$20,874
Jason Enoch	24,500	$28,910	—	$—	—	$—	17,690	$20,874
Nikki Haley	—	—	—	$—	—	$—	53,257	$62,843
Alan Levine	883,000	$1,041,940	—	$—	—	$—	17,690	$20,874

(1)
Consists of all Company RSUs held, directly or indirectly (including, for this purpose, those deemed to be beneficially owned within the meaning of Section 13(d) of the Exchange Act), which pursuant to the Merger, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time.

(2)
Consists of all Company PSUs held, directly or indirectly (including, for this purpose, those deemed to be beneficially owned within the meaning of Section 13(d) of the Exchange Act), which pursuant to the Merger, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (with any performance-based goals deemed to be achieved and satisfied at 100%).

(3)
Mr. Feldman also owns 74,759 Warrants, and Mr. O’Grady also owns 746,947 Stock Warrants. Upon the consummation of the Merger, the strike price of each Warrant will be adjusted downwards in accordance with Section 4.4 of the Warrant Agreement, and the strike price of each Stock Warrant will be adjusted downwards in accordance with Section 3.4 of the Stock Warrant Agreement.

Payments upon a Termination Prior to or Following a Change in Control - UHG Executive Officer Severance Arrangements
Each of the Company’s current executive officers has entered into an employment agreement with the Company (each, an “Employment Agreement”), the terms of which are substantially similar. With the exception of the Employment Agreements entered into by James M. Pirrello and Michael Nieri, the Employment Agreements generally provide our executive officers eligibility for the following severance benefits if the executive is terminated without “Cause” or resigns for “Good Reason” (each as defined in the Employment Agreements) within 12 months preceding a change in control or within 24 months following a change in control: (i) 24 months of base salary, (ii) an amount equal to two times the greater of (A) the executive’s average annual bonus for the three completed fiscal years immediately preceding the severance date, or, if the severance date occurs before the third anniversary of the date of the Employment Agreement, the period from the date of the Employment Agreement to the severance date, and (B) the executive’s potential target bonus for the year in which the severance date occurs, each of the foregoing (A)-(B) payable in a single lump cash sum payment with the Company’s first payroll cycle following the expiration of the full 60-day release period or the conclusion of the applicable revocation period, whichever date is later, (ii) up to 18 months of partially subsidized COBRA coverage, (iii) delivery or payment of all vested equity awards, and (iv) accelerated vesting and subsequent delivery or payment of all unvested equity awards, with the amount of any performance-based equity awards deemed to have earned at the greater of (Y) target level, or (Z) actual performance as of the severance date, prorated for the performance period.
In addition, pursuant to the letter agreement we entered into with Mr. Twine on May 19, 2025, Mr. Twine will be entitled to a retention bonus in the amount of $50,000, payable upon the earlier to occur of (i) May 19, 2026 and (y) the consummation of a change in control, subject to Mr. Twine’s continuous employment with us through the date of such payment.
Neither Mr. Pirrello’s Employment Agreement, which terminated on May 19, 2025, nor the letter agreement we entered into with Mr. Pirrello on May 19, 2025 upon Mr. Pirrello’s resignation as our Interim Chief Executive Officer, provides for any severance benefits upon a change in control.
In connection with the Merger, on February 22, 2026, we entered into an Employment Agreement Amendment and Waiver with Mr. Nieri (the “Employment Agreement Amendment and Waiver”), which amends certain provisions of Mr. Nieri’s existing Employment Agreement, with effect as of, and contingent upon the occurrence of, the consummation of the Merger at the Effective Time. Pursuant to the Employment Agreement Amendment and Waiver, Mr. Nieri has agreed, among other things, to waive his existing severance and change of control entitlements (including, for the avoidance of doubt, the $6,000,000 cash severance payment payable in connection with a change in control and 60 months’ full healthcare coverage). Instead, Mr. Nieri’s employment will terminate as of the Effective Time and he will receive a one-time cash severance payment of $675,000 (which remains subject to execution of a release) and COBRA payments for 18 months on the same basis provided to our other executive officers.
Each of the Company’s executive officers is also subject to certain restrictive covenants, which provide that, during the course of each executive officer’s employment and for one year following the termination of his or her employment for any reason, each executive officer will not (i) compete with the Company (subject, in the case of Mr. Nieri, to the exceptions described below), (ii) directly or indirectly, solicit, induce, recruit, encourage, take away, or hire (or attempt any of the foregoing actions) or otherwise cause (or attempt to cause) any officer, representative, agent, director, employee or independent contractor of the Company to leave his or her employment or engagement with the Company, or (iii) make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company or any of its affiliates, or any of its respective directors, officers, representatives, agents or employees. In addition, each of our executive officers have agreed in their respective executive agreements that they will not improperly use or disclose any of the Company’s proprietary, trade secret or confidential information during the term of their employment and for a period of 2 years following termination of his or her employment for any reason.
Pursuant to the Employment Agreement Amendment and Waiver, the exceptions to the non-competition provisions of Mr. Nieri’s existing employment agreement were amended to permit Mr. Nieri and his affiliates to, during the 12 month restricted period following the termination of Mr. Nieri’s employment, directly or indirectly (including via financing), engage in the ownership, design, development, construction, and sale of (i) up to an aggregate of 50 single-family residences (attached or detached), (ii) certain specified lots and parcels identified in the Employment Agreement Amendment and Waiver, and (iii) single-family build-for-rent residences. In addition, Mr. Nieri agreed to provide Parent with a right of first refusal during the 12 months following termination of his employment with respect to the purchase or sale by Mr. Nieri and his affiliates of residential lots and land for residential development, in any geographic markets in which Parent and its subsidiaries operate; provided, however, that such right of first refusal shall not apply to (x) contracts to purchase 25 or fewer lots or to purchase land for development into 25 or fewer lots, (y) purchases which Mr. Nieri intends in good faith to be utilized for single-family rentals (provided further, that, for one additional year beyond the initial restricted period, if it is subsequently determined that such purchases are more suitable for for-sale housing and Mr. Nieri intends to abandon his plans for rental housing, such purchases consisting of more than 25 lots shall be offered to the Parent), and (z) the purchase and sale of certain specified land and lots identified in the Employment Agreement Amendment and Waiver.

Non-Employee Director Compensation
Under the Merger Agreement, the Company may continue to pay non-employee members of the Board their annual cash fees, retainers and reimbursements.
Other Interests
As of the date of this information statement, none of our directors or executive officers has entered into any agreement, arrangement or understanding with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent. Prior to the closing of the Merger, however, our directors or executive officers may discuss or enter into agreements, arrangements or understandings with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent.
Delisting and Deregistration of Class A Common Stock
If the Merger is completed, the Class A Common Stock and the listed Warrants will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Class A Common Stock or the listed Warrants.
Transaction Litigation
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.
Regulatory Approvals
There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Transactions, including the Merger, other than filings required under the Securities Act or the Exchange Act necessary to consummate the Merger.
Material United States Federal Income Tax Consequences of the Merger
The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to United States Holders and Non-United States Holders (each as defined below) who exchange their shares of Company Common Stock for cash pursuant to the Merger. The summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose shares of Company Common Stock are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Company Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, broker-dealers, banks, financial institutions, regulated investment companies, real estate investment trusts, cooperatives, traders in securities that elect to mark to market, United States Holders whose functional currency is not the United States dollar, S corporations, holders who hold Company Common Stock through partnerships or other pass-through entities or arrangements for United States federal income tax purposes (or investors in such entities or arrangements) or as part of a hedge, straddle or conversion transaction, holders deemed to sell Company Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, holders who acquired Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders that own or have owned (directly, indirectly or constructively) 5% or more of Company Common Stock (by vote or value), holders subject to special tax accounting rules resulting from any item of gross income with respect to the shares of Company Common Stock being taken into account in an “applicable financial statement” (as defined in the Code), holders that hold their shares of Company Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, or holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger. This summary does not address any aspect of state, local or foreign taxation, any estate or gift tax considerations, the application of the alternative minimum tax, any United States federal taxation other than income taxation (including, for example, the additional 3.8% tax on certain net investment income that may be imposed under the Code), or any other form of taxation that may be applicable to a holder.

For purposes of this information statement, a “United States Holder” means a beneficial owner of Company Common Stock that is:
•	a citizen or individual resident of the United States;
•
a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons as defined in Section 7701(a)(30) of the Code has the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person as defined in Section 7701(a)(30) of the Code.

The term “Non-United States Holder” refers to any beneficial owner of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, which is not a United States Holder.
If a partnership or other any entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Company Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold Company Common Stock and partners therein should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.
The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. It is not intended to constitute a complete analysis or description of all potential United States federal income tax consequences relating to the Merger. Because individual circumstances may differ, each holder of Company Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and foreign tax laws.
United States Holders. The receipt of the Merger consideration by a United States Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws). In general, for United States federal income tax purposes, a United States Holder who receives the Merger consideration will recognize gain or loss in an amount equal to the difference between (i) the amount of cash the United States Holder receives (determined before deduction of any applicable tax withholdings) and (ii) such United States Holder’s adjusted tax basis of the surrendered shares of Company Common Stock. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return of capital distributions. Gain or loss will be calculated separately for each block of Company Common Stock converted in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if Company Common Stock has been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Non-United States Holders. Subject to the discussion below under “FIRPTA Tax” and “Information Reporting and Backup Withholding,” a Non-United States Holder that receives cash for shares of Company Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Company Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Company Common Stock. The Company has made the determination that, as of December 31, 2025, the Company was a “United States real property holding corporation” for United States federal income tax purposes pursuant to Section 897 of the Code (a “USRPHC”). The Company may have been a USRPHC during prior periods.
If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses provided you have timely filed United States federal income tax returns with respect to such losses.
If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.
FIRPTA Tax. The following discussion of the applicability of United States federal income tax at the regular rates imposed under Section 897 of the Code, or the FIRPTA Tax, to a Non-United States Holder assumes that the Company common stock will be “regularly traded” (within the meaning of Section 897 of the Code and the applicable Treasury Regulations) on Nasdaq at all times leading up to the effective time of the Merger.
A Non-United States Holder that is a Significant Shareholder (as defined below) and that receives proceeds from the exchange of shares of Company common stock pursuant to the Merger will be subject to FIRPTA Tax on any gain realized provided that the Company is or has been a USRPHC (as defined below) at any time during the Testing Period (as defined below).
The Company believes it may currently be, or may have been during the relevant Testing Period, a “United States real property holding corporation,” or USRPHC, as defined under the provisions of Section 897 of the Code, originally enacted under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A corporation generally is characterized as a USRPHC if the fair market value of the U.S. real property interests, or USRPIs, owned by the corporation and its subsidiaries equals or exceeds 50% of the sum of (i) the fair market value of the worldwide real property interests owned by the group and (ii) the fair market value of the other assets used or held for use by the group in a trade or business. USRPIs include an interest (other than an interest solely as a creditor) in real property located in the United States or the Virgin Islands. Real property generally includes land and unsevered natural products of the land, improvements on land (e.g., the inherently permanent structural components of power plants) and certain personal property associated with the use of real property.
As used herein, “Testing Period” means, with respect to a Non-United States Holder, the shorter of (i) the five-year period preceding the effective time of the Merger and (ii) the period during which the Non-United States Holder held its Company common stock, and “Significant Shareholder” means a Non-United States Holder that has owned, directly or indirectly, more than 5% of the Company’s common stock at any time during the Testing Period.
For purposes of determining whether any Non-United States Holder owns more than 5% of the Company’s common stock, ownership is determined by applying the constructive ownership rules of Section 318 of the Code as modified by Section 897 of the Code. Generally, those rules treat a shareholder as owning (i) shares owned by certain relatives, related corporations, partnerships, estates or trusts, and (ii) shares that the shareholder has an option to acquire.
If the Company is or has been a USRPHC at any time during the Testing Period, any gain recognized by a Significant Shareholder on the exchange of its Company common stock pursuant to the Merger will be treated as income that is effectively connected to a U.S. trade or business and subject to U.S. federal income tax on a net income basis in the same manner as if the Significant Shareholder were a United States person. A Significant Shareholder subject to the FIRPTA Tax will be required to file a U.S. federal income tax return with the IRS. An exemption from the FIRPTA Tax or a reduced tax rate may be available under certain U.S. income tax treaties.
Under Section 1445 of the Code, a person acquiring stock in a USRPHC from a Non-United States Holder generally is required to deduct and withhold a tax equal to 15% of the amount realized by that Non-United States Holder on the sale or exchange of that stock, or FIRPTA Withholding. However, there is an exemption from FIRPTA Withholding for stock that is regularly traded on an established securities market. We believe that the Company common stock will continue to be regularly traded on Nasdaq at all times leading up to and as of the effective time of the Merger, so that the Company common stock should be considered to be regularly traded on an established securities market for purposes of this exemption. Assuming that this expectation proves to be correct, no FIRPTA Withholding will be required to be withheld with respect to a Non-United States Holder’s exchange of the shares of Company common stock pursuant to the Merger.
Because of the complexity of the FIRPTA rules, Non-United States Holders are urged to consult their tax advisors to determine the possible application of the FIRPTA Tax and availability of an exemption or tax reduction under an applicable U.S. income tax treaty.
Information Reporting and Backup Withholding. Cash consideration received by a United States Holder or by a Non-United States Holder in the Merger may be subject to information reporting and backup withholding (currently, at a rate of 24%). To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or a substitute or successor form). Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA). Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (collectively, “FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-United States Holder might be eligible for refunds or credits of such taxes. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued. Holders of Company Common Stock are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.
Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled, “Where You Can Find More Information,” beginning on page 91.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation and a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent, Merger Sub and the Company agree in writing and specify in the certificate of merger. The closing of the Merger will take place remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed upon in writing by Parent, Merger Sub and the Company, on the date that is 10 business days after the conditions to the obligations of the parties are satisfied or, to the extent permitted by applicable law, waived.
Consideration to be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive the Per Share Amount.
At the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive an aggregate amount in cash, equal to the Option Consideration, if any, with respect to such Company Stock Option, less applicable tax withholdings, except that if the per-share exercise price of any such Company Stock Option is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately before the Effective Time, less applicable tax withholdings.
At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested. will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately before the Effective Time (with any performance-based goals deemed to be achieved and satisfied at target), less applicable tax withholdings.
Immediately prior to the Effective Time, the Company will be required to issue 21,886,379 shares of Company Common Stock to satisfy its obligations in respect of the Earn Out Shares, in accordance with the terms of the existing Business Combination Agreement and the existing the Sponsor Support Agreement.
Additionally, in connection with the Merger, the strike price of each Warrant will be adjusted downwards in accordance with Section 4.4 of the existing Warrant Agreement and the strike price of each Stock Warrant will be adjusted downwards in accordance with Section 3.4 of the existing Warrant Purchase Agreement.
Dissenting Shares
Dissenting Shares will not be converted into the right to receive the Merger consideration, but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and retired and will cease to exist and will represent the right to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 unless and until any such holder fails to perfect, waives or effectively withdraws or otherwise loses their rights to appraisal and payment under the DGCL. However, if any such holder fails to perfect, waives or effectively withdraws or otherwise loses the right to appraisal under Section 262 or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Dissenting Shares will be deemed to have been converted as of the Effective Time into, and will represent only the right to receive, the Merger Consideration. The Company will provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the DGCL and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Parent will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, except with the prior written consent of Parent, the Company will not make any payment with respect to, or settle or offer to settle, any such demands.
Procedures for Receiving Merger Consideration
Prior to the closing date, Parent will select a paying agent reasonably acceptable to the Company to act as the agent for the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement and at or prior to the closing date, Parent will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay for the shares of Company Common Stock converted into the right to receive the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement.
Promptly (and in any event no later than three business days) after the Effective Time, Parent will send (and cause the paying agent to send) to each holder of record of issued and outstanding shares of Company Common Stock at the Effective Time, in each case, whose shares are converted into the right to receive the payment of Merger Consideration pursuant to the Merger Agreement, a letter of transmittal and instructions which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery and transfer of the Certificates to the paying agent and will be in such form and have such other provisions as Parent may reasonably specify for use in effecting the surrender of Certificates in exchange for payment of the Merger consideration for each share. Upon (i) surrender of Certificates for cancellation to the paying agent, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the paying agent or (ii) receipt of an “agent’s message” by the paying agent in the case of the exchange of book-entry shares, the holders of such shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock represented by such Certificates (or, in the case of book-entry shares, the number of shares of Company Common Stock reflected as held by such holder) by (b) the Per Share Amount (less any applicable tax withholdings payable in respect thereof), and the Certificates so surrendered will be canceled.
No interest will be paid or accrue on the cash payable to any holder of shares.
As promptly as reasonably practicable after the Effective Time (but in any event no later than the later of: (i) five days after the Effective Time and (ii) the payroll date after the Effective Time), the Surviving Corporation, through its payroll system, payroll provider or paying agent, will pay to the holders of Company Stock Options, Company RSUs, and Company PSUs all amounts required to be paid in respect of such Company Stock Options, Company RSUs, and Company PSUs that are canceled and converted into a cash payment, less applicable tax withholdings. With respect to any such equity awards held by a non- employee member of the Board, such payment shall be made through the Surviving Corporation’s standard accounts payable procedures.
The Company will take all actions necessary to effectuate the cancellation of all then-outstanding Company Stock Options, Company RSUs, and Company PSUs upon the Effective Time and otherwise to give effect to the applicable provisions of the Merger Agreement.
Additionally, in connection with the Merger, the strike price of each Warrant will be adjusted downwards in accordance with Section 4.4 of the existing Warrant Agreement, dated as of January 25, 2021, by and between DiamondHead Holdings Corp. and American Stock Transfer & Trust Company, LLC and the strike price of each Stock Warrant will be adjusted downwards in accordance with Section 3.4 of the existing Warrant Purchase Agreement, dated as of January 28, 2022, by and between Clive R. G. (Tom) O’Grady and Great Southern Homes, Inc.
Each of Parent, the Company, Merger Sub, the Surviving Corporation and the paying agent will be entitled to deduct and withhold from any cash amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.
Certificate of Incorporation; Bylaws
At the Effective Time, (i) the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement, and (ii) the bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, except that all references to Merger Sub shall be automatically amended and become references to the Surviving Corporation.
Representations and Warranties
The Merger Agreement contains the following customary representations and warranties of Parent, Merger Sub and the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement:
•	organization, good standing and similar company matters;
•	due authorization, execution, delivery and enforceability of the Merger Agreement;
•	required regulatory consents, approvals, authorizations or filings of governmental authorities;
•	absence of conflicts with the parties’ governing documents, applicable laws and contracts; and
•	other than Vestra, absence of brokers’, finders’ and investment bankers’ fees or commissions.
In addition, the Merger Agreement contains the following customary representations and warranties of the Company relating to, among other things:
•	organizational documents;
•	the Written Consent;
•	capitalization of the Company;
•	ownership of the Company’s subsidiaries;

•	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;
•	compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with the United States generally accepted accounting principles;
•
the Company and each of its subsidiaries has conducted its business in all material respects in the ordinary course, there has not been any state of facts, circumstance, condition, event, change, development, occurrence, result or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and the Company has not taken any action that would be prohibited under certain interim operating covenants of the Merger Agreement if taken or proposed to be taken during the Pre-Closing Period;

•	the absence of certain undisclosed liabilities;
•	Since March 31, 2023, absence of certain pending or, to the knowledge of the Company, threatened litigation;
•
compliance with applicable laws, except where any instance of non-compliance would not, individually or in the aggregate, be reasonably expected to be material to the Company and its subsidiaries, taken as a whole;

•	anti-corruption matters;
•	material contracts, including top suppliers;
•	government contracts;
•	filing of tax returns, payment of taxes and other tax matters;
•	employee benefits matters;
•	labor and employment matters;
•	insurance;
•	ownership and use of intellectual property;
•	compliance with sanctions laws and no sanctioned person;
•	related party transactions; and
•	the receipt of a fairness opinion from Vestra.
The Merger Agreement also contains representations and warranties of the Company with respect to:
•	leased real property;
•	real property owned by the Company and its subsidiaries and used in their respective businesses;
•	real property contracted for by the Company and its subsidiaries and the purchase and sale agreements related thereto;
•	certain information related to the real property (i) owned and (ii) for which material due diligence has been completed, by the Company and its subsidiaries;
•	home sale contracts in effect;
•	model homes owned or leased by the Company and its subsidiaries;
•	construction of residential units;
•	land development activities of the Company and its subsidiaries; and
•	certain information regarding homeowners associations and condominium associations under the control of the Company.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub:
•	capitalization and operation of Merger Sub;
•	no Parent vote or approval requirement;
•	the accuracy of information supplied by Parent to be included in this information statement;
•
absence of pending or, to the knowledge of Parent, threatened litigation or any outstanding order, in each case, that has had or if resolved adversely would have any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in the aggregate with one or more other Effects, does or would reasonably be expected to prevent or materially impede Merger Sub or Parent from consummating the Merger and the Transactions on a timely basis and in any event before the End Date (a “Parent Material Adverse Effect”);

•	the solvency of the Surviving Corporation after the consummation of the Merger;
•	sufficiency of funds to consummate the Merger; and
•	the absence of certain arrangements between any stockholder, on the one hand and Parent, Merger Sub or any of its affiliates, on the other hand.
Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect.” The Merger Agreement provides that a Company Material Adverse Effect means any Effect that, individually or in the aggregate with any one or more other Effects, (i) would prevent the ability of the Company to consummate the Transactions by the End Date, or (ii) has, had, or would reasonably be expected to have, a material adverse effect on the business, financial condition, properties, assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole, excluding, solely for the purposes of determining a Company Material Adverse Effect under subclause (ii), any Effect relating to, or resulting or arising from:
•	any general economic regulatory, political, business, financial or market conditions in the United States or elsewhere in the world;
•	any changes in credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world;
•	any conditions generally affecting the industries in which the Company and its subsidiaries operate;
•
any geopolitical conditions, any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyberterrorism);

•
any epidemic, pandemic (including COVID-19), plague, or other outbreak of illness or public health event (or COVID-19 measures or other restrictions that relate to, or arise out of, an epidemic, pandemic, plague or outbreak of illness or public health event);

•	any hurricane, flood, tornado, earthquake or other natural disaster or act of God or Effect resulting from weather conditions;
•
any failure by the Company or any of its subsidiaries to meet any internal or external projections or forecasts or any decline in the price of Company Common Stock or other securities of the Company (but excluding, in each case, the underlying causes of such failure or decline, as applicable, unless such underlying causes would otherwise be excepted hereunder);

•
the public announcement or pendency of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees or venture partners or employees;

•	any changes resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;
•	changes in applicable laws or the interpretation thereof;
•	changes in GAAP or any other applicable accounting standards or the interpretation thereof;

•
any action required to be taken by the Company pursuant to the express terms of the Merger Agreement or at the written direction of Parent or Merger Sub or the failure of the Company to take any action that requires consent of Parent to the extent Parent fails to give its consent thereto after a written request therefor;

•	any breach of the Merger Agreement by Parent or Merger Sub; or
•
changes in the market price or trading volume of the Class A Common Stock (but excluding, in each case, the underlying causes of such changes, unless such underlying causes would otherwise be excepted hereunder).

Conduct of Business by UHG Prior to Consummation of the Merger
Except for matters set forth in the confidential disclosure letter, as required by applicable law, for matters expressly required by the Merger Agreement or as approved by Parent in writing (which approval shall not to be unreasonably withheld, conditioned or delayed and shall be deemed granted if and to the extent Parent provides no written response within 10 business days following delivery of the Company’s request for such consent), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will and will cause each of its subsidiaries to use its respective commercially reasonable efforts to (i) conduct its business in the ordinary course of business, and (ii) use its respective commercially reasonable efforts to preserve its goodwill and current relationships with employees, customers, suppliers and other persons with which the Company or any Company subsidiary has material business relations.
In addition, without limiting the generality of the foregoing, except for matters set forth in the confidential disclosure letter, as required by applicable law or for matters expressly required by the Merger Agreement or as approved by Parent in writing (which approval shall not to be unreasonably withheld, conditioned or delayed and shall be deemed granted if and to the extent Parent provides no written response within 10 business days following delivery of the Company’s request for such consent), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to do, any of the following:
•	amend the organizational documents of the Company, or any of its subsidiaries, other than immaterial or ministerial changes to the organizational documents of any Company subsidiary;
•
other than transactions solely between the Company and any wholly owned subsidiary of the Company or solely between wholly owned subsidiaries of the Company, issue, sell, grant, pledge or otherwise dispose of or grant any lien with respect to the securities or any other capital stock of the Company or any capital stock of the Company’s subsidiaries, or grant any options, warrants or other rights to acquire or any such capital stock or other interest in or any instrument convertible into or exchangeable or exercisable for any such capital stock or other interest, other than the issuance of shares of Company Common Stock upon (i) the issuance of the Earn Out Shares, (ii) exercise of Company Stock Options outstanding as of the date of the Merger Agreement pursuant to the Incentive Plan or (iii) pursuant to the terms of the Company RSUs or the Company PSUs that are outstanding on the date of the Merger Agreement, in each case, in accordance with the terms of the Business Combination Agreement, Incentive Plan or the applicable award agreement, as applicable, terms as in effect on the date of the Merger Agreement;

•
except in connection with actions related to Acquisition Proposals under the Merger Agreement or as otherwise set forth in the Company’s existing organizational documents, take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to an Acquisition Proposal or otherwise;

•
adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of the Company or any of its subsidiaries, file a petition in bankruptcy under any provisions of federal or state bankruptcy applicable law on behalf of the Company or any of its subsidiaries or consent to the filing of any bankruptcy petition against the Company or any of its subsidiaries under any similar applicable law;

•	create any subsidiary of the Company or any of the subsidiaries of the Company;
•
(i) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of (whether in cash, stock, property or otherwise) the Company or any of its subsidiaries’ capital stock or other securities (other than dividends to the Company or from one of its wholly owned subsidiaries) or (ii) redeem, repurchase or otherwise reacquire (or offer to redeem, repurchase or otherwise reacquire), split, combine or reclassify any securities or capital stock of the Company or any of its subsidiaries, or otherwise change the capital structure of the Company or any of its subsidiaries, other than (a) any repurchases pursuant to the Company’s or any of its subsidiaries’ right (under written commitments in effect as of the date of the Merger Agreement) to purchase securities or capital stock of the Company or any of its subsidiaries held by an officer or other employee, or individual who is an independent contractor, consultant or director, of or to the Company or any of its subsidiaries, but only upon termination of such person’s employment or engagement by the Company, (b) for purposes of effecting a net settlement of any Company Stock Option in satisfaction of any exercise price or required tax withholdings, or net share withholding in connection with the vesting of any Company Equity Award (as defined in the Merger Agreement) in satisfaction of any required tax withholdings or (c) between the Company and a wholly owned subsidiary of the Company or between wholly owned subsidiaries of the Company;
•	make any material changes in any accounting methods, principles or practices, in each case, except as required by a change in GAAP or required by applicable law;
•
(i) other than in the ordinary course of business: (a) accelerate, terminate (other than terminations at the end of the current term) or consent to the termination of (other than terminations at the end of the current term), cancel, materially amend in a manner adverse to the Company or its subsidiaries, grant a waiver of any material right under or otherwise materially modify in a manner adverse to the Company or its subsidiaries any material contract disclosed under the confidential disclosure letter or any contract that would constitute such material contract if in effect as of the date of the Merger Agreement; or (b) enter into any contract that would constitute such material contract if in effect as of the date of the Merger Agreement;

•
make any capital expenditure other than (i) capital expenditures not contemplated by the following clause (ii) that are no more than $100,000 in the aggregate in any fiscal year and are incurred in the ordinary course of business, (ii) any capital expenditure made in accordance with the Company’s forecast contained in the confidential disclosure letter, (iii) pursuant to real estate purchase agreements and any other contracts executed in connection therewith in the ordinary course of business, or (iv) capital expenditures related to for-sale residential home building;

•
repurchase, prepay, incur, assume or guarantee any funded indebtedness to any person, issue or sell any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of any other person or enter into any arrangement having the economic effect of any of the foregoing (other than (i) any such transactions solely between the Company and one of its wholly owned subsidiaries, (ii) borrowings incurred that do not, at any time, exceed $250,000 in the aggregate, or (iii) borrowings under the Company’s existing credit facilities or in respect of letters of credit or surety bonds;

•
grant or suffer to exist any material liens on any properties or assets of the Company or any of its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, other than permitted liens;

•
make any capital investment in or loan or advance to, or forgive any loan to, any other person except for (i) loans, capital contributions, advances or investments between the Company and any wholly owned subsidiary of the Company or between wholly owned subsidiaries of the Company and (ii) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business;

•
other than (i) in the ordinary course of business (including sales of residential units pursuant to home sale contracts but excluding transactions involving any Company related party) or (ii) transactions solely between the Company and any wholly owned subsidiary of the Company or solely between wholly owned subsidiaries of the Company, sell, abandon, waive, relinquish, transfer, abandon, assign, swap or otherwise dispose of any of the assets, properties or rights of the Company or any of its subsidiaries that exceed, individually or in the aggregate, $100,000;

•
purchase or acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), (i) any corporation, partnership, other business organization or division thereof or any other business or all or substantially all of the assets of any person (other than reorganizations solely among wholly owned subsidiaries of the Company) or (ii) any assets, real property, securities, properties, interests or businesses from any person (except for a wholly owned subsidiary of the Company), in each case, in any transaction or series of transactions involving any Company related party or that exceed $100,000, individually or in the aggregate, in each case, other than (x) acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business not from any Company related party or (y) acquisitions of real property on terms consistent with the lot purchase agreements or land purchase contracts, as applicable, and, in each case, any other contracts executed in connection therewith in the ordinary course of business consistent with past practice (but excluding any contracts entered into after the date of the Merger Agreement with any Company related party);
•	enter into a new line of business or abandon or discontinue any existing line of business;
•
settle, pay, discharge or satisfy any proceeding (or agree to do any of the foregoing), other than any settlement, payment, discharge or satisfaction that (i) does not relate to any transaction litigation and (ii) (a) either (x) results solely in a monetary obligation involving only the payment of monies by the Company and/or its subsidiaries of not more than $100,000 individually or in the aggregate for all such proceedings (excluding any settlements made under the following clause (y)), or (y) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or its subsidiaries and the payment of monies by the Company or its subsidiaries that are not more than $100,000 individually or in the aggregate (not funded by an indemnity obligation or through insurance policies) and (b) would not involve any admission of guilt or impose any restrictions or limitations upon the operations or business of the Company or its affiliates (including, after the closing of the Merger, Parent and its affiliates), other than customary confidentiality obligations;

•
except as required by applicable law or the existing terms of any employee plan in effect as of the date of the Merger Agreement and the payment of annual and quarterly bonuses and merit-based increases made in the ordinary course of business as disclosed to Parent, (i) increase in the benefits or compensation payable by the Company or any of its subsidiaries to any employees of the Company or grant, amend, announce or pay any new bonus (including any retention or change in control bonus), equity or equity-based award, severance or other compensation or benefit to (or accelerate the funding, vesting or payment of any compensation or benefit for) any current or former employees of the Company; (ii) establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any material Company employee plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a material Company employee plan if it were in existence as of the date of the Merger Agreement, other than amendments made to Company employee plans in the ordinary course of business that do not materially increase costs; or (iii) hire or promote any officer or employee or engage any independent contractor or consultant, other than individuals with an annual compensation less than $125,000;

•	sell, abandon, assign or transfer any material Company owned intellectual property, other than in the ordinary course of business;
•
settle or compromise any claim relating to taxes, enter into any closing agreement with respect to taxes, amend any tax return, change any tax accounting period or material methods, principles or practices used by it for tax accounting (except as required by applicable law), surrender a right to claim a refund of taxes, make, revoke or change any material tax election (other than making elections that are consistent with the past practice of the Company or its subsidiaries), request any ruling with respect to taxes with an applicable governmental authority, or enter into any voluntary disclosure agreement or process with any governmental authority with respect to taxes;

•
enter into, amend, modify or terminate any transaction with any affiliate, holder of 5% or more of the shares, director or executive officer of the Company or any of its subsidiaries or enter into, amend, modify or terminate any other transaction or contract with any person that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Exchange Act;

•
(i) modify, extend, negotiate, terminate or enter into any collective bargaining agreement or (ii) recognize or certify any union or group of employees as the bargaining representative for any employees of the Company;

•
announce or effectuate a “plant closing,” “mass layoff” or similar action that would trigger notice obligations under the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar law;

•
commence construction of any residential unit, unless (i) it has an accompanying home sale contract in place or (ii) is in compliance with the terms and conditions set forth in in the confidential disclosure letter; or

•	authorize any of, or agree or commit to take, any of the foregoing actions.

Regulatory Filings; Efforts
The Company and Parent will (and cause their respective subsidiaries to) each use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the Merger and the Transactions prior to the End Date, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from governmental authorities, the expiry or termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties necessary, proper or advisable to consummate the Transactions and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.
Each of the Company and Parent and its affiliates will, (i) provide or cause to be provided as promptly as reasonably practicable any information and documentary material that may be requested by any governmental authorities, (ii) cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a governmental authority relating to the Transactions, including any proceeding initiated by a private person and (iii) promptly take such actions as are necessary or advisable, including to cause to be lifted or vacated any restraint, injunction or other legal impediment to any of the Transactions, so as to enable the parties hereto to consummate the Transactions prior to the End Date. Neither the Company, Parent, Merger Sub nor any of their respective subsidiaries or affiliates shall be required to pay or commit to the payment of any fee, penalty or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), or make any other concession, waiver or amendment under any contract in connection with obtaining any actions, waivers, registrations, permits, authorizations, orders, consents or approvals.
Written Consent
Per the terms of the Merger Agreement, the Written Consent was delivered to the Company on February 22, 2026, shortly after the execution of the Merger Agreement, and the Company provided a copy of the Written Consent to Parent immediately after its receipt of the Written Consent.
No Solicitation
The Merger Agreement provides that the Company and its subsidiaries will not, will not authorize their representatives to, and will direct their respective representatives not to, from February 22, 2026 during the Pre-Closing Period:
•	initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal;
•
engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of its subsidiaries to, any third party in connection with, or for the purpose of facilitating or knowingly encouraging, an Acquisition Proposal;

•
approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract (i) with respect to an Acquisition Proposal or (ii) an Alternative Acquisition Agreement;

•	approve, authorize or agree to do any of the foregoing.
•
grant access to the properties, books, records or personnel of the Company or its subsidiaries to any person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal; or

•	grant any waiver, amendment or release under any standstill or confidentiality agreement.
The Company will be permitted to grant waivers, amendments and releases of, and not enforce, any standstill agreement or any similar agreement or provision with respect to a potential Acquisition Proposal, but solely to the extent that the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement provides that the term “Acquisition Proposal” means any indication of interest, offer or proposal, including any amendment or modification to any existing indication of interest, offer or proposal (other than, in each case, any indication of interest, offer or proposal made or submitted by or on behalf of Parent, Merger Sub or one or more of their subsidiaries), contemplating an Acquisition Transaction.
Furthermore, the term “Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of related transactions (other than the Merger) with any person or “group” involving:
•
the issuance to such person or “group” or acquisition by such person or “group” of, or a tender offer or exchange offer that if consummated would result in such person or “group” beneficially owning (within the meaning of Section 13(d) of the Exchange Act), at least 20% of the outstanding equity interests in the Company; or

•
the direct or indirect acquisition by such person or “group” of assets of the Company and/or its subsidiaries (including through ownership of equity in any subsidiaries) representing at least 20% of the fair market value of the assets, net revenue or net income of the Company and its subsidiaries, taken as a whole;

in each case of the above clauses, whether pursuant to a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, liquidation, dissolution or other similar transaction, or any combination of the foregoing.
No Shop; Superior Proposal and Change in Recommendation
Notwithstanding the restrictions set forth above, at any time prior to obtaining the Written Consent, which was obtained on February 22, 2026, if the Company had received a written Acquisition Proposal that the Board had believed in good faith to be bona fide, and the Board had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted, or could have reasonably been expected to lead to, a Superior Proposal, then the Company and its respective representatives could have: (i) furnished any information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) (provided, that (a) prior to furnishing any such information, the Company received from such third party an executed acceptable confidentiality agreement and (b) any such non-public information so furnished had been previously provided or made available to Parent or was provided or made available to Parent promptly (and in any event no later than 48 hours) after it was so furnished to such third party) or (ii) participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal.
Except for the exceptions set forth below, which are now no longer applicable, neither the Board nor any committee thereof will (i) approve, recommend, declare advisable or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract with respect to any Acquisition Proposal, other than an acceptable confidentiality agreement, or (ii) take any of the following actions constituting a “Change in Recommendation”:
•
withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), or propose publicly to withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), the recommendation that stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL;

•	approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal;
•	fail to include the recommendation that stockholders of the Company approve the adoption of the Merger Agreement in the information statement when disseminated to stockholders of the Company;
•	fail to recommend against any Acquisition Proposal that is a tender offer or exchange offer within 10 business days after the commencement thereof; or
•	resolve, agree or publicly propose to do any of the foregoing.
Notwithstanding the restrictions set forth above at any time prior to obtaining the Written Consent, which was obtained on February 22, 2026, the Board (or a committee thereof) could have (i) made a Change in Recommendation in response to an Intervening Event if the Board (or a committee thereof) had determined in good faith (after consultation with its outside legal counsel) that failure to make such Change in Recommendation would have been inconsistent with the Company’s directors’ fiduciary duties under applicable law or (ii) made a Change in Recommendation, entered into a definitive written agreement providing for the consummation of a Superior Proposal and concurrently terminated the Merger Agreement and paid the Company Termination Fee if the Company had received an Acquisition Proposal after the date of the Merger Agreement for which the Board (or a committee thereof) had determined in good faith to be bona fide and determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constituted a Superior Proposal and that the failure to take such actions would have been reasonably expected to be inconsistent with the Company’s fiduciary duties under applicable law; provided, however, that the Board and any committee thereof could not have taken any action set forth above unless, prior to taking such action:
•
the Company had provided four business days’ prior written notice to Parent advising Parent that the Company intended to take such action (and specifying, in reasonable detail, as applicable, the Intervening Event or the material terms and conditions of any such Superior Proposal);

•
if requested by Parent in good faith, for a period of four business days following delivery of such notice, the Company and its representatives had negotiated with Parent in good faith regarding changes to the terms of the Merger Agreement and any other proposals that have been made by Parent intended by Parent to cause, as applicable, such Change in Recommendation to longer be necessary, or such Acquisition Proposal to no longer constitute a Superior Proposal; and

•
following such four-business-day period, and after considering in good faith any changes or proposals made by Parent, the Board or a committee thereof had determined in good faith (after consultation with its outside legal counsel and financial advisors) that, as applicable, (i) the failure to make a Change in Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, or (ii) (a) such Acquisition Proposal continues to constitute a Superior Proposal, and (b) the failure to make the Change in Recommendation would have still been reasonably expected to be inconsistent with the Board’s fiduciary obligations under applicable law.

The Merger Agreement provides that the term “Superior Proposal” means any bona fide written Acquisition Proposal made by a third party that (i) was not solicited in violation of the Merger Agreement in any material respect, and (ii) the Board determined in good faith (after consultation with its financial advisors and outside legal counsel) (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing), and the identity of the person making the proposal and other aspects of such proposal the Board deems relevant (after taking into account any changes to the terms of the Merger Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to the Merger Agreement, and (b) would, if consummated, result in a transaction that is more favorable to stockholders of the Company than the Merger. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “at least 20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “more than 50%.”
The Merger Agreement provides that the term “Intervening Event” means an event, occurrence, or fact occurring or arising that was not known or reasonably foreseeable to the Board on the date of the Merger Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Board as of the date of the Merger Agreement), other than any event, occurrence, circumstance, development or fact that relates to (i) an Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) or (ii) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price of trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts, events, changes, developments or set of circumstances relating to or causing any of the foregoing in this clause (ii) may be considered and taken into account).
The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on February 22, 2026, upon delivery of the Written Consent in accordance with the terms of the Merger Agreement.
Nothing contained in the Merger Agreement will prohibit the Company from taking and disclosing to the Company’s stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange

Act) and no disclosure that the Board may determine in good faith (after consultation with its outside legal counsel) that the Company is required to make under applicable law will constitute a violation of the Merger Agreement; provided that in no event shall the Board make a Change in Recommendation except in accordance with the Merger Agreement.
Continuing Employee Matters
The Merger Agreement provides that each employee of the Company or its subsidiaries who remains in the employment of the Surviving Corporation and its subsidiaries immediately following the Effective Time (each, a “Continuing Employee”) and is eligible to receive a bonus for the 2025 fiscal year pursuant to a bonus arrangement in effect as of the date of the Merger Agreement shall, to the extent not paid prior to the closing date, receive a cash bonus in respect of such 2025 fiscal year based on target performance.
From and after the closing date, with respect to each Parent Benefit Plan (as defined in the Merger Agreement) that is an “employee welfare benefit plan” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 providing group health benefits in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company employee plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Benefit Plan.
The Merger Agreement acknowledges that the foregoing provisions under this “Continuing Employee Matters” section are for the sole benefit of the respective parties to the Merger Agreement and will not create any right in any other person, including any employee of the Company, including any right for continued employment with Parent, Company, the Surviving Corporation or any of their respective affiliates. In addition, nothing in the foregoing provisions will be deemed to amend any employee benefit plan or require Parent, the Surviving Corporation or any of their affiliates to permit any person to participate in any particular benefit or compensation plan sponsored or maintained by Parent or any of its affiliates or to continue or amend any particular benefit or compensation plan, before or after the consummation of the Merger, and any such plan may be amended or terminated in accordance with its terms and applicable law.
Indemnification and Insurance
As of the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and its subsidiaries pursuant to (i) each indemnification agreement between the Company or any of its subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of its subsidiary and (ii) any indemnification provision and exculpation provision set forth in the certificate of incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries as in effect as of the date of the Merger Agreement. In addition, for a period of six years following the Effective Time, the organizational documents of the Surviving Corporation will contain, and Parent will cause the organizational documents of the Surviving Corporation, the Company and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and exculpation that are no less favorable than the indemnification, advancement of expenses and exculpation provisions set forth in the organizational documents of the Company and its subsidiaries as of February 22, 2026.
As of the Effective Time, Parent will, and will cause the Surviving Corporation to, indemnify, defend and hold harmless, to the fullest extent permitted under applicable law (and will advance expenses as incurred to fullest extent permitted under applicable law), each present and former director and officer of the Company or its subsidiaries and each of their employees who serves as a fiduciary of the Company Stock Plan (as defined in the Merger Agreement), as the case may be, (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions.
The Company will use its reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Party on terms with respect to coverage, deductibles and amounts no less favorable than the Company’s current directors’ and officers’ liability insurance for the six year period following the closing and at an aggregate price not to exceed 225% of the amount paid by the Company for coverage for a 12-month period under the current policy. If the Company or, pursuant to the immediately following sentence, Parent obtains prepaid “tail” or “runoff” policies, the Surviving Corporation will, and Parent will, and will cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and they shall continue to honor the obligations thereunder. If the Company is unable to obtain the “tail” or “runoff” policy for a cost less than or equal to 225% of the current premium, the Company will instead obtain as much comparable insurance as possible for an aggregate premium equal to 225% of the current premium.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, in which each of Parent and the Company covenants or agrees to:
•
release a joint press release with respect to the Merger and the Transactions as promptly as practicable following the execution and delivery of the Merger Agreement, which shall be in a form mutually agreed to by the parties to the Merger Agreement, and the parties shall not issue any such press release or make any such other public statement relating to the Merger Agreement or the Transactions without the consent of the other party (not to be unreasonably withheld, conditioned or delayed), except as otherwise provided in the Merger Agreement.

In addition, the Company will, among other things:
•
(i) provide Parent with prompt notice in writing of all transaction litigation; (ii) give Parent the right to review and comment on all material filings or responses to be made by the Company and discuss in advance any material discussions or communications proposed to be held by the Company with any third party in connection with any such transaction litigation (and the Company shall in good faith consider any comments or feedback provided by Parent) and give Parent the opportunity to participate in the defense and settlement of any transaction litigation; (iii) if Parent does not exercise such right to participate (subject to the Company’s control right), keep Parent reasonably and promptly informed with respect to the status of such transaction litigation and (iv) not compromise or fully or partially settle any transaction litigation without Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed);

•
take all actions to the extent necessary or as may be reasonably requested by Parent or Merger Sub to cause any dispositions or cancellations of equity interests of the Company in connection with the Merger Agreement and the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
treat each Warrant shall in accordance with Section 4.4 of the Warrant Agreement and treat each Stock Warrant in accordance with Section 3.4 of the Stock Warrant Agreement, including timely providing any notices required to be provided in accordance with Section 4.5 of the Warrant Agreement and Section 3.5 of the Stock Warrant Agreement in connection with the Merger prior to the Effective Time;

•
timely provide, in accordance with Section 3.2 of the Business Combination Agreement and Section 3.5 of the Sponsor Support Agreement, any notices required to be provided in connection with the Merger prior to the Effective Time; and

•
(i) provide Parent with a draft of this information statement prior to filing with the SEC; (ii) prepare and file with the SEC this information statement, as promptly as reasonably practicable after the date of the Merger Agreement, and (iii) as promptly as reasonably practicable (and in any event within three business days) after the first to occur of (a) receiving confirmation from the SEC that it has no further comments on the information statement; (b) receiving confirmation from the SEC that the information statement is otherwise not to be reviewed or (c) the expiration of the 10-day period after filing the preliminary information statement in the event the SEC does not review the information statement, mail a definitive form of this information statement to its stockholders.

In addition, the Parent will, among other things:
•	cause the Company Common Stock and the Warrants to be de-listed from Nasdaq and de-registered under the Exchange Act at or as promptly as practicable following the Effective Time; and
•
in the event Parent or any of its affiliates obtains any buyer-side representation and warranty insurance policy (the “R&W Insurance Policy”), (i) Parent will ensure that the insurer of such R&W Insurance Policy shall have no right of subrogation against any Company protected person, except in the case of fraud, (ii) neither Parent nor any of its affiliates shall terminate, cancel, amend, waive or otherwise modify the R&W Insurance Policy or any of the coverage thereunder in a manner that is adverse to any Company protected person, (iii) Parent will bear the cost of the R&W Insurance Policy (including all premiums and any fees or expenses incurred in connection therewith) and will pay such costs at the times and in the manner as directed by the issuer of the R&W Insurance Policy, and (iv) Parent shall provide a true and correct copy of such R&W Insurance Policy to the Company prior to the closing date.

Conditions to Consummation of the Merger
The obligation of each party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing of the following conditions:
•	the Written Consent having been obtained;
•
no order, injunction, judgment or other similar requirement, any applicable law or other legal restraint or prohibition shall have been issued or enacted by any governmental authority of competent authority that remains in effect that makes consummation of the Merger illegal or otherwise prohibited; and

•
at least 20 calendar days have elapsed since the Company mailed this information statement to the Company’s stockholders as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained.
The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing of the following additional conditions:
•
the representations and warranties of the Company related to the absence of any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the closing date to be true and correct as of the date of closing;

•
certain fundamental portions of the Company’s capitalization representation being true and correct in all respects as of the closing date as though made at and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), and except, in each case, for any inaccuracies that would not, individually or in the aggregate, result in additional cost, expense or liability to Parent, Merger Sub or the Company (individually or in the aggregate) of more than $275,000;

•
the representations and warranties of the Company related to (i) the Company’s organization, good standing and qualification to do business; (ii) organizational documents; (iii) the Company’s power and authority to enter into the Merger Agreement and the transaction documents and consummate the Merger and the Transactions; (iv) the Written Consent satisfying the requisite stockholder approval and being the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Merger Agreement and the Merger; (v) certain elements of its capitalization; (vi) the lack of investment banker, broker, finder or other agent or intermediary (other than Vestra) entitled to any fee or commission in connection with the Merger and the Transactions; and (vii) receipt of a fairness opinion, that, in each of the foregoing (i)-(vii), (a) is not qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all material respects as of the closing date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and (b) is qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all respects as of the closing date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date);

•
each of the other representations and warranties of the Company being true and correct as of the closing date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), other than in the case of this bullet for such failures to be true and correct that have not had or would not reasonably be expected to have a Company Material Adverse Effect and disregarding any “Company Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties (except for within the defined terms “Material Suppliers” and “Permitted Liens”);

•	the Company having complied in all material respects with each of the covenants, obligations and agreements it is required to comply with or perform at or prior to the closing;
•
since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in “The Merger Agreement - Representations and Warranties” beginning on page 67) that is continuing and no Effect (as defined in “The Merger Agreement - Representations and Warranties” beginning on page 67) shall have occurred that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect; and

•	the receipt by Parent and Merger Sub of a certificate signed by an officer of the Company, dated as of the closing date, certifying that each of the conditions specified above has been satisfied.
The obligation of the Company to consummate the Merger is further subject to satisfaction or, to the extent not permitted by applicable law, waiver, on or prior to the closing, of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement to be true and correct as of the closing date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, result in a Parent Material Adverse Effect; provided, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub for the purpose of this closing condition, all references to the term “Parent Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties should be disregarded;

•
Parent and Merger Sub having complied in all material respects with each of the covenants, obligations and agreements required to be complied with or performed at by Parent and Merger Sub at or prior to the closing; and

•
the receipt by the Company of a certificate of Parent and Merger Sub, signed by an officer of Parent and Merger Sub, dated as of the closing date, certifying that each of the two conditions specified above has been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Parent and the Company.
In addition, the Merger Agreement may be terminated by either Parent or the Company, at any time prior to the Effective Time if:
•	the Merger is not consummated on or before the End Date;
•
any governmental authority of competent authority issued a final, non-appealable order or enacted any applicable law or other legal restraint or prohibition that remains in effect that makes the consummation of the Merger permanently illegal or otherwise permanently prohibited; provided, that the party seeking to terminate the Merger Agreement for this reason shall have taken all actions required under the Merger Agreement to have any such order or injunction, applicable law or other legal restraint, injunction or prohibition lifted; provided, further, that this termination right is not available to a party if the issuance of such final and non-appealable order or injunction, applicable law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any covenant or obligation of such party under the Merger Agreement; or

•
the Written Consent were not delivered to Parent by the Company by 11:59 p.m., Eastern Time, on February 23, 2026; however, this termination provision expired following delivery of the Written Consent on February 22, 2026.

The Merger Agreement may also be terminated by the Company if (i) all of the conditions to the obligations of Parent and Merger Sub are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Transactions by the date that is 10 business days after the date that the conditions to the obligations of the parties are satisfied or, to the extent permitted by applicable law, waived; (iii) the Company has irrevocably notified Parent in writing that (a) if specific performance is granted, the Company is ready, willing and able to consummate the closing and (b) all of the conditions to the obligations of the Company are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); and (iv) Parent or Merger Sub fails to consummate the Merger within three business days after the later of (a) receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii).
The Merger Agreement may also be terminated by the Company if Parent or Merger Sub shall have willfully and materially breached any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would have a Parent Material Adverse Effect and cannot be cured by the End Date or, if capable of being cured in such time frame, has not been cured by Parent or Merger Sub, as applicable, within 30 days after written notice has been given by the Company to Parent of such breach; provided, that the Company may not terminate the Merger Agreement for this reason if the Company is then in material breach of any provision of the Merger Agreement that would result in a failure of a condition precedent to closing.
The Merger Agreement may also be terminated by the Parent if the Company shall have willfully and materially breached any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of any of the conditions precedent to closing and cannot be cured by the End Date or, if capable of being cured in such time frame, has not been cured by the Company within 30 days after written notice has been given by Parent to the Company of such breach; provided, that Parent will not have the right to terminate the Merger Agreement for this reason if Parent is then in material breach of any provision of the Merger Agreement that would result in a failure of a condition precedent to closing.
Further, the Merger Agreement also provided that Parent could have terminated the Merger Agreement if at any time a Change in Recommendation were to occur prior to the Company’s receipt of the Written Consent; however, this termination provision expired following delivery of the Written Consent on February 22, 2026.
The Merger Agreement also provided that the Company could have terminated the Merger Agreement if (i) the Company complied with its obligations with respect to Acquisition Proposals and Change in Recommendation under the Merger Agreement; (ii) the Company paid, or caused to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination; and (iii) substantially concurrently with such termination, the Company entered into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal; however, this termination provision expired following the delivery of the Written Consent on February 22, 2026.
Termination Fees and Expenses
The Company would have been required to pay Parent a termination fee of $4,000,000 (the “Company Termination Fee”), plus enforcement costs, if any, if the Merger Agreement would have been terminated:
•	by Parent or the Company, if the Written Consent had not been delivered to Parent by the Company by 11:59 p.m., Eastern Time, on February 23, 2026
•	by Parent, if at any time the Board (or a committee thereof) had effected a Change in Recommendation; and
•	by the Company, if the Company had entered into a definitive Alternative Acquisition Agreement in respect of a Superior Proposal.
The Company will pay Parent the Company Termination Fee, plus enforcement costs, if any if the Merger Agreement is terminated:
•
by Parent pursuant to a breach by the Company of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach (i) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (ii) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach;

•
by the Company because the Merger is not consummated on or before the End Date and at such time the Parent had the right to terminate the Parent had the right to terminate the Merger Agreement pursuant to a breach by the Company of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach (i) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (ii) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach;

•
(i) by Parent or the Company because the Merger is not consummated on or before the End Date, (ii) at any time on or after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within 12 months after the date of such termination, (a) the Company enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction or (b) an Acquisition Transaction is consummated, then the Company will pay (or cause to be paid) to Parent the Company Termination Fee concurrently with the consummation of any such Acquisition Transaction; provided, however, that, for purposes of this subclause, all references to “at least 20%” in the definition of Acquisition Transaction shall be deemed to be references to “more than 50%.”

Parent will pay the Company a termination fee of $4,000,000 (the “Parent Termination Fee”), plus enforcement costs, if any, in the event the Merger Agreement is terminated:
•
by the Company if Parent or Merger Sub breaches any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would have a Parent Material Adverse Effect and cannot be cured prior to the End Date, or if capable of being cured, has not been cured within 30 days after written notice has been given by the Company to Parent of such breach;

•
by the Company (i) if all of the conditions to the obligations of Parent and Merger Sub have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Merger at the closing by the date on which Parent and Merger Sub are required to consummate the closing; (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger; and (iv) Parent or Merger Sub fails to consummate the Merger within the later of (a) the third business day following receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii); and

•	by Parent if the Merger is not consummated on or before the End Date and the Company has the right to terminate the Merger Agreement pursuant to either of the two bullets described above.
Amendment and Waiver
The Merger Agreement may be amended or waived by any party (and, in the case of the Company, only by action taken or authorized by or on behalf of the Board or a duly authorized committee thereof or other similar governing body), and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No such amendment or waiver will be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in the Merger Agreement may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. The failure or delay of any party to the Merger Agreement in exercising any right, power or privilege under the Merger Agreement shall not constitute a waiver of such rights and any single or partial exercise thereof shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Specific Performance; Jurisdiction
Subject to the conditions set forth in the Merger Agreement, the parties to the Merger Agreement are entitled to an injunction or injunctions, specific performance, or any other equitable relief, to prevent breaches or threatened or anticipated breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, without the necessity of proving damages or otherwise (and each party to the Merger

Agreement has waived any requirement for the obtaining, furnishing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of the Merger Agreement were not performed.
Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery and any state appellate court therefrom (or, only if such court does not have subject matter jurisdiction over the matter, then the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom) for the purpose of any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions. Each party to the Merger Agreement has waived and agreed not to assert as a defense in any such proceeding any claim that it is not subject personally to the jurisdiction of such court, that the proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper or that the Merger Agreement or the Transactions may not be enforced in or by such courts.
Governing Law
The Merger Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

MARKET INFORMATION AND DIVIDENDS
The Class A Common Stock began trading on Nasdaq under the symbol “UHG” on March 31, 2023. As of March 26, 2026, 21,853,341 shares of Class A Common Stock were issued and outstanding, held by 44 stockholders of record.
There is no public market for the Class B Common Stock. As of March 26, 2026, 36,973,876 shares of Class B Common Stock were issued and outstanding, held by five stockholders of record.
The Company’s public warrants and private placement warrants began trading on Nasdaq under the symbol “UHGWW” on March 31, 2023. As of March 26, 2026, 8,625,00 public warrants were issued and outstanding, held by one stockholder of record, and 2,996,663 private placement warrants were issued and outstanding, held by four stockholders of record.
Since the date of our initial public offering, we have not paid dividends on any outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between February 22, 2026 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for the Company Common Stock.
APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
Appraisal Rights
If the Merger is consummated, stockholders and beneficial owners of Company Common Stock who have not consented to the adoption of the Merger Agreement pursuant to Section 228 of the DGCL (i.e., all holders and beneficial owners other than the Majority Stockholders) , who properly demand an appraisal of their shares of Company Common Stock, who continuously hold of record or beneficially own their shares of Company Common Stock through the Effective Time of the Merger, and who otherwise comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under the applicable provisions of Delaware law, will be entitled to appraisal rights to receive, in cash, the “fair value” of their shares as determined by the Court of Chancery pursuant to Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex C to this information statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in the loss or waiver of your appraisal rights.
The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Company Common Stock unless otherwise expressly noted therein or herein, all references in Section 262 and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted therein or herein, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association, or other entity.
STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMPANY COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the Merger is consummated, stockholders and beneficial owners of Company Common Stock who (i) properly and timely demand appraisal of their shares as described below, (ii) do not deliver a written consent or otherwise voted in favor of the adoption of the Merger Agreement, (iii) continuously hold of record or beneficially own, as applicable, such shares through the Effective Time, and (iv) otherwise comply with, and do not withdraw their demands or otherwise lose their appraisal rights under the applicable provisions set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Company Common Stock as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any (unless the Court of Chancery in its discretion determines otherwise for good cause shown), to be paid on the amount determined to be “fair value” from the effective date of the Merger through the date of payment of the judgment (or in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid by the surviving entity prior to the entry of judgment in the appraisal proceeding). The “fair value” of shares of Company Common Stock as determined by the Court of Chancery may be more than, less than, or equal to the Merger Consideration that persons seeking appraisal are otherwise entitled to receive under the terms of the Merger Agreement. Stockholders and beneficial owners should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a transaction, such as the Merger, is not an opinion as to, and does not otherwise necessarily address “fair value” under Section 262. However, assuming shares of Class A Common Stock remain listed on a national securities exchange immediately before the Merger (which we expect to be the case), after an appraisal petition has been filed, the Court of Chancery will dismiss appraisal proceedings as to all stockholders of the Company and beneficial owners otherwise entitled to appraisal rights with respect to such shares of Class A Common Stock unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Class A Common Stock (as measured in accordance with subsection (g) of Section 262) or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million (conditions (i) and (ii) are referred to in this summary as the “ownership thresholds”).
Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either a constituent corporation before the Effective Time or the Surviving Corporation, within 10 days after the Effective Time, must notify each of its stockholders who is entitled to appraisal rights of the approval of the merger and that appraisal rights are available to such stockholders and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This information statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex C. In connection with the Merger, any holder or beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, if a stockholder of the Company or beneficial owner is considering exercising appraisal rights, that person should consider seeking the advice of legal counsel. A stockholder of the Company or beneficial owner who loses his, her, or its appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of Company Common Stock.
The Company’s stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must deliver to the Company a written demand for appraisal to the Company no later than 20 days after the mailing of this information statement, which mailing date is April 10, 2026. In addition, such person must continuously hold or beneficially own, as applicable, the shares from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the person transfers the shares before the Effective Time). A stockholder’s or beneficial owner’s failure to demand in writing the appraisal of such stockholder’s or beneficial owner’s shares on or before the expiration of such 20-day period will result in the loss of his, her, or its appraisal rights.
If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Company Common Stock.
Making a Written Demand
Any holder or beneficial owner of Company Common Stock wishing to exercise appraisal rights must deliver to the Company, no later than 20 days after the mailing of this information statement, which mailing date is April 10, 2026, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares. In addition, that person must not have delivered a written consent or otherwise voted in favor of the adoption of the Merger Agreement with respect to such shares. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person much continue to hold or beneficially own, respectively, the shares as to which such demand relates through the Effective Time.
A written demand for appraisal made by the Company’s stockholders or beneficial owner should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform the Company of the identity of such stockholder or beneficial owner. In addition, in the case of a written demand for appraisal made by a beneficial owner of the Company, the demand must also reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below). Although not expressly required by Section 262, the Surviving Corporation reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares of Company Common Stock for which such demand is submitted.
Whether made by the Company’s stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares in connection with the Merger. If the shares are held of record or in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of such holder of record in that capacity. If the shares are held of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all such joint holders of record. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable. A record owner, such as a broker, bank or other nominee who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the record owner.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
United Homes Group, Inc.
917 Chapin Road
Chapin, South Carolina 29036, United States
Attention: Chief Administrative Officer
At any time within 60 days after the Effective Time of the Merger, any holder or beneficial owner of Company Common Stock who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration with respect to the shares subject to the withdrawal by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery will be dismissed as to any person without the approval of such court, and such approval may be conditioned upon such terms as the Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (a “reservation”) for any application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration with respect to the shares subject to the withdrawal within 60 days after the Effective Time.

Notice by the Surviving Corporation
If the Merger is consummated, within 10 days after the Effective Time, the Surviving Corporation will notify each stockholder of the Company that is entitled to appraisal rights of the effective date of the Merger; provided, however, if such notice is sent more than 20 days following the sending of this information statement, such notice need only be sent to each stockholder or beneficial owner who is entitled to appraisal rights and who has demanded appraisal of his, her, or its shares of the Company Common Stock in accordance with Section 262.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, the Surviving Corporation or any stockholder of the Company or beneficial owner who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all persons entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease and those shares will be deemed to have been converted at the Effective Time into the Merger Consideration set forth in the Merger Agreement. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and the Company’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Company Common Stock. Accordingly, any Company stockholder or beneficial owner who desires to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery within the time and in the manner prescribed in Section 262. The failure of any Company stockholder or beneficial owner to file such a petition for appraisal within the period specified in Section 262 will nullify the previous written demands for appraisal.
Within 120 days after the Effective Time, any person who has theretofore complied with the requirements of Section 262 for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not consented to or otherwise voted in favor of the adoption of the Merger and with respect to which the Company received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of such Company Common Stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to the stockholders and beneficial owners as required by the court, the Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the persons who demanded appraisal of their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to such person. The Court of Chancery will dismiss appraisal proceedings as to all the Company’s stockholders and beneficial owners of such shares who are otherwise entitled to appraisal rights if neither of the ownership thresholds is met. If a petition for appraisal is not timely filed, then all the Company’s stockholders’ and beneficial owners’ right to an appraisal will cease.
Determination of Fair Value
After determining the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery will determine the “fair value” of the shares of Company Common Stock at the

Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date the judgment is paid. However, at any time before the Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery, and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
In determining “fair value,” the Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
The Company’s stockholders and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, “fair value” under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of “fair value” as determined by the Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. The Company does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights. The Company reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled thereto and upon such terms and conditions as the Court of Chancery may order. The Court of Chancery’s decree may be enforced as other decrees in the Court of Chancery may be enforced. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (an “application”), the Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed by the Court of Chancery pursuant to Section 262(k) or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares will be entitled to vote such shares of Company Common Stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company Common Stock, if any, payable to the Company’s stockholders of record as of a time prior to the Effective Time.
If a Company stockholder or beneficial owner who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or otherwise loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the Merger Consideration, less applicable tax withholdings. A person will fail to perfect, or effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if neither of the ownership thresholds is met. As described above, a person may validly withdraw such person’s demand for appraisal if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in respect of some or all of such person’s shares and an acceptance of the Merger Consideration with respect to the shares subject to the withdrawal in accordance with Section 262.
Failure to comply with all of the procedures set forth in Section 262 will result in the loss of statutory appraisal rights. Consequently, any stockholder of the Company or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
The foregoing summary of the rights of the Company’s stockholders and beneficial owners to seek appraisal rights under the DGCL does not purport to be a complete statement of the procedures to be followed by such persons to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262, a copy of which is included as Annex C to this information statement. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of March 26, 2026, except as otherwise indicated below, information based on filings with the SEC and our records regarding the beneficial ownership of the Company Common Stock by:
•	each of our directors;
•	each of our named executive officers;
•	all our executive officers and directors as a group; and
•	each person known by us to beneficially own more than 5% of the outstanding shares of either class of our common stock.
We are authorized under our certificate of incorporation to issue shares of the following classes of common stock:
•	40,000,000 shares of preferred stock, of which none were issued or outstanding as of March 26, 2026;
•	350,000,000 shares of Class A Common Stock, of which 21,853,341 shares were issued and outstanding as of March 26, 2026; and
•	60,000,000 shares of Class B Common Stock, of which 36,973,876 shares were issued and outstanding as of March 26, 2026.
The Class A Common Stock is registered under the Exchange Act and listed on Nasdaq.
The Class B Common Stock is not registered under the Exchange Act or listed on any securities exchange.
The Company’s public warrants and private placement warrants are registered under the Exchange Act and listed on Nasdaq.
The calculation of beneficial ownership is made in accordance with SEC rules. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Beneficial ownership as of any date includes any shares as to which a person has the right to acquire voting or investment power as of that date or within 60 days thereafter through the exercise of any stock option or other right or the vesting of any RSU, without regard to whether such right expires before the end of such 60-day period or continues thereafter. Under our certificate of incorporation, a holder of shares of Class B Common Stock has the right at any time to convert all or any shares of such Class B Common Stock into Class A Common Stock on a share-for-share basis. If two or more persons share voting power or investment power with respect to specific securities, then all such persons may be deemed to be beneficial owners of such securities.
The percentage of beneficial ownership as to any person as of March 26, 2026 (except as otherwise indicated below) is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 26, 2026, by the sum of the number of shares outstanding as of March 26, 2026, plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 26, 2026. Consequently, the denominator used for calculating each of the percentages below may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company Common Stock listed below, based on information furnished by such beneficial owners, have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o United Homes Group, Inc., 917 Chapin Road, Chapin, South Carolina 29036.

Name and Address of Beneficial Owner(1)	Number of Class A Shares Beneficially Owned	% of Class(2)	Number of Class B Shares Beneficially Owned	% of Class(2)
Directors and Named Executive Officers
Robert Dozier	151,307	*	—	—%
Jason Enoch	131,478	*	—	—%
Alan Levine(3)	989,978	4.5%	—	—%
Michael Nieri(3)	41,349,597	69.5%	36,973,876	100.0%
Jack Micenko	277,944	1.3%	—	—%
Keith Feldman(4)	527,568	2.4%	—	—%
All executive officers and directors as a group (10 individuals)	45,151,795	72.8%	36,973,876	100.0%
Greater than Five Percent Holders:
Maigan Lincks(3)	12,173,791	36.0%	11,951,152	32.3%
Patrick Nieri(3)	12,173,791	36.0%	11,951,152	32.3%
Pennington Nieri(3)	15,202,026	44.0%	12,676,367	34.3%
PWN Trust 2018(5)	6,058,908	21.8%	5,975,576	16.2%
MEN Trust 2018(6)	6,058,908	21.8%	5,975,576	16.2%
PMN Trust 2018(7)	6,058,908	21.8%	5,975,576	16.2%
MPN Grandchildrens’ Trust 2023(8)	1,705,215	7.6%	725,215	2.0%
Robyn Nieri	1,121,328	5.1%	—	—%
David T. Hamamoto(3)(4)(9)	3,134,826	13.3%	—	—%
Fidelity National Financial, Inc.(10)	2,800,000	12.8%	—	—%
Hilary L. Shane(3)(11)	1,529,982	7.0%	—	—%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the entities or individuals listed in the table above is 917 Chapin Road, Chapin, South Carolina 29036.
(2)
The percentage of beneficial ownership of the Company is calculated based on (i) 21,853,341 shares of Class A common stock and (ii) 36,973,876 shares of Class B common stock issued and outstanding as of March 26, 2026.

(3)
Includes shares which the identified holder may be deemed to beneficially own, including shares held in trusts for the benefit of family members or trusts in which the identified holder is a trustee, or shares held by entities owned or managed by the identified holder.

(4)	Includes shares issuable upon the exercise of warrants held by the identified holder.
(5)
Voting and dispositive control of the securities is shared by Pennington Nieri, the son of Michael Nieri, the Company’s Executive Chairman and a Director, and Maigan Nieri Lincks, the daughter of Mr. Michael Nieri, as co-trustees.

(6)	Voting and dispositive control of the securities is shared by Maigan Nieri Lincks and Patrick Nieri, the son of Mr. Michael Nieri, as co-trustees.
(7)	Voting and dispositive control of the securities is shared by Patrick Nieri and Pennington Nieri, as co-trustees.
(8)	Voting and dispositive control of the securities is held by Pennington Nieri, as trustee.
(9)	Based on Schedule 13D/A dated December 16, 2024. The reported business address of Mr. Hamamoto is 250 Park Ave., 7th Floor, New York, New York 10177.
(10)	Based on Form 13F filed on February 11, 2026. The reported business address of Fidelity National Financial, Inc. is 601 Riverside Ave., Jacksonville, Florida 32204.
(11)	Based on Schedule 13G dated February 23, 2026. The reported business address of Hilary L. Shane is 78 Lighthouse Drive, Jupiter, Florida 33469.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at https://www.sec.gov/edgar/search-and-access. Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.
The SEC allows the Company to “incorporate by reference” information it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, including any related exhibits under Item 9.01 of Form 8-K) after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:
•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026;
•	the Company’s Current Reports on Form 8-K filed with the SEC on January 16, 2026, February 23, 2026 and April 3, 2026, in each case only to the extent filed and not furnished; and
•
the description of the Company’s securities contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 15, 2024 and any amendment or report filed with the SEC for the purpose of updating the description.

The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by telephone at (866) 573-1674 or by writing to us at:
Investor Relations
917 Chapin Road, Chapin, South Carolina 29036
Email: investors@unitedhomesgroup.com
Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Parent or Merger Sub.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated April 10, 2026. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

HOUSEHOLDING
Only one copy of the information statement is being sent to stockholders who share the same last name and address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs.
If you received a householded mailing of the information statement and would like to receive a separate copy of the information statement, the Company will deliver a copy promptly upon your oral or written request made to the Company in one of the following ways:
•	email the Company’s Investor Relations department at investors@unitedhomesgroup.com;
•	send your request by mail to United Homes Group, Inc., Investor Relations, 917 Chapin Road, Chapin, South Carolina 29036; or
•	call the Company’s Investor Relations department at (866) 573-1674.
To opt out of householding for future distributions of applicable materials, you may notify the Company using the contacts for our Investor Relations department provided above.
If you received multiple copies of the information statement and prefer to receive a single copy in the future, you may notify the Company of your preference using the contacts for Investor Relations provided above.
Householding by banks, brokerage firms or other nominees is limited to accounts within the same brokerage firm or other nominee. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company stock at two different brokerage firms, your household will receive two copies of the information statement, one from each brokerage firm. If you are a beneficial owner, you may request information about householding from your bank, brokerage firm or other nominee.

Annex A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

UNITED HOMES GROUP, INC.,

STANLEY MARTIN HOMES, LLC

and

UNION MERGECO, INC.

February 22, 2026

A-i

A-ii

Exhibit A	Certificate of Incorporation of Surviving Corporation	A-66
Exhibit B	Written Consent	A-70

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 22, 2026, is entered into by and among United Homes Group, Inc., a Delaware corporation (the “Company”), Stanley Martin Homes, LLC, a Delaware limited liability company (“Parent”), and Union MergeCo, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”).
WHEREAS, a Mergers & Acquisitions Committee (the “Special Committee”), consisting solely of two or more directors, each of whom the Board of Directors of the Company (the “Company Board”) has determined to be a “disinterested director” (as defined in Section 144 of the General Corporation Law of the State of Delaware (the “DGCL”), has, at a duly convened and held meeting at which all members of the Special Committee were present, unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, and (b) resolved to recommend to the Company Board (the “Special Committee Recommendation”) that the Company Board (i) determines that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopts and approves this Agreement and the Transactions, including the Merger, and declares that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directs that this Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommends that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL;
WHEREAS, the Company Board has, at a duly convened and held meeting at which all directors were present, acting on the Special Committee Recommendation, unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (b) adopted and approved this Agreement and the Transactions, including the Merger, and declared that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (c) directed that this Agreement be submitted to the stockholders of the Company for its adoption and (d) recommended that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL;
WHEREAS, the Board of Managers of Parent and the Board of Directors of Merger Sub have approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and conditions set forth in this Agreement, and Parent, in its capacity as the sole stockholder of Merger Sub, will approve and adopt this Agreement by written consent immediately following its execution; and
WHEREAS, subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the DGCL, and each share of the Company Common Stock (each, a “Share” and collectively, the “Shares”) that is not (a) a Dissenting Share or (b) to be canceled pursuant to Section 2.03(b), Section 2.03(c) and Section 2.03(d) will thereupon be converted into the right to receive cash in an amount equal to $1.18 (the “Per Share Amount”), without interest, on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions.
(a) As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement (i) containing terms as to confidentiality that are, in the aggregate, no less restrictive of the Third Party that is party to such agreement and its Affiliates and Representatives than the terms as to confidentiality set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives, and, for the avoidance of doubt, any such confidentiality agreement need not restrict the making of, or amendment or modification to any Acquisition Proposal and (ii) that does not prohibit the Company from providing any information to Parent in accordance with Section 6.02.
“Acquired Companies” means the Company and the Company Subsidiaries, collectively.

“Acquisition Proposal” means any indication of interest, offer or proposal, including any amendment or modification to any existing indication of interest, offer or proposal (other than, in each case, any indication of interest, offer or proposal made or submitted by or on behalf of Parent, Merger Sub or one or more of their Subsidiaries), contemplating an Acquisition Transaction.
“Acquisition Transaction” means, other than the Transactions, any transaction (including any single- or multi-step transaction) or series of related transactions with any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) involving (x) the issuance to such Person or “group” or acquisition by such Person or “group” of, or a tender offer or exchange offer that if consummated would result in such Person or “group” beneficially owning (within the meaning of Section 13(d) of the Exchange Act), at least 20% of the outstanding equity interests in the Company or (y) the direct or indirect acquisition by such Person or “group” of assets of the Company or the Company Subsidiaries (including through ownership of equity in any Subsidiaries) representing at least 20% of the fair market value of the assets, net revenue or net income of the Acquired Companies, taken as a whole, in each case of clauses (x) and (y), whether pursuant to a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, liquidation, dissolution or other similar transaction, or any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. However, prior to the Closing, the Company and its Subsidiaries will not be considered Affiliates of Parent or Merger Sub.
“Anticorruption Laws” means all U.S. and non-U.S. Applicable Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor statute thereto or rules or regulations promulgated thereunder.
“Applicable Law” means any international, foreign, national, federal, state or local law, constitution, treaty, convention, statute, act, ordinance, decree, Order, code, writ, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, each as amended and now and hereafter in effect, in each case, as binding upon or applicable to any Person or any of its properties or assets.
“Audited Balance Sheet” means the audited condensed consolidated balance sheet of the Company, as of December 31, 2024, included in the Company SEC Documents.
“Audited Financial Statements” means the audited consolidated financial statements consisting of the condensed consolidated statements of financial position and the related consolidated statements of operations, stockholders’ equity and cash flows of the Acquired Companies, as of and for the fiscal years ended December 31, 2024 and December 31, 2023 (including, in each case, any related notes thereto and the related reports of the independent public accountants) included in the Company SEC Documents.
“Board of Directors” means, with respect to any entity, the board of directors of such entity.
“Buildable Area” means, with respect to any lot, the area where a home may be constructed in compliance with Applicable Law.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of September 10, 2022, by and among Diamondhead Holdings Corp., a Delaware corporation, Hestia Merger Sub, Inc., a South Carolina corporation and Great Southern Homes, Inc., a South Carolina corporation (“GSH”).
“Business Day” means any day other than Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by Applicable Law to be closed.
“Business Systems” means all Software, hardware, telecommunications systems, networks, websites, servers, peripherals and other computer systems used in connection with the operation of the business of the Company and its Subsidiaries.
“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any collective bargaining agreement or similar agreement with respect to any current or former employee of the Company or any of the Company Subsidiaries, or other Contract with a Union.
“Community” means a residential community with respect to which the Company or any Company Subsidiary has owned, currently owns or is under contract to acquire real property and was previously, is presently, or is anticipated in the future to be, engaged in the development of Residential Lots or the construction of Residential Units.
“Company Employee” means any current or former employee, officer or director of the Company or any Company Subsidiary.
“Company Equity Awards” means the Company Stock Options, the Company RSUs and the Company PSUs.
“Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in the aggregate with any one or more other Effects, (i) would prevent the ability of the Company to consummate the Transactions by the End Date, or (ii) has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition, properties, assets, liabilities or results of operations of the Acquired Companies, taken as a whole. However, solely for purposes of a Company Material Adverse Effect under subclause (ii), no Effect relating to, or resulting or arising from any of the following matters shall be deemed to constitute a Company Material Adverse Effect or shall be considered in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect:
(A) any general economic, regulatory, political, business, financial or market conditions in the United States or elsewhere in the world;
(B) any changes in credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world;
(C) any conditions generally affecting the industries in which the Acquired Companies operate;
(D) any geopolitical conditions, any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities or acts of foreign or domestic terrorism (including cyberterrorism);
(E) any epidemic, pandemic (including COVID-19), plague or other outbreak of illness or public health event (or COVID-19 Measures or other restrictions that relate to, or arise out of, an epidemic, pandemic, plague or outbreak of illness or public health event);
(F) any hurricane, flood, tornado, earthquake or other natural disaster or act of God or Effect resulting from weather conditions;
(G) any failure by the Company or any of the Company Subsidiaries to meet any internal or external projections or forecasts or any decline in the price of Company Common Stock or other Company Securities (but excluding, in each case, the underlying causes of such failure or decline, as applicable, unless such underlying causes would otherwise be excepted from this definition);
(H) the public announcement or pendency of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees or venture partners or employees (provided that this clause (H) shall not apply to representations and warranties that specifically address the consequences of entry into this Agreement of the consummation of the transactions contemplated thereby);
(I) any changes resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates;
(J) changes in Applicable Laws or the interpretation thereof;
(K) changes in GAAP or any other applicable accounting standards or the interpretation thereof;
(L) any action required to be taken by the Company pursuant to the terms of this Agreement or taken at the written direction of Parent or Merger Sub or the failure of the Company to take any action that requires consent of Parent to the extent Parent fails to give its consent thereto after a written request therefor;

(M) any breach of this Agreement by Parent or Merger Sub; or
(N) changes in the market price or trading volume of the Class A Common Stock (but excluding, in each case, the underlying causes of such changes, unless such underlying causes would otherwise be excepted from this definition).
Notwithstanding the foregoing, any Effect relating to or arising out of or resulting from any matter referred to in clause (A), (B), (C), (D), (E), (F), (J) or (K) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such matter has a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, as compared generally to other participants that operate in the industries in which the Acquired Companies operate.
“Company Owned IP” means any Intellectual Property owned or purported to be owned by any of the Acquired Companies.
“Company PSU” means a restricted stock unit granted pursuant to the Company Stock Plan that is subject to performance-based vesting conditions.
“Company RSU” means a restricted stock unit granted pursuant to the Company Stock Plan that is solely subject to time-based vesting conditions.
“Company Stock Option” means an option to acquire shares of Company Common Stock granted pursuant to the Company Stock Plan.
“Company Subsidiary” means each Subsidiary of the Company.
“Company’s Knowledge” or “Knowledge of the Company” means, as to a particular matter, the actual knowledge, after reasonable inquiry, of any one or more of the individuals listed on Section 1.01(a) of the Company Disclosure Letter.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 24, 2025, by and between Stanley Martin Holdings, LLC (“Holdings”) and the Company.
“consummate ” (and with its correlative meanings “ consummation” and “consummating”), as such term is used with respect to the Merger, has the meaning ascribed to it in the applicable section of the DGCL.
“Continuing Employees” means those Company Employees immediately before the Effective Time who are employed by the Surviving Corporation or any Subsidiary of the Surviving Corporation immediately following the Effective Time.
“Contract” means any written, binding oral or other agreement, contract, subcontract, lease, binding understanding, instrument, bond, debenture, note, loan or credit agreement, indenture, option, warrant, warranty, purchase order, license, sublicense, insurance policy or other legally binding commitment, obligation or undertaking.
“ Contract Parcel” means any real property that the Company or any Company Subsidiary is under Contract to purchase pursuant to a Land Purchase Contract that is not already developed as Finished Lots.
“Contract Residential Lot” means any Residential Lot that the Company or any Company Subsidiary has the contractual right to acquire pursuant to a Lot Purchase Agreement.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
“COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, restriction, guideline, response or recommendation of, or promulgated by, any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemic, pandemic, disease outbreak or any escalation or worsening of any of the foregoing.
“Data Protection” means the safeguarding of Business Data by ensuring that it is collected, processed, stored and shared in a lawful, transparent and secure manner.

“Data Room” means the electronic data site established for Project Union by Intralinks on behalf of the Company and to which Parent and its Representatives have been given access in connection with the Transactions.
“Earn Out Shares” means (i) the “Earn Out Shares” as defined in the Business Combination Agreement and (ii) the “Sponsor Earnout Shares” as defined in the Sponsor Support Agreement.
“ Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”
“Endangered Habitat” means property that has been designated as a critical habitat for a threatened or endangered species under the Endangered Species Act, 16 U.S.C. 1531 et seq. (the “Endangered Species Act”).
“Endangered Species” means a plant or animal species that has been designated as an endangered species under the Endangered Species Act.
“ Environmental Claim” means any Proceeding alleging liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification, or injunctive relief arising out of, based on, or resulting from (i) the presence or Release of any Hazardous Substances, or (ii) any actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
“Environmental Condition” means any Recognized Environmental Condition identified in any Environmental Report, or any condition relating to known contamination from Hazardous Substances on, in, or under any Homebuilding Property, whether or not such condition is documented in an Environmental Report, in each case, solely to the extent that such Recognized Environmental Condition or condition has a material adverse impact on development of such Homebuilding Property.
“Environmental Law” means any Applicable Law relating to (i) pollution, (ii) the protection of the environment or natural resources, (iii) public or worker health or safety (as it relates to exposure to Hazardous Substances) or (iv) Releases of or exposure to Hazardous Substances.
“Environmental Notice” means any written notice of, or with respect to, any Environmental Claim.
“Environmental Permit” means any Permit required to be obtained from a Governmental Authority by or on behalf of an Acquired Company under any Environmental Laws.
“Environmental Report” means a Phase One Environmental Site Assessment, as that term is defined in the ASTM Standard E-1527-13 or E- 1527-21, of any Homebuilding Property, and any additional environmental reports, including a Phase Two Environmental Site Assessment, Limited Site Assessment, and any report or laboratory analysis stemming from a soil, soil gas, groundwater, surface water sediment, or air sample taken from or in connection with any Homebuilding Property which are in the Company’s possession or control.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Existing Credit Facilities” means:
(A) the Second Amended and Restated Credit Agreement dated as of August 10, 2023, as amended by that certain Letter Agreement dated as of September 29, 2023, as further amended by that certain Letter Agreement dated as of October 20, 2023, as further amended by the First Amendment to the Second Amended and Restated Credit Agreement, dated as of December 22, 2023, as further amended by that certain Second Amendment to the Second Amended and Restated Credit Agreement, dated as of January 26, 2024, as further amended by that certain Third Amendment to the Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents, dated as of August 2, 2024, as modified by that certain Letter Agreement, dated as of January 30, 2025, and as amended by that certain Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of September 29, 2025 (and as the same may be further amended, restated, supplemented or otherwise modified from time to time), by and among the

Company, GSH, Rosewood Communities, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, as the sole Lead Arranger and sole Bookrunner, and the lenders party thereto; and
(B) the Credit Agreement, dated as of December 11, 2024, as amended by that First Amendment to the Credit Agreement, dated as of September 29, 2025, by and among the Company, GSH, the financial institutions from time to time a party thereto and Kennedy Lewis Agency Partners LLC, as administrative agent (and as the same may be further amended, restated, supplemented or otherwise modified from time to time).
“Family Member” means a Person’s spouse, domestic partner, children, siblings and parents (whether biological, adoptive or step).
“Financial Statements” means the Audited Financial Statements and the Unaudited Financial Statements.
“Finished Lot ” means, as to each Residential Lot, that all civil and geotechnical engineering work has been performed and paid for, all improvements have been constructed and work performed, and all other conditions satisfied and obligations fulfilled, whether on or outside the boundaries of the applicable Residential Lot, as required to obtain a building permit for construction of a single family residence or townhome on the applicable Residential Lot upon only the payment of building permit fees. For the avoidance of doubt, any reference herein to a “Finished Lot” shall refer to a Residential Lot that complies with the requirements for substantial completion of a finished lot set forth in the applicable Lot Purchase Agreement.
“GAAP” means generally accepted accounting principles in the United States.
“Government Contract” means any Contract for the sale of supplies or services, currently in performance or that has not been closed that is between the Company or the Company Subsidiary on one hand and a Governmental Authority on the other or entered into by the Company or the Company Subsidiary as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.
“Governmental Authority” means any U.S. or non-U.S. federal, national, supra-national, state, provincial, local or other governmental or quasi-governmental department, authority, court, tribunal, commission, council, instrumentality, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency, council or branch of any of the foregoing, or any arbitrator or arbitral body (public or private) of competent jurisdiction.
“Hazardous Substance” means any pollutant, contaminant, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls or any hazardous substance, material, waste or agent.
“Holdings” has the meaning set forth in the definition of “Confidentiality Agreement.”
“Home Sale Contract” means, as of any date of determination, any Contract (i) for the sale of a Residential Unit to a retail home purchaser by the Company or any Company Subsidiary (including all amendments, change orders, and the like related thereto) and (ii) under which the sale of the applicable Residential Unit to a retail buyer has not been consummated prior to such date of determination.
“Homebuilding Contract Property” means any Contract Parcel or Contract Residential Lot.
“Homebuilding Diligenced Contract Property” means a Homebuilding Contract Property (i) for which any Acquired Company (as a party thereto) has completed all material due diligence, including evaluations of title, survey, environmental, wetlands, regulatory, and similar matters, or (ii) as to which the time during which any Acquired Company may conduct such due diligence and terminate such Real Estate Purchase Agreement without penalty, for unsatisfactory due diligence results or any other reason, has expired.
“Homebuilding Owned Property” means the Residential Lots and other real property owned by the Acquired Companies and used in their respective businesses (including model homes owned by the Acquired Companies and Residential Units under construction).
“Homebuilding Property” means the Homebuilding Owned Property and any Homebuilding Contract Property.
“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person under the applicable governing documentation to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, “make-whole” amounts, costs of unwinding and other liabilities with respect to (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (iii) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (iv) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business), (v) obligations under interest rate, currency swap, hedging, cap, collar or futures Contracts or other derivative instruments or agreements, (vi) obligations in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases) and (vii) direct or indirect guarantees or other forms of credit support of obligations described in clauses (i) through (vi) above of any Person.
“Intellectual Property” means any and all of the following, and all intellectual property rights and other similar proprietary rights in any jurisdiction, whether registered or unregistered, therein and thereto, including any: (i) patent, patentable invention or other patent right (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), (ii) trademark, service mark, trade name, business name, brand name, slogan, logo, trade dress, social media accounts or identifier and all other indicia of origin, together with all goodwill associated therewith, (iii) copyright or work of authorship (whether or not copyrightable), (iv) computer software (in object code, source code or other format), applications, interfaces, data, databases and related documentation (“Software”), (v) Internet domain names, (vi) trade secrets, know-how, formulae, inventions (whether patentable or not), algorithms, processes, methods and other proprietary rights and technology, (vii) other intellectual property rights and (viii) applications, registrations, issuances, extensions or renewals of any asset referenced in any of the foregoing clauses (i)-(vii) with any Governmental Authority.
“Intervening Event” means an event, occurrence or fact occurring or arising after the date hereof that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement), other than any event, occurrence, circumstance, development or fact that relates to (i) an Acquisition Proposal (or any proposal or inquiry that constitutes or is reasonably expected to lead to, an Acquisition Proposal) or (ii) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts, events, changes, developments or set of circumstances relating to or causing any of the foregoing in this clause (ii) may be considered and taken into account).
“IRS” means the Internal Revenue Service.
“Land Banking Arrangement” means any Contract or arrangement pursuant to which (i) a third party acquires, finances, holds or develops real property or lots on behalf of any Acquired Company, and (ii) any Acquired Company has the right to acquire such real property or lots in one or more takedowns or phases.
“Land Purchase Contract” means any Contract for the acquisition, directly or indirectly, by the Company or any Company Subsidiary, alone or together with other investors, of a parcel or a group of parcels (whether or not described on a preliminary or final plat map) other than Residential Lots that are Finished Lots.
“Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, license, sublicense, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership or any interest or restriction similar in substance to any of the foregoing.
“Lookback Date” means March 31, 2023.
“Lot Purchase Agreement” means any Contract for the acquisition, directly or indirectly, by the Company or any Company Subsidiary, alone or together with other investors, of Residential Lots, including, without limitation, option agreements relating to the acquisition thereof.
“Made Available” means that, prior to the execution of this Agreement, such information, document or material was (i) publicly available on the SEC’s EDGAR database or (ii) made available for review by Parent or Parent’s Representatives in the Data Room or otherwise provided to Parent or Parent’s Representatives by or on behalf of the Company (including in any “clean room” or on an “outside counsel only” basis), in each case at least 48 hours prior to the execution and delivery of this Agreement.

“Nasdaq” means the NASDAQ Global Market.
“ Option Consideration” means, with respect to any Company Stock Option, an amount equal to the product of (i) the number of Shares issuable under such Company Stock Option multiplied by (ii) the excess (if any) of (A) the Per Share Amount over (B) the exercise price payable in respect of each Share issuable under such Company Stock Option.
“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority or arbitrator.
“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, certificates of designations, bylaws, stockholders’ agreement, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with one or more other Effects, does or would reasonably be expected to prevent or materially impede Merger Sub or Parent from consummating the Transactions, on a timely basis and in any event on or before the End Date.
“Parent Related Parties” means any of Parent’s or Merger Sub’s respective former, current, or future officers, directors, partners, stockholders, equity holders, managers, members or Affiliates.
“Payoff Deliverables” means customary payoff letters reasonably satisfactory to Parent with respect to Indebtedness and other obligations incurred under the Existing Credit Facilities, which shall provide (i) the total amount required to be paid to fully satisfy the applicable Indebtedness and other obligations thereunder (other than those obligations expressly permitted to survive thereunder) (the “ Payoff Amounts ”), (ii) wire instructions for payment of such Payoff Amounts and (iii) that upon payment of the Payoff Amounts set forth in such payoff letter, all guarantees and Liens, if any, in connection with the applicable Indebtedness and other obligations shall be automatically and immediately released and terminated.
“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Authority.
“Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have specifically been established in the Financial Statements in accordance with GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business that (A) relate to obligations that are not delinquent or (B) the Company or any of the Company Subsidiaries is contesting in good faith by appropriate proceedings and for which adequate reserves have specifically been established in the Audited Balance Sheet in accordance with GAAP, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, (iv) zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Authority that are not materially violated by or do not place any material restrictions or limitations on any current use, occupancy or activity conducted by the Company or any of the Company Subsidiaries, (v) in the case of the Leased Real Property, any Lien to which the fee simple interest (or any superior leasehold interest) is subject so long as such Lien was not due to a default under the Company Leases by the Company or any of the Company Subsidiaries, (vi) Liens in favor of the lessors on any personal property located at the demised premises under the Company Leases so long as such Lien was not due to a default under the Company Leases by the Company or any of the Company Subsidiaries, (vii) easements, rights-of-way, encroachments, restrictions, conditions or imperfections of title or other similar Liens that have arisen in the ordinary course of business which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use) of the applicable Real Property or otherwise materially impair the present or contemplated business operations at such location, (viii) non-exclusive licenses of Intellectual Property granted by the Acquired Companies in the ordinary course of business to customers and service providers, (ix) any Liens which are disclosed on the face of the Financial Statements, (x) Liens securing Indebtedness under the Existing Credit Facilities that will be discharged at or prior to the Closing and (xi) any Liens that have arisen in the ordinary course of business that are not, individually or in the aggregate, material to the business of the Acquired Companies, taken as a whole.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority (or any department, agency or political subdivision thereof) and any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
“Personal Information” means any information or data considered to be “personally identifiable information,” “personal data,” “sensitive personal data,” “personal information” or any similar term under Applicable Law concerning the collection, processing, disclosure, privacy, protection, transfer or other handling, or security of such data or information.
“Private Placement Warrants” has the meaning set forth in the Warrant Agreement.
“Proceeding” means any suit (whether civil, criminal, administrative or judicial), action, charge, complaint, claim litigation, arbitration, proceeding (including any civil, criminal, administrative or appellate proceeding), investigation (but only to the extent that the Company has been notified in writing by the investigating Governmental Authority of such investigation), audit or SEC “Wells” process, in each case, whether at law or in equity, brought by or pending before any court or other Governmental Authority or any arbitrator or arbitration panel (and, in each case, including if resulting from a claim, charge, complaint, citation or demand).
“Public Warrants” has the meaning set forth in the Warrant Agreement.
“Real Estate Purchase Agreements” means, individually or collectively as the case may be, Lot Purchase Agreements, Land Purchase Contracts, or any other Contract to acquire real property, an option or preferential right to purchase real property (including lot purchase or option contracts associated with a Land Banking Arrangement), or a Contract (other than a Home Sale Contract) to sell any Homebuilding Owned Property or Homebuilding Contract Property, in each case entered into by any Acquired Company.
“Recognized Environmental Condition” shall have the meaning ascribed to it in the ASTM Standard E-1527-13.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape into the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants (other than independent public accountants), consultants, agents and other authorized representatives and advisors of such Person.
“Residential Lot” means any real property in a Community consisting of a residential lot upon which a single-family residence or townhome has been, is being or is anticipated to be constructed.
“Residential Unit” means a single- family residence or townhome constructed or anticipated to be constructed on a Residential Lot (whether or not the Residential Lot is owned by the Company or any Company Subsidiary).
“Sanctioned Country” means any country or region subject to comprehensive economic sanctions or trade restrictions by the United States (currently Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine).
“Sanctioned Person ” means any Person that is the target of economic sanctions under any Sanctions Laws, including (i) any Person identified in any sanctions list maintained by the U.S. government, including the U.S. Department of Treasury, Office of Foreign Assets Control and the U.S. Department of State; (ii) any Person located, organized, or ordinarily resident in, or a government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly 50% or greater owned or controlled by or acting for the benefit or on behalf of a Person described in clause (i) or (ii).
“Sanctions Laws” means all Applicable Laws concerning embargoes and economic sanctions, including those administered by Office of Foreign Assets Control of the U.S. Department of Treasury and the U.S. Department of State.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
“Security Incident” means any actual breach of security (including any successful phishing incident, ransomware or malware attack), or other cyber or security incident affecting or with respect to (i) any of the Business Systems owned or controlled by any Acquired Company or (ii) data or information (including trade secrets and Personal Information) owned or Processed by any Acquired Company.
“Solvent” means, when used with respect to any Person, that, on a consolidated basis as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the amount of all liabilities of such Person, as of such date, as such amounts are determined in accordance with Applicable Law governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its debts as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (iii) such Person will be able to pay its liabilities and debts as they mature and (iv) such Person is not insolvent under Applicable Law.
“Sponsor Support Agreement” means that certain sponsor support agreement, dated as of September 10, 2022, by and among DHP SPAC-II Sponsor LLC, a Delaware limited liability company, DiamondHead Holdings Corp., Inc., a Delaware corporation and GSH.
“Stock Warrant” means “Warrant” as defined in the Stock Warrant Agreement.
“Stock Warrant Agreement” means that certain warrant purchase agreement, dated as of January 28, 2022, by and between Clive R. G. (Tom) O’Grady and GSH.
“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (i) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (ii) a majority of the outstanding voting securities of such Person.
“Superior Proposal” means a bona fide written Acquisition Proposal (provided that for purposes of this definition the references to “at least 20%” in the definition of Acquisition Transaction shall be deemed to be references to “more than 50%”) made by a Third Party that (i) was not solicited in violation of Section 6.02(a) in any material respect and (ii) the Company Board determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal the Company Board deems relevant (after taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to Section 6.02(e)) and (B) would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the Merger.
“Takeover Statute” means any “control share acquisition,” “business combination,” “fair price,” “moratorium” or other anti-takeover Applicable Law.
“Tax” means any tax or other similar governmental assessment or charge of any kind whatsoever, including income, franchise, profits, corporations, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges, together with any interest, penalty or addition to tax with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person (other than any such obligations arising under commercial agreements or arrangements entered into in the ordinary course of business).
“ Tax Return” means any report, return, document, declaration or information return required to be filed with or supplied to a Taxing Authority (including any amendments thereto and including any schedule or statement thereto).
“Taxing Authority” means any Governmental Authority exercising any authority to determine, impose, regulate, collect, levy, assess, enforce or administer any Tax.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent, Merger Sub, the Company or any of their respective Affiliates or Representatives (solely in their capacity as such).

“Transaction Documents” means, collectively, the certificates delivered pursuant to Section 7.02(g) and Section 7.03(c).
“Transaction Litigation” means any claim or Proceeding against the Company, its Subsidiaries or any of its or their respective stockholders, directors or officers (including any class action or derivative litigation) relating, directly or indirectly, to this Agreement, the Merger or the other Transactions, including disclosures made under securities laws and regulations related thereto.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.
“True-up Purchase Price Arrangement” means an arrangement with a land or lot seller for the purchase of any Homebuilding Property by which a portion of the purchase price is paid on a deferred basis upon the achievement of certain conditions or the purchase price is adjusted (e.g., a lot “true-up” amount) based on the sales price of the home constructed on the land or lot.
“Unaudited Balance Sheet” means the unaudited condensed consolidated balance sheet of the Acquired Companies, as of September 30, 2025, included in the Company SEC Documents.
“Unaudited Balance Sheet Date” means the date of the Unaudited Balance Sheet.
“Unaudited Financial Statements” means the unaudited condensed consolidated financial statements of the Acquired Companies consisting of the Unaudited Balance Sheet and all of the related condensed consolidated statements of income and comprehensive income, cash flows and equity of the Acquired Companies as of and for the 9 months ended September 30, 2025 (including, in each case, any related notes thereto), included in the Company SEC Documents.
“Union” means any labor union, trade union, works council or similar employee representative body representing one or more current or former employees of the Company or any of the Company Subsidiaries.
“ WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Law.
“Warrant Agreement” means that certain warrant agreement, dated as of January 25, 2021, by and between Diamondhead Holdings Corp. and American Stock Transfer & Trust Company, LLC.
“Warrants” has the meaning set forth in the Warrant Agreement.
“Willful Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, an act or omission (including a failure to cure circumstances) where the breaching party knows such action or omission is or would reasonably be expected to result in a breach of this Agreement.
“Working Capital Warrants” has the meaning set forth in the Warrant Agreement.
(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	6.02(c)(ii)
Bankruptcy and Equity Exceptions	4.03(a)
Business Data	4.22(f)
Business IP	4.22(a)
Capitalization Date	4.07(b)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Change in Recommendation	6.02(c)(i)(E)
Class A Common Stock	4.07(a)(i)
Class B Common Stock	4.07(a)(ii)
Closing	2.01
Company	Preamble
Company Board	Recitals

Term	Section
Company Common Stock	4.07(a)(ii)
Company Disclosure Letter	4
Company Employee Plan	4.19(a)
Company Lease	4.23
Company Preferred Stock	4.07(a)(iii)
Company Protected Person	6.18
Company Protected Persons	6.18
Company Recommendation	4.03(b)
Company Related Parties	9.04(i)
Company SEC Documents	4.09(a)
Company Securities	4.07(e)
Company Stock Plan	4.07(d)
Company Termination Fee	9.04(b)
Company’s Breach Termination Right	8.01(d)(ii)
Company’s Failure to Close Termination Right	8.01(d)(iii)
Company’s Superior Proposal Termination Right	8.01(d)(i)
Compensation Committee	2.06(d)
Current Policy	6.08(b)
Current Premium	6.08(b)
Data Protection and Security Requirements	4.22(f)
Delaware Secretary	2.02(a)
DGCL	Recitals
Dissenting Shares	2.05
Effect	1.01(a)
Effective Time	2.02(b)
End Date	8.01(b)(i)
End Date Termination Right	8.01(b)(i)
Endangered Species Act	1.01(a)
Exclusive Rights	4.16(b)(iii)
Filed Company Contract	4.16(a)
GSH	1.01(a)
Holdings	1.01(a)
Identified Stockholders	4.04
Improvements	4.26(m)(i)
Indemnified Party	6.08(a)
Information Statement	6.03(b)(i)
Insurance Policies	4.21
Joint Venture Contract	4.16(b)(x)
Land Use Entitlements	4.26(g)(i)
Leased Real Property	4.23
Major Projects	4.26(f)
Material Suppliers	4.16(b)(vi)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Non-Party Affiliates	9.14
Parent	Preamble
Parent Benefit Plan	6.05(b)
Parent Material Adverse Effect	7.03(a)
Parent Related Parties	9.04(j)

Term	Section
Parent Termination Fee	9.04(e)
Parent’s Breach Termination Right	8.01(c)(ii)
Parent’s Change in Recommendation Termination Right	8.01(c)(i)
Paying Agent	2.04(a)
Payment Fund	2.04(a)
Payoff Amounts	1.01(a)
Per Share Amount	Recitals
PPACA	4.19(g)
Pre-Closing Period	6.01(a)
Premium Limit	6.08(b)
Process	4.22(f)
Processed	4.22(f)
Processing	4.22(f)
Project-Specific Road Dedications	4.26(l)(i)
Proposal Review Period	6.02(d)(ii)(B)(I)
R&W Insurance Policy	6.18
Related Employee	4.33(b)
Requisite Stockholder Approval	4.04
Share	Recitals
Shares	Recitals
Software	1.01(a)
Special Committee	Recitals
Special Committee Recommendation	Preamble
Specified Contract	4.16(b)
Superior Proposal Notice	6.02(e)(A)
Support Obligation	4.26(p)
Support Obligations	4.26(p)
Surviving Corporation	2.02(c)
Surviving Corporation Common Stock	2.03(e)
Transactions	Recitals
Vestra	4.34
Written Consent	4.04
Written Consent Termination Right	8.01(b)(iii)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions contained herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or subsection. All Exhibits and Annexes attached hereto or referred to herein (but not, for the avoidance of doubt, the Schedules) are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “ordinary course of business” or similar phrases shall be deemed to be followed by “consistent with past practices of the Company.” References (i) to “$” and “dollars” are to the currency of the United States and (ii) to “days” shall be to calendar days unless otherwise indicated. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall be disjunctive, but not exclusive. References to “from” or

“through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. No summary of this Agreement or any Exhibit, Annex, Schedule or other document delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit, Annex or Schedule. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Any Contract, instrument or law defined or referred to herein means such Contract, instrument or law as from time to time amended, modified or supplemented prior to the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to (x) any statute shall be deemed to refer to such statute, as amended and (y) any rules or regulations promulgated thereunder, in each case, as of such date). Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms.
ARTICLE 2
THE MERGER
Section 2.01. The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place on the date that is 10 Business Days after the satisfaction or, to the extent permitted hereunder and by Applicable Law, waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder and by Applicable Law) of such conditions). The Closing shall be held remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed upon in writing by the parties hereto.
Section 2.02. The Merger.
(a) Effecting the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, as promptly as practicable on the Closing Date, (i) the Company shall cause a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”) to be executed and filed with the Office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) and (ii) the Company, Parent, and Merger Sub shall take all other necessary or appropriate action to cause the Merger to be effected under the applicable provisions of the DGCL.
(b) Effective Time. The Merger shall become effective on such date and at such time as the Certificate of Merger has been duly filed with the Delaware Secretary or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).
(c) Surviving Corporation. At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall become a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
(d) Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.
Section 2.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any stockholder thereof or any other Person:
(a) except as otherwise provided in Section 2.03(b), Section 2.03(c), Section 2.03(d) or Section 2.05, each Share issued and outstanding immediately prior to the Effective Time shall (i) be converted automatically into the right to receive the Per Share Amount in cash, without interest (the “Merger Consideration”) and (ii) upon conversion thereof in accordance with this Section 2.03(a), cease to be outstanding and shall automatically be canceled and cease to exist and each holder of a Certificate representing any such Shares shall have only the right to receive the Merger Consideration with respect thereto in accordance with Section 2.04;
(b) each Share owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be paid or delivered in exchange therefor and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto;

(c) each Share held in the Company’s treasury immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be paid or delivered in exchange therefor and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto;
(d) each Share owned by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be paid or delivered in exchange therefor and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto; and
(e) each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid, nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation (the “ Surviving Corporation Common Stock”), which shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Effective Time.
Section 2.04. Surrender and Payment.
(a) Paying Agent; Payment Fund. Prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which the holders of such Shares shall become entitled pursuant to Section 2.03(a). On or prior to the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.03 (the “Payment Fund”). To the extent the Payment Fund diminishes for any reason below the level required to make prompt payment of any outstanding Merger Consideration to be paid in exchange for Shares converted in the Merger pursuant to Section 2.03(a) (including Dissenting Shares losing their status as such), Parent and the Surviving Corporation shall promptly replace or restore the lost portion of such Payment Fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall not be used for any purpose other than to pay the Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding 3 months. Promptly after the Effective Time and in any event no later than 3 Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of Shares at the Effective Time, in each case whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a), a letter of transmittal and instructions (which shall specify that delivery of the Shares shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the certificate representing the Shares (collectively, the “Certificates”; provided, however, that any references herein to “Certificates” are deemed to include references to effective affidavits of loss in accordance with Section 2.10 or to book-entry account statements relating to the ownership of Shares, as applicable) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration for each Share).
(b) Surrender of Shares. Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Shares represented by a Certificate promptly upon (i) surrender to the Paying Agent of the Certificate (provided, however, that delivery of a book-entry statement shall not be required in respect of any uncertificated Shares held of record in book-entry), together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of the exchange of book-entry Shares. Until so surrendered or transferred, each such Certificate shall represent, after the Effective Time for all purposes, only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.
(c) Unregistered Transferees. If any portion of the aggregate Merger Consideration to be paid in respect of any Share is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall either pay to the Paying Agent any transfer Tax required as a result of such payment being made to a Person other than the registered holder of such Certificate or otherwise establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(d) No Other Rights. The Merger Consideration paid upon the surrender of Certificates or book-entry Shares (provided, however, that delivery of a book-entry statement shall not be required in respect of any uncertificated Shares held of record in book-entry) in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or book-entry Share and from and after the Effective Time, the Surviving Corporation shall not permit any further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, the holder of such Certificates shall be given a copy of a letter of transmittal and instructed to comply with the instructions therein in order to receive the Merger Consideration to which such holder is entitled pursuant to the Merger. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except to receive, upon surrender of a Certificate or book-entry Share pursuant to and in accordance with this Section 2.04, the Merger Consideration in respect of each Share represented thereby, except as otherwise provided herein or by Applicable Law.
(e) Termination of the Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Shares at any time following the date that is 12 months after the Effective Time shall be delivered to Parent, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.04 prior to that time shall, subject to abandoned property, escheat or other Applicable Laws, thereafter look only to Parent or the Surviving Corporation (subject to Section 2.09) as general creditors thereof for payment of the Merger Consideration.
Section 2.05. Dissenting Shares. Notwithstanding Section 2.04 or any other provision of this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time (other than Shares canceled pursuant to Section 2.03(b), Section 2.03(c) or Section 2.03(d)) and held by a holder who is entitled to demand appraisal and who has properly demanded appraisal of such Shares in accordance with Section 262 of the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost such holder’s right to appraisal pursuant to the DGCL with respect to such Shares (any such Shares, “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to such rights as are granted by Section 262 of the DGCL; provided, however, that, if after the Effective Time, such holder fails to perfect, withdraws, waives or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such Shares. The Company shall provide Parent with prompt written notice of any demands received by the Company for appraisal of any Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, or if required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.06. Company Stock Options; Company RSUs; Company PSUs.
(a) Company Stock Options. At the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable Tax withholdings, equal to the amount of the Option Consideration, if any, with respect to such Company Stock Option; provided, however, that, if the per -share exercise price of any such Company Stock Option is equal to or greater than the Per Share Amount, such Company Stock Option shall be canceled and terminated without any cash payment being made in respect thereof.

(b) Company RSUs. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment, less applicable Tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of Shares subject to such Company RSU immediately before the consummation of the Merger.
(c) Company PSUs. At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment, less applicable Tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of Shares subject to such Company PSUs immediately before the consummation of the Merger (with any performance-based goals deemed to be achieved and satisfied at 100%).
(d) At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company Board (the “Compensation Committee”), as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.06 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act); such that, following the Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested). Without limiting the foregoing, the Company will take all necessary actions to ensure that, following the Effective Time, no participant in the Company Stock Plan will have any right thereunder to acquire any equity securities or equity-based awards of the Company, the Surviving Corporation or any of their respective Subsidiaries. No later than 5 Business Days prior to Closing, the Company shall provide to Parent or its counsel for review drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall incorporate in good faith Parent’s reasonable comments thereto.
(e) As soon as reasonably practicable after the Effective Time (but no later than the later of (i) 5 days after the Effective Time and (ii) the payroll date after the Effective Time), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the amounts provided for in Section 2.06(a), Section 2.06(b) and Section 2.06(c) that are payable with respect to Company Stock Options, Company RSUs and Company PSUs, respectively, through, to the extent applicable, the Surviving Corporation’s payroll to the holders of Company Stock Options, Company RSUs and Company PSUs, respectively. At the Effective Time, each holder of a Company Stock Option, Company RSU or Company PSU shall cease to have any rights with respect thereto, except the right to receive the payments provided for under this Section 2.06. Notwithstanding anything in this Section 2.06 to the contrary, with respect to any Company Equity Award held by a non- employee member of the Company Board, such payment shall be made through the Surviving Corporation’s standard accounts payable procedures.
(f) To the extent a payment pursuant in this Section 2.06 would trigger a Tax or penalty under Section 409A of the Code, such payment shall be made on the earliest date that payment would not trigger such Tax or penalty.
Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction, all references herein to a specified number of shares affected thereby, and any calculations that are based upon such numbers of shares affected thereby, including the Per Share Amount, the Merger Consideration and any other amounts payable pursuant to this Agreement, shall be appropriately adjusted.
Section 2.08. Withholding Rights . Notwithstanding any other provision of this Agreement, each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled (a) to deduct and withhold (or cause to be deducted or withheld) from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld from such payment under any provision of any applicable Tax law and (b) to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from any Person to whom a payment is required to be made pursuant to this Agreement. To the extent that amounts are so deducted and withheld by Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such amounts shall (i) be paid to the appropriate Taxing

Authorities and (ii) to the extent paid to the appropriate Taxing Authorities, be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, made such deduction and withholding.
Section 2.09. No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Subsidiaries, or the Paying Agent, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Applicable Law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
Section 2.10. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Paying Agent, the posting by such Person of a bond, in such customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated under this Article 2.
Section 2.11. Closing of Transfer Books . At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall thereafter be made.
Section 2.12. Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company or otherwise) to take, and shall take, all such action.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01. Certificate of Incorporation. At the Effective Time and without any further action on the part of the Company and Merger Sub, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as set forth on Exhibit A and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL (but subject to Section 6.08).
Section 3.02. Bylaws. The parties hereto shall take all necessary action such that the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except (a) that all references therein to Merger Sub shall be amended to become references to the Surviving Corporation and (b) for any changes as shall be necessary to comply with Section 6.08) and, as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL (but subject to Section 6.08).
Section 3.03. Directors and Officers. The parties shall take all necessary action such that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, or until their earlier death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents filed with the SEC on or after March 31, 2023 and at least 2 Business Days prior to the date of this Agreement (other than as set forth in the forward-looking statements or the “risk factors” contained therein or other disclosures that are predictive, cautionary or forward-looking in nature) or (b) as set forth in the Company Disclosure Letter (each section or subsection of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 4 to the extent specified therein and the representations and warranties in such other applicable sections or subsections of this Agreement to the extent that it is reasonably apparent on its face upon reading the disclosure contained in such section or subsection of the Company Disclosure Letter that such disclosure is responsive to such other numbered and lettered Section or subsection of this Article 4) delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01. Corporate Existence and Power . The Company is a corporation duly incorporated, validly existing and in good standing under the Applicable Law of the State of Delaware. The Company has full power and authority required to carry on its business as conducted as of the date of this Agreement. The Company is duly licensed and qualified to do business as a foreign corporation and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so licensed, qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has full power and authority required to own, lease and operate the assets and properties that it owns, leases and operates or purports to own, lease and operate, except where any failure thereof would not, individually or in the aggregate, be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.02. Organizational Documents. The Organizational Documents of the Acquired Companies (a) have been Made Available to Parent, (b) are true, correct and complete copies as of the date of this Agreement, (c) contain and reflect any and all amendments thereto, and (d) are in full force and effect. The Acquired Companies are not in violation of any provision of such Organizational Documents.
Section 4.03. Corporate Authorization.
(a) Authority; Enforceability. (i) The Company has full power and authority to enter into this Agreement and the Transaction Documents to which it is a party and, subject to receiving the Requisite Stockholder Approval (as defined below), to consummate the Transactions, including the Merger, on the terms and subject to the conditions set forth herein and (ii) the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary action on the part of the Company subject, in the case of the Merger, to the filing with the Delaware Secretary of the Certificate of Merger as required by the DGCL. The Company has duly executed and delivered this Agreement and the Transaction Documents to which it is a party, and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub and the Transaction Documents by the other parties thereto, each of this Agreement and the Transaction Documents to which it is a party constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general principles of equity (the “Bankruptcy and Equity Exceptions”).
(b) Approval and Recommendation. The Special Committee, which consists solely of two or more directors, each of whom the Company Board has determined to be a “disinterested director” (as defined in Section 144 of the DGCL), has, at a duly convened and held meeting at which all members of the Special Committee were present, duly and unanimously adopted resolutions (which, as of the execution and delivery of this Agreement by the parties hereto, have not been rescinded, modified or in any way withdrawn and, after the date of this Agreement, have not been rescinded, modified or in any way withdrawn except in compliance with the terms and conditions set forth in this Agreement) that (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders and (b) made the Special Committee Recommendation. The Company Board, at a duly convened and held meeting at which all members of the Company Board were present, acting on the Special Committee Recommendation, duly and unanimously adopted resolutions (which, as of the execution and delivery of this Agreement by the parties hereto, have not been rescinded, modified or in any way withdrawn, and, after the date of this Agreement, have not been rescinded, modified or in any way withdrawn except in compliance with the terms and conditions set forth in this Agreement) (i) determining that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopting and approving this Agreement and the Transactions, including the Merger, and declaring that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directing that this Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommending that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL (the matters described in clauses (i) through (iv), the “Company Recommendation”).

Section 4.04. Written Consent. Except for the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”), no other vote or approval of the holders of any class or series of capital stock of the Company is necessary pursuant to Applicable Law, or the Organizational Documents of the Company to adopt this Agreement or consummate the Merger. The execution and delivery by the stockholders identified in Section 4.04 of the Company Disclosure Letter (the “Identified Stockholders”) of a written consent substantially in the form attached hereto as Exhibit B (the “Written Consent”) to approve and adopt this Agreement and the Merger in accordance with Section 228 and Section 251(c) of the DCGL will satisfy the Requisite Stockholder Approval. Except for the Requisite Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Merger or the Transaction Documents to which the Company is a party.
Section 4.05. Governmental Authorization. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.03, and subject to receiving the Requisite Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions (including the Merger), require no action by or in respect of, consent, approval or other authorization from or filing with or notification to, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Delaware Secretary and appropriate corresponding documents with the appropriate authorities of any other states in which the Company is qualified as a foreign corporation to transact business, (b) any other filings and reports, including any Company SEC Documents, that may be required in connection with this Agreement and the Transactions (including the Merger) under the Exchange Act (including the filing of the Information Statement), (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws or any rule or regulation of Nasdaq and (d) any other actions by or in respect of, consents, approvals or authorizations from or filings with or notifications to, any Governmental Authority.
Section 4.06. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions (including the Merger), do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of the Company, (b) assuming compliance with the matters referred to in Section 4.05, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order applicable to the Company or any Company Subsidiaries or by which any properties or assets of the Company or any Company Subsidiaries are bound, (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a default under, or result in the termination or cancellation of, or give to others any right to receive any payment, right to purchase (including any right of first refusal or right of first offer or the like) or any right of termination, vesting, amendment, modification, acceleration or cancellation (in each case, with or without notice or lapse of time or both) under any Specified Contract or Company Lease to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected or any Permits affecting, or relating in any way to, the property of the Company or any of the Company Subsidiaries, assets of the Company or any of the Company Subsidiaries or the business of the Company and its Subsidiaries or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any rights, property or asset of the Company or any of the Company Subsidiaries, with such exceptions, in the case of each of clauses (b), (c) and (d), as would not, individually or in the aggregate, be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.07. Capitalization.
(a) The authorized capital stock of the Company consists of 450,000,000 shares, consisting of:
(i) 350,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”),
(ii) 60,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), and
(iii) 40,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”).

The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary on March 30, 2023.
(b) At the close of business on February 17, 2026 (the “Capitalization Date”):
(i) 21,852,295 Shares of Class A Common Stock were issued and outstanding,
(ii) Zero Shares of Class A Common Stock were held by the Company in its treasury,
(iii) 5,013,799 Company Stock Options, representing the right to purchase (subject to the terms thereof) an aggregate of 5,013,799 Shares of Class A Common Stock, were issued and outstanding,
(iv) 746,947 Stock Warrants, representing the right to purchase (subject to the terms thereof) an aggregate of 746,947 Shares of Class A Common Stock, were issued and outstanding,
(v) 11,591,663 Warrants (comprising 8,625,000 Public Warrants, 2,966,663 Private Placement Warrants and zero Working Capital Warrants), representing the right to purchase (subject to the terms thereof) an aggregate of 11,591,663 Shares of Class A Common Stock, were issued and outstanding,
(vi) 36,973,876 Shares of Class B Common Stock were issued and outstanding,
(vii) zero Shares of Class B Common Stock were held by the Company in its treasury,
(viii) zero Company Stock Options representing the right to purchase Shares of Class B Common Stock were issued and outstanding,
(ix) an aggregate of 82,073 Company RSUs were issued and outstanding,
(x) an aggregate of 637,000 Company PSUs were issued and outstanding (with any performance-based goals deemed to be achieved and satisfied at 100%), and
(xi) zero shares of Company Preferred Stock were issued and outstanding or held by the Company in treasury.
(c) Pursuant to the Business Combination Agreement and the Sponsor Support Agreement, the Company will be required to issue 3,451,228 shares of Class A Common Stock and 18,435,151 shares of Class B Common Stock as the Earn Out Shares immediately prior to the Effective Time. All outstanding shares of capital stock of the Company have been, and all Shares that may be issued pursuant to the Company Stock Plan, Business Combination Agreement (with respect to the Earn Out Shares), Sponsor Support Agreement (with respect to the Earn Out Shares), Stock Warrant Agreement or Warrant Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive or similar rights. No Subsidiary of the Company owns any shares of capital stock of the Company. As of the Capitalization Date, 4,043,539 Shares of Class A Common Stock were reserved for issuance pursuant to the Company Stock Plan. Except as set forth on Section 4.07(c) of the Company Disclosure Letter, the exercise price of each Warrant and Stock Warrant exceeds the Per Share Amount.
(d) Section 4.07(d) of the Company Disclosure Letter sets forth a correct and complete list, as of the Capitalization Date, of (i) all outstanding Company Stock Options, (ii) all outstanding Company RSUs and (iii) all outstanding Company PSUs, and, in each case, including the number of Shares subject to such award, the name or employee identification number of the holder thereof, the grant date, the expiration date (if any), the exercise or purchase price per share (if any), in the case of Company Stock Options, whether such Company Stock Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code, the vesting schedule, including the extent to which any vesting had occurred as of the Capitalization Date and any performance targets or similar conditions to exercisability or settlement thereof. The Company stock plan set forth on Section 4.07(d) of the Company Disclosure Letter (the “Company Stock Plan”) is the only plan or program the Company or any of the Company Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other compensatory equity and equity-based awards are outstanding, and no awards other than Company Stock Options, Company RSUs and Company PSUs have been granted under the Company Stock Plan.

(e) Except as set forth in this Section 4.07 and for changes since the Capitalization Date resulting from the issuance of the Earn Out Shares or the exercise or settlement of Company Equity Awards outstanding on such date or granted after such date in compliance with the terms of this Agreement, there are no outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company or Company Subsidiaries, (ii) securities of the Company or the Company Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests of the Company or any of the Company Subsidiaries, (iii) options, warrants, puts, calls or other rights or arrangements to acquire from the Company or any of the Company Subsidiaries, or other obligations or commitments of the Company or any of the Company Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company or any of the Company Subsidiaries, (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company or any of the Company Subsidiaries (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or commitments to which Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of the Company Subsidiaries or (vi) contractual obligations or commitments (whether contingent or otherwise) restricting the transfer of, or requiring the registration for sale of, granting any preemptive or anti-dilution rights with respect to or requiring the repurchase, redemption, disposition or acquisition, or containing any right of first refusal with respect to any shares of capital stock of the Company or any of the Company Subsidiaries. There are no outstanding obligations or commitments of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities or any of the capital stock of the Company Subsidiaries.
(f) Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Stock Options, Company RSUs, Company PSUs, Warrants or Earn Out Shares, convertible into, or exchangeable for, or upon issuance giving rise to the right to, securities having the right to vote) on any matters on which stockholders of the Company may vote. All Company Stock Options may, by their terms, be treated in accordance with Section 2.06.
(g) The Company is not governed by Section 203 of the DGCL. No other Takeover Statute or similar provision in the Organizational Documents of the Company is applicable to this Agreement, the Merger or other Transactions. There is no stockholder rights plan or “poison pill” in effect to which the Company is a party or is otherwise bound.
Section 4.08. Subsidiaries.
(a) Subsidiary Capital Stock. Neither the Company nor any of the Company Subsidiaries (i) owns, directly or indirectly, or has the right to acquire pursuant to any Contract or upon the conversion or exchange of any security, any share capital of, or any partnership interests, joint venture or other equity ownership interest of any nature in, any other Person, other than the Company or the Company Subsidiaries or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person. All outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, and all such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations or restrictions on transfer (other than pursuant to Applicable Law) or voting rights.
(b) Organization; Qualification. Section 4.08(b) of the Company Disclosure Letter identifies each Company Subsidiary and indicates its jurisdiction of organization and each jurisdiction in which it is qualified to do business. Each Company Subsidiary is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the laws of its jurisdiction of incorporation or organization and has full corporate or other organizational power and authority required to own, lease and operate the assets and properties that it owns, leases and operates and purports to own, lease and operate and to carry on its business as conducted as of the date of this Agreement, except where any failure thereof would not reasonably be expected to be, individually or in the aggregate, material to the

Company and its Subsidiaries, taken as a whole. Each such Company Subsidiary is duly qualified to do business and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.09. SEC Filings and the Sarbanes-Oxley Act;.
(a) Since the Lookback Date, the Company has timely filed with or furnished to the SEC (subject to extensions pursuant to Exchange Act Rule 12b-25) each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated therein) or filing required by Applicable Law to be filed with or furnished by the Company to the SEC (the documents referred to in this Section 4.09(a), as they may have been supplemented, modified or amended since the initial filing date and together with all exhibits thereto and information incorporated by reference therein, the “Company SEC Documents”). No Company Subsidiary is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification or other document with, or make any other filing with, or furnish any other material to, the SEC.
(b)  As of its filing date (or, if amended, supplemented, modified or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes- Oxley Act and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents.
(c) As of its filing date (or, if amended, supplemented, modified or superseded by another filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed on or prior to the date hereof did not, and, subject to the accuracy of the representations and warranties set forth in Section 5.07, each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement, amendment or supplement became effective, did not, and each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time, as of the date such registration statement, amendment or supplement becomes effective, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company with the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(d) As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the Company SEC Documents and (ii) to the Company’s Knowledge, none of the Company SEC Documents is the subject of any ongoing review by the SEC or ongoing SEC investigation.
(e) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Acquired Companies, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or other Company SEC Documents.
(f) Since the Lookback Date, the Company has complied in all material respects with (i) all current listing and corporate governance requirements of Nasdaq and (ii) all applicable provisions, rules, regulations and requirements of the Sarbanes-Oxley Act. As of the date of this Agreement, the Company has not received written notice from the SEC challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date of this Agreement.

(g) The information supplied or to be supplied by the Company for inclusion in the Information Statement (including any amendment or supplement thereto), at the time the Information Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The Information Statement (and any amendment or supplement thereto) will, on the date it is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.
Section 4.10. Financial Statements; Internal Controls.
(a) The Audited Financial Statements and the Unaudited Financial Statements (i) complied as to form with the published rules and regulations of the SEC applicable thereto, as of their respective filing dates with the SEC, in all material respects, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Acquired Companies as of the dates thereof and their condensed consolidated results of statements of operations, cash flows and stockholders’ equity as of the dates or for the periods presented therein (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the absence of notes).
(b) The Company maintains, and since the Lookback Date has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the financial statements. Since the Lookback Date, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of such internal control over financial reporting utilized by the Company that would reasonably be expected to be adverse to the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees of the Acquired Companies who have a significant role in the Company’s internal control over financial reporting.
(c) The Company has established and maintains, and at all times since the Lookback Date has maintained, “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to provide reasonable assurance that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports.
Section 4.11. Absence of Certain Changes. Since the Unaudited Balance Sheet Date and through the date of this Agreement, (a) the Acquired Companies have conducted their business in all material respects in the ordinary course of business (except with respect to this Agreement and discussions, negotiations and transactions related thereto), (b) there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect and (c) the Company has not taken any action that would be prohibited under Sections 6.01(b)(i), (iii), (iv), (v), (vi), (vii), (viii), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xix), (xx), (xxi), and (xxii) (with respect to such subsections only) if taken or proposed to be taken during the Pre-Closing Period.
Section 4.12. No Undisclosed Liabilities. The Acquired Companies do not have any liabilities (whether accrued, contingent, absolute, inchoate or otherwise) of the type required to be disclosed on a balance sheet prepared in accordance with GAAP, except for: (a) liabilities disclosed, reflected or reserved against in the Financial Statements or the notes thereto included in the Company SEC Documents; (b) liabilities incurred in connection with the Transactions; (c) liabilities for performance of obligations of the Acquired Companies under Contracts binding upon the applicable Acquired Company (other than resulting from any breach or acceleration thereof) Made Available to Parent or Contracts entered into in the ordinary course of business; (d) liabilities incurred in the ordinary course of business since the Unaudited Balance Sheet Date; and (e) liabilities set forth on Section 4.12 of the Company Disclosure Letter. No Acquired Company is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.
Section 4.13. Litigation. Except as set forth on Section 4.13 of the Company Disclosure Letter (a) there is no, and since the Lookback Date there has been no, Proceeding pending against or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries or any of their respective properties or assets or any of their respective present or former officers or directors in such individual’s capacity as such and (b) neither the Company nor any of the Company Subsidiaries is subject to any Order, the effect of which is continuing.
Section 4.14. Compliance with Applicable Law.
(a) Since the Lookback Date, the Company and each of the Company Subsidiaries are and have been, and have performed work, in material compliance with all Applicable Laws and Orders, except where any instance of non- compliance would not, individually or in the aggregate, be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole. Since the Lookback Date, neither the Company nor any of the Company Subsidiaries has received any written or, to the Company’s Knowledge, oral notice (i) of any material Proceeding by any Governmental Authority relating to the Company or any of the Company Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of the Company Subsidiaries are not in compliance in any material respect with any Applicable Law or Order.
(b) Each of the Company and each Company Subsidiary has in effect all material Permits necessary for it to lawfully own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as conducted as of the date of this Agreement and (ii) to the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in any right of termination, amendment, cancellation, revocation, suspension or limitation of any Permit and there have occurred no defaults (with or without notice or lapse of time or both) under or, violations of, Permits.
Section 4.15. Anticorruption Matters. Since the Lookback Date, none of the Acquired Companies nor to the Company’s Knowledge any of their respective officers, employees, representatives or agents (in each case, acting in the capacity of an employee or representative of any Acquired Company) has directly or knowingly indirectly violated the Anticorruption Laws in any material respect. Since the Lookback Date, none of the Acquired Companies has received any written or, to the Company’s Knowledge, oral communication that alleges any of the foregoing.
Section 4.16. Specified Contracts.
(a) As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed or disclosed on Section 4.16(a) of the Company Disclosure Letter.
(b) Section 4.16(b) of the Company Disclosure Letter sets forth a true and complete list of:
(i) each loan and credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries, in each case, in excess of $1,000,000, is outstanding or may be incurred, other than any such Contract between or among any of the Company and any of the Company Subsidiaries, any surety bonds and any letters of credit;
(ii) each Contract to which the Company or any of the Company Subsidiaries is a party with respect to which the Company or any of the Company Subsidiaries has any continuing material obligations, in each case, relating to the acquisition or disposition by the Company or any of the Company Subsidiaries of any business, stock, properties or assets of any Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) for, in each case, aggregate consideration of more than $250,000, except for acquisitions and dispositions of properties and assets in the ordinary course of business (including Home Sale Contracts, Real Estate Purchase Agreements and any other Contracts executed in connection therewith in the ordinary course of business);
(iii) each Contract of the Company or any of the Company Subsidiaries (A) that grants a right of exclusivity, right of first offer, right of first refusal or similar right with respect to any business or geographic region (“Exclusive Rights”); (B) that (1) restricts in any way the ability of the Company or any of the Company Subsidiaries to compete with any business or in any geographical area or to solicit customers or (2) limits the right of the Company or any of its Subsidiaries to engage in any line of business; or (C) containing “most favored nation” or similar provisions; in each case under clauses (A), (B) or (C) that may not be canceled by the Company or any of the Company Subsidiaries upon notice of 90 days or less without material penalty or other material liability to the Acquired Companies, taken as a whole, in each case, other than customary confidentiality obligations;
(iv) each Contract to which the Company or any of the Company Subsidiaries is a party primarily involving the inbound or outbound licensing of any material Intellectual Property (except for (A) off-the-shelf licenses of commercially available Software, (B) agreements between the Company or any of the Company Subsidiaries, on the one hand, and their employees, contractors or consultants, on the other hand, entered into in the ordinary course of business and (C) non-exclusive licenses entered into in the ordinary course of business);
(v) each Contract that grants to any person any option, right of first offer or right of first refusal or similar right to purchase, lease, sublease, license, use, possess or occupy any assets of the Acquired Companies (excluding Real Estate Purchase Agreements, Home Sale Contracts and any other Contracts executed in connection therewith in the ordinary course of business);
(vi) each Contract that involves the receipt of services or products to the Company or any of the Company Subsidiaries with each of the 10 largest commercial suppliers of the Company and the Company Subsidiaries, taken as a whole, in each case measured on the basis of the annual dollar value of purchases made by the Company and its Subsidiaries for the 12 month period ended December 31, 2025 (“Material Suppliers”);
(vii) each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority involving (A) aggregate consideration of more than $250,000 or (B) pursuant to which the Company or any of the Company Subsidiaries will have any material outstanding obligation after the date of this Agreement (other than customary confidentiality obligations) which would continue to apply to the Company or any Company Subsidiary following the Effective Time;
(viii) any executory Contract to which the Company or any of the Company Subsidiaries is a party that provides for any fee building arrangements;
(ix)  any Contracts to which the Company or any of the Company Subsidiaries is a party (A) with respect to preferred lender arrangements or (B) with mortgage providers;
(x) each material Contract of the Company or any of the Company Subsidiaries that relates to a partnership, joint venture or similar arrangement (each, a “Joint Venture Contract”);
(xi) each Land Banking Arrangement; and
(xii) each power of attorney.
Each Contract of the type described in this Section 4.16(b) and each Filed Company Contract is referred to herein as a “Specified Contract.” As of the date of this Agreement, the Company has Made Available to Parent true and complete copies of each Specified Contract, including all amendments thereto.
(c) Each Specified Contract is in full force and effect and is a valid and binding agreement enforceable against the Company or any of the Company Subsidiaries party thereto and, to the Company’s Knowledge, any other party thereto in accordance with its terms, except (x) as such enforceability may be limited by the Bankruptcy and Equity Exceptions and (y) where any failure thereof would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 4.16(c) of the Company Disclosure Letter, none of the Company nor any of the Company Subsidiaries party to any Specified Contract is in breach of or default under, or as of the date of this Agreement has provided or received any written notice of any intention to terminate or seek renegotiation of, any Specified Contract, and as of the date hereof and to the Company’s Knowledge, no other party to any Specified Contract is in breach of or default under, or has provided or received any written notice of any intention to terminate or seek renegotiation of, any Specified Contract, except, in each case, where any failure thereof would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 4.16(c) of the Company Disclosure Letter, to the Company’s Knowledge, no event or circumstance has occurred that, with or without notice or lapse of time or both, would (i) constitute a breach of or event of default by the Company, (ii) result in a right of termination, modification or renegotiation for the counterparty or (iii) cause or permit the acceleration of or other changes to any right of the counterparty or obligation of the Company under any Specified Contract, in each of clauses (i), (ii) and (iii), except where any failure thereof would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
Section 4.17. Government Contracts.
(a) Neither the Company nor the Company Subsidiaries have(i) breached or violated in any respect any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (ii) been suspended or debarred from bidding on government contracts by a Governmental Authority; (iii) been audited or investigated by any Governmental Authority with respect to any Government Contract, with the exception of routine audits or investigations; (iv) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (v) received from any Governmental Authority or any other Person any written or, to the Company’s Knowledge, oral notice of breach, cure, show cause or default with respect to any Government Contract; (vi) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform; (vii) received any small business set-aside contract, any other set aside contract or other order or contract or subcontract requiring small business or other preferred bidder status or (viii) entered into any Government Contracts payable on a cost-reimbursement basis.
(b) (i) The Company and the Company Subsidiaries have established and maintained adequate internal controls for compliance with their respective Government Contracts; (ii) all pricing discounts have been properly reported to and credited to the customer and all invoices and claims for payment, reimbursement or adjustment submitted by the Company and the Company Subsidiaries were current, accurate and complete as of their respective submission dates; (iii) there are no outstanding or, to the Company’s Knowledge, threatened claims or disputes in connection with any of the Company’s or the Company Subsidiaries’ Government Contracts and (iv) to the Company’s Knowledge, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Company’s or the Company Subsidiaries’ Government Contracts.
Section 4.18. Taxes.
(a) (i) The Company and each of the Company Subsidiaries have filed all income and other material Tax Returns required by Applicable Law to be filed by the Company or any of the Company Subsidiaries with any Taxing Authority when due (taking into account any available extensions) and in accordance with all Applicable Law; (ii) all such Tax Returns are accurate and complete in all material respects; and (iii) the Company and each of the Company Subsidiaries have paid or withheld (or have had paid or withheld on their behalf) all material Taxes required to be paid or withheld (whether or not shown on any Tax Return); except in each case of clauses (i), (ii) and (iii) with respect to matters for which adequate reserves, in accordance with GAAP, have been reflected in the Financial Statements.
(b) Neither the Company nor any of the Company Subsidiaries (i) has granted any currently effective extension or waiver of the statute of limitations period applicable to any Tax Return of the Company or any of the Company Subsidiaries, which period (after giving effect to such extension or waiver) has not yet expired or (ii) has executed or filed any power of attorney with respect to Taxes which will be in effect after the Closing.
(c) (i) No material deficiencies for Taxes with respect to the Company or any of the Company Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved or are being contested in good faith; (ii) there is no Proceeding in progress, pending or threatened in writing against or with respect to the Company or any of the Company Subsidiaries in respect of any material amount of Taxes; (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation or required to file Tax Returns in that jurisdiction; and (iv) neither the Company nor any of the Company Subsidiaries has a permanent establishment in any country other than the country of its organization, or has been subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file an income Tax Return and does not currently file such Tax Return.
(d) There are no Liens for Taxes on any assets of the Company or any of the Company Subsidiaries, other than Permitted Liens.
(e) Neither the Company nor any of the Company Subsidiaries (A) is or has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) or any group that has filed a combined, consolidated or unitary Tax Return (other than a group of which the Company or any Company Subsidiary is or was the common parent) and (B) has any liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax law), as a transferee or successor or by Contract or otherwise.
(f) Neither the Company nor any of the Company Subsidiaries (i) has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Tax law) or (ii) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (x) an installment sale or open transaction disposition made on or prior to the Closing Date or (y) a gain recognition agreement or closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date.
(g) There are no Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than commercial agreements or arrangements not primarily related to Taxes and entered into in the ordinary course of business) with respect to or involving the Company or any of the Company Subsidiaries, other than, in each case, any agreement or arrangement exclusively between or among the Company and the Company Subsidiaries.
(h) Neither the Company nor any of the Company Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(i) None of the Company or any of the Company Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. law) that occurred during the 2-year period ending on the date hereof.
Section 4.19. Employee Benefit Plans.
(a) Section 4.19(a) of the Company Disclosure Letter contains a correct and complete list identifying each material Company Employee Plan, excluding any statutory plans required to be maintained by Applicable Law that are sponsored and administered by a Governmental Authority. “Company Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, change of control, retention, severance, termination, equity or equity-based or similar Contract, plan, program, agreement, arrangement or policy and each other plan, program, agreement, arrangement or policy providing for compensation, bonuses, commissions, profit-sharing, savings, stock option, stock purchase, profit participation, phantom stock, stock appreciation, profits interests or other stock or stock-related rights or other forms of incentive or deferred compensation, vacation benefits, retirement, pension, health or other welfare benefits, employee assistance program, disability or sick leave benefits Contract, plan, agreement, arrangement or policy with respect to which the Company or any Company Subsidiary has or could reasonably expect to have any current or contingent liability or obligation.
(b) With respect to each material Company Employee Plan, the Company has Made Available to Parent complete and accurate copies, to the extent applicable to such Company Employee Plan, of: (i) the most recent annual report on Form 5500 required to have been filed with the IRS, including all schedules thereto; (ii) the most recent determination letter (or, if applicable, opinion letter), if any, from the IRS; and (iii) the plan documents and summary plan descriptions and any material modifications thereto, or a written description of the material terms (if not in writing).
(c) No Company Employee Plan is, and none of the Acquired Companies nor any ERISA Affiliate of any of the Acquired Companies sponsors, maintains or contributes to (or is obligated to contribute to) or since the Lookback Date has sponsored, maintained or contributed to (or has been obligated to contribute to), or otherwise has any liability or obligation with respect to, any (i) plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA, but excluding any statutory plans sponsored and administered by a Governmental Authority that is required to be maintained pursuant to Applicable Law, (ii) “multiemployer plan” within the meaning of Section 4001(a)(3) or 3(37) of ERISA, (iii) “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA) or (iv) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(d) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter to the effect that such Company Employee Plan is qualified and the plans and trusts related thereto qualify under, and are exempt from, federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or has pending or has time remaining in which to file an application for such determination from the IRS. No such determination letter or opinion letter has been revoked and revocation has not been threatened, and to the Company’s Knowledge there exists no reason why any such determination or opinion letter would reasonably be expected to be revoked or not be issued or that would otherwise adversely affect the qualified status of any such Company Employee Plan.
(e) Each Company Employee Plan has been established, maintained, funded, operated and administered in material compliance with its terms and with the material requirements prescribed by Applicable Law.
(f) Neither the Company nor any of the Company Subsidiaries or, to the Company’s Knowledge, any of their respective directors, officers, employees or agents has, with respect to any Company Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of the Company Subsidiaries or any Company Employee Plan or for which the Company or any of the Company Subsidiaries has any future material indemnification obligation.
(g) The Company and all of its ERISA Affiliates have (i) complied in all material respects with the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state law, as well as the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder (“PPACA”), and (ii) not incurred (whether or not assessed) and are not reasonably expected to incur or to be subject to, any material Tax, penalty or other liability that may be imposed under PPACA, including pursuant to Sections 4980B, 4980D, 4980H, 6721 and 6722 of the Code.
(h) With respect to each Company Employee Plan: (i) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority; (ii) all premiums, contributions, or other payments required to have been made by law or under the terms of any Company Employee Plan or any contract or agreement relating thereto as of the Closing Date have been timely made or accrued; (iii) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly and timely filed or distributed in all material respects; and (iv) to the Company’s Knowledge, there have been no acts or omissions by the Company or any ERISA Affiliate that have given or could give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code, or under any other Applicable Law, for which the Company or any Acquired Company may be liable.
(i) Neither the execution or delivery of this Agreement nor the consummation of the Transactions will (either alone or together with any other event), (i) cause any payment (whether in cash or property) or benefit to become due or payable, or required to be provided, to any Company Employee, (ii) increase the amount or value of any benefit, compensation or other material obligation otherwise payable or required to be provided to any such Company Employee (including severance), (iii) accelerate the time of payment or vesting of, a lapse of restrictions or repurchase rights relating to, any such benefit or compensation, (iv) accelerate the time of or otherwise trigger any funding (through a grantor trust or otherwise) of any such compensation or benefits or (v) result in the forgiveness of indebtedness for any Company Employee.
(j) No payment or benefit that will or may be made by any of the Acquired Companies in connection with the execution of this Agreement or the consummation of the Transactions (either alone or in combination with any other payment or benefit) could, individually or together with any other payment or benefit, cause any amount to fail to be deductible by reason of Section 280G of the Code.
(k) Each Company Employee Plan (or any other agreement, program, policy or arrangement by or to which any of the Acquired Companies is a party, is bound or is otherwise liable) that provides “nonqualified deferred compensation” as defined in Section 409A of the Code (or any corresponding provision of state, local or foreign law) is and has been in compliance in all material respects with Section 409A of the Code and all applicable IRS guidance. There is no contract, agreement, plan or arrangement to which the Company or any of the Company Subsidiaries is a party or by which it is bound that provides any Person with a current or contingent right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
(l) Neither the Company nor any of the Company Subsidiaries has any material liability in respect of post -retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or the Company Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law provision.
(m) There is no Proceeding pending against or involving or, to the Company’s Knowledge, threatened against or involving any Company Employee Plan, the assets of any trust under any Company Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Employee Plan, including with respect to the administration or operation of such plans, before any arbitrator or any Governmental Authority.
Section 4.20. Labor and Employment Matters.
(a) The Company and each Company Subsidiary are in material compliance with all Applicable Laws respecting hiring practices, labor and employment, employment practices, terms and conditions of employment, harassment, retaliation, reasonable accommodations, leaves of absence, occupational safety and health, equal opportunity, unemployment insurance, affirmative action, disability rights or benefits, labor relations, workers’ compensation, employee classification, wages and hours, engagement of independent contractors (including the appropriate classification of the same), payroll taxes, redundancy, “mass layoffs,” “plant closings” and immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas). Section 4.20(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of (i) any Proceedings pending or scheduled by or before any Governmental Authority pertaining to the labor or employment practices or actions of the Company or any Company Subsidiary, to the Company’s Knowledge, threatened by or against the Company or any Company Subsidiary, (ii) any written complaints or charges relating to material violations of Applicable Law with respect to labor or employment practices or actions of the Company or any Company Subsidiary that have been made to any Governmental Authority or submitted to the Company or any Company Subsidiary since the Lookback Date and (iii) any written claim or charge received by the Company or any Company Subsidiary or Proceeding against the Company or any Company Subsidiary, in each case, since the Lookback Date, relating to misclassification of any person who is providing services to the Company or any Company Subsidiary as an independent contractor, consultant, contingent worker or other non-employee service provider rather than as an “employee,” or with respect to any Company Employee leased from another employer.
(b) Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any Collective Bargaining Agreement, and none is currently being negotiated; and no Company Employees are represented by a Union with respect to their employment or engagement with the Company or any Company Subsidiary. To the Company’s Knowledge, (i) there is no, and since the Lookback Date, there has been no, labor organizing activity, Proceeding, election petition, union card signing or other union activity, or union corporate campaigns of or by any Union directed at the Company or any of the Company Subsidiaries, and (ii) neither the Company nor any Company Subsidiary is subject to any charge, demand, petition or representation or certification proceeding seeking to compel, require or demand it to bargain with any Union. There is no, and since the Lookback Date, there has been no pending or, to the Company’s Knowledge, threatened, unfair labor practice charge, labor grievance, labor arbitration, labor strike, lockout, slowdown, work stoppage or other material labor dispute involving or affecting the Company or any Company Subsidiary or the Company Employees with respect to their employment or engagement with the Company or any Company Subsidiary. No pre-signing notice, consent, or consultation obligations with respect to any Company Employees, or any Union, will be a condition precedent to the execution of this Agreement.
(c) All salaries, wages and fees and other benefits of all Company Employees have, to the extent due, been paid or discharged in full in all material respects.
(d) Section 4.20(d) of the Company Disclosure Letter reflects all reductions in force or layoffs implemented by the Company in the past 3 years. The Company and its Subsidiaries are in compliance with all WARN Act requirements related any reductions in force or layoffs that have been implemented.
(e) Section 4.20(e) of the Company Disclosure Letter sets forth an accurate and complete list of the Company Employees (including those on leave of absence or layoff status) of each Acquired Company as of the close of business on February 18, 2026, and sets forth for each such Company Employee the following information as of the date of this Agreement: (i) name; (ii) title or position; (iii) full or part time; (iv) FLSA classification as exempt or non-exempt; (v) the entity employing the person; (vi) job location; (vii) hire date; (viii) current annual base compensation rate or hourly rate; (ix) commission, bonus (including bonuses paid or payable during the Company’s 2025 fiscal year), or other incentive-based compensation; and (x) participation in Company Employee Plans. All individuals who are performing consulting or other services for the Acquired Companies are correctly classified in accordance with applicable law as either “independent contractors” or “employees,” as the case may be.
Section 4.21. Insurance Policies. Section 4.21 of the Company Disclosure Letter sets forth an accurate and complete list of all the following (collectively, the “Insurance Policies”): current policies of insurance (including “self-insurance” programs) maintained by or covering each Acquired Company or any current controlled Affiliate thereof. The Company has Made Available to Parent general liability insurance policies maintained by or covering each Acquired Company or any current controlled Affiliate thereof since January 1, 2018. For each Insurance Policy, Section 4.21 of the Company Disclosure Letter lists the following information as of the date of this Agreement: the policy number, insurer name, liability or risk covered, deductibles, limitations, and expiration. Copies of the Insurance Policies have been Made Available to Parent. To the Knowledge of the Company, the Insurance Policies for the current period are in full force and effect, are sufficient to comply with Applicable Law. No notice of cancellation or modification of the Insurance Policies has been received by the Company or any of the Company Subsidiaries, and, to the Company’s Knowledge, there is no existing default or event which and the Acquired Companies have not taken or failed to take any action that, with the giving of notice or lapse of time or both, would constitute a default by any insured under any of the Insurance Policies.
Section 4.22. Intellectual Property.
(a) Section 4.22(a) of the Company Disclosure Letter sets forth a true and complete list of all issuances, registrations or pending applications for trademarks, patents, copyrights or Internet domain names with any Governmental Authority or registrar included in the Company Owned IP as of the date of this Agreement. Except as would not be material to the Acquired Companies, taken as a whole, an Acquired Company (i) is the exclusive owner of all right, title and interest in and to (free and clear of any Liens, other than Permitted Liens) all Company Owned IP, and (ii) is licensed or otherwise has the sufficient right to use, all other Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (together with the Company Owned IP, the “Business IP”). To the Company’s Knowledge, all of the registrations, issuances and applications included in the Company Owned IP and required to be set forth in Section 4.22(a) of the Company Disclosure Letter are subsisting, valid and enforceable and in full force and effect, except, in each case, as would not be material to the Acquired Companies, taken as a whole.
(b) No claims or other suits, actions or other Proceedings are pending or, to the Company’s Knowledge, since the Lookback Date, are or have been threatened, by or against any Acquired Company (i) alleging that any Acquired Company or the operation of the business of the Company and its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any other Person, or (ii) alleging that any other Person has infringed, misappropriated, diluted or otherwise violated any Company Owned IP.

(c) To the Company’s Knowledge, the conduct of the Acquired Companies’ respective businesses does not infringe, misappropriate, dilute or otherwise violate, and has not, since the Lookback Date been infringing, misappropriating, diluting or otherwise violating, any Intellectual Property of any other Person, except where such infringement, misappropriation, dilution or other violation would not be material to the Acquired Companies, taken as a whole.
(d) To the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating the rights of any Acquired Company with respect to any Company Owned IP, except where such infringement, misappropriation or other violation would not be material to the Acquired Companies, taken as a whole.
(e) The Acquired Companies take and have taken commercially reasonable steps to maintain and protect the secrecy and confidentiality of their trade secrets and other material confidential information included in the Company Owned IP or used in the business of the Company and its Subsidiaries.
(f) To the Company’s Knowledge, the collection, acquisition, use, storage, transfer, distribution, dissemination or other processing (collectively, “Process” (or “Processing” or “ Processed”)) by the Acquired Companies of any Personal Information (including of any third parties or of customers (or customers’ confidential information)) (collectively, the “Business Data”) is in compliance in all material respects with (i) all Applicable Law and (ii) the applicable Acquired Company’s external Data Protection policies, (iii) binding industry standards and (iv) Contracts to which an Acquired Company is bound ((i)- (iv) collectively, the “Data Protection and Security Requirements”). The Acquired Companies have and maintain commercially reasonable policies, procedures and security measures with respect to the physical and electronic security and Data Protection of Business Data. To the Company’s Knowledge, since the Lookback Date, there have been no breaches or violations of any such security measures, or any unauthorized access or exposure of any Business Data or any other Security Incident, in each case, except as would not be material to the Acquired Companies, taken as a whole.
(g) Except as would not be material to the Acquired Companies, taken as a whole (i) to the Company’s Knowledge, the Business Systems owned or controlled by the Acquired Companies do not contain any virus, Trojan horse, time bomb, key-lock, spyware, worm or malicious code, and (ii) the Business Systems are sufficient for the needs of the Acquired Companies for the operation of the business of the Company and its Subsidiaries as currently conducted.
Section 4.23. Leased Real Property. Section 4.23 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of each lease, sublease, license, easement and other agreement under which the Company or any of the Company Subsidiaries uses or occupies or has the right to use or occupy any real property (the “Leased Real Property”, and each such lease, sublease, license, easement or other agreement, a “Company Lease”). To the Company’s Knowledge, each Company Lease is valid, binding and in full force and effect, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions. No uncured default on the part of the Company or, if applicable, a Company Subsidiary or, to the Company’s Knowledge, the landlord or other parties to such Company Lease exists or will exist with the giving of notice, the passage of time or both, except where any such default would not reasonably be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and each of the Company Subsidiaries has a good and valid leasehold interest, subject to the terms of any Company Lease applicable thereto, in all Leased Real Property, free and clear of all Liens, except for Permitted Liens. Neither the Company nor any of the Company Subsidiaries has (x) received written notice of any pending, and to the Company’s Knowledge there is no pending or threatened in writing, material condemnation or eminent domain proceeding with respect to any Leased Real Property, or(y) collaterally assigned or granted a security interest in the Leased Real Property except for Permitted Liens and other Liens that were discharged in full prior to the date hereof. With respect to each Leased Real Property, neither the Company nor any of the Company Subsidiaries has subleased, licensed, sublicensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any portion thereof.
Section 4.24. Homebuilding Owned Property–Property List. Section 4.24 of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of all of the Homebuilding Owned Property, as of the date of this Agreement, as well as the following information for each Homebuilding Owned Property (as to each project for undeveloped land and as to each lot for developed lots), in each case, as of the date of this Agreement:
(a) name of record owner;
(b) name of Community;

(c) street address or location;
(d) tax parcel identification number, if available;
(e) amount of estimated acreage (other than for Finished Lots);
(f) for Community-level information, the estimated or actual number of lots developed or proposed to be developed;
(g) as to each Finished Lot, the specific lot number; and
(h) status of land development or homebuilding activity (e.g., raw land, land under development, Finished Lot, building permit issued, home under construction, completed Residential Unit).
Section 4.25. Homebuilding Contract Property; Real Estate Purchase Agreements.
(a) Section 4.25(a) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of all Real Estate Purchase Agreements in force as of the close of business on February 18, 2026, as well as the following information for each such Real Estate Purchase Agreement, in each case, as of the close of business on February 18, 2026:
(i) project name or identifier;
(ii) name of contract seller;
(iii) name of contract buyer;
(iv) name or title of such Real Estate Purchase Agreement;
(v) execution or effective date;
(vi) description of general location (e.g., city, county);
(vii) estimated acreage and estimated number of lots;
(viii) purchase price;
(ix) deposits made and scheduled to be made;
(x) expiration date of any due diligence period that has not expired, or is not reasonably expected to expire, prior to the Closing;
(xi) status of closings, including whether any are past due; and
(xii) whether such Real Estate Purchase Agreement includes (A) a release of a deposit in excess of $25,000 to the seller without adequate security for its return under its terms or (B) a True-up Purchase Price Arrangement that has not been fully paid.
(b) Section 4.25(b) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of all Real Estate Purchase Agreements in force as of the date of this Agreement to sell any Homebuilding Owned Property, as well as the following information for each such Real Estate Purchase Agreement, in each case, as of the date of this Agreement: (i) buyer name; (ii) address or lot number; (iii) execution date; (iv) sale price; (v) deposit amount paid; and (vi) estimated closing date.
(c) Section 4.25(c) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, as of the date of this Agreement, of all Real Estate Purchase Agreements that have already closed but continue to have material executory obligations on the part of the buyer or the seller (e.g., post-closing development obligations, true-up commitments, etc.).
(d) Except as set forth on Section 4.25(d) of the Company Disclosure Letter, with respect to all Real Estate Purchase Agreements in force as of the date of this Agreement, as of the date of this Agreement no Acquired Company nor, to the Company’s Knowledge, any other party to any such Real Estate Purchase Agreement is in breach or default and, to the Company’s Knowledge, there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a material breach or material default by any Acquired Company or any other party. As of the date of this Agreement, to the Knowledge of the Company, all such Real Estate Purchase Agreements are in full force and effect and are binding and enforceable in accordance with their terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.
Section 4.26. Homebuilding Property—Property Information. Each of the representations and warranties set forth in this Section 4.26 is made only to the Company’s Knowledge, as of the date of this Agreement.
(a) General. Except as set forth on Section 4.26(a) of the Company Disclosure Letter, the Acquired Companies have conducted due diligence on the Homebuilding Owned Property and the Homebuilding Diligenced Contract Property in the ordinary course of business. The Company has Made Available to Parent accurate and complete copies of all feasibility studies, land investment packages, or similar materials in the Acquired Companies’ possession or control, as of the date of this Agreement, which have been developed and prepared in good faith, by the Acquired Companies to evaluate the acquisition of the applicable Homebuilding Property.
(b) Status of Title.
(i) Section 4.26(b)(i) of the Company Disclosure Letter sets forth a list of the most recent issued title insurance policies, and ALTA surveys in the possession of the Company or any of its Subsidiaries as of the date of this Agreement for the Homebuilding Property.
(ii) Except as set forth on Section 4.26(b)(ii) of the Company Disclosure Letter and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Acquired Company has good and indefeasible fee simple title to each part of the Homebuilding Owned Property, free and clear of all Liens, title defects, adverse claims, or other matters affecting title that are materially adverse to the development of the Homebuilding Owned Property, in each case other than Permitted Liens.
(iii) Except as set forth on Section 4.26(b)(iii) of the Company Disclosure Letter and except as would not reasonably be expected to be material to the applicable Homebuilding Contract Property, based on, and subject to, the information reflected in the title commitments in the Company’s possession, as of the date of this Agreement, the applicable Acquired Company will have, upon closing the purchase of the property, good and indefeasible fee simple title to the Homebuilding Contract Property, free and clear of all Liens, title defects, Liens, adverse claims, or other matters affecting title that are materially adverse to the development of the Homebuilding Contract Property, in each case other than Permitted Liens.
(c) Access. Section 4.26(c) of the Company Disclosure Letter identifies any Homebuilding Owned Property or Homebuilding Diligenced Contract Property that does not have legal access or will not have legal access at the respective closing under the applicable Real Estate Purchase Agreement in force as of the date of this Agreement.
(d) Possession. Section 4.26(d) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, as of the date of this Agreement, of:
(i) any party in possession of any portion of the Homebuilding Owned Property or the Homebuilding Diligenced Contract Property as a lessee, a tenant at sufferance, or known trespasser, in each case, as of the date of this Agreement;
(ii) any party with post-closing possessory rights under a Real Estate Purchase Agreement, as of the date of this Agreement; and
(iii) any pending claim or claim threatened in writing, as of the date of this Agreement, made by a party asserting an unrecorded right, title, or interest in the Homebuilding Owned Property or the Homebuilding Diligenced Contract Property, whether by right of adverse possession, prescriptive easement, lease, license, or otherwise, except pursuant to a Home Sale Contract or a Real Estate Purchase Agreement.
(e) Public Utility Services. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, Section 4.26(e) of the Company Disclosure Letter sets forth a list that is accurate and complete as of the date of this Agreement, of each Homebuilding Diligenced Contract that is subject to any of the following circumstances: (i) the utility services (water, sewer, electricity, and gas (for the projects to be served by gas)) are not located adjacent to the property and immediately available to be connected to homes to be constructed; (ii) a utility service must be brought to the property, including who is responsible for doing so and what private rights must be obtained to install the utility services; (iii) any utility capacity shortages or limitations; (iv) any pending or threatened moratoriums or materials limitations on the issuance of taps, reservations, or other rights to the utility service; and (v) any tap fees, connection fees, or other fees that are unusual for the market.
(f) Major Projects. The estimated cost of all major utility and road related projects and commitments (such as the construction of lift stations, purchase of off-site easements, construction or funding of major off-site extensions of utility services, construction of regional detention facilities, construction or improvement of off -site roads, bridges, interchanges or intersections) (“Major Projects”) that must be completed by the Acquired Companies as part of the development of a Homebuilding Property, if Known, has been reflected in the land development budgets Made Available to Parent for review.
(g) Land Use Entitlements (Zoning).
(i) The Company has Made Available to Parent the material land use, zoning, subdivision, land disturbance permits, plats, and other Permits (other than Permits that are non-discretionary, being based solely on a determination of compliance or non-compliance with Applicable Law) (“Land Use Entitlements”) of each Homebuilding Diligenced Contract Property that have been obtained (and are final and non-appealable), as of the date of this Agreement.
(ii) There are no material written commitments by the Company or any of its Subsidiaries as of the date of this Agreement, made outside the ordinary course of business to contribute money, to dedicate land or grant access or easement rights, to construct low-or-moderate income housing, or to construct, install or maintain any improvements upon or in the vicinity of a Homebuilding Property in connection with the development or ownership of the Homebuilding Property, except for contributions, expenses or obligations that are customarily required to be incurred by developers, homebuilders or owners in the geographic market in which such Homebuilding Property is located, matters set forth in the list of Major Projects, and matters that have been or will be completed by the Closing Date.
(iii) The Company has timely fulfilled and performed all material obligations arising under the Land Use Entitlements that were required to be fulfilled and performed as of the date of this Agreement.
(h) Endangered Habitat or Species. Section 4.26(h) of the Company Disclosure Letter sets forth a description of (i) any portion of any Homebuilding Property which is (A) currently classified or regulated (or is under investigation by any Governmental Authority) as an Endangered Habitat, or (B) is currently affected by Endangered Species, and (ii) any steps the Company is taking or plans to take to obtain all requisite Permits to mitigate such aspects are consistent with the use of such property for development and homebuilding purposes.
(i) Flood Prone Areas. Section 4.26(i) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, as of the date of this Agreement, of:
(i) any Buildable Area of any Homebuilding Property that is located in an area designated as of the date of this Agreement as a flood zone, as flood prone, or as a flood plain by the Federal Emergency Management Agency (FEMA); and
(ii) all FEMA Letters of Map Revision and Conditional Letters of Map Revision for a Homebuilding Property that have been applied for, or that the Company intends to apply for, or have been issued, in each case, as of the date of this Agreement.
(j) Soil and Geotechnical. All soils or geotechnical issues which are materially adverse to the development of any Homebuilding Property that have been identified in any soil or geotechnical reports obtained by or for any Acquired Company as of the date of this Agreement, have either been addressed or budgeted for in future work.
(k) Environmental . Except as set forth on Section 4.26(k) of the Company Disclosure Letter, as of the date of this Agreement:
(i) no Homebuilding Owned Property or Homebuilding Diligenced Contract Property has an Environmental Condition;

(ii) since the Lookback Date, no Acquired Company has (A) received from any Person any Environmental Notice, Environmental Claim, or written request for information pursuant to any Environmental Law, or (B) expressly assumed or undertaken any liability or Environmental Claim, including any obligation for corrective or remedial action, of any Person relating to any Environmental Law; and
(iii) no Acquired Company has treated, stored, disposed of, arranged or permitted the disposal of, transported, handled or Released or permitted to be Released, and no other Person has caused or permitted to be caused any of the foregoing or any other contamination with, any Hazardous Substances on any property currently or formerly owned, leased, operated or contracted for by the Company or any of its Subsidiaries, other than in such quantities and amounts as would reasonably be expected in the ordinary course of business.
(l) Government Takings. Section 4.26(l) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, as of the date of this Agreement, of:
(i) any proposed public improvement as of the date of this Agreement that if implemented, would result in the creation or imposition of a Lien on any Homebuilding Property, other than a Lien related to the dedication of roads or rights-of way made as a result of the zoning, platting or development plans for a Homebuilding Property (the “Project-Specific Road Dedications”);
(ii) excluding the Project-Specific Road Dedications, any existing or proposed plan by any Governmental Authority as of the date of this Agreement to modify or realign any street or highway or otherwise take land that would reasonably be expected to materially and adversely affect the planned use of any Homebuilding Property, as of the date of this Agreement; and
(iii) any pending change to any Applicable Law as of the date of this Agreement that is reasonably likely to require a material decrease in the development density planned for any Homebuilding Property, materially increase the cost of development, impose new material fees for development activities or materially increase existing fees for development activities, or significantly delay development, in each case, as compared to those currently contemplated by the Company as of the date of this Agreement.
(m) Improvements. Except as would not reasonably be expected to be material to the applicable Homebuilding Owned Property, Improvements or Homebuilding Diligenced Contract Property:
(i) As of the date of this Agreement, the Company has not received any written notice of, and is not aware of, any buildings, improvements and other facilities, including any model homes (whether owned or leased), on the Homebuilding Owned Property and the Homebuilding Diligenced Contract Property (collectively, the “Improvements”), that violate any Contracts or Permitted Liens.
(ii) As of the date of this Agreement (A) the Improvements are in good operating condition, ordinary wear and tear excepted and (B) no Improvements have suffered any material damage by fire or other casualty loss which has not already been repaired (or is in the process of being repaired) and substantially restored to its original or better condition.
(n) Special Physical or Geographic Characteristics. Except as set forth on Section 4.26(n) of the Company Disclosure Letter, as of the date of this Agreement, none of the following are located on the Homebuilding Owned Property or the Homebuilding Diligenced Contract Property: (i) cemeteries, gravesites, or burial sites and (ii) historically or archeologically significant artifacts, in either case, that are reasonably likely to materially adversely affect the use or development of a property or that would require any type of preservation, excavation, or mitigation.
(o) Mechanics Liens. No material or labor has been furnished to or on the Homebuilding Owned Property for which payment is delinquent, and, as of the date of this Agreement, no Acquired Company has received a notice in writing of any claims of non-payment or claims of liens by any contractors, subcontractors, suppliers, mechanics, materialmen or artisans with respect to any work performed on or materials furnished to the Homebuilding Owned Property, except for (i) Permitted Liens, (ii) preliminary lien notices and notices of commencement issued in the ordinary course of business, or (iii) bills and charges that are outstanding in the ordinary course of business and not older than 90 days from date of invoice.
(p) Support Obligations. Section 4.26(p) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, as of the date of this Agreement, of all subdivision improvement bonds (whether insured or in cash), letters of credit, and other sureties or assurances (each, a “Support Obligation” and collectively, the “Support Obligations”) relating to any Homebuilding Property and currently required by any applicable Governmental Authority. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole all Support Obligations which have been posted are being maintained in accordance with the requirements of the applicable Governmental Authority and, as of the date of this Agreement, have not been subject to any pending claims.
(q) Impediments to Obtaining Building Permits and Certificates of Occupancy. Section 4.26(q) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of all conditions or impediments (other than normal and customary conditions imposed by Governmental Authorities) which would reasonably be expected to prevent the owner of the Homebuilding Property from obtaining all necessary building Permits for the development of land or construction of the Improvements upon the Homebuilding Property, as the case may be, and upon completion of the work, certificates of occupancy (or similar certificates) for the Improvements.
(r) Conservation Designations. The Homebuilding Owned Property and the Homebuilding Diligenced Contract Property have not been, and are not being, assessed or taxed under any federal agricultural, forest, special use, “Greenbelt”, “Conservation Use”, “Current Use”, “Green Acres” or similar federal valuation or program.
Section 4.27. Home Sale Contracts.
(a) Section 4.27(a) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of Home Sale Contracts, in force as of 5 Business Days prior to the date of this Agreement, as well as the following information for each such Home Sale Contract as of 5 Business Days prior to the date of this Agreement: (i) customer name; (ii) address or lot number; (iii) execution date; (iv) sale price; (v) customer deposit amount paid; (vi) estimated closing date; and (vii) whether such Home Sale Contract is for the sale of a home to an Affiliate or Company Related Party.
(b) As of the date of this Agreement, (i) except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, all Home Sale Contracts are in full force and effect and are binding and enforceable in accordance with their terms, except as enforceability is limited by the Bankruptcy and Equity Exceptions, (ii) all Home Sale Contracts were executed on the Company’s or its Subsidiaries’, as applicable, standard forms (and warranty commitment) without material changes and include the Acquired Companies’ customary disclosures and addenda, (iii) no buyer under any Home Sale Contract is entitled to receive any monetary concession or other form of compensation from the Company or its Subsidiaries in connection with its purchase of a residential home other than as set forth in such buyer’s Home Sale Contract and (iv) except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement there is no material default by any Acquired Company or, to the Company’s Knowledge, any buyer of a residential home under any of the Home Sale Contracts in force as of the date of this Agreement.
(c) Accurate and complete copies of the forms of all Home Sale Contracts in use as of 5 Business Days prior to the date of this Agreement and warranties offered by the Acquired Companies have been Made Available to Parent.
(d) There are no Home Sale Contracts in force as of the date of this Agreement for the construction of any home on a lot that is not owned by the Company or any of its Subsidiaries.
Section 4.28. Model Homes. Section 4.28 of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of all model homes used by any Acquired Company as of the close of business on February 18, 2026, whether owned or leased and whether currently in use or under construction. As to leased model homes, Section 4.28 of the Company Disclosure Letter sets forth as of the close of business on February 18, 2026: (a) landlord’s name (including whether the landlord is an Affiliate of any Acquired Company), (b) term, (c) extension options, (d) deposit, (e) rent, (f) obligations upon termination of the lease, and (g) ownership of model home furnishings. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Acquired Company nor, to the Company’s Knowledge, any other party to any model home lease is in breach or default of a model home lease.
Section 4.29. Residential Units. All of the Residential Units that have been constructed since the applicable statute of repose (a) were constructed (i) in a good and workmanlike manner; (ii) in material compliance with applicable plans and specifications upon which the applicable Permits were obtained; (iii) in accordance with the applicable manufacturer’s specifications in all material respects; (iv) in material compliance with all set-backs, zoning laws, building codes, restrictive covenants, and other restrictions in the nature thereof; (v) in all material respects, within the boundary lines of the Residential Lot without materially encroaching upon the land of any adjacent owner (nor do any buildings, or improvements of any other Person encroach upon the Residential Lot); and (vi) in material compliance with the terms of the applicable Home Sale Contract; (b) were accepted by the original homeowner in good and habitable condition and working order; and (c) conform in all material respects with all applicable warranties, express or implied. Except as set forth on Section 4.29 of the Company Disclosure Letter, since the Lookback Date, no Acquired Company has received notice in writing that (i) there is any material defect in or about the Residential Units or any portion thereof, (ii) there are any pending vendor recalls with respect to products incorporated in the Residential Units. For purposes of this Section 4.29, “material defect” means any defect for which the cost to repair or restore such defect would reasonably be expected to exceed $25,000.
Section 4.30. Land Development . Since the applicable statute of repose, all real property developed by any Acquired Company with respect to which development has been completed was developed in all material respects (a) in a good and workmanlike manner; and (b) in compliance with all zoning laws, development codes, industry standards, restrictive covenants, and other restrictions applicable to the development of the property.
Section 4.31. HOAs and Condominium Associations. Section 4.31 of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, of the following information with respect to each homeowners’ association and condominium association that governs or encumbers any Homebuilding Owned Property that remains under the Company’s control, in each case, as of the date of this Agreement:
(a) project name;
(b) development and declarant names;
(c) names of the current members of the board of directors and officers;
(d) annual dues, fees or assessments to be paid by property owners, and whether the applicable Acquired Company is exempt from payment thereof;
(e) amount of any reserve fund;
(f) any deficit funding obligations (including any loans to the association); and
(g) terms and estimated timing of any turnover of the association to property owners.
Section 4.32. Sanctions Laws.
(a) Since the Lookback Date, no Acquired Company nor, to the Company’s Knowledge, any of their Representatives or any other Person acting for or on behalf of an Acquired Company has been in material violation of or has been or was charged by any Governmental Authority with or made any voluntary disclosure or paid any fine or penalty to any Governmental Authority concerning, or, to the Company’s Knowledge, has been investigated for, a violation of any Sanctions Laws. Since the Lookback Date, there have not been any Proceedings, allegations, investigations or inquiries pending or, to the Company’s Knowledge, threatened against the Acquired Companies concerning any violations or alleged violations of any Sanctions Law.
(b) None of the Acquired Companies nor any director, officer or employee of any Acquired Company, nor, to the Company’s Knowledge, any of their other respective representatives or agents is or has been since the Lookback Date a Sanctioned Person.
Section 4.33. Related Party Transactions.
(a) Except as disclosed in the Company SEC Documents, since the Unaudited Balance Sheet Date through the date hereof, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.
(b) Section 4.33(b) of the Company Disclosure Letter sets forth a list that is, in all material respects, accurate and complete, to the Knowledge of the Company (without any inquiry) of (i) all compensatory or other remunerative obligations paid or payable to any current employee of the Company who is a Family Member of any other current employee of the Company or member of the Company Board (each, a “Related Employee”), (ii) all parties that are owned directly or indirectly more than 5% or controlled by a Related Employee that do business with any Acquired Company, (iii) all business relationships between any Acquired Company and any Related Employee and (iv) all material assets or rights, tangible or intangible, used by any Acquired Company in the conduct of its business that are owned or controlled by a Related Employee.
(c) Section 4.33(c) of the Company Disclosure Letter sets forth an accurate and complete list of all arrangements or agreements, documented or otherwise, between or among the Acquired Companies (such as cost sharing, personnel allocations, technology sharing, inter- company services), including a description of (i) the nature of the services or benefits being provided, (ii) how or whether the arrangement is documented, and (iii) the fees, compensation, or other remuneration being paid.
Section 4.34. Brokers’ Fees. Except for Vestra Advisors LLC (“Vestra”), there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries or any of their respective executive officers or directors in their capacities as executive officers or directors, or who is entitled to any financial advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Transactions, including the Merger. The Company has disclosed to Parent on Section 4.34 of the Company Disclosure Letter the reasonably estimated fees, as of the date hereof, paid or to be paid to Vestra in connection with the Company’s engagement of Vestra.
Section 4.35. Opinion of Financial Advisor. The Special Committee has received the oral opinion (to be confirmed in writing) of Vestra to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other factors set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Common Stock. A signed copy of such opinion shall be delivered to Parent as soon as practicable following the execution and delivery of this Agreement for informational purposes only and on a non- reliance basis by Parent and Merger Sub (it being understood and agreed that such opinion is for the benefit of the Special Committee and Company Board only). As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 4.36. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter) or in the Transaction Documents to which the Company is party, none of the Company, the Company Subsidiaries or any of their respective Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representations or warranties, at law or in equity, of any kind or nature whatsoever, including with respect to the Company, the Company Subsidiaries or their respective businesses or with respect to any other information provided, or Made Available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof, and the Company hereby expressly disclaims any such other representations or warranties. The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in this Agreement or in the Transaction Documents to which Parent or Merger Sub is a party, none of Parent, Merger Sub or any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub or any of their Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub or any of their Subsidiaries or any other matter furnished or provided to the Company or made available to the Company or its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The Company is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent, Merger Sub and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:
Section 5.01. Corporate Existence and Power. Parent is a Delaware limited liability company duly organized, validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the Applicable Law of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Applicable Law of the State of Delaware. Each of Parent and Merger Sub is duly qualified to do business in each other jurisdiction where such qualification is necessary for it to carry on its business as now conducted, except where the failure to be so qualified would not result in a Parent Material Adverse Effect.
Section 5.02. Authorization; Enforceability. Each of Parent and Merger Sub has full power and authority to enter into this Agreement and the Transaction Documents to which such Person is a party and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized by all necessary limited liability company action on the part of Parent and corporate action on the part of Merger Sub, other than the adoption of this Agreement by Parent, in its capacity as the sole stockholder of Merger Sub, which will occur by written consent immediately following the execution of this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and the Transaction Documents to which such Person is a party, and, assuming due authorization, execution and delivery by the Company in the case of this Agreement and the other parties thereto in the case of the Transaction Documents to which such Person is a party, this Agreement and the Transaction Documents to which such Person is a party constitute a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.
Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, require no action by or in respect of, consent, approval or authorization from, or filing with or notification to, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Delaware Secretary and compliance with other applicable requirements of the DGCL in connection therewith and the filing of appropriate corresponding documents with the appropriate authorities of any other states in which Parent and Merger Sub are qualified to transact business, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities laws and stock exchange rules and (c) any other actions by or in respect of, consent, approval or authorization from or filing with or notification to, any Governmental Authority, the absence of which would not have a Parent Material Adverse Effect.
Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (b) and (c) above, as would not have a Parent Material Adverse Effect.
Section 5.05. Capitalization and Operation of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned beneficially and of record by Parent, free and clear of all Liens and transfer restrictions except for Liens or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated hereby or otherwise incidental or ancillary to the Transactions.
Section 5.06. No Vote of Parent Stockholders; Required Approval. The Board of Directors of Parent has adopted resolutions (which, as of the execution and delivery of this Agreement by the parties hereto, have not been rescinded, modified or withdrawn in any way) approving and declaring advisable this Agreement, the Transaction Documents to which Parent is a party to and the Transactions, including the Merger, on the terms and conditions set forth in this Agreement. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or the Transaction Documents to which Parent is a party, or to approve the Merger or the other Transactions. The vote or consent of Parent (or a wholly owned Subsidiary of Parent) as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement and the Transaction

Documents to which Merger Sub is a party, which vote shall be taken or consent shall be given immediately following the execution and delivery of this Agreement and the Transaction Documents to which Merger Sub is a party. The Board of Directors of Merger Sub has adopted resolutions (which, as of the execution and delivery of this Agreement by the parties hereto, have not been rescinded, modified or withdrawn in any way) (a) approving and declaring advisable this Agreement, the Transaction Documents to which Merger Sub is a party and the Transactions, including the Merger, on the terms and conditions set forth in this Agreement and (b) recommending that Merger Sub’s stockholder approve and adopt this Agreement and the Transaction Documents to which Merger Sub is a party.
Section 5.07. Disclosure Documents. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Information Statement will, at the time such document is first filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are being made, not misleading.
Section 5.08. Litigation. As of the date of this Agreement, (a) there is no Proceeding pending against or, to the knowledge of Parent, threatened against, Parent or any of its Subsidiaries and (b) neither Parent nor any of its Subsidiaries is subject to any outstanding Order, which, in each case, has had or if resolved adversely would have a Parent Material Adverse Effect.
Section 5.09. Solvency. Neither Parent nor Merger Sub is entering into this Agreement or the Transactions, including the Merger, with the intent to hinder, delay or defraud either present or future creditors. Assuming (a) the satisfaction in full (and not waiver) of the conditions set forth in Section 7.01, and (b) the accuracy in all material respects of the representations and warranties of the Company set forth in Article 4, after giving effect to the Transactions, including the payment of the aggregate Merger Consideration and amounts payable to the holders of Company Stock Options, Company RSUs and Company PSUs in respect of the Merger, the incurrence (if any) of any indebtedness for borrowed money to finance all or a portion of the aggregate Merger Consideration in respect of the Merger, any repayment or refinancing of debt contemplated in connection with the Transactions and the payment of all fees, costs and expenses, Parent, the Surviving Corporation and the Surviving Corporation’s Subsidiaries, on a consolidated basis, will be Solvent as of the Closing and as of immediately after the consummation of the Transactions.
Section 5.10. Sufficient Funds. Parent and Merger Sub have, and will have available to them at the Effective Time, sufficient funds to perform all of their respective obligations under or otherwise relating to this Agreement to consummate the Merger and the other Transactions, including payment in full of the aggregate Merger Consideration and the amounts payable to the holders of Company Stock Options, Company RSUs and Company PSUs in respect of the Merger, and to pay all associated fees, costs and expenses. The obligations of Parent and Merger Sub hereunder, including the obligations to consummate the Merger and the other Transactions, are not subject to a condition regarding any of the Parent or Merger Sub obtaining of funds to consummate the transactions contemplated by this Agreement.
Section 5.11. Broker’s Fees. Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries.
Section 5.12. Absence of Certain Agreements. Neither Parent nor any of its Affiliates (including Merger Sub) has entered into any Contract or other agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract or other agreement, arrangement or understanding (in each case, whether oral or written), pursuant to which: any stockholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote against or otherwise oppose any Superior Proposal. None of Parent, Merger Sub or any of their Affiliates is party to any Contract or other agreement, arrangement or understanding that would be required to be disclosed under Item 1005(e) of Regulation M-A under the Exchange Act with respect to the Company Common Stock.
Section 5.13. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 5 or in the Transaction Documents to which Parent or Merger Sub is a party, none of Parent, Merger Sub or any of their respective Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representations or warranties, at law or in equity, of any kind or nature whatsoever, including with respect to Parent, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company, the Company Subsidiaries or any of their respective Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof, and Parent and Merger Sub hereby expressly disclaim any such other representations or warranties. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties made by the Company in this Agreement (as qualified by the applicable items disclosed in the Company Disclosure Letter), neither the Company nor any other Company Related Party is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company or any of the Company Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any of the Company Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or Made Available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and Merger Sub are not relying and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person, and acknowledge and agree that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Parent and Merger Sub have conducted their own independent investigation of the Acquired Companies and the Transactions and have had an opportunity to discuss and ask questions regarding the Acquired Companies’ businesses with the management of the Company.
ARTICLE 6
COVENANTS
Section 6.01. Conduct of the Company.
(a) During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement in accordance with Article 8 and the Effective Time (the “Pre-Closing Period”), except (w) for matters set forth in Section 6.01 of the Company Disclosure Letter, (x) as required by Applicable Law, (y) for matters expressly required or permitted by this Agreement or (z) for matters undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent will be deemed to be granted if and to the extent Parent does not object in written form in accordance with the notice provisions of Section 9.01 within 10 Business Days following delivery of the Company’s request for such consent), the Company shall, and shall cause each of the Company Subsidiaries to, use its respective commercially reasonable efforts to (i) conduct its business in the ordinary course of business, and (ii) use their respective commercially reasonable efforts to preserve their goodwill and current relationships with employees, customers, suppliers and other Persons with which the Company or any Company Subsidiary has material business relations. No action that is permitted to be taken by the Company or any Company Subsidiary under clauses (i) through (xxiv) of Section 6.01(b) without Parent’s consent shall be deemed a breach of this Section 6.01(a), unless such action would constitute a breach of such specific provision.
(b) During the Pre-Closing Period, except (w) for matters set forth in Section 6.01 of the Company Disclosure Letter, (x) as required by Applicable Law, (y) for matters expressly required or permitted by this Agreement or (z) for matters undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent will be deemed to be granted if and to the extent Parent does not object in written form in accordance with the notice provisions of Section 9.01 within 10 Business Days following delivery of the Company’s request for such consent), the Company shall not, nor shall it permit any of the Company Subsidiaries to:
(i) amend the Organizational Documents of the Company or the Organizational Documents of any of the Company Subsidiaries (whether by merger, consolidation or otherwise), other than immaterial or ministerial changes to the Organizational Documents of any Company Subsidiary;
(ii) other than transactions solely between the Company and any wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, issue, sell, grant, pledge or otherwise dispose of or grant any Lien with respect to the Company Securities or any other capital stock of the Company or any capital stock of the Company Subsidiaries, or grant any options, warrants or other rights to acquire any such capital stock or other interest in or any instrument convertible into or exchangeable or exercisable for any such capital stock or other interest, other than the issuance of shares of Company Common Stock upon (A) the issuance of the Earn Out Shares, (B) exercise of Company Stock Options outstanding as of the date of this

Agreement pursuant to the existing Company Stock Plan or (C) pursuant to the terms of the Company RSUs or the Company PSUs that are outstanding on the date of this Agreement, in each case, in accordance with the terms of the Business Combination Agreement, Company Stock Plan or applicable award agreement, as applicable, as in effect on the date of this Agreement;
(iii) except in connection with actions permitted by Section 6.02 hereof or as otherwise set forth in the Company’s existing Organizational Documents, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any Takeover Statute that applies to the Company with respect to an Acquisition Proposal or otherwise;
(iv) adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of the Company or any of the Company Subsidiaries, file a petition in bankruptcy under any provisions of federal or state bankruptcy Applicable Law on behalf of the Company or any of the Company Subsidiaries or consent to the filing of any bankruptcy petition against the Company or any of the Company Subsidiaries under any similar Applicable Law;
(v) create any Subsidiary of the Company or any of the Company Subsidiaries;
(vi) (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of (whether in cash, stock, property or otherwise) the Company’s or any of the Company Subsidiaries’ capital stock or other securities (other than dividends to the Company or from one of the wholly owned Company Subsidiaries) or (B) redeem, repurchase or otherwise reacquire (or offer to redeem, repurchase or otherwise reacquire), split, combine or reclassify any Company Securities or capital stock of the Company or any of the Company Subsidiaries, or otherwise change the capital structure of the Company or any of the Company Subsidiaries, other than (1) any repurchases pursuant to the Company’s or any of the Company Subsidiaries’ right (under written commitments in effect as of the date hereof) to purchase Company Securities or capital stock of the Company or any of the Company Subsidiaries held by an officer or other employee, or individual who is an independent contractor, consultant or director, of or to the Company or any of the Company Subsidiaries, but only upon termination of such Person’s employment or engagement by the Company, (2) for purposes of effecting a net settlement of any Company Stock Option in satisfaction of any exercise price or required tax withholdings, or net share withholding in connection with the vesting of any Company Equity Award in satisfaction of any required tax withholdings or (3) between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;
(vii) make any material changes in any accounting methods, principles or practices, in each case, except as required by a change in GAAP or required by Applicable Law;
(viii) other than in the ordinary course of business: (A) accelerate, terminate (other than terminations at the end of the current term) or consent to the termination of (other than terminations at the end of the current term), cancel, materially amend in a manner adverse to the Acquired Companies, grant a waiver of any material right under or otherwise materially modify in a manner adverse to the Acquired Companies any Specified Contract or any Contract that would constitute a Specified Contract if in effect as of the date of this Agreement; or (B) enter into any Contract that would constitute a Specified Contract if in effect as of the date of this Agreement;
(ix) make any capital expenditure other than (A) capital expenditures not contemplated by the following clause (B) that are no more than $100,000 in the aggregate in any fiscal year and are incurred in the ordinary course of business, (B) any capital expenditure made in accordance with the Company’s forecast contained in Section 6.01(b)(ix) of the Company Disclosure Letter, (C) pursuant to Real Estate Purchase Agreements and any other Contracts executed in connection therewith in the ordinary course of business, or (D) capital expenditures related to for-sale residential home building;
(x) repurchase, prepay, incur, assume or guarantee any funded indebtedness to any Person, issue or sell any debt securities of the Company or any of the Company Subsidiaries or guarantee any debt securities of any other Person or enter into any arrangement having the economic effect of any of the foregoing (other than (A) any such transactions solely between the Company and one of its wholly owned Subsidiaries, (B) borrowings incurred that do not, at any time, exceed $250,000 in the aggregate or (C) borrowings under the Existing Credit Facilities or in respect of letters of credit or surety bonds);

(xi) grant or suffer to exist any material Liens on any properties or assets of the Company or any of the Company Subsidiaries that are material to the Acquired Companies, taken as a whole, other than Permitted Liens;
(xii) make any capital investment in or loan or advance to, or forgive any loan to, any other Person except for (A) loans, capital contributions, advances or investments between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries and (B) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business;
(xiii) other than (A) in the ordinary course of business (including sales of Residential Units pursuant to Home Sale Contracts but excluding transactions involving any Company Related Party) or (B) transactions solely between the Company and any wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, sell, abandon, waive, relinquish, transfer, abandon, assign, swap or otherwise dispose of any of the assets, properties or rights of the Company or any of the Company Subsidiaries that exceed, individually or in the aggregate, $100,000;
(xiv) purchase or acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), (A) any corporation, partnership, other business organization or division thereof or any other business or all or substantially all of the assets of any Person (other than reorganizations solely among wholly owned Subsidiaries of the Company) or (B) any assets, real property, securities, properties, interests or businesses from any Person (except for a wholly owned Company Subsidiary), in each case, in any transaction or series of transactions involving any Company Related Party or that exceeds $100,000, individually or in the aggregate, in each case, other than (x) acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business not from any Company Related Party or (y) acquisitions of real property on terms consistent with the Lot Purchase Agreements or Land Purchase Contracts, as applicable, and, in each case, any other Contracts executed in connection therewith in the ordinary course of business consistent with past practice (but excluding any Contracts entered into after the date hereof with any Company Related Party);
(xv) enter into a new line of business or abandon or discontinue any existing line of business;
(xvi) settle, pay, discharge or satisfy any Proceeding (or agree to do any of the foregoing), other than any settlement, payment, discharge or satisfaction that (A) does not relate to any Transaction Litigation (with respect to which any settlements, releases, waivers or compromises shall be subject to Section 6.10) and (B) (1) either (x) results solely in a monetary obligation involving only the payment of monies by the Company or the Company Subsidiaries of not more than $100,000 individually or in the aggregate for all such Proceedings (excluding any settlements made under the following clause (y)), or (y) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, any Acquired Company and the payment of monies by the Acquired Companies that are not more than $100,000 individually or in the aggregate (not funded by an indemnity obligation or through insurance policies) and (2) would not involve any admission of guilt or impose any restrictions or limitations upon the operations or business of the Company or its Affiliates (including, after the Closing, Parent and its Affiliates), other than customary confidentiality obligations;
(xvii) except as required by Applicable Law or the terms of any Company Employee Plan in effect as of the date hereof and the payment of annual and quarterly bonuses and merit-based increases made in the ordinary course of business as disclosed to Parent, (A) increase the benefits or compensation payable by the Company or any of the Company Subsidiaries to any Company Employees or grant, amend, announce or pay any new bonus (including any retention or change in control bonus), equity or equity-based award, severance or other compensation or benefit to (or accelerate the funding, vesting or payment of any compensation or benefit for) any current or former Company Employees, (B) establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any material Company Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a material Company Employee Plan if it were in existence as of the date of this Agreement, other than amendments made to Company Employee Plans in the ordinary course of business that do not materially increase costs or (C) hire or promote any officer or employee or engage any independent contractor or consultant, other than individuals with an annual compensation less than $125,000;

(xviii) sell, abandon, assign or transfer any material Company Owned IP, other than in the ordinary course of business;
(xix) settle or compromise any claim relating to Taxes, enter into any closing agreement with respect to Taxes, amend any Tax Return, change any Tax accounting period or material methods, principles or practices used by it for Tax accounting (except as required by Applicable Law), surrender a right to claim a refund of Taxes, make, revoke or change any material Tax election (other than making elections that are consistent with the past practice of the Company and the Company Subsidiaries), request any ruling with respect to Taxes with an applicable Governmental Authority, or enter into any voluntary disclosure agreement or process with any Governmental Authority with respect Taxes;
(xx) enter into, amend, modify or terminate any transaction or Contract with any Affiliate, holder of 5% or more of the Shares, director or executive officer of the Company or any of the Company Subsidiaries or enter into, amend, modify or terminate any other transaction or Contract with any Person that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Exchange Act;
(xxi) (A) modify, extend, negotiate, terminate or enter into any Collective Bargaining Agreement or (B) recognize or certify any Union or group of employees as the bargaining representative for any Company Employees;
(xxii) announce or effectuate a “plant closing,” “mass layoff,” or similar action that would trigger notice obligations under the WARN Act;
(xxiii) commence construction of any Residential Unit, unless (i) it has an accompanying Home Sale Contract in place or (ii) is in compliance with the terms and conditions set forth on Section 6.01(b)(xxiii) of the Company Disclosure Letter; or
(xxiv) authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xxii) of this Section 6.01(b).
(c) Notwithstanding anything to the contrary in this Section 6.01, the parties hereto acknowledge and agree that nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations.
Section 6.02. Acquisition Proposals; Change in Recommendation.
(a) Except as permitted by this Section 6.02, during the Pre- Closing Period, the Acquired Companies shall not, and shall not authorize their Representatives to, and shall direct their respective Representatives not to:
(i) initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal,
(ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.02, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of the Company Subsidiaries to, any Third Party in connection with, or for the purpose of facilitating or knowingly encouraging, an Acquisition Proposal,
(iii) approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar Contract (x) with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 6.02(b)) or (y) an Alternative Acquisition Agreement (as defined below),
(iv) approve, authorize or agree to do any of the foregoing,
(v) grant access to the properties, books, records or personnel of the Company or the Company Subsidiaries to any Person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal or
(vi) grant any waiver, amendment or release under any standstill or confidentiality agreement.

Promptly following the execution of this Agreement, and in any event within one Business Day following the date of this Agreement, the Acquired Companies shall, and shall direct their respective Representatives to,
(A) cease and cause to be terminated any solicitation of, and any existing discussions or negotiations with any Person conducted heretofore with respect to, any Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal and
(B) terminate access by any Third Party to any physical or electronic data room relating to any potential Acquisition Transaction.
Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to grant waivers, amendments and releases of, and not enforce, any standstill agreement or any similar agreement or provision with respect to a potential Acquisition Proposal, but solely to the extent that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.
(b) Notwithstanding anything to the contrary contained in this Agreement, if prior to obtaining the Written Consent the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide, and the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then, if the Company did not violate Section 6.02(a) in any material respect with respect to such Acquisition Proposal, the Company and their respective Representatives may: (i) furnish any information with respect to the Acquired Companies and access thereto to any Third Party making such Acquisition Proposal (and its Representatives and potential financing sources); provided that (A) prior to furnishing any such information, the Company receives from such Third Party an executed Acceptable Confidentiality Agreement and (B) any such non-public information so furnished has been previously provided or Made Available to Parent or is provided or Made Available to Parent promptly (and in any event no later than 48 hours) after it is so furnished to such Third Party or (ii) participate or engage in negotiations or discussions with the Third Party making such Acquisition Proposal and its Representatives and potential financing sources regarding such Acquisition Proposal.
(c) Except as set forth in this Section 6.02 (including Sections 6.02(d), (e) and (g)), neither the Company Board nor any committee thereof shall
(i)
(A) withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), or propose publicly to withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), the Company Recommendation,
(B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal,
(C) fail to include the Company Recommendation in the Information Statement when disseminated to the Company’s stockholders,
(D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to publicly reaffirm the Company Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing provided, the Company Board shall not be required to make such a public reaffirmation on more than 3 occasions, or
(E) resolve, agree or publicly propose to do any of the foregoing (any action described in this clause (i) being referred to as a “Change in Recommendation”) or
(ii) approve, recommend, declare advisable or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar Contract with respect to any Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into pursuant to Section 6.02(b) (an “Alternative Acquisition Agreement”).

(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Written Consent, the Company Board or a committee thereof may make a Change in Recommendation in response to an Intervening Event if
(i) the Company Board or a committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, and
(ii) the following requirements are satisfied:
(A) the Company shall have provided Parent written notice (such notice shall not constitute a Change in Recommendation) advising Parent that the Company Board or a committee thereof intends to make a Change in Recommendation (and specifying, in reasonable detail, the Intervening Event) (Parent shall be required to keep all such information confidential in accordance with the terms of the Confidentiality Agreement), and
(B) both of the following occur:
(I) during a period of 4 Business Days from delivery of the written notice (the “Proposal Review Period”), if requested by Parent in good faith, the Company and its Representatives shall negotiate with Parent in good faith regarding any changes to the terms of this Agreement and any other proposals made by Parent so that a Change in Recommendation would no longer be necessary; and
(II) following the Proposal Review Period, and after considering in good faith any changes or proposals made by Parent, the Company Board or a committee thereof shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to make a Change in Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.
In the event of any material change in any event, occurrence or fact relating to such Intervening Event (other than in respect of any revisions proposed or proposals made by Parent as referred to above), a new notice shall be required from the Company pursuant to Section 6.02(d)(ii), except that the Proposal Review Period shall be reduced to 2 Business Days, and the provisions of this Section 6.02(d) shall otherwise apply to the Intervening Event as modified thereby.
(e) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Written Consent if the Company receives a written Acquisition Proposal made after the date of this Agreement and not withdrawn that the Company Board or a committee thereof believes in good faith to be bona fide and the Company Board or a committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to take an action set forth in clause (x) or (y) would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, then (x) the Company Board or a committee thereof may make a Change in Recommendation or (y) the Company may terminate this Agreement pursuant to the Company’s Superior Proposal Termination Right in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal. In either clause (x) or clause (y) situation,
(A) the Company shall have provided to Parent written notice (the “Superior Proposal Notice”) (such notice shall not constitute a Change in Recommendation) advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal), including the identity of the Third Party making such Acquisition Proposal and providing Parent with a copy of the Alternative Acquisition Agreement and any other documents containing the material terms of such Superior Proposal (Parent shall be required to keep all such documents and their terms confidential in accordance with the terms of the Confidentiality Agreement), and

(B) both of the following occur:
(I) during the Proposal Review Period, if requested by Parent in good faith, the Company and its Representatives shall negotiate with Parent in good faith regarding changes to the terms of this Agreement and any other proposals made by Parent intended by Parent to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and
(II) following the Proposal Review Period, and after considering in good faith any changes or proposals made by Parent, the Company Board or a committee thereof shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that (x) such Acquisition Proposal continues to constitute a Superior Proposal, and (y) the failure to make the Change in Recommendation or terminate this Agreement pursuant to the Company’s Superior Proposal Termination Right would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations under Applicable Law.
Any material revisions to such Acquisition Proposal shall constitute a new Acquisition Proposal and shall in each case require the Company to deliver to Parent a new Superior Proposal Notice, except that the Proposal Review Period shall be reduced to 2 Business Days.
(f) During the Pre-Closing Period, the Company shall promptly (and in any event no later than 36 hours after receipt) advise Parent in writing in the event that the Company receives any Acquisition Proposal and in connection with such notice provide to Parent the material terms and conditions of any such Acquisition Proposal (including the identity of the Third Party making any such Acquisition Proposal). During the Pre -Closing Period, the Company shall (i) keep Parent reasonably informed of the status, material details and material terms of any such Acquisition Proposal (including, prior to initially furnishing any information or to commencing any discussions or negotiations pursuant to Section 6.02(b), advising Parent of any determination by the Company Board pursuant to Section 6.02(b)) and any discussions and negotiations concerning the material terms and conditions thereof and (ii) promptly provide to Parent (and in any event no later than 24 hours after receipt or delivery thereof) any written proposal, indication of interest (or amendment thereto) or any other written material that constitutes an Acquisition Proposal (or amendment thereto) including copies of any proposed Alternative Acquisition Agreements.
(g) Nothing contained in this Agreement shall prohibit the Company, directly or indirectly, through its Representatives, from (i) taking and disclosing to the stockholders of the Company any position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d- 9(f) promulgated under the Exchange Act or (iii) making any disclosure to the stockholders of the Company that the Company Board or a committee thereof has determined in good faith (after consultation with its outside legal counsel) is required by Applicable Law; provided that this Section 6.02(g) shall not be deemed to permit the Company Board or a committee thereof to make a Change in Recommendation except to the extent permitted by Section 6.02(d)–(e); provided, further, that nothing in this Section 6.02 shall prohibit, at any time prior to obtaining the Written Consent, the Company from contacting and engaging in discussions with any Person or group or their respective Representatives who has made an Acquisition Proposal solely for the purpose of (x) clarifying such Acquisition Proposal and the terms thereof or (y) determining whether such Person intends to provide any documents (or additional documents) containing the terms and conditions of such Acquisition Proposal. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company Board or a committee thereof that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be (A) a withdrawal, modification, amendment, qualification or proposal by the Company Board or a committee thereof to withdraw, modify, amend or qualify the Company Recommendation, (B) an approval, recommendation or a declaration of advisability with respect to such Acquisition Proposal or (C) a Change in Recommendation.
Section 6.03. Written Consent; Preparation of the Information Statement.
(a) Immediately following the execution of this Agreement and in lieu of calling a meeting of the stockholders of the Company, the Company shall use its reasonable best efforts to obtain the Written Consent. Promptly following the receipt of the Written Consent, the Company will provide Parent with a copy of such

Written Consent. In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, and the Organizational Documents of the Company.
(b)
(i) As promptly as reasonably practicable after the date hereof (or, if later, promptly following delivery of the Written Consent to Parent), the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (A) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Merger, (B) the notice of action by written consent required by Section 228(e) of the DGCL and (C) the notice of availability of appraisal rights and related disclosure required by the DGCL (as amended or supplemented from time to time, the “Information Statement”). The Company shall (1) provide Parent with a draft of the Information Statement (and any amendment or supplement thereto) prior to filing with the SEC, (2) provide Parent and its counsel a reasonable opportunity to comment thereon, and (3) consider in good faith any comments to the draft Information Statement from Parent or its counsel. Parent shall provide the Company with all information concerning Parent and Merger Sub as may be reasonably requested by the Company and is customarily included in an information statement so prepared. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company in an amendment or supplement and to cause such amendment or supplement to be filed with the SEC. The Company shall notify Parent promptly in writing upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-5 under the Exchange Act, and shall use its reasonable best efforts to cause the Information Statement to be disseminated in its definitive form to the stockholders of the Company as promptly as reasonably practicable (and in any event within 3 Business Days thereof) after the first to occur of (I) confirmation from the SEC that it has no further comments on the Information Statement, (II) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (III) expiration of the 10-day period after filing the preliminary Information Statement in the event the SEC does not review the Information Statement. The Company shall set a record date for stockholders entitled to receive the Information Statement, and shall disseminate the Information Statement to stockholders of record as of such date. If Parent, Merger Sub or any of their respective Affiliates is required to file any other document with the SEC in connection with this Agreement or the Transactions, including the Merger, Parent shall provide the Company with a reasonable opportunity to review and to propose comments on any such document, which Parent shall consider in good faith.
(ii) The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that, at the time it is filed with the SEC, at the time it is first mailed to the stockholders of the Company or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements included or incorporated by reference in the Information Statement based on information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. Parent agrees that none of the written information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is filed with the

SEC or at the time it is first mailed to the stockholders of the Company or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.04. Access to Information.
(a) Upon reasonable prior written notice to the Company, the Acquired Companies shall, and shall cause their respective officers, directors, employees and other Representatives to, use their respective reasonable best efforts to afford Parent’s and Merger Sub’s authorized Representatives reasonable access as reasonably requested by Parent, during normal business hours throughout the Pre-Closing Period, to their respective Representatives, properties, facilities, books, Contracts, records (including Tax Returns), reports, correspondence and any other documents and information of the Acquired Companies that is in the possession, custody or control of any of the Acquired Companies (whether in physical or electronic form) and shall furnish Parent and Merger Sub all financial, operating and other data and information, in each case, as Parent and Merger Sub through their officers, employees or other Representatives, may reasonably request, in each case, for purposes that are, in good faith, directly and actually related to, and necessary for, the consummation of the Transactions. Any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Companies and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company and its Subsidiaries. Notwithstanding anything to the contrary herein, the Acquired Companies shall not be required to prepare or deliver financial information in a form not customarily prepared by the Acquired Companies. Parent and Merger Sub shall not conduct any testing, sampling or analysis of the environment or any invasive or intrusive investigations at any of the properties or facilities of the Acquired Companies. Nothing in this Agreement shall require any of the Acquired Companies to disclose any information to Parent, Merger Sub or any of their respective Representatives or any other Person if such disclosure would, in the Company’s reasonable determination (i) jeopardize any attorney- client or other legal privilege or similar protection, (ii) contravene any Applicable Law, Contract, fiduciary duty or binding confidentiality obligation of any Acquired Company or its Affiliate (so long as the Company has used reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Applicable Law, agreement or duty) or (iii) result in the loss of any competitively sensitive information.
(b) No information or knowledge obtained by Parent or Merger Sub pursuant to Section 6.02, this Section 6.04 or otherwise shall affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained in this Agreement, the conditions to the obligations of the parties to consummate the Transactions, including the Merger, in accordance with the terms and provisions of this Agreement or otherwise prejudice in any way the rights and remedies of Parent or Merger Sub hereunder, nor shall any such information, knowledge or investigation be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement.
(c) With respect to all information provided to Parent or any of its Representatives by the Company or any of its Representatives in connection with this Agreement and the consummation of the Transactions (including any information disclosed pursuant to this Section 6.04) Parent shall comply with and shall instruct its Representatives to comply with, all of its obligations under the Confidentiality Agreement.
Section 6.05. Employee Benefit Plan Matters.
(a) If annual bonuses in respect of the Company’s 2025 fiscal year have not been paid prior to the Closing Date, Parent shall, or shall cause the Surviving Corporation to, pay each Continuing Employee a full year 2025 annual bonus in an amount equal to the annual bonus to which such Continuing Employee would be entitled based on target performance under the applicable bonus arrangements of the Company in effect as of the date of this Agreement, with such bonus payments to be made upon the Closing.
(b) From and after the Closing Date, with respect to each welfare benefit plan, program or arrangement of the Surviving Corporation or any of its Affiliates (each, a “Parent Benefit Plan”) that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA providing group health benefits in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-

existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan.
(c) Parent, the Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.05 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any Company Employee, any participant in any Company Employee Plan or Parent Benefit Plan or any beneficiary thereof or any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.05 shall be deemed to amend any Company Employee Plan or any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to permit any Person to participate in any particular benefit or compensation plan sponsored or maintained by Parent or any of its Affiliates, or to continue or amend any particular benefit or compensation plan, before or after the consummation of the Transactions, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.
Section 6.06. State Takeover Laws. If any Takeover Statute may become or is deemed or purports to be applicable to any Transaction, then each of the Company, Parent, Merger Sub and their respective Boards of Directors shall use their respective reasonable best efforts to (i) take such actions with respect thereto as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (ii) otherwise act to render such anti-takeover Applicable Law inapplicable to, or to minimize the effects of the foregoing on, the Transactions.
Section 6.07. Obligations of Parent. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions (including the Merger), on the terms and conditions set forth in this Agreement, in each case, on a timely basis. Immediately following the execution of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver a written consent adopting this Agreement in accordance with the DGCL.
Section 6.08. Director and Officer Liability.
(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted under Applicable Law (and shall advance expenses as incurred to the fullest extent permitted under Applicable Law), each present and former director and officer of any of the Acquired Companies and each of their employees who serves as a fiduciary of the Company Stock Plan, as the case may be, (in each case, when acting in such capacity) (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions. Any Person to whom expenses are advanced under this Section 6.08(a) must provide an undertaking to repay such advances if a court of competent jurisdiction determines in a final, nonappealable judgment that such Person is not entitled to be indemnified hereunder.
(b) Prior to the Closing, the Company shall use its reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Party on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement (the “Current Policy”) for the 6-year period following the Closing and at an aggregate price not to exceed 225% (the “Premium Limit”) of the amount per annum the Company paid or required to be paid for a 12-month period under the Current Policy (the “Current Premium”). If the Company or, pursuant to the immediately following sentence, Parent obtains prepaid “tail” or “runoff” policies in accordance with this Section 6.08(b), the Surviving Corporation shall, and Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and they shall continue to honor the obligations thereunder. If the Company fails to purchase such “tail” or “runoff” policy prior to Closing, then either (i) Parent may purchase such “tail” or “runoff” policy on behalf of the Company or the Surviving Corporation or (ii) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain an officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering the Indemnified Parties on terms with respect to each of coverage and amount no less favorable than those of such policy in effect as of the date of this Agreement for a period of 6 years after the

Effective Time. If annual premiums for such insurance would at any time exceed the Premium Limit, then Parent or the Surviving Corporation shall cause to be maintained such policies of insurance described above that provide the maximum dollar amount of coverage available at an aggregate premium equal to the Premium Limit.
(c) From and after the Effective Time, Parent shall cause the Surviving Corporation and other Acquired Companies to fulfill and honor in all respects their respective obligations pursuant to (i) each indemnification agreement listed on Section 6.08(c) of the Company Disclosure Letter that is in effect between the Company or any of the Company Subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Company Subsidiary; and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws or other Organizational Documents of the Company or any Company Subsidiary as in effect on the date of this Agreement. From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Organizational Documents of the Surviving Corporation shall contain, and Parent shall cause the Organizational Documents of the Surviving Corporation and the Acquired Companies to so contain, provisions no less favorable to the Indemnified Parties with respect to indemnification, advancement of expenses and exculpation than are set forth in the Organizational Documents of the Company and the respective Acquired Companies, as applicable, as in effect on the date of this Agreement.
(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and, in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall assume the obligations set forth in this Section 6.08.
(e) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.08 (i) shall survive the consummation of the Merger, (ii) are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including each Indemnified Party), his or her heirs and his or her or their trustees or administrators or persons acting in similar capacities and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the certificate of incorporation or bylaws, or comparable Organizational Documents of the Company or any Company Subsidiary, under any applicable Contract or Applicable Laws, or otherwise. Unless required by Applicable Law, this Section 6.08 may not be amended, altered, or repealed after the consummation of the Merger in such a manner as to adversely affect any of the rights of any Person indemnified by this Section 6.08 without the prior written consent of the affected Person.
Section 6.09. Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall (and shall cause their respective Subsidiaries to) each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions as promptly as practicable and in any event prior to the End Date, including (A) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (B) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties necessary, proper or advisable to consummate the Transactions and (C) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.
(b) In furtherance and not in limitation of the undertakings pursuant to this Section 6.09, each of Parent and its Affiliates, on the one hand, and the Company, on the other hand, shall (i) provide or cause to be provided as promptly as reasonably practicable any information and documentary material that may be requested by any Governmental Authorities, (ii) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any Proceeding initiated by a private Person and (iii) promptly take such actions as are necessary or advisable, including to cause to be lifted or vacated any restraint, injunction or other legal impediment to any of the Transactions, so as to enable the parties hereto to consummate the Transactions prior to the End Date. Notwithstanding anything to the contrary in this Agreement, neither the Company, Parent, Merger Sub nor any of their respective Subsidiaries or Affiliates shall be required to pay or commit to the payment of any fee, penalty or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), or make any other concession, waiver or amendment under any Contract in connection with obtaining any actions, waivers, registrations, permits, authorizations, orders, consents or approvals.
Section 6.10. Transaction Litigation. During the Pre-Closing Period, subject to the terms of this Section 6.10, the Company shall control the defense and settlement of any Transaction Litigation. The Company shall (a) promptly notify Parent in writing of any such Transaction Litigation, (b) give Parent the right to review and comment on all material filings or responses to be made by the Company and shall discuss in advance any material discussions or communications proposed to be held by the Company with any Third Party in connection with any such Transaction Litigation (and the Company shall in good faith consider any comments or feedback provided by Parent), and the opportunity to participate in the defense and settlement of, any such Transaction Litigation and (c) if Parent does not exercise such right to participate (subject to the Company’s control right), keep Parent reasonably and promptly informed with respect to the status of such Transaction Litigation; provided, however, that the disclosure of information in connection therewith shall be subject to the provisions of Section 6.04, including regarding attorney-client privileges and other applicable legal privileges. Notwithstanding the foregoing, no compromise or full or partial settlement of any Transaction Litigation shall be agreed to by the Company without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.11. Public Announcements. The parties hereto agree that the initial press release to be issued with respect to the Transactions shall be a joint press release, in a form mutually agreed to by the parties hereto, and shall be issued as promptly as practicable following the execution and delivery of this Agreement. Parent and the Company shall consult with each other before issuing any other press release, or scheduling a press conference or conference call with investors or analysts, and shall use reasonable best efforts to consult with each other before making any other public statement, in each case, with respect to this Agreement or the Transactions, and shall not issue any such press release or make any such other public statement relating to this Agreement or the Transactions without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except for any such release or announcement that Parent or the Company determines, after consultation with outside legal counsel, is required by Applicable Law or any listing agreement with or rule of any national or foreign securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall provide notice to and, to the extent reasonably practicable, consult with the other party about, and shall use its reasonable best efforts to allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider any such reasonable comments that are timely provided in good faith; provided, however, that each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents and any documents, reports, statements, forms or other filings required to be made by Parent with the SEC, so long as such statements, announcements and disclosures substantially reiterate (and are not inconsistent with) previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved in advance by the other party); and provided, further, that, notwithstanding the foregoing, neither Parent nor the Company shall be required to consult with or obtain consents from the other parties hereto before issuing any press release or making any other public statement with respect to any Change in Recommendation, Acquisition Proposal or Intervening Event.
Section 6.12. Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) any material notice or other communication from or with any Governmental Authority in connection with this Agreement or the Transactions, (b) any notice from any Person alleging that the approval or consent of such Person is or could be required in connection with this Agreement or the Transactions or (c) any Order issued against the notifying party in connection with this Agreement or the Transactions.
Section 6.13. Section 16 Matters. Prior to the Closing, the Company shall take all actions to the extent necessary or as may be reasonably requested by any party hereto in connection with this Agreement to cause the transactions contemplated by Section 2.06 and any and all dispositions or cancellations of equity securities of the Company

(including any deemed dispositions or cancellations and any derivative securities with respect to any equity securities of the Company) held by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Rule 16b-3 under the Exchange Act.
Section 6.14. Stock Exchange De-listing. Parent or the Surviving Corporation shall cause the Company Common Stock to be de-listed from Nasdaq and de -registered under the Exchange Act at or as promptly as practicable following the Effective Time.
Section 6.15. Warrants. The parties hereto agree that each Warrant shall be treated in accordance with Section 4.4 of the Warrant Agreement and each Stock Warrant shall be treated in accordance with Section 3.4 of the Stock Warrant Agreement. The Company shall timely provide, in accordance with Section 4.5 of the Warrant Agreement and Section 3.5 of the Stock Warrant Agreement, any notices required to be provided in connection with the Merger prior to the Effective Time. Parent shall be given a reasonable opportunity to review and comment on any such notice before such notice is issued, and the Company shall give reasonable and good faith consideration to any comments made by Parent.
Section 6.16. Earn Out Shares. The Company shall timely provide, in accordance with Section 3.2 of the Business Combination Agreement and Section 3.5 of the Sponsor Support Agreement, any notices required to be provided in connection with the Merger prior to the Effective Time. Parent shall be given a reasonable opportunity to review and comment on any such notice before such notice is issued, and the Company shall give reasonable and good faith consideration to any comments made by Parent.
Section 6.17. Payoff Deliverables. Prior to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, use its reasonable best efforts to furnish Parent with the Payoff Deliverables (including providing Parent with drafts thereof at least 3 Business Days prior to the Closing).
Section 6.18. R&W Insurance. In the event Parent or any of its Affiliates obtains any buyer-side representation and warranty insurance policy (the “R&W Insurance Policy”), (a) the R&W Insurance Policy shall provide that the insurer shall have no right of subrogation against the Company or any of its Affiliates, or any of its or their respective former, current or future direct or indirect equityholders, partners, Company Stock Option holders, controlling persons, directors, managers, members, officers, employees, agents, Representatives, successors or assignees (or any former, current or future direct or indirect equityholder, controlling person, director, manager, member, officer, employee, agent, Representative, successor or assignee of any of the foregoing) (collectively, the “Company Protected Persons” and each, a “Company Protected Person”), and the insurer shall have waived any such right of subrogation, except in the case of fraud, (b) neither Parent nor any of its Affiliates shall terminate, cancel, amend, waive or otherwise modify the R&W Insurance Policy or any of the coverage thereunder in a manner that is adverse to any Company Protected Person at any time, including in any way that would allow the insurer thereunder or any other Person to subrogate or otherwise make or bring any proceeding against any Company Protected Person based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, (c) the cost of the R&W Insurance Policy (including all premiums payable in connection therewith and any fees or expenses incurred by any insurance broker or underwriting insurance company in connection therewith) shall be borne entirely by Parent and paid at the times and in the manner as directed by the issuer of the R&W Insurance Policy, and (d) Parent shall provide a true and correct copy of such R&W Insurance Policy to the Company prior to the Closing Date. Each of the Company Protected Persons shall be express third party beneficiaries of the provisions and limitations described in this Section 6.18.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a) the Company shall have received the Written Consent;
(b) no Governmental Authority of competent authority shall have issued any Order or enacted any Applicable Law or other legal restraint or prohibition that remains in effect that makes consummation of the Merger illegal or otherwise prohibited; provided, that no party shall be permitted to invoke this Section 7.01(b) unless it shall have taken all actions required under this Agreement to have any such Order, Applicable Law or other legal restraint, injunction or prohibition lifted; provided, further, that no party shall be permitted to invoke this Section 7.01(b) if the issuance of such Order, Applicable Law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any of its covenants or obligations set forth in this Agreement; and
(c) at least 20 calendar days shall have elapsed since the Company mailed to the stockholders of the Company the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).
Section 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a) the representation and warranty of the Company set forth in Section 4.11(b) shall be true and correct as of the date of this Agreement and as of Closing Date;
(b) the representations and warranties of the Company set forth in Section 4.07(a), Section 4.07(b), Section 4.07(c) and Section 4.07(e)(i)-(iv)shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at such time, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date) and except, in each case, for inaccuracies which would not, individually or in the aggregate, result in additional cost, expense or liability to Parent, Merger Sub or the Company (individually or in the aggregate) of more than $275,000;
(c) each of the representations and warranties of the Company set forth in Section 4.01 (other than the third sentence thereof), Section 4.02, Section 4.03, Section 4.04, Section 4.07(e) (other than (e)(i)–(iv)), Section 4.07(f), Section 4.34 and Section 4.35 of this Agreement (A) that are not qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and (B) that are qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date);
(d) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), other than in the case of this Section 7.02(d) for such failures to be true and correct that have not had, or would not reasonably be expected to have, a Company Material Adverse Effect (it being understood that for this purpose all references to the term “Company Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties shall be disregarded, except for within the defined terms “Material Suppliers” and “Permitted Liens”);
(e) the Company shall have complied in all material respects with each of the covenants, obligations and agreements it is required to comply with or perform at or prior to the Closing;
(f) since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing and no Effect has occurred that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect; and
(g) Parent and Merger Sub shall have received a certificate of the Company, signed by an officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 7.02(a)-(f) have been satisfied.

Section 7.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, result in a Parent Material Adverse Effect; provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement for purposes of this Section 7.03(a), all references to the term “Parent Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties shall be disregarded;
(b) Parent and Merger Sub shall have complied in all material respects with each of the covenants, obligations and agreements required to be complied with or performed by Parent and Merger Sub at or prior to the Closing; and
(c) the Company shall have received a certificate of Parent and Merger Sub, signed by an officer of Parent and Merger Sub, dated as of the Closing Date, certifying that the conditions specified in Section 7.03(a) and Section 7.03(b) have been satisfied.
ARTICLE 8
TERMINATION
Section 8.01. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time:
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if:
(i) the Merger shall not have been consummated in accordance with the terms of this Agreement on or before 11:59 p.m., Eastern Time, on August 22, 2026 or such other date as may be mutually agreed in writing by the parties from time to time (the “End Date”) (the “End Date Termination Right”); or
(ii) any Governmental Authority of competent authority shall have issued a final, non-appealable Order or enacted any Applicable Law or other legal restraint or prohibition that remains in effect that makes consummation of the Merger permanently illegal or otherwise permanently prohibited; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have taken all actions required under this Agreement to have any such Order, Applicable Law or other legal restraint, injunction or prohibition lifted; provided, further, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.01(b)(ii) if the issuance of such final and non-appealable Order, Applicable Law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any covenant or obligation of such party set forth in this Agreement; or
(iii) the Written Consent shall not have been duly executed and delivered to the Company by the Identified Stockholders, and thereafter delivered by the Company to Parent, in each case by 11:59 p.m. Eastern Time on February 23, 2026 (the “Written Consent Termination Right”); or
(c) by Parent if:
(i) a Change in Recommendation shall have occurred (“Parent’s Change in Recommendation Termination Right”); provided that Parent’s Change in Recommendation Termination Right shall expire upon receipt of the Written Consent; or
(ii) the Company shall have willfully and materially breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of any of the conditions contained in Section 7.02 and (B) is incapable of being cured by the End Date or, if capable of being cured in such time frame, has not been cured by the Company within 30 days after written notice has been given by Parent to the Company of such breach (“Parent’s Breach Termination Right”);

provided, however, that Parent may not exercise Parent’s Breach Termination Right if, at the time such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of any provision of this Agreement that would result in a failure of a condition set forth in Section 7.03; or
(d) by the Company, if:
(i) prior to the time the Written Consent is obtained, (x) the Company has complied with its obligations under Section 6.02; (y) the Company pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 9.04(b) prior to or concurrently with such termination; and (z) substantially concurrently with such termination, the Company enters into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal (the “Company’s Superior Proposal Termination Right”); or
(ii) Parent or Merger Sub shall have willfully and materially breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would have a Parent Material Adverse Effect and (B) is incapable of being cured by the End Date or, if capable of being cured in such time frame, has not been cured by Parent or Merger Sub, as applicable, within 30 days after written notice has been given by the Company to Parent of such breach (“the Company’s Breach Termination Right”); provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of any provision of this Agreement that would result in a failure of a condition set forth in Section 7.02; or
(iii) (A) all of the conditions set forth in Section 7.01 or Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 2.01, (C) the Company has irrevocably notified Parent in writing that (x) if specific performance is granted, the Company is ready, willing and able to consummate the Merger, and (y) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions set forth in Section 7.03 and (D) Parent or Merger Sub fail to consummate the Merger within 3 Business Days after the later of (x) receipt of the notice contemplated by clause (C) and (y) the day on which the Closing should have occurred pursuant to Section 2.01 (“the Company’s Failure to Close Termination Right”).
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is being effected.
Section 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that, notwithstanding the foregoing, Section 6.04(c), this Section 8.02 and Article 9 shall survive any termination hereof pursuant to Section 8.01; provided, further, that, subject to Section 9.04(i) and Section 9.04(j), no such termination shall relieve any party from liability for any Willful Breach of this Agreement prior to such termination. The Confidentiality Agreement shall not be affected by the termination of this Agreement and shall continue in full force and effect in accordance with its terms.

ARTICLE 9
MISCELLANEOUS
Section 9.01. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered in person, (b) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (c) on the date transmitted if sent by email (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case, as follows:

if to the Company:

United Homes Group, Inc.
917 Chapin Road
Chapin, South Carolina 29036
Attention: ***
Email: ***

with a copy (which shall not constitute notice), if delivered prior to the Effective Time, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell
Email: jmarell@paulweiss.com

with a copy (which shall not constitute notice), if delivered prior to the Effective Time, to:

Bradley Arant Bout Cummings LLP
Promenade Tower
1230 Peachtree Street NE
21st Floor
Atlanta, GA 30309
Attention: Erin Reeves McGinnis
Email: ereevesmcginnis@bradley.com

if to Parent or Merger Sub (or, following the Effective Time, the Surviving Corporation):

Stanley Martin Homes, LLC
11710 Plaza America Drive, Suite 1100
Reston, Virginia 20190
Attention: ***
Email: ***

with a copy (which shall not constitute notice), if delivered prior to the Effective Time, to:

Maynard Nexsen PC
1230 Main Street, Suite 700
Columbia, SC 29201
Attention: W. Leighton Lord III and Lee Kiser
Email: llord@maynardnexsen.com and lkiser@maynardnexsen.com

Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with the foregoing clauses (i) or (ii) of this Section 9.01 shall only be effective if a duplicate copy of such notice is promptly given by email in the method described in this Section 9.01.

Section 9.02. Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive the Effective Time. Any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time, shall survive in accordance with its terms.
Section 9.03. Amendments and Waivers.
(a) Prior to the Effective Time, any provision of this Agreement may be amended or waived by any party hereto (and, in the case of the Company, only by action taken or authorized by or on behalf of such party’s Board of Directors (or duly authorized committee thereof or other similar governing body)) and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
(b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to Section 9.04(i), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law or in equity.
Section 9.04.  Fees; Expenses.
(a) Except as otherwise expressly provided in this Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.
(b) If this Agreement is terminated by the Company pursuant to the Company’s Superior Proposal Termination Right, prior to or concurrently with such termination, the Company shall pay (or cause to be paid to) Parent a fee in the amount of $4,000,000 (the “Company Termination Fee”).
(c) If this Agreement is terminated (i) by Parent or the Company pursuant to such Party’s Written Consent Termination Right, (ii) by Parent pursuant to Parent’s Change in Recommendation Termination Right or Parent’s Breach Termination Right, or (iii) by the Company pursuant to the Company’s End Date Termination Right and at such time the Parent had the right to terminate this Agreement pursuant to Parent’s Breach Termination Right, then the Company shall promptly, but in no event later than 5 Business Days after termination of this Agreement, pay to (or cause to be paid to) Parent the Company Termination Fee.
(d) If this Agreement is terminated (i) by Parent or the Company pursuant to the End Date Termination Right, (ii) at any time on or after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within 12 months after the date of such termination, (A) the Company enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction or (B) an Acquisition Transaction is consummated, then, the Company shall pay (or cause to be paid to) Parent the Company Termination Fee concurrently with the consummation of any such Acquisition Transaction; provided, however, that, for purposes of this Section 9.04(d), all references to “at least 20%” in the definition of Acquisition Transaction shall be deemed to be references to “more than 50%.”
(e) If this Agreement is terminated by (i) the Company pursuant to the Company’s Breach Termination Right or the Company’s Failure to Close Termination Right or (ii) Parent pursuant to Parent’s End Date Termination Right and at such time the Company had the right to terminate this Agreement pursuant to the Company’s Breach Termination Right or the Company’s Failure to Close Termination Right, then Parent shall promptly, but in no event later than 5 Business Days after termination of this Agreement, pay to (or cause to be paid to) the Company $4,000,000 (the “Parent Termination Fee”).
(f) For the avoidance of doubt, any payment made by the Company or Parent under this Section 9.04 shall be payable only once with respect to this Section 9.04 and not in duplication even though such payment may be payable under one or more provisions hereof.

(g)  The parties hereto acknowledge that the agreements contained in this Section 9.04 are an integral part of the Transactions and that without such provisions the parties hereto would not have entered into this Agreement.
(h) If the Company fails to pay the Company Termination Fee or any portion thereof or Parent fails to pay the Parent Termination Fee or any portion thereof, in each case, when due and payable pursuant to this Section 9.04 and Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit which results in an Order against the Company for the Company Termination Fee or any portion thereof or in an Order against Parent for the Parent Termination Fee or any portion thereof, the Company shall pay Parent and Merger Sub or Parent shall pay the Company, as the case may be, their reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee or the Parent Termination Fee, as the case may be (or, in each case, any portion thereof that has not been paid timely in accordance with this Agreement), and on the amount of such costs and expenses, in each case, from and including the date payment of such amount was due through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. Any amounts payable pursuant to this Section 9.04 shall be paid to Parent or the Company, as the case may be, by wire transfer of immediately available funds. Parent shall promptly provide the Company and the Company shall provide Parent, in each case, upon request therefor the wire transfer information required to make any payments pursuant to this Section 9.04.
(i) Notwithstanding anything in this Agreement to the contrary, (i) Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Sections 9.04(b)-(d) and any payments pursuant to Section 9.04(h), shall be the sole and exclusive remedy of any of Parent, Merger Sub or any of their respective Affiliates or representatives against the Company and any of its former, current or future officers, directors, employees, partners, stockholders, Company Stock Option holders, managers, members or Affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful Breach or otherwise), and upon payment of the Company Termination Fee and any amounts owed pursuant to Section 9.04(h), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and (ii) if Parent (or its designee) received any payments from the Company in respect of any breach of this Agreement, and thereafter Parent (or its designee) is entitled to receive the Company Termination Fee under this Section 9.04, the amount of such Company Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent (or its designee) in respect of any such breaches of this Agreement.
(j) Notwithstanding anything in this Agreement to the contrary, (i) the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 9.04(e) and any payments pursuant to Section 9.04(h) shall be the sole and exclusive remedy of the Company or any of its Affiliates or representatives against Parent, Merger Sub and any of the Parent Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful Breach or otherwise), and upon payment of the Parent Termination Fee and any amounts owed pursuant to Section 9.04(h), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and (ii) if the Company (or its designee) received any payments from Parent in respect of any breach of this Agreement, and thereafter the Company (or its designee) is entitled to receive the Parent Termination Fee under this Section 9.04, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent to the Company (or its designee) in respect of any such breaches of this Agreement.
Section 9.05. Assignment; Benefit. Neither this Agreement nor any of the rights, interests or obligations herein may be assigned by any party hereto without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except (a) from and after the Effective Time, (i) the provisions of Article 2, which shall be enforceable by the holders of Company Common Stock and Company Equity Awards, as applicable, as of immediately prior to the Effective Time and (ii) the provisions of Section 6.08, which shall be enforceable by the Persons or entities benefiting therefrom, (b) the provisions of Section 6.18, which shall be enforceable by the Company Protected Persons, (c) the provisions of Section 6.08, which shall be enforceable by the Company Related Parties, (d) the provisions of Section 9.04(j), which shall be enforceable by the Parent Related Parties and (e) the provisions of Section 9.14, which shall be enforceable by all Non-Party Affiliates.
Section 9.06. Governing Law. This Agreement and any Proceedings arising out of or related hereto or the Transactions or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 9.07. Jurisdiction. The parties hereto hereby irrevocably agree (a) that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom, or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom and (b) not to commence any such Proceeding in any court except such courts. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.
Section 9.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.
Section 9.09. Specific Performance; Remedies. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 9.07 (including the right of a party hereto to cause the other party hereto to consummate the Merger), without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.09 shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security. Notwithstanding the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company will be entitled to an injunction, specific enforcement and other equitable relief requiring Parent or Merger Sub to consummate the Merger on the terms and conditions in this Agreement if, and only if, (i) all conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) have been satisfied or waived, (ii) the Company has irrevocably confirmed in a written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it has irrevocably waived any unsatisfied conditions set forth in Section 7.03 and (y) it is ready, willing and able to close the Merger, and (iii) Parent and Merger Sub fail to complete the Closing in accordance with the terms of this Agreement within 3 Business Days of receiving the notice contemplated by clause (iii) of this sentence.
Section 9.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Merger and the other Transactions is not affected in any manner materially adverse to any party. Upon such a holding, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Merger and the other Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.11. Entire Agreement. This Agreement and the exhibits and annexes to this Agreement, the Company Disclosure Letter, the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto; provided, however, that, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
Section 9.12. Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto. Any matter set forth on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company or any Company Subsidiary, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement, nor shall be construed as an admission or indication to any Third Party that any breach or violation exists or has actually occurred. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter is “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and does not form part of this Agreement but instead operates upon the terms of this Agreement as provided herein.
Section 9.13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 9.14. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or the Transaction Documents, the parties agree and acknowledge that this Agreement and the Transaction Documents may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transactions or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith or therewith may only be made against the entities that are expressly identified as parties hereto or thereto, as applicable, and no Person, including Company Related Parties and Parent Related Parties (other than Holdings under the Confidentiality Agreement) (collectively, the “Non-Party Affiliates ”) shall have any liability for any obligations or liabilities to the parties to this Agreement or the Transaction Documents or for any claim (whether in tort, contract or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws), based on, arising out of or relating to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith. To the maximum extent permitted by Applicable Law, each party hereby waives and releases all such claims, obligations, liabilities, causes of action or proceedings against any Non-Party Affiliate. Without limiting the foregoing, no claim will be brought or maintained by any party or any of its Affiliates or any of their respective successors or permitted assigns against, and no Person shall seek to recover monetary damages from, any Non-Party Affiliate, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement or the Transaction Documents, except to the extent such Person is a party to such agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STANLEY MARTIN HOMES, LLC

By:	/s/ Steven B. Alloy
Name:	Steven B. Alloy
Title:	President and Chief Executive Officer

UNION MERGECO, INC.

By:	/s/ Steven B. Alloy
Name:	Steven B. Alloy
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

UNITED HOMES GROUP, INC.

By:	/s/ Jack Micenko
Name:	Jack Micenko
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certificate of Incorporation of Surviving Corporation

[Attached]

Exhibit A
SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UNITED HOMES GROUP, INC.
United Homes Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1. The present name of the Corporation is United Homes Group, Inc. The Corporation was incorporated under the name DiamondHead Holdings Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 7, 2020 and changed its name with the filing of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 30, 2023 (the “Amended and Restated Certificate of Incorporation”).
2. This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends, integrates and restates the Amended and Restated Certificate of Incorporation and was duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).
3. The text of the Original Certificate of Incorporation is hereby amended, integrated and restated in its entirety to provide as herein set forth in full.
ARTICLE I
NAME OF THE CORPORATION
The name of the Corporation is United Homes Group, Inc.
ARTICLE II
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
BUSINESS PURPOSE
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
The total number of shares of capital stock which the Corporation is authorized to issue is 1,000 shares and shall consist only of common stock, with a par value of $0.0001 per share.
ARTICLE V
BOARD OF DIRECTORS
Section 5.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 5.02. Number of Directors; Term of Office. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be as fixed in the bylaws of the Corporation (the “Bylaws”) as adopted or as set from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation. The directors shall be elected at each annual meeting of the stockholders and shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.
Section 5.03. Newly Created Directorships and Vacancies. Except as otherwise required by law, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the

Board of Directors may only be filled by the affirmative votes of a majority of the remaining members of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director so chosen shall hold office for a term of office expiring at the next annual meeting of the stockholders of the Corporation and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, or removal.
Section 5.04. Removal. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the holders of a majority in voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.
Section 5.05. Written Ballot. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
ARTICLE VI
LIMITATION OF LIABILITY
To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or as an officer, as the case may be. No amendment to, modification of, or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.
ARTICLE VII
BYLAWS
Section 7.01. Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repeal the Bylaws without any action on the part of the stockholders.
Section 7.02. Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, such adoption, amendment, alteration, or repeal by the stockholders shall require the approval of the affirmative vote of the holders of at least two thirds (2/3) in voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and the affirmative vote of the holders of at least two thirds (2/3) in voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend this Section 7.02.
ARTICLE VIII
AMENDMENTS
The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
ARTICLE IX
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, (a) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.
[Signature Page to Follow]

IN WITNESS WHEREOF, UNITED HOMES GROUP, INC. has caused this Certificate of Incorporation to be executed by its duly authorized officer as of this    day of    , 2026.

UNITED HOMES GROUP, INC.

By:
Name:
Title:

Signature Page to Second Amended & Restated Certificate of Incorporation

Exhibit B

Written Consent

[Attached]

Execution Version
UNITED HOMES GROUP, INC.
ACTION BY CONSENT OF STOCKHOLDERS IN LIEU OF MEETING
February 22, 2026
The undersigned stockholders (the “Stockholders”) of United Homes Group, Inc., a Delaware corporation (the “ Company”), being the beneficial and record holders, as of the date hereof, of the shares of the Company’s Class A Common Stock and Class B Common Stock, which shares collectively represent the votes that would be necessary to authorize or take the following actions at a meeting of stockholders of the Company at which all shares entitled to vote thereon were present and voted, hereby irrevocably consent to the adoption of, and hereby adopt, the following resolutions and do hereby take the following actions by consent without a meeting, without prior notice and without a vote, pursuant to Sections 228 and 251 of the General Corporation Law of the State of Delaware (the “DGCL”) and in accordance with Article VII of the certificate of incorporation and the bylaws of the Company (in each case, as amended, amended and restated, or otherwise modified through the date hereof), and hereby direct that this consent (this “Consent”) be filed with the minutes of the proceedings of the Company:
APPROVAL OF THE MERGER AGREEMENT
WHEREAS, prior to the execution of the Merger Agreement (as defined below), the board of directors of the Company (the “Board”) deemed it to be advisable and in the best interests of the Company to establish a Mergers & Acquisitions Committee of the Board (the “Special Committee”), consisting solely of two directors, Robert Dozier and Jason Enoch, each of whom the Board has determined (a) satisfies the applicable criteria for determining director independence from the Company and Michael P. Nieri under the listing standards of the Nasdaq Stock Market (treating Mr. Nieri as if he were the corporation for purposes of applying such criteria to independence from him), (b) is a “disinterested director” (as defined in Section 144 of the DGCL) and (c) is not a member of the Company’s management, and does not have an interest in the Transactions that is different from, or in addition to, the interests of the Company’s stockholders generally;
WHEREAS, prior to the execution of the Merger Agreement, the Board authorized and empowered the Special Committee (a) to explore and consider various strategic alternatives and possible transactions potentially available to the Company, which may include the sale of all or substantially all of the Company’s assets or the merger of the Company with or into another entity, or other similar transaction (each, a “Possible Strategic Transaction”), (b) to enter into discussions and negotiations with respect to the terms and conditions of any one or more Possible Strategic Transactions, including the negotiation on behalf of the Company of any and all non-disclosure agreements, letters of intent, term sheets and definitive agreements deemed necessary or appropriate with respect thereto, including such negotiations as may occur between the Company and its controlling stockholder; (c) to take, or cause to be taken, any and all action it deems necessary, appropriate or advisable to review and evaluate, together with its legal counsel, financial advisors, accounting firms and such consultants, agents and similar advisors, any one or more Possible Strategic Transactions; (d) to make such reports to the Board with respect to the Special Committee’s deliberations and recommendations with respect to any such Possible Strategic Transaction with reasonable frequency and in such manner as it deems appropriate; (e) to consult with management and the Company’s advisors in connection with its exploration and consideration of any such Possible Strategic Transaction; and (f) to elect not to pursue any Possible Strategic Transaction;
WHEREAS, prior to the execution of the Merger Agreement, the Special Committee has, upon due and careful consideration, at a duly convened and held meeting at which all members of the Special Committee were present, unanimously (a) determined that the Merger Agreement and the Transactions (as defined below), including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, and (b) resolved to recommend to the Board that the Board (i) determines that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopts and approves the Merger Agreement and the Transactions, including the Merger, and declares that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directs that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) recommends that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL;

WHEREAS, prior to the execution of the Merger Agreement, the Board has, upon due and careful consideration, at a duly convened and held meeting at which all directors were present, acting on the Special Committee’s recommendation, unanimously (a) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (b) adopted and approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (c) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (d) recommended that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL;
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Stanley Martin Homes, LLC, a Delaware limited liability company (“Parent”), and Union MergeCo, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), a copy of which has been provided to the Stockholders and is attached hereto as Exhibit A (capitalized terms used herein but not otherwise defined in this Consent shall have the meanings set forth in the Merger Agreement);
WHEREAS, pursuant to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger,” together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger and becoming a wholly owned Subsidiary of Parent (the “Surviving Entity”);
WHEREAS, pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding as of immediately prior to the Effective Time (but excluding shares cancelled pursuant to Section 2.03(b), Section 2.03(c) or Section 2.03(d) of the Merger Agreement and Dissenting Shares pursuant to Section 2.05 of the Merger Agreement) shall (a) be converted automatically into the right to receive the Per Share Amount, in cash, without interest and (b) upon conversion thereof in accordance with the Merger Agreement, cease to be outstanding and shall automatically be canceled and cease to exist;
WHEREAS, pursuant to Section 251 of the DGCL and the Merger Agreement, the Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the voting power of the outstanding Shares of the Company Common Stock entitled to vote thereon;
WHEREAS, as of the date hereof, the Stockholders are collectively the record and beneficial owners of Shares of Company Common Stock representing approximately 70% of the total voting power of the issued and outstanding Shares of Company Common Stock;
WHEREAS, upon the execution and delivery of this Consent, the Requisite Stockholder Approval shall have been obtained in accordance with Section 251 of the DGCL, the Merger Agreement and the certificate of incorporation and bylaws of the Company; and
WHEREAS, the Stockholders, in their respective capacities as stockholders of the Company, desire to adopt the Merger Agreement and approve the Transactions, including the Merger.
NOW, THEREFORE, BE IT RESOLVED, the Stockholders, in their respective capacities as stockholders of the Company, hereby vote by written consent all of the Shares of Company Common Stock held by the Stockholders and entitled to vote thereon in favor of the adoption of the Merger Agreement and approval of the Transactions, including the Merger; provided, however, that this Consent shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms;
FURTHER RESOLVED, that the Stockholders hereby approve the delivery of this Consent pursuant to the terms of the Merger Agreement, such that it will constitute the Requisite Stockholder Approval; and
FURTHER RESOLVED, that the Transactions, including the Merger, be, and hereby are, authorized upon the terms and subject to the conditions of the Merger Agreement.
The above resolutions and actions taken by this Consent shall have the same force and effect as if taken at a meeting of the stockholders of the issued and outstanding shares of capital stock of the Company entitled to vote thereon duly called and constituted pursuant to the certificate of incorporation and bylaws of the Company and the laws of the State of Delaware.

This Consent may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Consent transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
*  *  *  *  *  *  *  *  *

IN WITNESS WHEREOF, this Consent has been executed by the undersigned Stockholders. This Consent shall be effective immediately following the execution of the Merger Agreement by an officer of each constituent corporation to the Merger; provided, however, that if such event has occurred before the execution of this Consent by the undersigned, then this Consent shall be effective immediately.

STOCKHOLDERS

[Stockholder]

By:
Name: [Stockholder]

Signature Page to Stockholder Consent in Lieu of a Meeting

EXHIBIT A

Merger Agreement

(See attached)

Annex B

February 22, 2026
Mergers & Acquisitions Committee of the Board of Directors
United Homes Group, Inc.
917 Chapin Road
Chapin, South Carolina 29036
Members of the Mergers & Acquisitions Committee:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of United Homes Group, Inc. (the “Company”) of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 22, 2026 (the “Merger Agreement”) by and among the Company, Stanley Martin Homes, LLC (“Parent”) and Union MergeCo, Inc., a direct, wholly owned subsidiary of Parent (“Merger Sub”). As more fully described in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and each outstanding share of the Class A Common Stock and each share of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, other than shares held by the Company as treasury stock, held directly by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub, or Dissenting Shares (as defined in the Merger Agreement) will be converted automatically into the right to receive $1.18 in cash, without interest (the “Merger Consideration”).
In arriving at our opinion, we reviewed a draft, dated February 17, 2026, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations, financial condition and prospects of the Company. We examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data relating to the Company which were provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Class A Common Stock; the historical and projected financial and operating data of the Company; and the capitalization and financial condition of the Company. We considered stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data relating to the Company that we have been directed by you to utilize for purposes of our analysis, we have been advised by the management of the Company, and have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us.
We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of the Company or any other entity or business and we have not made any physical inspection of the properties or assets of the Company or any other entity. We have not evaluated the solvency or fair value of the Company or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and in compliance with all applicable laws, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the consummation of the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of the Company have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We are not expressing any view or opinion as to the prices at which the Class A Common Stock or any other securities will trade or otherwise be transferable at any time, including following the announcement of the Merger. We are not expressing any view or opinion with respect to accounting, tax, regulatory or legal matters, including, without limitation, tax consequences resulting from the Merger or otherwise or changes in, or the impact of, tax or other laws, regulations and governmental and legislative policies on the Company or the Merger, and we have relied, with your consent, upon the assessments of representatives of the Company as to such matters.
Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein) to the holders of the Class A Common Stock, without regard to individual circumstances of holders of the Class A Common Stock that may distinguish such holders or the securities of the Company held by such holders. Our opinion does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise, or the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company. We express no view as to, and our opinion does not address, the allocation of the aggregate consideration payable pursuant to the Merger Agreement, including between the holders of the Class A Common Stock and the shares of Class B Common Stock pursuant to the Merger Agreement. In rendering our opinion, we have not taken into account individual circumstances of holders of shares of the Company that may distinguish such holders or the securities of the Company held by such holders, including any differential voting or other rights. We express no view as to, and our opinion does not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing as of the date hereof. Our opinion is necessarily based upon information made available to us as of the date hereof, and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion.
Vestra Advisors LLC has acted as financial advisor to the Mergers & Acquisitions Committee of the Board of Directors of the Company in connection with the proposed Merger and will receive a fee for such services, a portion of which was payable prior to the delivery of this opinion, another portion of which is payable in connection with the delivery of this opinion and the principal portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company, Parent and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities, subject to applicable securities laws. In addition, we and our affiliates may maintain relationships with the Company, Parent and their respective affiliates. Except with respect to its engagement as financial advisor to the Mergers & Acquisitions Committee of the Board of Directors of the Company in connection with the proposed Merger, we and our affiliates are not currently, and during the two year period prior to the date hereof have not been, engaged to provide financial advisory or other services to, and have not received any fees or compensation from, the Company and its subsidiaries, Parent and its subsidiaries, Stanley Martin Holdings, LLC, Daiwa House USA Holdings Inc., and Daiwa House Industry Co., Ltd., (including its controlled subsidiaries) and/or Michael Nieri, and have not received any compensation from persons during such period. We may provide financial advisory or other services to the Company and/or Parent and their respective affiliates in the future, and in connection with any such services we may receive compensation.

Our advisory services and the opinion expressed herein are provided for the information of the Mergers & Acquisitions Committee of the Board of Directors of the Company (in its capacity as such) and the opinion expressed herein may also be relied upon by the Board of Directors of the Company (in its capacity as such) in their evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Vestra Advisors LLC.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Common Stock.
Very truly yours,
VESTRA ADVISORS LLC

Annex C
§ 262. Appraisal rights [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.